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TABLE OF CONTENTS3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EMRISE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION, JULY    , 2010

EMRISE CORPORATION
611 Industrial Way
Eatontown, New Jersey 07724

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July     , 2010

July     , 2010

        NOTICE IS HEREBY GIVEN that the 2010 annual meeting of stockholders of EMRISE Corporation ("EMRISE" or the "Company"), a Delaware corporation, will be held at Staybridge Suites, Eatontown, New Jersey, on July     , 2010 at 11:30 a.m. local time.

        At this important stockholders meeting, stockholders will be asked to consider and vote upon the following proposals:

  1.
  To approve and adopt the Stock Purchase Agreement (the "Purchase Agreement"), dated as of June 7, 2010, by and among Aeroflex Incorporated (the "Buyer") and EMRISE Electronics Corporation (the "Seller") relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. ("ACC") and all of the issued and outstanding shares of common stock of Custom Components, Inc. ("CCI"), an 80% owner of ACC.

  2.
  To elect Laurence P. Finnegan, Jr. as a Class II director to serve a three-year term on the Company's Board of Directors.

  3.
  To consider and vote upon a proposal to ratify the selection of BDO USA, LLP, our independent registered public accountant, to audit our consolidated financial statements for 2010.

  4.
  To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Purchase Agreement.

  5.
  To transact such other business as may properly come before the meeting.

        Our Board of Directors has fixed the close of business on June 7, 2010 as the record date for determining those stockholders who will be entitled to notice of and to vote at the 2010 annual meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

By Order of the Board of Directors,
/s/ D. JOHN DONOVAN D. John Donovan, Secretary

Eatontown, New Jersey

July     , 2010

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE PROXY. Returning a signed proxy card will help us secure a quorum and avoid the expense of additional proxy solicitation. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached proxy statement.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY    , 2010: The proxy statement for the 2010 Annual Meeting of Stockholders and the Annual Report for the year ended December 31, 2009 are available via the internet at http://www.emrise.com.

        Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission determined that this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

        This proxy statement is dated July     , 2010 and is first being mailed to the stockholders of the Company on or about July     , 2010.

***IMPORTANT CHANGE TO VOTING RULES***

Due to changes to New York Stock Exchange voting rules, your broker can not vote your shares for the Purchase Agreement or the election of the Class II director absent instructions from you. If you do not provide voting instructions, EMRISE may face additional solicitation costs and your shares will not be voted or counted on several important matters. Please vote today using the enclosed proxy card or the other means described in the proxy statement.

EMRISE CORPORATION
611 Industrial Way
Eatontown, New Jersey 07724

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

July    , 2010

VOTING AND PROXY

        We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2010 annual meeting of stockholders to be held at 11:30 a.m. local time on July     , 2010, at Staybridge Suites, Eatontown, New Jersey 07724, and at any and all adjournments and postponements of the meeting. This proxy statement and the enclosed proxy are first being sent or given to stockholders of EMRISE Corporation on or about July     , 2010. The following items of business will be discussed at the 2010 annual meeting of stockholders:

          1.     The approval and adoption of the Purchase Agreement.

          2.     The election of Laurence P. Finnegan, Jr. as a Class II director to serve a three-year term on the Company's Board of Directors.

          3.     The ratification of the selection of BDO USA, LLP, our independent registered public accountant, to audit our consolidated financial statements for 2010.

          4.     The approval of the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Purchase Agreement.

          5.     The transaction of such other business as may properly come before the meeting.

        Our annual report on Form 10-K for the year ended December 31, 2009, this proxy statement and the accompanying notice of annual meeting and certain other proxy materials were first made available to our stockholders on the Internet, at http://www.emrise.com, on or about July     , 2010. The annual report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

        The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder with respect to the matters described in the proxy. If no direction is made, the shares represented by each properly executed proxy will be voted "FOR" each of the proposals listed on the proxy.

        You may revoke or change your proxy at any time before it is voted, except as otherwise described herein. If you are the registered stockholder (that is, you hold your Company shares in certificated form), you may revoke or change your proxy before it is voted by:

  •
  filing a notice of revocation, which is dated a later date than your proxy, with the Company's Secretary;

  •
  submitting a duly executed proxy card bearing a later date;

  •
  submitting a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m., eastern time, on July     , 2010, or the day before the meeting date, if the annual meeting is adjourned or postponed; or

  •
  voting by ballot at the annual meeting (simply attending the annual meeting will not constitute revocation of a proxy).

        If your Company shares are held in "street name," you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies in order to revoke or change your proxy. If your broker, bank or other nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

        At the close of business on June 7, 2010, the record date for determining the stockholders entitled to notice of and to vote at the 2010 annual meeting, we had issued and outstanding 10,213,412 shares of common stock. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting or at any adjournments and postponements of the meeting.

        Each share of our common stock issued and outstanding on the record date entitles the holder of that share to one vote at the 2010 annual meeting for all matters to be voted on at the meeting. The holders of a majority of our shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for purposes of voting on the proposals. Votes cast at the 2010 annual meeting will be tabulated by the person or persons appointed by us to act as inspector of election for the meeting. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

        For Proposal 1, the affirmative vote of a majority of the shares of our outstanding common stock entitled to vote at the meeting will constitute stockholder approval of the Purchase Agreement. For Proposal 2, the election of one Class II director to our Board of Directors, the nominee receiving the highest number of votes will be elected, as directors are elected by a plurality. Approval of Proposal 3, the ratification of the selection of our independent registered public accountants, is not required. However, the affirmative vote of a majority of the shares of our common stock entitled to vote at and present in person or represented by proxy at the meeting will constitute stockholder ratification of the selection of our independent registered public accountants.

        In the event that there are insufficient votes at the time of the 2010 annual meeting of stockholders to adopt the Purchase Agreement, the appointed proxy will have the authority to adjourn or postpone the meeting to a future date, which will be announced at the 2010 annual meeting of stockholders.

        Under the rules of the NYSE, if a broker or other financial institution holds your shares in its name and you do not provide your voting instructions to them, then that firm has discretion to vote your shares for certain routine matters. Proposal 3, the ratification of the selection of our independent registered public accountants to audit our consolidated financial statements for 2010, is a routine matter.

        However, the broker or other financial institution that holds your shares in its name does not have discretion to vote your shares for non-routine matters. The approval of the Purchase Agreement (Proposal 1) and the election of directors (Proposal 2) are non-routine matters and the firm that holds your shares in its name may not vote on those items absent your instruction. When a firm votes a client's shares on some but not all of the proposals at the 2010 Annual Meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the 2010 Annual Meeting, but are not considered "present" for purposes of voting on the non-routine items. Because Proposal 1 requires the affirmative vote of a majority of the outstanding common stock, rather than a majority of the common stock present in person or by proxy at the meeting, a broker non-vote could have the effect of a no-vote on Proposal 1.

        As of June 7, 2010, the record date for the annual meeting, the directors and executive officers of the Company held and are entitled to vote, in the aggregate, 667,324 shares of the Company common stock (excluding options), representing approximately 6.34% of the voting power of the Company. Each of our directors and executive officers have informed the Company that they intend to vote all of their Company shares "FOR" the approval and adoption of the Purchase Agreement, "FOR" any adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies, "FOR" the election of Laurence P. Finnegan, Jr. as a Class II director to serve a three-year term on the Company's Board of Directors and "FOR" the ratification of the selection of our independent registered public accountant to audit our consolidated financial statements for 2010.

        Although it is not currently expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Despite the absence of a quorum, the Chairman of the annual meeting or a majority of the shares held by stockholders present in person or by proxy at such meeting may adjourn the annual meeting to another time and place, and it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the annual meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned annual meeting, any business may be transacted that might have been transacted on the original date of the meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company stockholders who have already sent in their proxies to revoke them prior to their use at the annual meeting, when it is reconvened following such adjournment or postponement, in the manner described above.

        We will pay the expenses of soliciting proxies for the 2010 annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by internet or by telephone, or by our directors, officers and regular employees who will not be additionally compensated. We have engaged Georgeson Inc. to assist in the solicitation of proxies for the annual meeting. The matters to be considered and acted upon at the 2010 annual meeting are referred to in the preceding notice and are discussed below more fully.

        If you have more questions about the 2010 Annual Meeting of Stockholders or the Purchase Agreement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Georgeson Inc., toll-free at (866) 295-3782, or EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724, Attention: Secretary, or by telephone at (732) 389-0355. Banks and brokers may call Georgeson Inc. at (212) 440-9800.

PURPOSE AND EFFECT OF THE TRANSACTION

        You are being asked to consider and vote upon the approval and adoption of the Purchase Agreement, dated as of June 7, 2010, by and among Buyer and Seller relating to the sale by Seller, and the purchase by Buyer, of all of the issued and outstanding shares of common stock of CCI, the direct parent and owner of 80% of the issued and outstanding shares of common stock of ACC, and the sale by Seller, and the purchase by Buyer, of the remaining 20% of the outstanding shares of common stock of ACC, which are owned by Seller (the "Transaction"). As a result of the Transaction, ACC will become a wholly-owned subsidiary of Buyer. A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

        EMRISE (including each of its direct subsidiaries), are parties to a Credit Agreement, as amended, with its lender, GVEC Resource IV Inc. (the "Lender"), an affiliate of Private Equity Management Group LLC. As of June 1, 2010, the outstanding principal balance owed to the Lender for the term loans was $7.6 million and the balance owed on the revolving line of credit was approximately $4.9 million, which fluctuates daily depending on cash collections and advances. In addition, approximately $360,000 in accrued interest and fees were outstanding on the term loans and revolver as of the same date. The Credit Agreement matures on July 16, 2010. In January 2010, we agreed to sell certain assets and to use a significant portion of the proceeds to pay off the obligations owed to the Lender. The Company's primary purpose in engaging in the Transaction is to meet its commitment under the amended Credit Agreement and pay off the obligations owed to the Lender. If the Transaction is not consummated on a timely basis, the Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement.

SUMMARY OF THE STOCK PURCHASE AGREEMENT

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the Purchase Agreement fully, and for a more complete description of the legal terms of the Transaction, as defined herein, you should carefully read this entire proxy statement, Annex A attached to this proxy statement and the documents referred to in this proxy statement.

        This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Form 10-Q for the quarterly period ended March 31, 2010 and other Company filings with the SEC.

Summary of the Transaction

        On June 7, 2010, Aeroflex Incorporated ("Buyer") and EMRISE Electronics Corporation ("Seller") entered into a Stock Purchase Agreement (the "Purchase Agreement") relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. ("ACC") and all of the issued and outstanding shares of common stock of Custom Components, Inc. ("CCI"). Pursuant to the Purchase Agreement Seller will sell to Buyer (a) all of the outstanding shares of common stock of CCI, which currently owns 80% of the issued and outstanding shares of common stock of ACC, and (b) the remaining 20% of the issued and outstanding shares of ACC, which are currently owned by Seller. Seller is a wholly owned subsidiary of the Company. The Purchase Agreement provides for Buyer to pay to Seller $20 million in cash, subject to a potential net working capital adjustment. An amount equal to $1 million will be placed in an escrow account to satisfy any indemnification claims. Stockholders of the Company will not receive any consideration as a result of the Transaction. For purposes of Section 271 of the General Corporation Law of the State of Delaware, the Transaction, when consummated, will constitute the sale of substantially all of the assets of the Company.

Material Terms of the Purchase Agreement

Consideration (Page 44)	• In exchange for 100% of the common stock of ACC and CCI, Buyer agrees to pay Seller $20 million in cash.
Representations and Warranties of Seller (Page 44)	Seller makes representations and warranties to Buyer regarding, among other things:
• Its organization, qualification to do business, good standing, power and authorization, consents and governmental approval to complete the Transaction;
• The capitalization of CCI and ACC;
• The absence of certain changes, events, conflicts and litigation;
• Its financial statements, books and records, material contracts and government contracts;
• The title and condition of its assets and its inventories;
• Taxes and accounts receivable;
• Matters relating to environmental issues, labor and employee benefits;
• Product warranties, defects and liabilities;
• Customers, suppliers and backlog data;
• The approval of the Lender to the Transaction; and
• The Company's indebtedness free status at the closing of the Transaction.
Representations and Warranties of Buyer (Page 45)	Buyer makes representations and warranties to Seller regarding, among other things:
• Its organization, good standing, power, authorization and intent to complete the Transaction;
• The absence of conflicts, litigation or undisclosed broker's fees; and
• Its financial capability.
Conditions to Buyer's Obligations (Page 46)	For Buyer to be obligated to complete the Transaction, the following, among other things, must occur:
• All consents and approvals must be obtained, including approval of the Transaction by Seller's Lender;
• Seller's representations and warranties must be true;
• The officers and directors of ACC and CCI must have resigned; and

• Certain payments by both Buyer and Seller have been made, including the payment by Seller of certain obligations to the former shareholders of ACC.
Conditions to Seller's Obligations (Page 46)	For Seller to be obligated to complete the Transaction, the following, among other things, must occur:
• All consents and approvals must be obtained;
• Buyer's representations and warranties must be true;
• Buyer must have paid the purchase price; and
• The stockholders of EMRISE must have approved the Purchase Agreement.
Additional Covenants (Page 47)	The parties have agreed to several additional covenants, regarding, among other things:
• Conducting business as usual and making no substantial changes to the business until the closing of the Transaction;
• Public announcements and confidentiality;
• Regulatory and other authorizations and consents;
• Exclusivity in negotiations;
• Non-competition;
• Access to information; and
• Assignment of non-disclosure agreements and non-competition agreements.
Indemnification (Page 49)

•       Seller has agreed to indemnify Buyer for (i) breaches of the representations and warranties, (ii) failure to comply with a covenant of the Purchase Agreement, (iii) any additional taxes or interest payable by ACC and (iv) any deficiency payment resulting from the working capital adjustment.

•       Buyer has agreed to indemnify Seller for (i) breaches of the representations and warranties, (ii) failure to comply with a covenant of the Purchase Agreement, and (iii) any losses relating to the ownership of CCI's common stock.

• Both Buyer and Seller have a cap on indemnification of $5 million.
Settlement of Claims and Escrow (Page 50)	• Seller shall create an escrow account in the amount of $1 million for the satisfaction of indemnification claims.
Termination (Page 50)	The Purchase Agreement may be terminated:
• Upon mutual agreement;
• If the Closing does not occur before July 31, 2010;
• If any law makes the Transaction illegal;

• By either party if the other breaches its representations and warranties and does not cure such breach within ten days;
• By Seller, if the Board of Directors of EMRISE changes its recommendation for stockholders to vote for the approval of the Purchase Agreement and the transactions contemplated thereby; and
• If the Purchase Agreement is not approved by EMRISE's stockholders.
Other (Page 46)	• Pursuant to the Purchase Agreement, each officer and member of the Board of Directors of ACC and CCI shall have resigned effective as of the closing of the Transaction.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Biographical Information

        The names, ages and positions held by our directors and executive officers as of June 7, 2010 and their business experience are as follows:

Name	Age	Titles
Carmine T. Oliva	67	Chairman of the Board, Chief Executive Officer, and Director
Graham Jefferies	53	President, Chief Operating Officer and Managing Director of EMRISE Electronics Ltd.
D. John Donovan	44	Chief Financial Officer, Secretary and Treasurer
Laurence P. Finnegan, Jr.(1)	73	Director
Otis W. Baskin(1)	64	Director
Richard E. Mahmarian(1)	73	Director

(1)
Member of the compensation committee, corporate governance and nominating committee and audit committee.

        Carmine T. Oliva has been Chairman of the Board, Chief Executive Officer and a Class III director of EMRISE since March 26, 1997 and of our subsidiary, EMRISE Electronics Corporation, since he founded EMRISE Electronics Corporation in 1983. From March 1997 until July 2009, he was also President of EMRISE. Mr. Oliva served as Acting Chief Financial Officer and Secretary of EMRISE from August 18, 2006 to May 15, 2007 and served as Acting Chief Financial Officer from April to July 2005. Mr. Oliva has been Chairman of the Board of EMRISE Electronics Ltd. since 1985, and Chairman and Chief Executive Officer of CXR Larus since March 1997. In 2002, Mr. Oliva obtained a French government working permit and assumed responsibility as President of our CXR-AJ subsidiary. From January 1999 to January 2000, Mr. Oliva served as a director of Digital Transmission Systems Inc. From 1980 to 1983, Mr. Oliva was Senior Vice President and General Manager, ITT Asia Pacific Inc. Prior to holding that position, Mr. Oliva held a number of executive positions with ITT Corporation and its subsidiaries over an eleven-year period. Mr. Oliva attained the rank of Captain in the United States Army and is a veteran of the Vietnam War. Mr. Oliva earned a B.A. degree from Seton Hall University and an M.B.A. degree from The Ohio State University. Mr. Oliva is founder of EMRISE from inception. This, in addition to his vast business acumen and experience in the aerospace and defense and communications equipment industries for over 40 years along with his judgment, integrity and reputation and his extensive international business background including his extensive acquisition and divestiture expertise, makes Mr. Oliva an ideal director of the Company as well as its Chairman.

        Graham Jefferies was appointed President of EMRISE in July 2009. He served as Executive Vice President from October 21, 1999 until July 2009. Mr. Jefferies was also appointed as our Chief Operating Officer on January 3, 2005, after having served as Chief Operating Officer of our Telecommunications Group since October 21, 1999. Mr. Jefferies served as Executive Vice President of EMRISE from April 1999 through October 1999. Mr. Jefferies has served CXR-AJ as a director since March 1997 and as General Manager since July 2002, has served as Managing Director of Belix Power Conversions Ltd., Belix Wound Components Ltd. and Belix Company Ltd. since our acquisition of those companies in April 2000, as Managing Director of XCEL Power Systems, Ltd. since September 1996 and as Managing Director of EMRISE Electronics Ltd. since March 1992. Prior to joining us in 1992, he was Sales and Marketing Director of Jasmin Electronics PLC, a major United Kingdom software and systems provider, from 1987 to 1992. Mr. Jefferies held a variety of project management positions at GEC Marconi from 1978 to 1987. Mr. Jefferies earned a B.S. degree in Engineering from Leicester University, and has experience in mergers and acquisition. Mr. Jefferies is a citizen and resident of the United Kingdom.

        D. John Donovan was appointed as our Chief Financial Officer in July 2009. He served as Vice President Finance and Administration from May 2007 to July 2009 and has served as Secretary and Treasurer from May 16, 2007 to present day. Prior to joining us, Mr. Donovan served as a management consultant at DLC, Inc. where he was employed from December 2004 to April 2007. During that time, he handled various financial and accounting functions for the firm's clients, including his principal client, AeroVironment, Inc. (NasdaqGM: AVAV). From March 2002 to October 2004, Mr. Donovan served as president and chief financial officer of Chem Lab Products, Inc., a private manufacturer of chemicals. Prior to that, he served as chief financial officer of Gainey Ceramics, as controller of Rembrandt Photo Services, as director of financial reporting at Transamerica Corporation, as manager of financial reporting at Capitol Multimedia, Inc., and as a certified public accountant at PricewaterhouseCoopers and Ernst & Young LLP. Mr. Donovan earned a B.S. degree in Accounting and a Master of Accountancy degree in Information Systems from Brigham Young University and is a certified public accountant.

        Laurence P. Finnegan, Jr. has served as a Class II director since March 26, 1997. In addition, he was a director of EMRISE Electronics Corporation from 1985 to March 1997, and was EMRISE Electronic Corporation's part-time Chief Financial Officer from 1994 to 1997. Mr. Finnegan has held positions with ITT (1970-1974) as controller of several divisions, Narco Scientific (1974-1983) as Vice President Finance, Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Fischer & Porter (1986-1994) as Senior Vice President, Chief Financial Officer and Treasurer. Since August 1995, he has been a principal of GwynnAllen Partners, Bethlehem, Pennsylvania, an executive management consulting firm. From 1996-2008 Mr. Finnegan was a director and the President of GA Pipe, Inc., a manufacturing company based in Langhorne, Pennsylvania. From September 1997 to January 2001, Mr. Finnegan served as Vice President Finance and Chief Financial Officer of QuestOne Decision Sciences, an efficiency consulting firm based in Pennsylvania. Since August 2001, Mr. Finnegan has served as a director and the Vice President and Chief Financial Officer of VerdaSee Solutions, Inc., a consulting and software company based in Pennsylvania. Mr. Finnegan earned a B.S. degree in Accounting from St. Joseph's University. Mr. Finnegan's education and lifetime of experience in accounting, including several positions as Chief Financial Officer and controller at industrial and manufacturing companies, as well as his business acumen, judgment, integrity and reputation makes him an ideal director and chair of our Audit Committee.

        Otis W. Baskin has served as a Class I director since February 6, 2004. He has been a Professor of Management at The George L. Graziadio School of Business and Management at Pepperdine University in Malibu, California since June 1995 through present and also served as dean from 1995 to 2001. As dean at Pepperdine, he was responsible for all aspects of the management of an organization with 200 employees and $47 million in annual revenue. He has been a member of the full-time faculty of the University of Houston—Clear Lake (1975-1987), where he served as Coordinator of the Management Faculty and Director of the Center for Advanced Management Programs. He has also been Professor of Management at Arizona State University, West Campus (1987-1991) and The University of Memphis (1991-1995), in addition to serving as dean at both universities. In each of these assignments he had responsibilities for recruitment and setting compensation of both professional and support personnel. Dr. Baskin worked with AACSB International (Association for the Advancement of Collegiate Schools of Business) as Special Advisor to the President and as Chief Executive Officer from July 2002 to June 2004. He is an Associate with the Family Business Consulting Group, where he advises family owned and closely held businesses. He has served as an advisor to Exxon/Mobile Research and Engineering Corporation, NASA and the United States Air Force. Dr. Baskin is an expert in international business who has worked with companies and business schools in more than

40 countries. He earned a Ph.D. in Management, Public Relations and Communication Theory from The University of Texas at Austin, an M.A. degree in Speech Communication from the University of Houston, and a B.A. degree in Religion from Oklahoma Christian University. Dr. Baskin brings a unique blend of business, management, communications and leadership skills, experience and education, as well as his judgment, integrity and reputation, to his role as director and chair of the Compensation Committee.

        Richard E. Mahmarian was appointed as a Class III director on March 1, 2006. He is currently serving as a principal and Chairman, President and Chief Executive Officer of Control Solutions, Inc., a company that specializes in providing business systems including hardware, software, consumable products and services to major United States corporations, since December 2003. Mr. Mahmarian also is serving as the Managing Member and Chairman and Chief Executive Officer of REM Associates, LLC, a private investment and consulting company, since 1997. From 1998 until 2001, Mr. Mahmarian was the owner of Alpha Microsystems, LLC, a company that manufactured and sold mini-computer systems, personal computers and servers, provided network services and support, and information technology hardware and software services throughout North America through 50 field offices. In addition, from 1997 until 2006, Mr. Mahmarian owned R&R Palos Verdes Enterprises, Inc., a home construction company in Los Angeles, California. He served in the United States Navy and was honorably discharged. While in the Navy, he received training in advanced electronic technologies. Mr. Mahmarian earned a B.A. degree in Accounting from Upsala College and an M.B.A. degree in Marketing and Economics from Seton Hall University. Mr. Mahmarian is a member of the Board of Regents of Seton Hall University and the Board of Advisors of Crestmont College of the Salvation Army. Mr. Mahmarian makes an ideal director and chair of the Nominating and Corporate Governance Committee because of his long and deep experience in founding, running and growing technology companies with similar technical, engineering, manufacturing, sales and marketing, and distribution issues and challenges, in addition to his business acumen, judgment, integrity and reputation.

Term of Office and Family Relationships

        Our officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among our executive officers and directors.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

        The following table provides information concerning the compensation for the years ended December 31, 2008 and December 31, 2009 for our principal executive officer, our principal financial officer, and our chief operating officer, who were the only persons who served as executive officers during 2009 (collectively, the "named executive officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Carmine T. Oliva	2008	415,000	—	51,478	26,993	(2)	493,471
Chief Executive Officer	2009	419,523	—	22,325	47,011	(2)	488,859
Graham Jefferies(3)	2008	332,226	—	43,823	29,306	(4)	405,355
President and Chief Operating Officer	2009	278,156	—	19,907	32,568	(5)	330,631
D. John Donovan	2008	237,866	10,000	51,478	21,222	(6)	320,566
Chief Financial Officer	2009	250,506	—	22,325	24,226	(7)	297,057

(1)
The dollar amount reflected is the fair value calculated for stock options granted in those years, as well as prior fiscal years, in accordance with applicable FASB guidance. For purposes of the amount shown in the table above, no forfeitures were assumed to take place. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated. For purposes of the amounts shown in the table above, no forfeitures were assumed to take place. Information regarding the material terms of the grants for which we recognized compensation costs in 2008 and 2009 is included in the "Outstanding Equity Awards at December 31, 2009" table below.

Dividend yield	None	None
Expected volatility	89.34%	62.46%
Risk-free interest rate	0.89%	2.51%
Expected option life (in years)	6.0	6.0
Weighted-average fair value per share	$1.08	$4.59
(2)
Amount represented includes $4,041 in insurance premiums we paid with respect to a $1,000,000 term life insurance policy for the benefit of Mr. Oliva's spouse. This amount also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Oliva.

(3)
Mr. Jefferies is based in the United Kingdom and receives his remuneration in British pounds sterling. The compensation amounts listed for Mr. Jefferies are shown in United States dollars, converted from British pounds sterling using the average of the daily conversion rates in effect in 2009 and 2008, respectively. Mr. Jefferies' salary in British pounds sterling was approximately £180,000 for both 2008 and 2009.

(4)
Amount represented includes $19,780 in Company contributions to Mr. Jefferies' retirement account. This amount also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Jefferies.

(5)
Amount represented includes $16,689 in Company contributions to Mr. Jefferies' retirement account. This amount also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Jefferies.

(6)
Amount represented includes approximately $1,100 in insurance premiums we paid with respect to a term life insurance policy for the benefit of Mr. Donovan's spouse and $12,900 in medical and dental benefits. The value of perquisites and other personal benefits Mr. Donovan received was less than $10,000 in aggregate.

(7)
Amount represented includes approximately $1,000 in insurance premiums we paid with respect to a term life insurance policy for the benefit of Mr. Donovan's spouse and $13,200 in medical and dental benefits. This amount also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Donovan.

Termination Payments

  Carmine T. Oliva

        We may terminate Mr. Oliva's employment at any time, with or without due cause. "Due cause" includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. "Due cause" also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of his employment agreement, provided that Mr. Oliva fails to satisfactorily remedy the performance problem following 30 days' written notice.

        Mr. Oliva may terminate his employment at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Oliva must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. "Good reason" includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Oliva's base salary amounting to a material diminution in his salary to an amount less than 10% below the base salary in effect at the time of the reduction; and our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Oliva gives us written notice of the breach.

        If we terminate Mr. Oliva's employment for due cause or due to Mr. Oliva's breach of his employment agreement by refusing to continue his employment, or if Mr. Oliva terminates his employment without good reason, then all compensation and benefits for Mr. Oliva will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

        If Mr. Oliva becomes incapacitated, we may terminate his employment under the agreement upon 30 days' prior written notice. Upon Mr. Oliva's death, the agreement terminates immediately. If Mr. Oliva's employment terminates due to his incapacity or death, Mr. Oliva or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Oliva's employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Oliva will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if

Mr. Oliva enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to three times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Oliva's continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Oliva to maintain his medical insurance coverage for an additional eighteen months, and (iv) a lump-sum cash payment equal to thirty-six times the estimated monthly life insurance premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Oliva to maintain his existing group life insurance coverage and the $1,000,000 life insurance policy on his life for three years. If our medical insurance plan did not allow Mr. Oliva's continued participation, then we will be required to pay to Mr. Oliva, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

        As of June 17, 2010, Mr. Oliva's employment arrangement was modified. Before such modification, Mr. Oliva was entitled to receive a payment equal to three times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount) immediately preceding the occurrence of a change in control, regardless of whether Mr. Oliva's employment terminated or he received severance payments as a result of the change in control. Under the modified arrangement that went into effect as of June 17, 2010, Mr. Oliva will only be entitled to receive a payment for a change in control if his employment is terminated by the Company without due cause or by Mr. Oliva for good reason, in both cases within nine months of such change in control. Under these circumstances, Mr. Oliva would be entitled to receive $125,000 in addition to his previous and continuing termination severance amounts. In consideration for these modifications to his employment arrangement and in connection with the potential sale of the stock of ACC as described in detail in Proposal 1 herein, Mr. Oliva will also be entitled to receive, upon the earlier of the closing of the Transaction or the first of any other change in control event, both a lump sum payment of $85,000 and an aggregate of $135,000 paid over four months beginning one month after such closing. The amount of any future severance that Mr. Oliva would be entitled to receive under his employment agreement will be reduced by $125,000 of these payments.

        A "change in control" includes the following circumstances:

  (a)
  the acquisition by any person or group of beneficial ownership of securities entitled to vote generally in the election of our directors ("voting securities") that represent 40% or more of the combined voting power of our then outstanding voting securities or 50% or more of the combined fair market value of our then outstanding stock, other than:

  (i)
  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

  (ii)
  an acquisition of voting securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock;

  (b)
  a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board;

  (c)
  the acquisition by any person or group, or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition; and

  (d)
  stockholder approval of a complete liquidation or dissolution of our company.

        Notwithstanding circumstance (a) above, however, if we make an acquisition of our securities that (x) causes our voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of our then outstanding voting securities or (y) causes our stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of our then outstanding stock, the acquisition will not be considered an acquisition by any person or group for purposes of circumstance (a) unless the person or group subsequently becomes the beneficial owner of additional securities of EMRISE.

        For purposes of circumstance (a) above, the calculation of voting power will be made as if the date of the acquisition were a record date for a vote of our stockholders, and for purposes of circumstance (c) above, the calculation of voting power will be made as if the date of the consummation of the transaction were a record date for a vote of our stockholders.

        Notwithstanding the above, there will be no change in control event when there is a transfer to an entity that is controlled by our stockholders immediately after the transfer. A transfer of assets by us is not treated as a change in control if the assets are transferred to: a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to the stockholders' stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in the immediately preceding clause.

  Graham Jefferies

        Mr. Jefferies may terminate his employment at any time, with or without good reason. However, termination for good reason must occur within 30 days of the occurrence of an event constituting good reason. The term "good reason" has the same meaning as in Mr. Oliva's employment agreement described above.

        We may terminate Mr. Jefferies' employment at any time, immediately upon written notice, with or without due cause. The term "due cause" has the same meaning as in Mr. Oliva's employment agreement described above, except that Mr. Jefferies may satisfactorily remedy the performance problem following 90 days' written notice. If we terminate Mr. Jefferies' employment for due cause or due to Mr. Jefferies' breach of his employment agreement by refusing to continue his employment, or if Mr. Jefferies terminates his employment without good reason, then all compensation and benefits for Mr. Jefferies will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, and any stock options that were vested as of the date of termination, and accrued vacation as required by applicable law.

        If Mr. Jefferies becomes mentally or physically incapable of performing the services required under the agreement for a period of 180 consecutive days, the agreement terminates; provided, however, that Mr. Jefferies will remain an employee of EMRISE Electronics Ltd. and be entitled to remuneration in an amount equal to the amount paid under EMRISE Electronics Ltd.'s permanent health insurance scheme, subject to the paragraph immediately below. Upon Mr. Jefferies' death, the agreement terminates immediately.

        If Mr. Jefferies' employment terminates due to his incapacity or death, Mr. Jefferies or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Jefferies' employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Jefferies will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Jefferies enters into a separation and release agreement with us, then he will be entitled to receive a severance payment equal to two times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), to receive all medical and life insurance benefits to which he was entitled immediately prior to the date of termination (or at the election of Mr. Jefferies in the event of a change in control, immediately prior to the date of the change in control) for a period of two years or the date or dates that Mr. Jefferies' continued participation in our medical and/or life insurance plans was not possible under the plans, whichever was earlier. If our medical and/or life insurance plans did not allow Mr. Jefferies' continued participation, then we will be required to pay to Mr. Jefferies, in monthly installments, the monthly premium or premiums that had been payable by us covering the two-year period.

        As of June 18, 2010, Mr. Jefferies' employment arrangement was also modified. Before such modification, Mr. Jefferies was entitled to receive a payment equal to two times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount) immediately preceding the occurrence of a change in control, regardless of whether Mr. Jefferies' employment terminates and/or he receives severance payments as a result of the change in control. Under the modified arrangement that went into effect as of June 18, 2010, Mr. Jefferies will only be entitled to receive a payment for a change in control if his employment is terminated by the Company without due cause or by Mr. Jefferies for good reason, in both cases within nine months of such change in control. Under these circumstances, Mr. Jefferies would be entitled to receive $100,000 in addition to his previous and continuing termination severance. In consideration for these modifications to his employment arrangement and in connection with the potential sale of the stock of ACC, as described in detail in Proposal 1 herein, Mr. Jefferies will also be entitled to receive, upon the earlier of the closing of the Transaction or the first of any other change in control event, both a lump sum payment of $80,000 and an aggregate of $105,000 paid over four months beginning one month after such closing. In addition, Mr. Jefferies will be paid retention payments of $4,300 every other week from June 1, 2010 through May 30, 2011 (aggregating $111,800) as long as he remains employed by the Company.

  D. John Donovan

        Mr. Donovan's current employment arrangement is described below. In anticipation of the significant changes to the Company caused by the sale of ACC, and other divisions of the Company including RO Associates, Digitran, and XCEL Japan, the Company is evaluating the finance department of Emrise, including whether it will continue to require a separate chief financial officer, and whether reorganization of the current finance team can meet or will exceed the Company's requirements going forward from the closing of the Transaction. This decision will be significantly impacted by the closing of the Transaction. In the event that the Company were to determine that it should eliminate the role of chief financial officer before closing the Transaction, then Mr. Donovan would be entitled to receive his full termination severance, pursuant to his employment agreement, equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), as well as some additional payments related to continuing benefits, but he will not be entitled to receive any change in control payment contemplated under his current arrangement. If his role is not eliminated before the close of the Transaction, then he would be entitled to the change in control payment described below and his employment agreement would remain in place.

        Mr. Donovan's current arrangement is as follows: Mr. Donovan is permitted to terminate his employment at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Donovan is required to furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. The term "good reason" has the same meaning as in Mr. Oliva's employment agreement described above.

        If we terminate Mr. Donovan's employment for due cause or due to Mr. Donovan's breach of his employment agreement by refusing to continue his employment, or if Mr. Donovan terminates his employment without good reason, then all compensation and benefits for Mr. Donovan would cease, other than amounts under retirement and benefit plans and programs that are earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that are vested as of the date of termination, and accrued vacation as required by California law.

        If Mr. Donovan becomes incapacitated during his employment arrangement, we are permitted to terminate his employment under his arrangement upon 30 days' prior written notice. Upon Mr. Donovan's death, the agreement terminates immediately. If Mr. Donovan's employment terminates due to his incapacity or death, Mr. Donovan or his estate or legal representative is entitled to receive benefits under our retirement and benefits plans and programs that are earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurs (to the extent he would otherwise have been eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Donovan's employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Donovan is entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurs. In addition, under those circumstances, if Mr. Donovan enters into a separation and release agreement with us, then he is entitled to receive (i) a severance payment equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Donovan's continued participation in our medical insurance plan is not possible under the plan, whichever is earlier, and (iii) a lump-sum cash payment equal to $1,650 to be used by Mr. Donovan to maintain his existing life insurance coverage for a period of eighteen months. If our medical insurance plan does not allow Mr. Donovan's continued participation, then we are required to pay to Mr. Donovan, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

        Immediately preceding the occurrence of a change in control, and regardless of whether Mr. Donovan's employment terminates and/or he receives severance payments as a result of the change in control, Mr. Donovan is entitled to receive a payment equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount).

        The terms "due cause" and "change in control" have the same meaning as in Mr. Oliva's employment agreement described above.

Compensation Committee Report

        The Compensation Committee of EMRISE's Board of Directors currently consists of directors Messrs. Finnegan, Baskin and Mahmarian, all of whom the Board has determined to be independent pursuant to rules of the NYSE Arca. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") by virtue of any general statement in such filing incorporating the Form 10-K by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

        The Compensation Committee has reviewed and discussed with management the disclosure regarding Executive Compensation and Related Information contained in this Proxy Statement for the 2010 Annual Meeting. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that such disclosure be included in this Proxy Statement.

The Compensation Committee of the Board of Directors
Otis W. Baskin, Chairman
Laurence P. Finnegan, Jr.
Richard E. Mahmarian

Outstanding Equity Awards at December 31, 2009

        The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2009. The information below has been adjusted to reflect a 1 for 3.75 reverse split of our common stock that we completed in November 2008.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Carmine T. Oliva	26,667	—		1.88	01/31/2011
	14,134	—		1.31	01/22/2013
	6,934	—		3.75	02/24/2014
	13,334	—		7.50	12/29/2015
	8,889	11,111	(1)	2.18	08/22/2018
	8,889	11,111	(2)	3.06	08/22/2018
	5,000	15,000	(3)	1.53	03/24/2019
Graham Jefferies	14,400	—		1.31	01/22/2013
	10,667	—		3.75	02/24/2014
	13,334	—		7.50	12/29/2015
	8,889	11,111	(1)	2.18	08/22/2015
	8,889	11,111	(2)	3.06	08/22/2015
	5,000	15,000	(3)	1.53	03/24/2016
D. John Donovan	6,667	—		4.24	05/15/2017
	6,667	—		4.61	07/01/2017
	8,889	11,111	(1)	2.18	08/22/2015
	8,889	11,111	(2)	3.06	08/22/2015
	5,000	15,000	(3)	1.53	03/24/2016

(1)
The option becomes exercisable in three equal installments on August 22, 2009, 2010 and 2011.

(2)
The option shall be exercisable in three equal installments on the latter of (a) August 22, 2009, August 22, 2010 and August 22, 2011, respectively, or (b) the date the Company files its financial statements with the SEC for the second consecutive fiscal quarter in which the Company reports net income (after taxes) on its Condensed Consolidated Statements of Operations after August 22, 2008.

(3)
The option becomes exercisable in three equal installments on March 24, 2010, 2011 and 2012.

Director Compensation—2009

        Each non-employee director is entitled to receive $1,000 per month as compensation for his services. In addition, each board member chairing a standing committee is entitled to receive $500 per month as additional compensation for his services. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We may periodically award options or warrants to our directors under our existing option and incentive plans.

        The following table provides information concerning the compensation of our non-employee directors for the year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Laurence P. Finnegan, Jr.(2)	18,000	11,162	29,162
Otis W. Baskin(3)	18,000	11,162	29,162
Richard E. Mahmarian(4)	18,000	11,162	29,162

(1)
The dollar amount reflected is the fair value calculated for stock options granted in that year in accordance with applicable FASB guidance. We did not recognize compensation cost for financial reporting purposes for the 2009 fiscal year for stock options granted in prior years. For purposes of the amount shown in the table above, no forfeitures were assumed to take place. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated:

2009
Dividend yield	None
Expected volatility	89.34%
Risk-free interest rate	0.89%
Expected option life (in years)	7.0
Weighted-average fair value per share	$1.12
(2)
At December 31, 2009, Mr. Finnegan held vested and unvested options to purchase an aggregate of 87,601 shares of common stock.

(3)
At December 31, 2009, Mr. Baskin held vested and unvested options to purchase an aggregate of 52,668 shares of common stock.

(4)
At December 31, 2009, Mr. Mahmarian held vested and unvested options to purchase an aggregate of 43,334 shares of common stock.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board Composition, Responsibilities and Leadership Structure

        Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board and its committees.

        Our bylaws provide that our Board of Directors shall consist of at least four directors. Our board is divided into three classes of directors: Class I, Class II and Class III. The term of office of each class of directors is three years, with one class expiring each year at our annual meeting of stockholders. We currently have four directors on our board, with no vacancies. Our current board consists of one Class I director whose term expires at our 2012 annual meeting, one Class II director whose term expires at our 2010 annual meeting, and two Class III directors whose terms expire at our 2011 annual meeting.

        During 2009, our board held 10 meetings. During 2009, none of our directors attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

        The independent members of our Board of Directors are selected because of their independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the technology and business of EMRISE; education and professional background; and judgment, skill, integrity and reputation.

        The leadership of our Company and our board is split between the executive and chairman leadership of Mr. Oliva, our founder, on the one hand and our independent directors, which make up 75% of the board, on the other hand. Mr. Oliva has over 40 years of experience in the electronics and communications industry. His in-depth knowledge of each of our businesses and the competitive challenges each business faces, as well as his extensive experience as a director and senior member of management, make him the best qualified director to serve as chairman. Our independent directors are strong leaders with diverse educations, skills and backgrounds. They are appropriately skeptical, leading to thorough review and oversight of the strategies and actions proposed by the chairman and management. The independent members meet regularly in executive session, with the most qualified member taking the lead in such sessions based on the issues being discussed. The board may subsequently decide to change its leadership structure, as there is no formal policy that requires the chief executive and chairman to be served by one person.

        We believe the combination of Mr. Oliva as our Chief Executive Officer and Chairman in combination with our strong independent board members has been an effective leadership structure for EMRISE. The division of duties and the level of communication between the board and our management provides the basis for the proper functioning of our board and its oversight of management.

Risk Oversight

        Our Board of Directors is responsible for consideration and oversight of risks facing EMRISE and its subsidiaries in the ordinary course of operating the businesses. Together with the Board's standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management and discuss the key risks to our business. The committees communicate the risks they oversee with the other committees and the Board, as a whole. The Audit Committee is responsible for discussing overall risk assessment and risk management practices, as set forth in the Audit Committee's charter. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our system of disclosure controls and our internal controls over financial reporting. The Audit Committee also performs a central oversight role with respect to financial and compliance risks and meets at least quarterly with our independent auditor, BDO USA, LLP. The Nominating and Corporate Governance Committee assists the board in its risk oversight function by periodically reviewing and discussing with management important compliance and quality issues. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. At this time, the Compensation Committee does not believe that the risks arising from the Company's compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

        Our Board of Directors has adopted an Amended and Restated Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers. These codes are available on our Internet website, located at http://www.emrise.com.

        We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

        Information on our Internet website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any filings we make with the SEC.

Board Committees

        Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee selects our independent registered public accountants; reviews the results and scope of the audit and other services provided by our independent registered public accountants; reviews our financial statements for each interim period and for our year end and our internal financial and accounting controls; and recommends, establishes and monitors our disclosure controls and procedures. Our three independent directors, Messrs. Finnegan, Baskin, and Mahmarian, served on our audit committee throughout 2009, with Mr. Finnegan serving as chairman. Our Board of Directors has determined that Messrs. Finnegan and Mahmarian are audit committee financial experts. The Audit Committee operates pursuant to a charter approved by our Board of Directors and Audit Committee, according to the rules and regulations of the SEC. The Audit Committee held five meetings in 2009.

Compensation Committee

        The Compensation Committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our Board of Directors the terms and conditions of all employee and consultant compensation and benefit plans. Our entire Board of Directors also may perform these functions with respect to our employee stock option plans. Messrs. Finnegan and Mr. Baskin have served on the Compensation Committee throughout 2009, with Mr. Baskin serving as chairman. Mr. Mahmarian was appointed to the Compensation Committee in March 2008. The Compensation Committee operates pursuant to a charter approved by our Board of Directors and Compensation Committee. The Compensation Committee held two meetings in 2009.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of EMRISE's Board of Directors for the year ended December 31, 2009 consisted of Messrs. Finnegan, Baskin and Mahmarian, none of whom have served as an officer or employee of EMRISE. No executive officer of EMRISE served as a director or Compensation Committee member of any entity in which the members of the Compensation Committee or the Board of Directors were an executive officer or director.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee reviews and provides oversight with regard to our corporate governance related policies and procedures and also recommends nominees to our Board of Directors and committees of our Board of Directors, develops and recommends to our Board of Directors corporate governance principles, and oversees the evaluation of the Board of Directors and management. Messrs. Baskin, Mahmarian and Finnegan have served on the Nominating and Corporate Governance Committee throughout 2009. Mr. Mahmarian serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. The Nominating and Corporate Governance Committee held one meeting in 2009.

        The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and that has beneficially owned those shares for at least one year. The Nominating and Corporate Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Corporate Governance Committee's below-referenced charter. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting EMRISE in writing, identifying the potential candidate and providing background and other information in the manner described in the Nominating and Corporate Governance Committee's charter. Candidates may also come to the attention of the Nominating and Corporate Governance Committee through current board members, professional search firms and other persons. In evaluating potential candidates, the Nominating and Corporate Governance Committee will take into account a number of factors, including, among others, the following:

  •
  independence from management;

  •
  depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the technology and business of our company;

  •
  education and professional background;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the Board of Directors.

        In addition, prior to nominating a sitting director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the director's past attendance at, and participation in, meetings of our Board of Directors and its committees and the director's formal and informal contributions to their respective activities.

        The Nominating and Corporate Governance Committee strives to maintain a Board of Directors with a diverse set of skills and qualifications, to ensure that the Board of Directors is adequately serving the needs of our stockholders. Before evaluating director candidates, the committee reviews the skills and qualifications of the directors currently serving on the board and identifies any areas of weakness or skills of particular importance. On the basis of that review, the committee will evaluate director candidates with those identified skills. While the Nominating and Corporate Governance Committee does not have a formal policy on board diversity, the committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to our board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the board as a whole, when making decisions on director nominations.

        The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors and the Nominating and Corporate Governance Committee.

Committee Charters

        The charters of our audit, compensation and nominating committees, and our codes of business conduct and ethics, are included on our website at http://www.emrise.com. The foregoing information is also available in print to any stockholder who requests it. All such requests should be in writing and should be sent to "c/o Secretary" at 611 Industrial Way, Eatontown, New Jersey 07724 or jdonovan@emrise.com.

Stockholder Communications with the Board of Directors

        The Board of Directors has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, or the independent directors as a group, any committee of the Board of Directors or any chair of any such committee, by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at 611 Industrial Way, Eatontown, New Jersey 07724. To communicate with any of our directors electronically, stockholders should send an email to our Secretary, D. John Donovan, at: jdonovan@emrise.com.

        All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy With Regard to Board Members' Attendance at Annual Meetings

        It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the date of our 2009 annual meeting, we had four members on our Board of Directors, all of whom were in attendance at our 2009 annual meeting.

Report of the Audit Committee of the Board of Directors

        Management is responsible for the preparation of the Company's financial statements and the Company's independent registered public accountants are responsible for auditing those statements. In connection with the preparation of the financial statements for the year ending December 31, 2009, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent registered public accountants the matters required to be discussed under Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, and Rule 2-07 "Communication With Audit Committees," of Regulation S-X of the Rules of the SEC; and (iii) received the written report, disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence," and the Audit Committee has reviewed, evaluated and discussed with that firm the written report and its independence from the Company. The Audit Committee also has discussed with management of the Company and the independent registered public accountants such other matters and received such assurances from them as the Audit Committee deemed appropriate.

        Based upon these reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

                      Audit Committee

                      Laurence P. Finnegan, Jr., Chairman
                      Otis W. Baskin
                      Richard E. Mahmarian

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

        Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of June 1, 2010, by:

  •
  each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our directors;

  •
  each of the named executive officers in the summary compensation table contained above; and

  •
  all of our directors and our executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or dispositive power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the discussion of contractual beneficial ownership limitations below and except as indicated in the footnotes to the table below, shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 10,213,412 shares of common stock outstanding as of the date of the table. The information below has been adjusted to reflect a 1 for 3.75 reverse split of our common stock that we completed in November 2008.

        The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724. Messrs. Oliva, Finnegan, Baskin, and Mahmarian are directors of EMRISE. Messrs. Oliva, Donovan and Jefferies are named executive officers and current executive officers of EMRISE.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Carmine T. Oliva	418,329	(1)	4.06%
Laurence P. Finnegan, Jr.	83,435	(2)	*
Otis W. Baskin	36,723	(3)	*
Richard E. Mahmarian	28,889	(4)	*
Graham Jefferies	62,053	(5)	*
D. John Donovan	37,895	(6)	*
Private Equity Management Group LLC	775,758	(7)	7.60%
All executive officers and directors as a group (6 persons)	667,324	(8)	6.34%

*
Less than 1.00%

(1)
Includes 21,837 shares held individually by Mr. Oliva's spouse, and 83,847 shares underlying vested options.

(2)
Includes 68,989 shares underlying vested options.

(3)
Includes 34,056 shares underlying vested options.

(4)
Includes 24,722 shares underlying vested options.

(5)
Includes 61,179 shares underlying vested options.

(6)
Includes 36,112 shares underlying vested options.

(7)
Based on share beneficial ownership information contained in a Schedule 13G filed February 11, 2008, by Private Equity Management Group LLC ("PEM"). PEM has indicated that it is deemed to be the beneficial owner of an aggregate of 775,758 shares underlying warrants, over which the Estate of Danny Pang, Robert Anderson, Wilbur Quon, Todd Gillespie, Peter Paul Mendel, Lian-Hung Chan, Yuan-Feng Sandra Chang and Anthony Bufinsky, as members of PEM, acting by majority in membership interests may be deemed to have the power to vote or direct the vote and the power to dispose or to direct the disposition of the shares. The address for PEM is One Park Plaza, Suite 550, Irvine, California 92614.

(8)
Includes 308,905 shares underlying vested options and 21,837 outstanding shares held individually by Mr. Oliva's wife.

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	2,474,504	(1)	$4.37	8,736,575	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	2,474,504		$4.37	8,736,575

(1)
Represents shares of common stock underlying options that are outstanding under our 1993 Stock Option Plan, our Employee Stock and Stock Option Plan, our 1997 Stock Incentive Plan, our Amended and Restated 2000 Stock Option Plan and our 2007 Stock Incentive Plan. The material features of these plans are described in note 11 to our consolidated financial statements for the years ended December 31, 2009 and 2008.

(2)
Represents shares of common stock available for issuance under options that may be issued under our Amended and Restated 2000 Stock Option Plan and our 2007 Stock Incentive Plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

        Our Board of Directors has determined that each of Messrs. Baskin, Finnegan and Mahmarian is independent under Rule 5.3(k) of the NYSE Arca Equities Rules because none of those directors has, or during the past three years has had, a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and none of those directors is disqualified from being deemed independent under any of subparagraphs (A)-(F) of Rule 5.3(k)(1) of the NYSE Arca Equities Rules. Our Board of Directors has also determined that each member of the audit committee is independent under Rule 10A-3(b)(1) of the Exchange Act.

        Under the NYSE Arca Equities Rules, the non-management members of our Board of Directors must meet at regularly scheduled executive sessions without management, with a non-management director presiding over each executive session. A presiding director for each session is selected by the board members in attendance at the session based upon the topics to be discussed at the session. The non-management directors can be contacted by calling the chairman of the audit committee. Further, if the non-management directors include directors who are not independent, then we should at least once a year schedule an executive session including only independent directors. Under the NYSE Arca Equities Rules, we must disclose if any member of our nominating committee or compensation committee is not independent.

Transactions with Related Persons

        We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. The Nominating and Corporate Governance Committee reviews, approves and ratifies any transactions between the Company and related persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. These officers, directors and stockholders are required by the SEC regulations to furnish us with copies of all reports that they file.

        Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2009 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock that no other reports were required, we believe that, (i) during 2009, all Section 16(a) filing requirements applicable to our directors and officers were met and (ii) except for any Form 5 filings that may have been required, all Section 16(a) filing requirements applicable to the beneficial owners of more than 10% of our common stock were met.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This document (including information included or incorporated by reference herein) includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, EMRISE's expectations with respect to the costs and charges, capitalization and anticipated financial impacts of the Transaction and related transactions; approval of the Purchase Agreement by stockholders; the satisfaction of the closing conditions to the Transaction and related transactions; and the timing of the completion of the Transaction and related transactions.

        These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of EMRISE's control and are difficult to predict. Factors that may cause such differences include, but are not limited to:

  •
  the possibility that the expected Transaction will not be realized, or will not be realized within the expected time period;

  •
  our ability to continue to borrow funds under the revolver terms of our credit facility;

  •
  whether or not our stockholders will approve the Transaction and whether the Transaction will close by the maturity date of our credit facility;

  •
  the ongoing revenues and profitability of the Company will be substantially reduced as a result of our sale of ACC in order to satisfy our debt obligations. This will have a material adverse effect on the Company's operations, financial condition and ability to continue operations;

  •
  our ability to decrease operating costs to improve our bottom line following the expected Transaction, which will result in lower than expected net proceeds;

  •
  our ability to find and secure alternate financing to our current credit facility on or before the expected closing date on July 16, 2010, including a replacement revolver facility in the event the obligations under the current facility are paid in full;

  •
  our inability to compete directly against ACC, RO Associates or our Digitran operations as a result of previous or currently contemplated sales of such whereby we are prohibited under the relevant sale agreements;

  •
  the possible cash flow impact of future claims that may be brought against us pursuant to the representations, warranties and indemnification provisions of the Purchase Agreement and in the sale purchase agreements for the sales of RO Associates and our Digitran operations;

  •
  our ability to successfully merge with or acquire other companies in the communications business segment;

  •
  our ability to organically grow our European based aerospace and defense divisions;

  •
  exposure to and impacts of various international risks including legal, business, political and economic risks associated with our international operations, also including the impact of foreign currency translation;

  •
  the projected growth or contraction in the electronic devices and communications equipment markets in which we operate;

  •
  our strategies for expanding, maintaining or contracting our presence in these markets;

  •
  anticipated and unanticipated trends in our financial condition and results of operations;

  •
  our ability to meet our working capital and other financing needs;

  •
  our ability to distinguish ourselves from our current and future competitors;

  •
  our ability to secure long term purchase orders;

  •
  our ability to deliver against existing or future backlog;

  •
  technical or quality issues experienced by us, our suppliers and/or our customers;

  •
  failure to comply with existing or future government or industry standards and regulations;

  •
  our ability to successfully locate, acquire and integrate any possible future acquisitions;

  •
  our ability to successfully support the working capital needs of our company;

  •
  the impact of current and/or future economic conditions, including but not limited to the overall condition of the stock market, the overall credit market, the global recession, political, economic and/or other constraints which are or may negatively impact the industries in which we participate and/or the ability for us to market the products which we sell; and

  •
  our ability to successfully compete against competitors that in many cases are larger than we, have access to significantly more working capital than we and have significant resources in comparison to us.

        Other factors include the possibility that the Transaction does not close, including due to the failure to receive required regulatory approvals, or the failure of other closing conditions.

        EMRISE cautions that the foregoing list of factors is not exclusive. EMRISE is also subject to risks and uncertainties and other factors discussed in documents incorporated by reference in this proxy statement, including EMRISE's most recently filed Form 10-K and Form 10-Q and any amendments thereto. All subsequent written and oral forward-looking statements concerning EMRISE, the 2010 Annual Meeting, the Purchase Agreement, the Transaction, the related transactions or other matters attributable to EMRISE or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. EMRISE does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this document.

PROPOSAL 1
APPROVAL OF STOCK PURCHASE AGREEMENT AND TRANSACTION

Summary of the Transaction

        On June 7, 2010, Buyer, a wholly-owned subsidiary of the Company, and Seller entered into a Stock Purchase Agreement (the "Purchase Agreement") relating to the sale of all of the issued and outstanding shares of common stock of ACC and all of the issued and outstanding shares of common stock of CCI. Pursuant to the Purchase Agreement, Seller will sell to Buyer (a) all of the outstanding shares of common stock of CCI, which currently owns 80% of the issued and outstanding shares of common stock of ACC and (b) the remaining 20% of the issued and outstanding shares of ACC, which are currently owned by Seller. In exchange, Buyer agrees to pay Seller $20 million in cash at closing, subject to a potential net working capital adjustment. An amount equal to $1 million will be placed in an escrow account to satisfy any indemnification claims. The Transaction is expected to close shortly after the meeting of stockholders if the stockholders approve the Transaction. EMRISE intends to use a significant portion of the proceeds to pay off all but $1 million of the obligations under its senior credit facility and approximately half of the approximately $6.6 million debt owed to the previous shareholders of ACC, which amounts are owed in connection with the deferred purchase price obligations, contingent notes and other related payments. If the Transaction does not close on a timely basis, EMRISE's senior Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement. Stockholders of the Company will not receive any consideration as a result of the Transaction. The Transaction, when consummated, will constitute the sale of substantially all of the assets of the Company.

The Parties to the Transaction

EMRISE Corporation ("EMRISE" or the "Company")

        EMRISE, a Delaware corporation, is the ultimate parent corporation to Seller, CCI and ACC. EMRISE, through its direct and indirect subsidiaries, designs, manufactures and markets electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets. EMRISE may be reached at its corporate headquarters by mail at 611 Industrial Way, Eatontown, New Jersey 07224 or by telephone at (732) 389-0355.

EMRISE Electronics Corporation ("EEC" or the "Seller")

        Seller, a Delaware corporation, is a wholly-owned subsidiary of EMRISE which holds ownership interest in certain other entities that design, manufacture and market electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets. Specifically, Seller is the owner of 20% of the issued and outstanding shares of common stock of ACC. Seller may be reached by mail at 611 Industrial Way, Eatontown, New Jersey 07224 or by telephone at (732) 389-0355.

Custom Components, Inc. ("CCI")

        CCI is a the wholly-owned subsidiary of Seller. CCI has no business operations and its only asset is the ownership of 80% of the outstanding shares of common stock of Advanced Control Components, Inc. CCI may be reached by mail at 611 Industrial Way, Eatontown, New Jersey 07224 or by telephone at (732) 389-0355.

Advanced Control Components, Inc. ("ACC")

        Advanced Control Components, Inc., a New Jersey corporation, engages in the design, manufacture and market electronic devices, sub-systems and equipment for aerospace, defense,

industrial and communications markets. ACC may be reached by mail at 611 Industrial Way, Eatontown, New Jersey 07224 or by telephone at (732) 460-0212.

Aeroflex Incorporation (the "Buyer")

        Buyer, a Delaware corporation, is a worldwide provider of highly specialized test and measurement equipment and microelectronic solutions. Buyer may be reached by mail at 35 South Service Road, P.O. Box 6022, Plainview, New York 11803 or by telephone at (516) 694-6700.

Background of the Transaction

        In August 2008, EMRISE acquired CCI and ACC pursuant to a Stock Purchase Agreement, which provided for certain deferred (earn-out) and contingent payments, which were evidenced by subordinated, secured notes (the "Seller Notes") issued to the prior owners of ACC and CCI (the "Seller Noteholders") that were later amended to add additional transaction-related payments.

        EMRISE (including its subsidiaries), are parties to a Credit Agreement, as amended, with its lender, GVEC Resource IV Inc. (the "Lender"), an affiliate of Private Equity Management Group LLC ("PEM"), originally entered into in November 2007. As of June 1, 2010, the outstanding principal balance owed to the Lender for the term loans was $7.6 million and the balance owed on the revolving line of credit was approximately $4.9 million, which fluctuates daily depending on cash collections and advances. In addition, approximately $360,000 in accrued interest and fees were outstanding on the term loans and revolver as of the same date. The Credit Agreement matures on July 16, 2010.

        In late April 2009, the SEC brought charges against the Lender, its affiliate PEM and certain of its principals, alleging violations of the federal securities laws, including fraud and misrepresentation. Such charges never alleged that EMRISE was involved or implicated in any way in such alleged fraud and misrepresentations. The SEC was successful in having a receiver appointed for PEM and its affiliated entities, including the Lender.

        Working capital from continuing operations was negatively impacted in 2009 and 2010 due to reclassification of the Company's debt from long term to short term in 2009 based on an acceleration of the maturity date under the Credit Agreement to June 30, 2010, which was subsequently adjusted to July 16, 2010, and due to the accrual of additional contingent cash consideration associated with ACC related earn-out payments and the Seller Notes. The reclassification of debt and acceleration of the maturity date on the credit facility resulted in a negative working capital position, prompted EMRISE to make certain liquidity disclosures and resulted in management including a statement that there was substantial doubt for the Company to continue as a going concern in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, reported in November 2009. These results and statements caused concern among certain credit reporting agencies and with certain of the Company's vendors and customers. These concerns, coupled with higher planned shipments to be made in the fourth quarter of 2009, and limits on the Company's ability to borrow additional funds beyond its current credit facility resulted in supply interruptions from vendors and corresponding delays in Company shipments during the fourth quarter of 2009.

        Based on the global economic crisis, market conditions, the impact of the circumstances described above and related factors, and the Company's financial results at the time, including working capital from continuing operations, the Company was not able to raise capital through an equity issuance as was required by December 31, 2009 under the Credit Agreement. In addition, based on its operating results at the time, the Company was concerned that it would not be in compliance with certain financial covenants in the Credit Agreement as of the end of the fiscal year on December 31, 2009. The Company entered into negotiations with the Lender in December 2009 regarding these circumstances, strategies to pay the debt by the maturity date and a potential forbearance on the anticipated defaults. The Lender granted short term forbearance on these potential defaults while the discussions continued into January 2010.

        On January 25, 2010, the Company and the Lender agreed to an Amendment to the Credit Agreement that had the effect of a long-term forbearance. Under the Amendment, most of the financial covenants and the obligation to raise capital in an equity offering were eliminated and EMRISE agreed to sell certain assets, including ACC, and to use a significant portion of the proceeds of such sales to pay off the obligations owed to the Lender. The Company's primary purpose in engaging in this Transaction is to comply with the Credit Agreement and pay off its obligations owed to the Lender. In addition, the Company intends to pay approximately half of the approximately $6.6 million debt owed to Seller Noteholders and one Noteholder will accept $450,000 worth of Company common stock as partial payment on his contingent note, which will leave a balance owed to Seller Noteholders of approximately $2.85 million. Subject to certain terms and conditions and in connection with the Transaction, the Lender has agreed to waive all accrued fees, which totaled approximately $240,000 as of June 1, 2010, and to accept a note in the principal amount of $1.0 million (which equals 8% of the $12.5 million total debt outstanding as of June 1, 2010). The note will be payable interest only on a monthly basis for the first 17 months, with equal monthly payments of principal plus interest due thereafter through maturity. The note will be payable at a rate of 12.5% per annum during the first 12 months and 15.5% per annum thereafter until paid in full, plus any applicable default rate or late fees. If the Transaction is not consummated on a timely basis, the Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement.

        With the support of its investment banker, Boenning & Scattergood, Inc. ("Boenning"), EMRISE sold RO Associates in March 2010. We also went on to develop and execute on an auction process to sell ACC with the support of our investment banker. That process included sending a short, no names teaser to approximately 200 potential buyers, including both strategic buyers and financial buyers. Of this group, approximately 50 potential buyers signed non-disclosure agreements and received more detailed information about ACC. Teasers and more detailed confidential memorandums were sent out during January and February, 2010 and the management presentations were conducted on various days from March 15 to March 25, 2010. After reviewing these materials and receiving preliminary indications of interest, ten potential buyers were selected to participate in management presentations at ACC's offices and facility in March 2010. On March 26, 2010, the potential buyers interested in proceeding with a transaction submitted bid proposals, including a mark up of a draft stock purchase agreement. At that time, four proposals were submitted. The three potential buyers with offers that presented the most value were contacted by Boenning regarding certain aspects of their proposals.

        After this process, the Company entered into two, successive limited exclusive periods with two potential buyers, each of whom conducted detailed financial, operational and legal due diligence, and negotiations of definitive stock purchase agreements were conducted. After the termination of the second exclusivity period on May 15, 2010, the Company briefly discussed a potential transaction with another potential buyer that sent an unsolicited proposal. At the same time, the Lender indicated its deteriorating belief that a deal could close in time to pay the debt by maturity and that it was considering selling the debt at a discount into the distressed debt market. Based on another unsolicited proposal, the Company considered a potential recapitalization of the Company. However, the Company determined that pursuing such a transaction would put the Company at risk of defaulting on the Credit Agreement milestones and/or the Lender selling the debt to unfriendly distressed debt buyers.

        At the same time, Aeroflex submitted a revised proposal, a second potential buyer submitted a verbal offer with a reduced purchase price and a third potential buyer opted not to submit a new offer. The Company then entered into a new exclusivity with Aeroflex at 5:00 p.m. on May 21, 2010, negotiated the definitive agreement and facilitated Aeroflex's final due diligence activities. At the same time, EMRISE negotiated with the holders of the Seller Notes to allow approximately half of the debt owed under the Seller Notes to remain outstanding and with the Lender regarding a discount to par and waiver of the accrued fees or a limited term debt to remain outstanding. The lender later agreed to extend the maturity date of the Credit Agreement from June 30, 2010 to July 16, 2010.

        On June 7, 2010, Buyer and Seller entered into a Purchase Agreement relating to the sale of all of the issued and outstanding shares of common stock of ACC and all of the issued and outstanding shares of common stock of CCI. Pursuant to the Purchase Agreement, Seller will sell to Buyer (a) all of the outstanding shares of common stock of CCI, which currently owns 80% of the issued and outstanding shares of ACC and (b) the remaining 20% of the issued and outstanding shares of ACC, which are currently owned by Seller. In exchange, Buyer agreed to pay Seller $20 million in cash at closing, subject to a potential net working capital adjustment. An amount equal to $1 million will be placed in an escrow account to satisfy any indemnification claims. The Transaction is expected to close shortly after the meeting of stockholders if the stockholders approve the Transaction.

        If the Transaction is approved by the stockholders, approximately $11.8 million of the obligations owed to the Lender under the Credit Agreement will be paid in full directly out of the purchase price and the Lender will issue a 24 month term note for $1 million at an annual interest rate of 12.5% for the first 12 months and 15.5% for months 13 through maturity. Payments on the note will be interest only for the first 17 months with equal monthly payments in the amount of approximately $143,000 thereafter through maturity. It should be noted that the $11.8 million obligation to be paid to the Lender at the closing of the Transaction could be reduced to as low as $8.6 million or increased to as much as $12.7 million, depending on the actual balance outstanding on the revolver at the time of the closing of the Transaction. In addition, the Company intends to pay approximately half of the approximately $6.6 million debt owed to the Seller Noteholders and one Noteholder will accept $450,000 worth of Company common stock as partial payment on his contingent note. This will leave EMRISE with approximately $2.85 million of debt remaining outstanding under the Seller Notes and $1 million outstanding with its Lender. The maturity of the Seller Notes will be extended to three years from the closing date of the Transaction, with current quarterly interest payments at prime plus 1% and quarterly principal payments of approximately $237,000 beginning on July 2, 2012 with a balloon payment of principal on the maturity date of approximately $1.9 million.

Our Reasons for the Transaction

        Our Board of Directors, at its meeting held on June 6, 2010, considered the Purchase Agreement and determined it to be fair to, advisable and in the best interests of our Company and our stockholders. In evaluating the Transaction, our board of directors consulted with management, as well as our legal and financial advisors, and considered a number of factors. In addition, our Board of Directors had many discussions about the potential sale of ACC and many of the factors listed below at numerous other board meetings held in the weeks and months leading up to its June 6th meeting. Listed below are the material factors that our Board of Directors considered in its decision:

  •
  the financial terms of the Transaction;

  •
  its review of our business, operations, financial condition and earnings on an historical and a prospective basis with respect to the Company and ACC, as a division of the Company;

  •
  the impending maturity date and amount of the debt owed to its Lender as well as to the Seller Noteholders and the sources from which these debts could be paid;

  •
  the possible alternatives to the proposed Transaction, including continuing to operate our Company with ACC and CCI, selling other assets of the Company, a recapitalization of the Company, refinancing of the debt, or equity raise, and the risks associated with such alternatives, including particularly whether an alternative could be successfully closed on a timely basis, if at all;

  •
  limited access to capital and resources to pay our debt to the Lender under the Credit Agreement when due, and to operate or expand our business;

  •
  the process through which our Company, with the assistance of our financial advisor, engaged in or sought to learn and facilitate the interest of potential buyers and then engage in discussions with potential buyers;

  •
  the evaluation by our Board of Directors of the risks and benefits from the proposed Transaction;

  •
  changes in the economic, industry or political climate that may negatively impact demand for our future products of our continuing operations;

  •
  the financial presentations of Boenning , including the opinion, dated June 6, 2010, to our Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the proposed sale of all of the issued and outstanding shares of CCI and ACC, as more fully described under the caption "Fairness Opinion of Boenning" beginning on page 35;

  •
  the terms of the Purchase Agreement;

  •
  the regulatory, corporate and other approvals required in connection with the Transaction and the likelihood that such approvals would be received without unacceptable conditions; and

  •
  the fact that some of our executive officers may have certain interests relating to their employment agreements, in connection with the Transaction, that are in addition to their interests as stockholders, including as a result of employment and compensation arrangements with us and the manner in which they would be affected by the Transaction. See "Interests of the Company's Directors and Executive Officers in the Transaction" beginning on page 42.

        The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but, rather, includes the material factors considered by our Board of Directors. In reaching its decision to approve the Purchase Agreement, the Transaction and the other transactions contemplated by the Purchase Agreement, our Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Our Board of Directors considered all these factors as a whole, and overall considered the factors to be favorable to, and supportive of, its determination.

Fairness of the Transaction

Fairness Opinion of Boenning

        On June 6, 2010, Boenning rendered its oral opinion to the Board of Directors of EMRISE (which was subsequently confirmed in writing by delivery of Boenning's written opinion dated June 6, 2010) to the effect that, subject to the assumptions, qualifications and limitations set forth therein, as of June 6, 2010, the consideration offered pursuant to the Purchase Agreement is fair, from a financial point of view, to EMRISE.

        Boenning's opinion was for the information of the Board of Directors of EMRISE in connection with its evaluation of the proposed sale of ACC. It addressed only the fairness, from a financial point of view, of the consideration to be received by EMRISE in the Transaction pursuant to the Purchase Agreement and did not address any other aspects or implications of the Transaction. The summary of Boenning's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Boenning in preparing its opinion. However, neither Boenning's written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the Transaction.

        In arriving at its opinion, Boenning:

  •
  reviewed a draft of the Purchase Agreement in substantially final form;

  •
  reviewed certain internal financial analyses, historical financials, financial forecasts, reports, operating performance and other information we deemed relevant concerning ACC and CCI, all of which was provided to us by, or on behalf of, the management of EMRISE;

  •
  held discussions with certain members of the management of EMRISE, CCI and ACC concerning the historical and current business operations, financial condition and prospects of EMRISE, CCI and ACC and such other matters Boenning deemed relevant;

  •
  analyzed certain financial and industry data, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of CCI and ACC and considering, to the extent publicly available, the financial terms of certain other transactions which Boenning deemed relevant in evaluating the Transaction; and

  •
  conducted such other financial analyses, studies and investigations as Boenning deemed appropriate.

        With the consent of EMRISE, Boenning relied upon and assumed, without independent verification, (a) the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information, (b) there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of ACC since the date of the most recent financial statements provided to it that would be material to its analyses or the opinion, (c) there was no information or any facts that would make any of the information reviewed by it incomplete or misleading, (d) the representations and warranties of all parties to the Purchase Agreement were true and correct, (e) each party to the Purchase Agreement would fully and timely perform all of the covenants and agreements required to be performed by such party, (f) all conditions to the consummation of the Transaction would be satisfied without waiver thereof, (g) the Purchase Agreement would be consummated in a timely manner in accordance with the terms described in the Purchase Agreement, without any amendments or modifications thereto, (h) the Transaction would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, (i) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on EMRISE that would be material to Boenning's analyses or its opinion and (j) that the final form of the Purchase Agreement would not differ from the draft of the Purchase Agreement identified above in any respect material to its analyses.

        Furthermore, in connection with Boenning's opinion, Boenning was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of CCI, ACC or any other party, nor was Boenning provided with any such appraisal or evaluation. Boenning did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Boenning did not undertake independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which EMRISE, CCI or ACC was or may be a party or was or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which EMRISE was or may be a party or is or may be subject.

        Boenning's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Boenning did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

        Boenning's opinion does not constitute a recommendation to the Board of Directors or the stockholders of how to vote or to take any action with regard to the Transaction. Boenning's opinion should not be construed as creating any fiduciary duties. The opinion may not be quoted or referred to, in whole or in part, in any document, or used for any other purpose, without Boenning's written consent. Boenning has consented to the use of its opinion in this proxy statement.

        Boenning's opinion only addresses the fairness to EMRISE, from a financial point of view, of the consideration and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise including, without limitation: (i) the underlying business decision of EMRISE or any other party to proceed with the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the consideration to the extent expressly specified herein) and whether such terms were the best attainable under the circumstances, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of EMRISE, or to any other party, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for EMRISE, CCI and/or ACC or the effect of any other transaction in which EMRISE, CCI and/or ACC might engage, (v) the solvency, creditworthiness or fair value of EMRISE, CCI and/or ACC or any other party to the Transaction, or any of such their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any consideration received by EMRISE's, CCI's and/or ACC's officers, directors or employees or any class of such persons relative to the consideration to be received by the shareholders of ACC and CCI in the Transaction, if any, or with respect to the fairness of such compensation. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Boenning relied, with the consent of EMRISE, on the assessments by EMRISE and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to EMRISE and the Transaction. The issuance of this opinion was approved by a committee authorized to approve opinions of this nature.

        In preparing its opinion to the Board of Directors of EMRISE, Boenning performed a variety of analyses, including those described below. The summary of Boenning's valuation analyses described below is not a complete description of the analyses underlying Boenning's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Boenning's opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Boenning arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Boenning believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Boenning considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Boenning's analyses for comparative purposes is identical to ACC or the Transaction. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Boenning did not make separate or quantifiable judgments regarding individual analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Boenning. Much of the information used in, and accordingly the results of, Boenning's analyses are inherently subject to substantial uncertainty.

        The following is a summary of the material valuation analyses performed in connection with the preparation of Boenning's opinion rendered to the Board of Directors of EMRISE on June 6, 2010. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Boenning's analyses.

Comparable Company Analysis

        Boenning reviewed financial and stock market information of the Company and the following six selected publicly traded companies with similar products, similar operating and financial characteristics and servicing similar markets:

  •
  Anaren Inc.

  •
  Applied Signal Technology

  •
  Filtronic PLC

  •
  Herley Industries Inc.

  •
  Micronetics Inc.

  •
  Spectrum Control Inc.

        Boenning reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted equity value based on closing stock prices on June 1, 2010, plus debt, minority interest and preferred stock, less cash and equivalents, as a multiple of latest 12 months, calendar year 2010 estimated and calendar year 2011 estimated revenue. Boenning then applied a selected range for latest 12 months, calendar year 2010 estimated and calendar year 2011 estimated revenue multiples of 0.80x to 1.30x, 0.85x to 1.16x, and 0.93x to 1.08x, respectively, derived from the selected companies to corresponding data of ACC. Estimated financial data of the selected companies were based on publicly available research analysts' estimates. Estimated financial data of ACC were based on estimates of EMRISE's management. This analysis indicated an implied value reference range for ACC of approximately $15.3 million to $24.8 million, as compared to the $20 million Aggregate Consideration.

        Although the selected companies were used for comparison purposes, none of those companies is directly comparable to the Company. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or ACC.

Comparable Transactions Analysis

        Boenning reviewed the transaction values of the following ten transactions involving similar businesses with disclosed financial metrics. Due to global asset valuation adjustments over the course of 2008, Boenning only used 2008-2010 precedents:

Acquiror	Target
Francisco Partners Management	EF Johnson Technologies, Inc.
Comtech Telecommunications Corp.	CPI International, Inc.
Microsemi Corp.	White Electronic Designs Corp.
Chemring Group plc	Allied Defense Group Inc.
Crane Co.	Merrimac Industries Inc.
Microsemi Corp.	Endwave Defense Systems, Inc.
Astronics Corp.	DME Corporation
Teledyne Limited	Filtronic Defense Ltd.
Cobham Defense Electronic Systems	M/A-Com, Inc.
Comtech Telecommunications Corp.	Radyne Corp.

        Boenning reviewed, among other things, transaction values in the selected transactions, calculated as the purchase prices paid for the target companies, as a multiple of latest 12 months ("LTM") revenue. Boenning then applied a LTM revenue range of multiples of 0.4x to 1.6x, derived from the selected transactions, to the Company's revenue for the corresponding period. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data of ACC were based on publicly available information. This analysis indicated an implied per share equity value reference range for ACC of approximately $7.6 million to $30.5 million, as compared to the $20.0 million Aggregate Consideration.

        Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the merger and none of the companies in those transactions is directly comparable to ACC. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or ACC.

Terms of Engagement; Other Matters

        Boenning is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructurings, tax matters, ESOP and ERISA matters, corporate planning and for other purposes. Boenning has also acted as financial advisor to EMRISE in connection with, and has participated in certain of the negotiations leading to, the Transaction and certain related transactions and will receive an aggregate fee of approximately $600,000 for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, Boenning is entitled to receive a fee of $250,000 for rendering its opinion, which is not contingent upon the successful completion of the Transaction. EMRISE has agreed to reimburse certain of Boenning's expenses and to indemnify Boenning and certain related parties for certain potential liabilities arising out of its engagement.

        Since Boenning was first engaged in July 2009, it has provided and is currently providing investment banking and financial advisory services to EMRISE. Those services include assistance with financial analysis and due diligence, strategic analysis and counseling, arranging for meetings with potential investors and lenders, attendance at and participation in certain meetings with the current senior lender, and activities related to divestitures, including the sale of RO and ACC and related activities. Compensation received by Boenning from the Company in the past two years for such services consisted of a monthly retainer of $10,000 that was paid during a seven-month period, from July 2009 to January 2010, for an aggregate payment of $70,000 that was credited towards the $250,000 fee owed by the Company upon the sale of RO, plus reimbursement of actual out-of-pocket expenses of approximately $49,000 related to their services. Boenning anticipates being paid a fee of $600,000 upon the successful sale of ACC and $250,000 for providing the fairness opinion, in addition to reimbursement of any additional actual out-of-pocket expenses. Boenning may receive additional compensation from the Company in the future for certain transactions that the Company may enter into, such as further mergers, acquisitions or divestitures or financing transactions.

        In 2009, EMRISE selected Boenning after a lengthy and deliberate process to identify, evaluate and interview investment banking firms for the needs of the Company. The process identified approximately 15 firms, of which 5 were selected for interviews. Boenning was selected in July 2009 as the Company's investment banker for a number of reasons, including its long history as an established investment banking firm that seemed to be less impacted by the turmoil in the investment banking industry than other candidate firms, its reputation, the fee structure it proposed, the availability of a broad spectrum of services it could provide to the Company and because of the professionals at the firm who offered a team-oriented, hands on approach. Based on the Company's experience with Boenning and the due diligence and financial analysis conducted by Boenning in the course of the investment banking services provided since the beginning of its relationship with EMRISE and in connection with the sale process of ACC, the Company determined that Boenning was in a good position to provide the fairness opinion.

Certain Effects of the Transaction

        If the Purchase Agreement is approved and adopted by the Company's stockholders and certain other conditions to the closing of the Transaction are satisfied, ACC will become a wholly-owned subsidiary of Buyer. EEC and EMRISE will use a majority of the net proceeds to pay the obligations to its Lender under the Credit Agreement which will satisfy the obligations owed to Lender. Subject to certain terms and conditions and in connection with the Transaction, the Lender has agreed to waive all accrued fees, which totaled approximately $240,000 as of June 1, 2010, and to accept a note in the principal amount of $1.0 million (which equals 8% of the $12.5 million total debt outstanding as of June 1, 2010). The note will be payable interest only on a monthly basis for the first 17 months, with equal monthly payments of principal plus interest due thereafter through maturity. The note will be payable at a rate of 12.5% per annum during the first 12 months and 15.5% per annum thereafter until paid in full, plus any applicable default rate or late fees. The Company will use a portion of the proceeds to pay approximately half of the approximately $6.6 million debt owed to the holders of the Seller Notes and one Noteholder will accept $450,000 worth of Company common stock as partial payment on his contingent note, which will leave a balance owed to Seller Noteholders of approximately $2.85 million.

        The Transaction will not effect the rights granted by nor the validity of stockholders common stock in EMRISE.

        Additional affects of the transaction can be found within the Unaudited Pro Forma Consolidated Financial Statements included within this Proxy.

NYSE Arca, Inc. Compliance

        On May 24, 2010, EMRISE received notice from the staff of the NYSE Arca, Inc. (the "NYSE Arca") that the Company was no longer in compliance with the minimum total net tangible assets and net worth amounts required for continued listing on the NYSE Arca under NYSE Arca Equities Rule 5.5(h)(3). The Company no longer complies with such continued listing requirements because it had total net tangible assets of less than $500,000 and net worth of less than $2 million at both

December 31, 2009 and March 31, 2010. Subsequent to the Transaction, EMRISE believes it will be in compliance with these requirements.

        On January 5, 2010, the Company received a similar notice that it was no longer in compliance with the minimum $1.00 per share price required for continued listing on the NYSE Arca under NYSE Arca Equities Rule 5.5(h)(4). On January 11, 2010, the Company notified the staff of the NYSE Arca of its intent to cure such deficiency by selling certain assets of the Company and retiring substantially all of its debt, including debt to the Company's current lender and other debtholders. The NYSE Arca accepted such request and plan on March 1, 2010 and, subsequent to that acceptance, the Company has already implemented certain of the steps outlined in that plan. With the anticipated improvements to our balance sheet, we are hopeful that we will be able to come into compliance with the continued listing requirement of NYSE Arca Equities Rule 5.5(h)(4), but there can be no assurance that we will be able to meet such continued listing requirements.

Strategy for Expanding Business

        EMRISE, post the ACC divestiture, will primarily pursue two core strategies. The first is to capitalize on the Company's edge network timing and synchronization technology through both organic and strategic transaction based growth. The second is to refocus efforts to drive strong growth and cash flow contribution from its global European based Aerospace & Defense business units, especially with the anticipation of an improved economy providing expected growth to the European military markets. We believe a narrow focus on these two strategies, combined with the significantly reduced debt levels this transaction provides us, will provide us with the best chance of maximizing value for our stockholders.

The Communications Equipment and Edge Networking Business

        The Company's edge network and central office timing technology, managed through its CXR Larus business in the United States, provides EMRISE a highly differentiated business with marketable products in a high growth industry. CXR Larus designs and develops timing and synchronization systems that are essential for the efficient operation of the world's digital telecommunication infrastructure. CXR Larus is one among a small select group of manufacturers with the technical resources and knowledge to produce these complex systems. With the growing proliferation of streaming video and ever expanding needs of homeland security, the Company believes these specialized robust timing technologies will enjoy strong growth. The Company believes the Larus technology has already been validated in the market as evidenced by recent customer wins with a number of key U.S. carriers and a large U.S. Federal agency.

        The Company believes that the true market opportunity available with its timing and synchronization technology could be much larger if it could overcome some specific challenges. In particular, the Company believes that a significant portion of the business opportunities in this space exist outside the United States, but Larus, due primarily to its size and resources, has only had limited success in penetrating these international markets. In addition, while the Company believes the Larus technology has been validated through recent customer installations, large networking organizations are always cautious of partnering with smaller firms due to the perceived risk of such companies. Accordingly, EMRISE believes that if it can overcome these two issues through a possible strategic transaction, then significant growth could follow.

Electronic Devices and the U.S. and European Aerospace and Defense Business

        EMRISE believes the industry is ripe for consolidation, including consolidation that can deliver the scale needed to drive much larger revenue growth in these markets and also possibly tap into specific large international markets. The Company has identified a target list of potential, complementary partners and has already had preliminary discussions with some of those potential partners. Successfully joining with other players in this field will be a core focus going forward to drive growth and cash flow in this segment.

        Even though our remaining Aerospace and Defense businesses are based in the U.K., more than 60 percent of their business comes from customers in the U.S. and is denominated in U.S. dollars. The list of customers for this business includes L3 Communications, BAE Systems, GE Aviation, General Dynamics, Lockheed Martin, Raytheon, Panasonic Avionics, ITT, Rockwell Collins, Thales, Siemens, EDS, Alcatel, MBDA Missile Systems, EADS, and a number of other such customers in Europe, Asia and North America.

        The Company's core strategic focus for its electronic devices business going forward is to organically drive growth and cash flow contributions from its global European-based aerospace and defense divisions. While the U.S. military markets have generally remained robust, the European military markets have experienced slower growth in 2010, primarily due to the economic downturn and timing of certain long term contracts. However, EMRISE believes these businesses will enjoy stronger growth in the coming years, especially since the Eurofighter and other such long term programs are anticipated to grow in comparison to recent history. EMRISE also anticipates that the in-flight entertainment market in the U.S. and Europe will expand as the economy improves. EMRISE believes that by focusing its U.K. divisions in these U.S. and European markets, capitalizing on their strong brand name, validated technology and high quality customer base, they can deliver solid organic growth and deliver robust profit contributions.

        EMRISE has differentiated and highly validated technology platforms, strong engineering and management teams, and as a result of the anticipated Transaction, a much improved balance sheet due to the lower debt levels resulting from the anticipated pay down of debt. As a result, the Company expects to be able to better support its working capital and growth needs, and to facilitate strategic transactions. EMRISE believes that it will now be well focused on the execution of its defined strategic plan, which the Company anticipates will provide the best chance of maximizing value for stockholders following the sale of ACC.

        While these two core strategies will be the focus of the Company, EMRISE will stay vigilant with regard to other possibilities to improve its financial condition and grow the Company. For example, the Company will continue to monitor the market for conditions that might allow for a successful equity raise or a recapitalization transaction. Many factors could prevent the Company from successfully executing on these strategies. Subsequent to the sale of ACC, the Company anticipates a negative cash flow from its operations. If the Company is not able to reverse this trend and cannot increase revenue, net income and EBITDA over the near term, the Company may be forced to sell additional assets to further pay down debt or to liquidate the Company.

Interests of the Company's Directors and Executive Officers in the Transaction

        No director, director nominee or executive officer has a substantial interest, whether direct or indirect, in the Transaction. In connection with the Transaction, the Company is amending the employment arrangements with two of its three executive officers. Under the current employment arrangement with the executives, the executives were entitled to a lump sum payment equal to a multiple of their base salary (grossed up for taxes) in the event of a change in control (whether or not their employment was terminated and whether or not they received severance). The Transaction falls within the definition of change in control and therefore would have triggered aggregate payments well in excess of $3 million. In addition, after closing the Transaction, the Company revenues will be materially reduced, which follows the recent disposition of other material assets of the Company. The executives and the Compensation Committee worked together closely to fashion an arrangement that provided, on the one hand, a proper incentive to the executives to close a Transaction, to reward them for the dedication required to close such a major Transaction as well as the other divestitures closed in the recent history of the Company, and to compensate them for releasing the right to receive these change in control payments, while balancing carefully on the other hand the reduced need for executive management of the smaller operations and the Company's anticipated cash needs. As further described herein, based on modified arrangements agreed to by the Company and the executives, upon the earlier of the closing of the Transaction or the first of any other change in control event, (a) Mr. Oliva will receive a lump sum payment of $85,000 and additional monthly payments for four months aggregating $135,000 and (b) Mr. Jefferies will receive a lump sum payment of $80,000 and additional monthly payments for four months aggregating $105,000. Upon the closing of the Transaction, the role of a separate chief financial officer may be eliminated and the employment of Mr. Donovan may be terminated. If Mr. Donovan is terminated, he would be entitled to receive his full termination severance, pursuant to his employment agreement, equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), as well as some additional payments related to continuing benefits, but he will not be entitled to receive any change in control payment contemplated under his current arrangement. The aggregate payments to be made to the executives based on the closing of the Transaction or the first of any other change in control event is approximately $850,000 which is a fraction of the potential payout well in excess of $3 million if no modifications had been agreed to. If the employment of Mr. Donovan is terminated, the Company intends to promote current members of its finance team to meet the finance and accounting needs of the Company going forward. Mr. Jefferies is also entitled to receive retention payments. Please see "Executive Compensation and Related Information" for a full description of these payments, the employment arrangement modifications and the consideration for the same.

Fees and Expenses

        Whether or not the Transaction is completed, in general, all fees and expenses incurred in connection with the Transaction will be paid by the party incurring those fees and expenses. Fees and expenses incurred or to be incurred by EMRISE in connection with the merger are estimated at this time to be as follows:

Description	Amount
(In thousands)
Legal fees and expenses	$
Financial advisory fee and expenses
Printing, proxy solicitation and mailing costs
Filing fees
Miscellaneous

Total	$

Material U.S. Federal Income Tax Consequences

        In connection with the Transaction, EMRISE expects that it will recognize taxable losses in an amount of the difference of EMRISE's tax basis for the shares of CCI and ACC it is selling to Buyer over the sales price paid by Buyer. EMRISE anticipates that it will generate capital loss carry forwards at a Federal and state level on any such losses that it recognizes from the Transaction. The stockholders of EMRISE will not personally owe any taxes nor will they receive any tax benefits as a result of the Transaction.

Regulatory Approvals

        Under the Purchase Agreement, Seller is required to make and comply with all filing requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq., including, without limitation, the General Information Notice, with respect to its New Jersey Properties.

Summary of the Stock Purchase Agreement

        The summary of the terms of the Purchase Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. We encourage you to read carefully the Purchase Agreement in its entirety.

        The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about ACC, Seller, CCI, Buyer or their respective subsidiaries or affiliates.

        As described in further detail below under "—Representations and Warranties," the Purchase Agreement contains representations and warranties by Seller, on the one hand, and by Buyer, on the other hand, made solely for the benefit of the other and should not be relied on by any persons as characterizations of the actual state of facts about such parties to the Purchase Agreement at the time they were made or otherwise.

Purchase and Sale of ACC Common Stock

        In exchange for 100% of the common stock of ACC and CCI, Buyer has agreed to pay Seller $20 million in cash. Seller shall create an escrow account for the payment of indemnification claims in the amount of $1 million. The purchase price may also be adjusted based on the level of net working capital of ACC at Closing.

Representations and Warranties

        The Purchase Agreement contains representations and warranties made by Seller to Buyer, and representations and warranties made by Seller to Buyer. These representations and warranties (and the assertions embodied therein) have generally been made for purposes of allocating risk to one of the parties if those statements prove to be inaccurate, rather than for the purpose of establishing matters as facts and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Buyer, on the one hand, and Seller, on the other hand. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. The representations and warranties contained in the Purchase Agreement may or may not have been accurate as of the date they were made and we make no assertion in this proxy statement that they are accurate as of the date of this proxy statement.

        The representations and warranties made by Seller, each of which is subject, in some cases, to specified exceptions and qualifications, relate to, among other things:

  •
  its organization, qualification to do business, good standing and corporate power and authority to enter into the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement;

  •
  authorization of the execution, delivery and performance of the Purchase Agreement;

  •
  consents and approvals of governmental entities as a result of the Transaction;

  •
  the capitalization of CCI and ACC;

  •
  the absence of any violation of or conflict with their organizational documents, applicable law or certain agreements as a result of entering into the Purchase Agreement and consummating the Transaction;

  •
  the absence of certain changes, events or litigation;

  •
  its financial statements, books and records, operations, material contracts, government contracts and prior activities;

  •
  the title and condition of its assets and its inventories;

  •
  taxes and accounts receivable;

  •
  matters relating to environmental issues, labor and employee benefits;

  •
  product warranties, defects and liabilities;

  •
  customers, suppliers and backlog data;

  •
  the approval of the Lender and the freedom from indebtedness at the closing of the Transaction; and

  •
  various other items relating to Seller, CCI and ACC.

        Buyer has also made customary representations and warranties in the Purchase Agreement, which are subject, in some cases, to specified exceptions and qualifications. Buyer's representations and warranties relate to, among other things:

  •
  its organization, good standing and corporate power and authority to enter into the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement;

  •
  its intent to enter into the Purchase Agreement for its own account, for investment and without any view to resell or distribute the shares of ACC;

  •
  consents and approvals of governmental entities as a result of the merger;

  •
  the absence of any violation of or conflict with their organizational documents, applicable law or certain agreements as a result of entering into the Purchase Agreement and consummating the Transaction;

  •
  the absence of undisclosed broker's fees;

  •
  its financial capability; and

  •
  the absence of litigation.

Conditions to the Completion of the Transaction

        Completion of the Transaction is subject to the satisfaction or waiver of specified conditions, including the conditions set forth below. All of these conditions may be waived. Neither party to the Purchase Agreement has agreed at present to waive any of these conditions.

  Conditions to Buyer's Obligations

  •
  All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit the actions under the Purchase Agreement shall have been obtained, including approval of the Transaction by Seller's Lender.

  •
  No law or action shall be in effect that would prevent or restrain consummation of the transactions contemplated by the Purchase Agreement.

  •
  The representations and warranties of Seller shall be true and correct.

  •
  Buyer shall have obtained all consents, approvals, permissions or acknowledgements or notices required to be obtained or made in connection with the Transaction.

  •
  Each officer and member of the Board of Directors of ACC and CCI shall have resigned.

  •
  No material adverse effect shall have occurred.

  •
  Buyer shall have received confirmation that certain indebtedness has been repaid in full.

  •
  Seller shall have executed and delivered to Buyer an affidavit of Seller stating Seller's United States taxpayer identification number and that Seller is not a foreign person.

  •
  Seller shall deliver to Buyer a copy of each agreement in connection with the Transaction.

  •
  Seller shall have made and complied with all filing requirements of the New Jersey Industrial Site Recovery Act.

  •
  Seller shall have paid the deferred purchase price obligations and paid the employee retention bonuses.

  Conditions to Seller's Obligations

  •
  All consents, approvals and actions of, filings with and notices to any governmental authority necessary to permit the actions under the Purchase Agreement shall have been obtained.

  •
  No law or action shall be in effect that would prevent or restrain consummation of the transactions contemplated by the Purchase Agreement.

  •
  The representations and warranties of Buyer shall be true and correct.

  •
  Buyer shall have paid the payment under the Purchase Agreement.

  •
  Buyer shall have paid certain indebtedness.

  •
  EMRISE shall have duly called, convened and held a meeting of its stockholders, in accordance with Delaware law, for the purpose of approving and voting on the transactions contemplated by the Purchase Agreement and such stockholders shall have approved such transactions.

Additional Covenants

  Conduct of the Business Covenant

        Seller has agreed in the Purchase Agreement that, from and after the date of the Purchase Agreement to the closing of the Transaction, Seller shall cause CCI and ACC not to:

  •
  change any of ACC's accounting methods, principles or practices;

  •
  revalue any of the assets, including writing off receivables or reserves, other than in the ordinary course of business consistent with past practice;

  •
  establish or increase the benefits payable under any employee plan or establish any new bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan for personnel, or otherwise increase the compensation payable or to become payable to any personnel, except in the ordinary course of business consistent with past practice or as may be required by law;

  •
  enter into any employment or consulting agreement with any Personnel that would provide for payments to such Personnel in excess of $50,000 in any calendar year;

  •
  make, pay or declare any dividend or distribution with respect to either ACC common stock or the shares of CCI or any other equity securities of ACC or CCI, respectively, other than in a manner consistent with past practice, cash dividends to Seller or its affiliates, or redeem or repurchase any of ACC common stock or the shares of CCI or any other equity securities of, or owned by, ACC or CCI, respectively;

  •
  change or amend the articles of incorporation, bylaws, or any other governance document of ACC or CCI;

  •
  enter into, extend, materially modify, terminate or renew any material contract; provided, however, that Buyer's consent shall not be unreasonably withheld with respect to ACC's entry into any new material contract or any renewal, amendment, modification or termination of any material contract;

  •
  (A) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets or any interests therein, except for sales of finished goods inventory, obsolete assets or assets replaced in the ordinary course of business consistent with past practice or (B) sell, assign or transfer any assets to Seller or its affiliates;

  •
  acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any person, business, business unit or division or facility;

  •
  make any loans or advances to any person, or, except for expenses incurred in the ordinary course of business, to any personnel of ACC;

  •
  pay accounts payable other than in the ordinary course of business;

  •
  willfully do any other act or fail to take any reasonable action, which act or failure to take reasonable action would cause any representation or warranty of Seller in the Purchase Agreement (without giving effect to any materiality limitations set forth therein) to become untrue in any material respect;

  •
  make or change any election in respect of taxes, amend any tax returns of CCI or ACC, enter into any agreement in respect of taxes, including the settlement or compromise of any tax claim, or consent to any extension or waiver of the limitation period applicable to any tax claim;

  •
  incur, create or otherwise become liable for any indebtedness; or

  •
  enter into any agreement, or otherwise become obligated, to do any action prohibited under the Purchase Agreement.

        In addition, prior to the closing of the Transaction, Seller shall cause ACC to use its commercially reasonable efforts to preserve substantially intact the business organization of ACC, keep available to Buyer the services of the key personnel and preserve the current relationships of ACC with the material customers and suppliers of, and other persons which have significant business relationships with, ACC.

  Other Covenants

        The parties to the Purchase Agreement have agreed to various other covenants in the Purchase Agreement. The covenants include, but are not limited to:

  •
  Seller causing the personnel, auditors and agents of ACC to provide Buyer with reasonable access, during normal business hours, to the books and records of ACC, to provide Buyer with such additional financial and operating data and other information regarding ACC's assets and business, to permit Buyer reasonable access, during normal business hours, to ACC's offices and other facilities for any reasonable business purpose and to make available to Buyer the personnel to assist Buyer in fulfilling its obligations under the Purchase Agreement and to facilitate the consummation of the transactions contemplated by the Purchase Agreement, so long as Buyer does not unreasonably interfere with any of the business or operations of ACC;

  •
  not issuing any press release or other public statement with respect to the terms of the Purchase Agreement or the transactions contemplated thereby without the prior written consent of the other parties, except as required by law or by the rules and regulations of any national securities exchange on which the securities of a party or their affiliates are listed;

  •
  cooperating in obtaining all consents and approvals required under the Purchase Agreement to effect the transactions contemplated by the Purchase Agreement, including without limitation, the approval of Seller's stockholders, or that are advisable in order that all agreements, contracts and commitments of ACC remain in effect after the closing of the Transaction and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit;

  •
  using reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to bring about the satisfaction of all conditions to the other party's obligations to complete the transactions contemplated thereby;

  •
  giving prompt notice to the other party of (a) the occurrence, or failure to occur, of any event which occurrence or failure would likely cause Seller's or Buyer's respective representations or warranties contained in the Purchase Agreement to be untrue or inaccurate and (b) any failure of Seller or Buyer to comply with or satisfy any of its respective covenants, conditions or agreements to be complied with or satisfied by it under the Purchase Agreement;

  •
  preparing and timely filing all tax returns of ACC;

  •
  not encouraging, soliciting, initiating or participating in discussions or negotiations with, or providing any information to, any person concerning an acquisition proposal, or entering into any agreement with respect to any such proposal;

  •
  delivering to Buyer a payoff letter signed by the lenders, lessors and other financing sources setting forth all amounts necessary to be paid in order to fully pay off certain amounts of ACC's indebtedness, as required by the Purchase Agreement, at the closing of the Transaction;

  •
  terminating all contracts, commitments or transactions between ACC, CCI and Seller or any of its affiliates;

  •
  for a period of four (4) years, neither Seller nor its affiliates may compete with Buyer, CCI or ACC;

  •
  obtaining the secrecy and confidentiality of certain proprietary information and intellectual property;

  •
  preparing any necessary filings pursuant to the New Jersey Industrial Site Recovery Act in connection with ACC's New Jersey facility and complying with all other obligations under such act; and

  •
  assigning certain non-disclosure and non-competition agreements to Buyer.

Indemnification

        From and after the closing of the Transaction, Seller shall indemnify Buyer against any and all losses or claims relating to:

  •
  any inaccuracies in or breaches of Seller's representations and warranties;

  •
  any nonfulfillment of, or failure to comply with, any covenant of Seller set forth in the Purchase Agreement;

  •
  any additional taxes, penalties or interest payable by ACC or CCI; and

  •
  any deficiency payment pursuant to the Purchase Agreement which results from the working capital adjustment.

        Seller shall not have liability under the indemnification provisions until the aggregate amount of the losses of Buyer exceeds $250,000. The indemnification losses to be paid by Seller are further capped at $5,000,000.

        Buyer shall indemnify Seller against any losses resulting from

  •
  any inaccuracies in or breaches of Buyer's representations and warranties;

  •
  any nonfulfillment of, or failure to comply with, any covenant of Buyer set forth in the Purchase Agreement; and

  •
  any and all Losses relating to the ownership of the CCI common stock.

        Buyer shall not have liability under the indemnification provisions until the aggregate amount of the losses of Seller exceeds $250,000. The indemnification losses to be paid by Buyer are further capped at $5,000,000.

Settlement of Claims and Escrow

        Pursuant to the Purchase Agreement, Seller shall create an escrow account for the payment of claims covered by the indemnification provisions of the agreement. Such escrow account shall be in the amount of $1 million. The funds in the escrow account are only intended to satisfy any indemnification obligation made by Seller under the Purchase Agreement.

Termination of the Purchase Agreement

        The Purchase Agreement may be terminated at any time prior to the closing of the Transaction:

  •
  by mutual written agreement of the parties to the Purchase Agreement;

  •
  by any party if the closing of the Transaction shall not have occurred on or before July 31, 2010; provided that the delay in closing is through no fault of the terminating party;

  •
  by any party if there shall be any law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable, final judgment, injunction, order or decree of any court or governmental authority having competent jurisdiction; or

  •
  by (i) Seller, if Buyer shall be in breach any of its representations and warranties or fails to perform any of its covenants or agreements contained herein in any material respect and if such failure to perform any of its covenants or agreements herein shall not have been cured within ten (10) days following delivery of a written notice of such violation from Seller to Buyer, or (ii) Buyer, if Seller shall be in breach of any of its representations and warranties, or fails to perform any of its covenants or agreements contained herein in any material respect and if such failure to perform any of its covenants or agreements herein shall not have been cured within ten (10) days following delivery of a written notice of such violation from Buyer to Seller, as the case may be; provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) (or any of their affiliates) is not then in breach of any of its representations and warranties or of its covenants or agreements contained herein as would justify the other party to terminate the Purchase Agreement;

  •
  by Seller if a change in recommendation by EMRISE's Board of Directors shall have occurred; or

  •
  by Seller if, without a change in recommendation by EMRISE's Board of Directors, upon a vote at a duly held meeting of the stockholders of EMRISE held to obtain the stockholder approval for the consummation of the transactions set forth in the Purchase Agreement, such approval is not obtained.

Termination Fee

        If the Purchase Agreement is terminated because (i) Seller initiates contact with a third party in violation of the covenants in the Purchase Agreement or (ii) the Board of Directors of EMRISE effects a change in the recommendation for stockholders to vote for the approval of the Purchase Agreement and the transactions contemplated thereby, then, in consideration of the time and effort expended, the costs incurred, and the opportunity lost, Seller and/or EMRISE shall pay to Buyer within twenty (20) days after the effective date of such termination of the Purchase Agreement an amount equal to four percent (4%) of the purchase price (approximately Eight Hundred Thousand Dollars ($800,000)), plus any out of pocket fees, costs and expenses actually incurred and paid by Buyer to third party advisors in connection with the Purchase Agreement, such as counsel, financial advisors, accountants and environmental experts, up to a maximum of Two Hundred Thousand Dollars ($200,000).

Expenses

        Unless specifically stated otherwise, whether or not the Transaction is completed, in general, all fees and expenses incurred in connection with the Transaction will be paid by the party incurring those fees and expenses, except as otherwise provided in the Purchase Agreement.

Governing Law

        The Purchase Agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Amendment; Waiver

        The Purchase Agreement may be amended or waived by the parties if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against which the waiver is to be effective. After approval and adoption of the Purchase Agreement by the Company's stockholders, however, no amendment may be made which under applicable law requires the further approval of the Company's stockholders without such further approval.

Questions and Answers About Proposal 1

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Transaction, the Purchase Agreement and the annual meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to "Summary" and the more detailed information contained elsewhere in this proxy statement, Annex A to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully.

  •
  Why am I receiving these materials?

  •
  EMRISE, a Delaware corporation, the owner of all of the issued and outstanding stock of Seller, is required to, in accordance with Delaware law, call, convene and hold a meeting of its stockholders for the purpose of approving and voting on the transactions contemplated by the Purchase Agreement. The Transaction cannot be completed unless the transactions contemplated by the Purchase Agreement are approved and adopted by the affirmative vote of a majority of the outstanding common stock (assuming a quorum is present). This proxy statement contains important information about the Transaction and the 2010 Annual Meeting of EMRISE stockholders. The Company is sending you these materials to provide you with important information about the annual meeting and to help you decide whether to approve and adopt the Purchase Agreement.

  •
  Am I entitled to exercise rights of dissent and appraisal in connection with the Transaction?

  •
  No, under Delaware law, holders of Company common stock are not entitled to dissenters' rights in connection with the Transaction. Under Delaware law, holders of EMRISE common stock also do not have rights to an appraisal of the fair value of their shares in connection with the Transaction.

  •
  What will happen to ACC and CCI as a result of the transaction?

  •
  ACC and CCI will become wholly-owned subsidiaries of Buyer.

  •
  How does the Company's Board of Directors recommend that I vote?

  •
  Our Board of Directors recommends that you vote "FOR" the proposal to approve and adopt the Purchase Agreement, "FOR" the proposal to elect Laurence P. Finnegan, Jr. as a Class II director to serve a three-year term on the Company's Board of Directors, "FOR" the proposal to ratify the selection of BDO USA, LLP, our independent registered public accountant, to audit our consolidated financial statements for 2010, "FOR" the proposal to approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Purchase Agreement, and "FOR" the proposal to transact such other business as may property come before the meeting.

  •
  Why is our Board of Directors recommending that I vote "FOR" the proposal to approve and adopt the Purchase Agreement?

  •
  After careful consideration, our Board of Directors has determined that the proposal, to approve and adopt the Purchase Agreement and the transactions contemplated by the Purchase Agreement is advisable and fair to, and in the best interests of, the Company and its stockholders. In the course of reaching its decision to approve and adopt the Purchase Agreement, the Company's Board of Directors consulted with the Company's legal and financial advisors and considered a number of factors, as described herein. As a result, our Board of Directors has approved and adopted the Purchase Agreement.

  •
  What vote of stockholders is required to approve and adopt the Purchase Agreement?

  •
  The Transaction cannot be completed unless the Purchase Agreement is approved and adopted by the affirmative vote of a majority of the shares outstanding present in person or by proxy at the annual meeting who are entitled to vote (assuming a quorum is present).

  •
  What does it mean if I get more than one proxy card?

  •
  If you have shares of the Company that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your Company shares are voted.

  •
  How do I vote without attending the 2010 Annual Meeting?

  •
  If you are a registered stockholder (that is, if you hold Company shares in certificated form), you may submit your proxy and vote your Company shares by signing and returning the enclosed proxy card in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the enclosed proxy card. If you are voting by telephone or via the Internet, your voting instructions must be received by            on July     , 2010.

  •
  Will there by any changes to my shares of EMRISE common stock as a result of the Transaction?

  •
  No. All shares of EMRISE common stock will remain outstanding after the Transaction, and no changes will be made to the shares of EMRISE common stock currently outstanding as a result of the merger.

  •
  Should I send in my EMRISE stock certificates with my proxy card?

  •
  No. Please DO NOT send your EMRISE stock certificates with your proxy card. No changes will be made to shares of EMRISE common stock in the Transaction and you will not be asked to send your EMRISE stock certificates to anyone in connection with the Transaction.

  •
  When is the Transaction expected to be completed?

  •
  We are working to complete the Transaction as quickly as possible, and we anticipate that it will be completed by July     , 2010. We cannot, however, predict the exact timing of the Transaction. In order to complete the Transaction, our stockholders must approve and adopt the Purchase Agreement and the other closing conditions under the Purchase Agreement must be satisfied or waived.

  •
  Who can help answer my other questions?

  •
  If you have more questions about the 2010 Annual Meeting of Stockholders or the Transaction, you should contact our proxy solicitor, Georgeson Inc., toll-free at (866) 295-3782, or EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724, Attention: Secretary, or by telephone at (732) 389-0355. Banks and brokers may call Georgeson Inc. at (866) 295-3782.

Required Vote of Stockholders and Board Recommendation

        The affirmative vote of a majority of the shares of our outstanding common stock entitled to vote at the 2010 annual meeting of stockholders will constitute stockholder approval of the Purchase Agreement.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Unaudited Consolidated Balance Sheets

(in thousands)

	December 31, 2009	December 31, 2008	March 31, 2010	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$52	$285	$8	$155
Accounts receivable, net of allowances of $84,$102,$261 and $272 respectively	2,189	2,507	2,961	3,211
Inventories, net	2,494	1,996	2,501	2,008
Current deferred tax assets	432	411	432	373
Prepaid and other current assets	136	93	129	94

Total current assets	5,303	5,292	6,031	5,841
Property, plant and equipment, net	1,326	1,570	1,256	1,473
Goodwill	12,755	4,073	12,020	4,073
Intangible assets other than goodwill, net	3,774	4,458	3,698	4,240
Other assets	60	58	60	58

Total assets	$23,218	$15,451	$23,065	$15,685

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,750	$877	$1,603	$1,409
Accrued expenses	931	901	1,258	929
Current portion of long-term debt	4,449	172	4,436	157
Income taxes payable	—	50	216	84
Other current liabilities	1,965	—	1,725	—

Total current liabilities	9,095	2,000	9,238	2,579
Long-term debt	62	203	35	143
Deferred income taxes	1,673	2,116	1,463	1,780

Total liabilities	10,830	4,319	10,736	4,502
Commitments and contingencies
Stockholders' equity:
Common stock	—	—	—	—
Additional paid-in capital	11,070	10,812	10,908	10,871
Retained Earnings	1,318	320	1,421	312

Total stockholders' equity	12,388	11,132	12,329	11,183

Total liabilities and stockholders' equity	$23,218	$15,451	$23,065	$15,685

See accompanying notes to unaudited consolidated financial statements

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	For the year ended December 31,		For the three months ended March 31,
	2009	2008	2010	2009
Net Sales	$19,055	$5,844	$5,210	$5,049
Cost of Sales	10,334	3,534	2,497	2,848

Gross profit	8,721	2,310	2,713	2,201
Operating expenses:
Selling, general and administrative	6,011	1,517	1,583	1,623
Engineering and product development	823	237	282	102

Total operating expenses	6,834	1,754	1,865	1,725

Income from operations	1,887	556	848	476
Other income (expense):
Interest income	—	6	—	—
Interest expense	(196)	(20)	(108)	(10)

Total other (expense), net	(196)	(14)	(108)	(10)

Income before income taxes	1,691	542	740	466
Income tax provision	693	222	637	474

Net Income	$998	$320	$103	$(8)

See accompanying notes to unaudited consolidated financial statements

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,		Three Months Ended March 31,
	2009	2008	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	998	320	103	(8)
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	976	388	146	301
Provision for doubtful accounts	129	272	—	50
Provision for inventory obsolescence	137	551	19	3
Provision for warranty reserve	43	63	4	5
Deferred taxes	(464)	1,705	(210)	(298)
Changes in assets and liabilities:
Accounts receivable	189	(594)	(772)	(754)
Inventories	(635)	(699)	(26)	(15)
Prepaid and other assets	(45)	92	7	(1)
Accounts payable and accrued expenses	727	(154)	152	589

Net cash provided by operating activities	2,055	1,944	(577)	(128)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	12	(76)	—	—
Proceeds from (payments to) affiliates	(2,345)	10,812	573	59
Purchase of subsidiary, net of cash acquired	266	(12,356)	—	—

Net cash (used in) investing activities	(2,067)	(1,620)	573	59

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(220)	(39)	(40)	(61)

Net cash (used in) financing activities	(220)	(39)	(40)	(61)

Net increase (decrease) in cash and cash equivalents	(233)	285	(44)	(130)
Cash and cash equivalents at beginning of period	285	—	52	285

Cash and cash equivalents at end of period	$52	$285	$8	$155

See accompanying notes to unaudited consolidated financial statements

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

        ADVANCED CONTROL COMPONENTS, INC. ("ACC"), a wholly owned subsidiary of Custom Components, Inc. ("CCI") (collectively the "Company"), designs, manufactures and markets proprietary electronic devices for aerospace and defense applications. The Company operates from its facility in Eatontown, New Jersey.

Basis of Presentation

        The accompanying unaudited consolidated financial statements as of and for the years ended December 31, 2009 and 2008 and the three months ended March 31, 2010 and 2009 have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the consolidated accounts of CCI and ACC, after elimination of intercompany accounts and transactions. The Company and CCI were acquired by EMRISE Corporation ("EMRISE") on August 20, 2008 (the "Acquisition Date") as discussed in Note 2. The Unaudited Consolidated Statements of Operations for the year ended December 31, 2008 include only those transactions that occurred between the acquisition date and December 31, 2008 while the Company was owned by EMRISE.

        These financial statements are presented without audit. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

        Corporate services consisting of general and administrative services are provided from a centralized location by EMRISE to its business segments, including the Company. Such costs are allocated to the applicable segments based on segment revenue. Allocations may not be indicative of costs incurred if the Company was a stand alone business. The Company recorded $1.4 million, $0.4 million and $0.4 million of corporate services for the periods ended December 31, 2009, March 31, 2010 and March 31, 2009 respectively. No corporate services were recorded in 2008.

Use of Estimates

        The preparation of unaudited financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

        The Company considers cash and cash equivalents to include cash in banks and deposits with financial institutions that can be liquidated without prior notice or penalty. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

        Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer payment history, and current economic data. The Company reviews its allowance for doubtful accounts monthly.

        Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Fair Value of Financial Instruments

        The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items. The Company believes the carrying amounts of its notes payable approximate fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

Inventories

        The Company's finished goods electronic devices inventories generally are built to order. The Company's products consist of numerous electronic parts and other materials, which necessitates the exercise of detailed inventory management. The Company values its inventory at the lower of the actual cost to purchase or manufacture the inventory (first-in, first-out) or the current estimated market value of the inventory (net realizable value). The Company performs cycle counts of inventories using an ABC inventory methodology, which groups inventory into cycle counting categories, or conducts physical inventories at least once a year. The Company regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on its estimated forecast of product demand and production requirements for the next 12 to 24 months. Additionally, to determine inventory write-down provisions, the Company reviews product line inventory levels and individual items as necessary and periodically reviews assumptions about forecasted demand and market conditions. Any inventory that the Company determines to be obsolete, either in connection with the physical count or at other times of observation, are reserved for and subsequently written-off. Total inventory reserves were $0.7 million and $0.6 million, or 22% of total inventory, as of December 31, 2009 and December 31, 2008, respectively. Total inventory reserves were $0.7 million and $0.6 million, or 22% of total inventory, as of March 31, 2010 and 2009, respectively.

        The electronics devices industry is characterized by rapid technological change, frequent new product development, and rapid product obsolescence that could result in an increase in the amount of obsolete inventory quantities on hand. Also, estimates of future product demand may prove to be inaccurate, in which case the Company may have understated or overstated the provision required for excess and obsolete inventory. Although the Company makes every effort to ensure the accuracy of its forecasts of future product demand, any significant unanticipated changes in demand or technological

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

developments could have a significant impact on the value of the Company's inventory and its reported operating results.

Property, Plant and Equipment

        Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally using the straight-line method over the useful lives of the assets (or lease term, if shorter) as follows:

Machinery, equipment and fixtures	3 - 7 years
Leasehold improvements	5 years

        Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Research and development costs are expensed as incurred.

Long-Lived Assets

        The Company reviews the carrying amount of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill and Other Intangible Assets

        Financial Accounting Standards Board ("FASB") guidance for goodwill and other intangible assets disallows the amortization of goodwill and provides for impairment testing of goodwill carrying values on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company performed its annual required tests of impairment as of December 31, 2009 and 2008 for goodwill and found no impairment to goodwill and other intangible assets. At December 31, 2009, our reported goodwill totaled $12.8 million.

        Intangible assets with identifiable useful lives are amortized using the straight-line method over their useful lives. Definite-lived intangible assets are stated at cost, less accumulated amortization, and are amortized on the straight-line method over their estimated useful lives ranging from two to twenty years. The Company periodically reviews the original estimated useful lives of long-lived assets and makes adjustments when appropriate. Intangible assets with finite useful lives are tested for impairment whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. The Company evaluates its intangible assets for impairment by comparing the future undiscounted cash flows of the underlying assets to their respective carrying amounts.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Product Warranty Liabilities

        Generally, the Company's products carry a standard one-year, limited parts and labor warranty. In certain circumstances, the Company provides a two-year, limited parts and labor warranty on communications test instruments and network access products. Products returned under warranty typically are tested and repaired or replaced at the Company's option. Historically, the Company has not experienced significant warranty costs or returns.

        The Company records a liability for estimated costs that it expects to incur under the basic limited warranties when product revenue is recognized. Factors affecting the warranty liability include the number of units sold, historical and anticipated rates of claim and costs per claim. The Company periodically assesses the adequacy of its warranty liability accrual based on changes in these factors.

Concentration of Credit Risk

        Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash and accounts receivable. The Company places its cash with high quality financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

        The Company's accounts receivable result from sales to a broad customer base. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. Accounts receivable are generally due within 30 days and are stated net of an allowance for doubtful accounts. Accounts outstanding for longer than the contractual payment terms are considered past due. Provisions for uncollectible accounts are made based on the Company's specific assessment of the collectibility of all past due accounts. Credit losses are provided for in the financial statements and consistently have been within management's expectations. Two customers represented 30% and 11%, respectively, of the Company's total net sales during 2009. One customer represented 35% of the Company's total net sales during 2008.

Revenue Recognition

        The Company derives revenues from sales of electronic devices. The Company's sales are based upon written agreements or purchase orders that identify the type and quantity of the item and/or services being purchased and the purchase price. The Company recognizes revenues when shipment of products has occurred or services have been rendered, no significant obligations remain on the part of the Company, and collectability is reasonably assured based on the Company's credit and collections practices and policies.

        Revenue recognition depends upon the type of contract involved. Engineering/design services contracts generally entail design and production of a prototype over a term of up to several years, with revenue deferred until each milestone defined in the contract is reached. Production contracts provide for a specific quantity of products to be produced over a specific period of time. Customers issue binding purchase orders or enter into binding agreements for the products to be produced. The Company recognizes revenues on these orders as the products are shipped. Returns are infrequent and permitted only with prior authorization because these products are custom made to order based on

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        Revenues from services such as repairs and modifications are recognized when the service is completed and invoiced. For repairs that involve shipment of a repaired product, the Company recognizes repair revenues when the product is shipped back to the customer. Service revenues contribute less than 5% of total revenue and, therefore, are considered to be immaterial to overall financial results.

Shipping and Handling Costs

        Shipping and handling costs were recorded in cost of goods sold and were $157,000 and $72,000 for the year ended December 31, 2009 and 2008, respectively, and $36,000 and $43,000 for the three months ended March 31, 2010 and 2009, respectively.

Advertising Costs

        Advertising costs are charged to expense as incurred. Advertising costs for 2009 and 2008 were immaterial.

Income Taxes

        The Company files its federal tax return on a consolidated basis with EMRISE. The Company files a tax return with the State of New Jersey, which is not consolidated with EMRISE. Income taxes in these consolidated financial statements have been computed as if the Company filed on a stand-alone basis. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. The Company does not have a valuation allowance on its deferred tax assets. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are the Company's forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company's effective tax rate on future earnings. The provision for income taxes represents the tax payable for the year and the change during the year in deferred tax assets and liabilities. As of December 31, 2009 and 2008, the Company had not recorded any net unrecognized tax benefits associated with uncertain income tax positions.

NOTE 2—ACQUISITION OF ADVANCED CONTROL COMPONENTS

        On May 23, 2008, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement"), as amended with EMRISE and its wholly-owned subsidiary, EMRISE Electronics Corporation ("EEC"), pursuant to which EEC agreed to acquire the Company.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 2—ACQUISITION OF ADVANCED CONTROL COMPONENTS (Continued)

        The closing of the Purchase Agreement occurred on August 20, 2008. Under the terms of the Purchase Agreement, EEC acquired all of the issued and outstanding shares of common stock of CCI and all of the issued and outstanding shares of common stock of ACC not owned by CCI (the "Acquisition") from the former owners of the Company ("Sellers"). In addition to the purchase price, EMRISE is obligated to pay up to an additional $5 million if the Company meets certain operating income targets for one or both of the two 12 month periods following the closing. Additionally, pursuant to the Purchase Agreement, there are provisions for a working capital adjustment to the purchase price as well as an adjustment to net cash.

        In connection with the Acquisition of the Company, EEC issued Subordinated Secured Contingent Promissory Notes (the "Notes"), as amended, to each of the Sellers. The Notes bear interest at a rate per annum equal to the prime rate as reported in The Wall Street Journal plus 1%. On November 20, 2009, EEC entered into Amendment No. 1 to the Notes with each of the Sellers (collectively, the "Note Amendments") pursuant to which each of the Notes were amended to (a) add $1.3 million (the sum of the closing net cash adjustment and the first earnout payment) to the aggregate principal balance of the Notes, (b) double the original interest rate of each of the Notes (the prime rate as reported in The Wall Street Journal plus 1%) until the aggregate principal balance of the Notes attributable to the closing net cash adjustment and the first earnout payment is repaid, at which time the interest rate shall be reduced back to the prime rate as reported in The Wall Street Journal plus 1%, and (c) revise the payment terms such that no payments are due until July 1, 2010, at which time EEC will make principal payments in the aggregate amount of $1.3 million plus payments of interest accrued on such amount from the issuance date through the date of payment of such aggregate principal amount. The remaining balance of the notes is due in November 2010.

        The following table summarizes the components of the Notes at December 31, 2009 (in thousands):

Aggregate contingent consideration related to original Notes	$2,000
Working capital adjustment	959
Net cash adjustment	302
Aggregate contingent consideration related to Note Amendments	1,036

Balance of Notes at December 31, 2009	$4,297

        In addition to the Notes, the remaining cash contingent consideration of $2.0 million was accrued at December 31, 2009 in other current liabilities in the accompanying unaudited consolidated balance sheet. This amount is also due in November 2010.

        In determining the purchase price for the Acquisition, EMRISE took into account the historical and expected earnings and cash flow of the Company, as well as the value of companies of a size and in an industry similar to the Company, comparable transactions and the market for such companies generally. The initial purchase price represented a premium of approximately $4.1 million over the recorded net worth of the Company's assets.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 2—ACQUISITION OF ADVANCED CONTROL COMPONENTS (Continued)

        In conjunction with the Acquisition, EMRISE considered whether the Acquisition included various types of identifiable intangible assets, including trade names, trademarks, patents, covenants not to compete, customers, backlog, workforce, technology and software. As a result of the procedures performed and the evaluation of management, EMRISE determined and recorded the value of the tangible and intangible assets in its Consolidated Balance Sheets in accordance with the purchase price allocation.

        The following table summarizes the assets and liabilities assumed in connection with the Acquisition (in thousands):

Accounts receivable	$2,185
Inventories	1,848
Property and equipment	1,545
Intangible assets, net	4,750
Goodwill	4,073
Other assets	244

Total assets acquired	14,645
Accounts payable and accrued liabilities	(1,678)
Other liabilities	(611)

Total liabilities assumed	(2,289)

Net assets acquired	$12,356

        The Company estimated and recorded the identified intangible assets as follows: trade name of $1,570,000; covenant not to compete of $60,000; backlog of $570,000; and customer relationships of $2,550,000.

        Subsequent to August 20, 2008, the Company recorded contingent consideration in the amount of $6.3 million ($4.3 million recorded as a Note and $2.0 million recorded as other accrued liability), which represented an increase to goodwill. Additional purchase price adjustments reducing goodwill by $0.3 million were also recorded subsequent to the acquisition. In addition, at December 31, 2009 as a result of the sale of one of the subsidiaries of EMRISE, the remaining goodwill was reallocated among the remaining business units within EMRISE's electronic devices reporting unit resulting in an increase to the Company's goodwill of $2.6 million. Total goodwill associated with the Company at December 31, 2009 was $12.8 million.

NOTE 3—INVENTORIES

        Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value) and consisted of the following (in thousands):

	At December 31,		At March 31,
	2009	2008	2010	2009
Raw materials	$2,120	$1,996	$2,171	$2,072
Work-in-process	1,055	551	1,030	490
Reserves	(681)	(551)	(700)	(554)

Total inventories, net	$2,494	$1,996	$2,501	$2,008

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 4—PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consisted of the following (in thousands):

	At December 31,		At March 31,
	2009	2008	2010	2009
Machinery, equipment and fixtures	$1,710	$1,662	$1,710	$1,649
Leasehold improvements	2	2	2	2
Accumulated depreciation	(386)	(94)	(456)	(178)

Total property, plant and equipment	$1,326	$1,570	$1,256	$1,473

        The Company recorded depreciation expense associated with its property, plant and equipment of $0.3 million and $0.1 million for each of the years ended December 31, 2009 and 2008, respectively, and $0.1 million for each of the three months ended March 31, 2010 and 2009, respectively.

NOTE 5—GOODWILL AND INTANGIBLE ASSETS

        Goodwill was $12.8 million and $4.1 million at December 31, 2009 and 2008, respectively.

        The Company performed its annual impairment test for goodwill as of December 31, 2009 and 2008. In performing the valuations, the Company used cash flows that reflected management's forecasts and discount rates that reflect the risks associated with the current market. The Company considers the results of an income approach and a market approach in determining the fair value of the reporting units. In 2009, For the income approach a growth rate of 4.0% was assumed as a result of expected shipments on existing contracts and future opportunities. The Company discounted the projected cash flows at 14% to determine the fair value for the electronic devices reporting unit. For the market approach, the guideline public company method was used, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly traded ownership interests. From these "guideline" companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value. At December 31, 2009, the Company's reported goodwill totaled approximately $12.8 million. Based on the results of this testing, the fair values of the electronic devices reporting unit exceeded its book values.

        Subsequent to August 20, 2008, the Company recorded contingent consideration of $6.3 million as an increase to goodwill. Additional purchase price adjustments reducing goodwill by $0.3 million were also recorded subsequent to the acquisition. The following table reflects changes in the Company's goodwill balances for the year ended December 31, 2009 and 2008 (in thousands):

Balance at August 19, 2008	$—
Acquisition by EMRISE	4,073

Balance at December 31, 2008	4,073
Purchase price adjustments and allocation of goodwill	6,031
Allocation of goodwill due to discontinued operations	2,651

Balance at December 31, 2009	$12,755

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 5—GOODWILL AND INTANGIBLE ASSETS (Continued)

        Other intangible assets consist primarily of trademarks, trade names and technology acquired. The original cost and accumulated amortization of these intangible assets consisted of the following (in thousands):

	At December 31,		At March 31,
Intangibles with definite lives:	2009	2008	2010	2009
Customer relationships	$2,550	$2,550	$2,550	$2,550
Trade name	1,570	1,570	1,570	1,570
Covenant-not-to-compete	60	60	60	60
Backlog	570	570	570	570
Accumulated amortization	(976)	(292)	(1,052)	(510)

Total intangible assets, net	$3,774	$4,458	$3,698	$4,240

        In accordance with FASB guidance for accounting for the impairment or disposal of long-lived assets, the Company reevaluates the carrying value of identifiable intangible and long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. No events or changes in circumstances occurred during 2009 or 2008 that would have required an impairment analysis to be performed.

        Assuming no additions, disposals or adjustments are made to the carrying values and/or useful lives of the assets, annual amortization expense on intangible assets is estimated to be approximately $295,000 in 2010 and $275,000 in 2011 through 2015. The Company's current intangible assets have a weighted average remaining useful life of approximately 10 years.

NOTE 6—ACCRUED LIABILITIES

        Accrued expenses as of December 31 consisted of the following (in thousands):

	At December 31,		At March 31,
	2009	2008	2010	2009
Accrued payroll and benefits	$377	$408	$737	$419
Advance payments from customers	242	327	201	327
Warranty reserve	65	106	69	107
Accrued interest	146	—	238	—
Other accrued expenses	101	60	12	76

Total accrued expenses	$931	$901	$1,258	$929

        No other individual item represented more than 5% of total current liabilities.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 7—DEBT

        The Company has capital leases relating to capital equipment. The leases generally contain bargain purchase options and expire at various dates through December 31, 2014. Capitalized lease obligations are calculated using interest rates appropriate at the inception of the lease and range from 6% to 18%. Leases are amortized over the lease term using the effective interest method.

        The following table is a summary of long-term debt (in thousands):

	At December 31,		At March 31,
	2009	2008	2010	2009
Notes payable to ACC Sellers (see Note 2)	$4,297	$—	$4,297	$—
Capitalized lease obligations	214	375	174	300
Total debt	4,511	375	4,471	300

Current portion of long-term debt	(4,449)	(172)	(4,436)	(157)

Long-term debt	$62	$203	$35	$143

        Principal maturities related to debt, including loans from stockholders, as of December 31, 2009, were as follows (in thousands):

	Capitalized Lease Obligations	Notes Payable to ACC Sellers	Total
Year ending December 31,
2010	$152	$4,297	$4,449
2011	54	—	54
2012	8	—	8
2013 and thereafter	—	—	—

	$214	$4,297	$4,511

NOTE 8—INCOME TAXES

        The Company files a consolidated U.S. federal income tax return with EMRISE. State of New Jersey tax returns are filed on a separate basis

        The Company's income before provision for income taxes was generated from U.S. operations for the periods presented. Income before income taxes was $1.7 million and $0.5 million for the years ended December 31, 2009 and 2008, respectively, and $0.7 million and $0.5 million for the three months ended March 31, 2010 and 2009, respectively.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 8—INCOME TAXES (Continued)

        The Company's provision for income taxes consisted of the following for the periods presented (in thousands):

	Year Ended December 31,		Three Months Ended March 31,
	2009	2008	2010	2009
Current
Federal	$895	$248	$657	$532
State	261	72	192	156

Total current	1,156	320	849	688

Deferred
Federal	(359)	(75)	(164)	(166)
State	(104)	(23)	(48)	(48)

Total deferred	(463)	(98)	(212)	(214)

Total provision for income taxes	$693	$222	$637	$474

        Income tax expense (benefit) differed from the amount obtained by applying the statutory federal income tax rate of 34% to income before income taxes as follows for the periods presented (in thousands):

	Year Ended December 31,		Three Months Ended March 31,
	2009	2008	2010	2009
Federal income tax at statutory rates	$575	$184	$503	$421
State income taxes, net of federal benefit	104	33	95	71
Permanent differences	39	—	41	32
Other	(25)	5	(2)	(50)

	$693	$222	$637	$474

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 8—INCOME TAXES (Continued)

purposes. Significant components of the Company's deferred tax assets and liabilities were as follows as for the periods presented (in thousands):

	As of December 31,		As of March 31,
	2009	2008	2010	2009
Current deferred tax assets:
Allowance for doubtful accounts	$41	$109	$33	$104
Inventory reserves and uniform capitalization	273	185	280	222
Other accrued liabilities	118	117	119	47

Total current deferred tax assets	432	411	432	373
Long-term deferred tax assets:
Deferred income	97	—	80	—
Other, net	—	—	—	—

Total long-term deferred tax assets	97	—	80	—

Long-term deferred tax liabilities:
Depreciation on property, plant & equipment	(260)	(333)	(219)	(271)
Intangible assets other than goodwill	(1,510)	(1,783)	(1,324)	(1,509)

Total net deferred tax liabilities (long-term)	(1,673)	(2,116)	(1,463)	(1,780)

Net deferred tax assets (liabilities)	$(1,241)	$(1,705)	$(1,031)	$(1,407)

        The Company adopted FASB guidance for accounting for uncertainty in income taxes on January 1, 2007. The implementation of this guidance did not result in a material adjustment to the Company's liability for unrecognized income tax benefits. At the time of adoption and as of March 31, 2010, the Company had recorded no net unrecognized tax benefits. The Company currently has no open matters with tax authorities nor is it engaged in an examination by any tax authority. The Company recognizes interest and penalties related to uncertain tax positions in interest expense and selling, general and administrative expense, respectively, in the condensed consolidated statements of operations and comprehensive income. No interest or penalties were recognized during any of the periods presented. As of March 31, 2010, the Company had nothing accrued for interest and penalties.

        The Company files income tax returns in the United States federal jurisdiction, and in the state jurisdiction of New Jersey. The Company is no longer subject to United States federal and state tax examinations for years before 2006 and 2005, respectively.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 9—RETIREMENT PLANS

        Prior to October 2009, the Company maintained a defined contribution retirement plan (the "401k Plan") covering substantially all employees. The Company's contributions to this retirement plan were $22,000 and $5,000 in the years ended December 31, 2009 and 2008, respectively and $11,000 and $7,000 in the three months ended March 31, 2010 and 2009, respectively. In October 2009, the Company merged its 401k Plan with the defined contribution retirement plan of EMRISE. Contributions made by EMRISE on behalf of the Company to that plan were $8,000 in the year ended December 31, 2009.

NOTE 10—COMMITMENTS AND CONTINGENCIES

Leases

        The Company conducts its operations from leased facilities under an operating lease that expires in November 2012. The lease requires the Company to pay all maintenance, insurance, property tax costs, and contain provisions for rent increases. Total rent expense, net of sublease income, for the years ended December 31, 2009 and 2008 was approximately $0.4 million and $0.1 million, respectively. Total rent expense, net of sublease income, for the three months ended March 31, 2010 and 2009 was approximately $85,000 and $87,000, respectively.

        The future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year ending December 31,	Amount
2010	$345
2011	345
2012	317
2013 and thereafter	8

Total	$1,015

Litigation

        The Company is not currently a party to any material legal proceedings. However, the Company is, from time to time, involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on the Company's unaudited consolidated financial position, results of operations or cash flows.

Lines of credit

        The Company and certain of its affiliates, including EMRISE, CXR Larus Corporation, CCI and RO Associates Incorporated (collectively, the "Borrowers"), are parties to a Credit Agreement (as amended from time to time the "Credit Agreement") between EMRISE and GVEC Resource IV Inc.

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 10—COMMITMENTS AND CONTINGENCIES (Continued)

(the "Lender") providing for a credit facility which includes term loans and a revolving credit facility and is secured by accounts receivable, other rights to payment and general intangibles, inventories and equipment. The credit facility includes a revolving credit facility for up to $7,000,000 that expires on June 30, 2010 (the "Revolver").

NOTE 11—SUBSEQUENT EVENTS

        The Company has evaluated subsequent events to July 20, 2010, the date the financial statements were available for issue.

Amendments to Credit Facility

        On January 25, 2010, EMRISE and the Lender entered into Amendment Number 8 to Loan Documents, which amends EMRISE's Credit Agreement as of December 31, 2009. All references to the Credit Facility herein refer to the Credit Agreement as amended from time to time. The Credit Facility requires the sale of a significant portion of the Company's assets by June 30, 2010 (the "Maturity Date"). EMRISE is required to achieve certain milestones in connection with these sale activities and the maintenance of maximum capital expenditure financial covenants. The Lender has the current right to appoint an outside observer to review EMRISE's books and records and business operations, with certain limitations designed to minimize disruption to the business operations. In addition, EMRISE must make bi-weekly payments of $75,000 through the Maturity Date. Upon the sale of the assets EMRISE agreed to sell, EMRISE will retain a percentage of the proceeds of some of such sales for working capital and are obligated to use the remaining proceeds to pay down the obligations owed to the Lender. EMRISE is also obligated to provide financial information and status reports to the Lender on a regular basis.

        The practical effect of Amendment 8 was to provide a forbearance by the Lender through the Maturity Date on the equity raise default and the possible financial covenant defaults that was and may have been otherwise triggered under the Credit Agreement as of December 31, 2009 and allows EMRISE time to sell the specified assets in order to pay down the obligations to the Lender. EMRISE believes that net proceeds from the sales of assets contemplated by the Credit Facility will be sufficient to pay the obligations owed to Lender in full.

        On April 13, 2010, the Borrowers and the Lender entered into Amendment Number 9 to Loan Documents ("Amendment 9"). Among other things, Amendment 9 removes the obligation to sell certain assets while retaining the obligation to sell other assets, and provides some clarity that the Lender will not charge fees for making adjustments to the milestones required to be met before the maturity date, provided certain conditions are satisfied. Except for this amendment, the Credit Agreement remains in full force and affect.

        On May 3, 2010, the Borrowers and the Lender entered into Amendment Number 10 to Loan Documents ("Amendment 10"). Among other things, Amendment 10 modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers.

        On May 17, 2010, the Borrowers and the Lender entered into Amendment Number 11 to Loan Documents ("Amendment 11"), which amends the Credit Agreement as of May 17, 2010. Among other

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 11—SUBSEQUENT EVENTS (Continued)

things, Amendment 11 modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers. Except for this amendment, the Credit Agreement remains in full force and effect.

        On June 1, 2010, the Borrowers and the Lender entered into Amendment Number 12 to Loan Documents ("Amendment 12"), which amends the Credit Agreement as of June 1, 2010. Among other things, Amendment 12 modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers and provides for the Lender's consent to the sale of such assets. Except for these amendments, the Credit Agreement remains in full force and effect.

        On June 11, 2010, the Borrowers and the Lender entered into Amendment Number 13 to Loan Documents ("Amendment 13") on June 17, 2010, which amends the Credit Agreement as of June 11, 2010. Among other things, Amendment 13 extends the maturity date of the Credit Agreement from June 30, 2010 to July 16, 2010 and modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers. Except for these amendments, the Credit Agreement remains in full force and effect.

        On July 16, 2010, the Borrowers and the Lender entered into Amendment Number 14 to Loan Documents ("Amendment 14"), which amends the Credit Agreement to extend the maturity date from July 16, 2010 to July 31, 2010 and modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers. Except for these amendments, the Credit Agreement remains in full force and effect.

        If a new event of default were to occur, including the failure to achieve any of the milestones, the Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement, which could include a foreclosure on EMRISE's assets before the contemplated asset sales could be completed. There can be no assurance that EMRISE will be able to successfully sell the contemplated assets in the agreed time frames and/or at prices sufficient to satisfy the debt owed to Lender, if at all. Even if EMRISE does successfully sell the contemplated assets and pay the obligations owed to the Lender in full, EMRISE's ongoing revenues will be substantially reduced which could have a material adverse affect on its operations and financial condition.

Stock Purchase Agreement

        On June 7, 2010, EMRISE entered into a Stock Purchase Agreement by and among Aeroflex Incorporated ("Aeroflex"), as buyer, and EMRISE, as seller, relating to the sale of all of the issued and outstanding shares of common stock of the Company and CCI (the "Purchase Agreement"). Pursuant to the Purchase Agreement, EMRISE will sell to Aeroflex (a) all of the outstanding shares of common stock of CCI, which currently owns 80% of the issued and outstanding shares of common stock of the Company, and (b) the remaining 20% of the issued and outstanding shares of the Company (collectively, the "Shares"), which are currently owned by EMRISE (the "Transaction").

        In exchange for the Shares, Aeroflex has agreed to pay EMRISE an aggregate purchase price of $20,000,000 in cash (the "Purchase Price"). An amount equal to $1,000,000 will be placed in an escrow account to satisfy any indemnification claims. Approximately $14.6 million of proceeds from the transaction will be used to pay down all of EMRISE's revolver with its principal lender, a significant

CUSTOM COMPONENTS, INC.,
AND ITS SUBSIDIARY

ADVANCED CONTROL COMPONENTS, INC.

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 11—SUBSEQUENT EVENTS (Continued)

portion of its term debt with the same lender and a majority of EMRISE's obligations to the previous owners of the Company. EMRISE anticipates retaining approximately $3.9 million in long term debt payable to both its current lender and the previous owners of the Company, all of which has a maturity of at least two years or longer. The Purchase Price may also be adjusted based on the level of adjusted net working capital of the Company at the closing of the Transaction.

        The closing of the Transaction is subject to stockholder approval, compliance with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., including, without limitation, the General Information Notice, with respect to its New Jersey Properties, obtaining the consent of the Company's senior lender and the Former Shareholders, as defined herein, (both of which have been received) and other customary closing conditions. The closing of the Transaction will satisfy the final milestone under the Credit Agreement. The Purchase Agreement also contains customary representations, warranties, covenants, agreements and indemnities for both EMRISE and Aeroflex.

        In addition, from the date of the Purchase Agreement through the closing date of the Transaction, EMRISE has agreed that neither it nor its affiliates will encourage, solicit, initiate or participate in discussions concerning any alternative acquisition proposal relating to the Company or CCI, provided that EMRISE may entertain a bona fide proposal for an acquisition under certain circumstances. In the event that the Purchase Agreement is terminated either because EMRISE's board changes its recommendation that stockholders vote in favor of the Transaction or EMRISE breaches its obligations under the exclusivity provision of the Purchase Agreement, then EMRISE will be required to pay to Aeroflex a break up fee equal to 4% of the Purchase Price, or $800,000, plus any out of pocket fees, costs and expenses actually incurred and paid by Aeroflex to third party advisors in connection with the Purchase Agreement, up to a maximum of $200,000.

        EMRISE's stockholders will be asked to consider and vote upon the approval and adoption of the Purchase Agreement at the 2010 annual meeting of stockholders. Assuming the stockholders approve the Transaction, the Transaction is expected to close shortly after such meeting.

Agreements with Former Shareholders of ACC

        Pursuant to a Master Agreement, dated June 7, 2010, by and among the Borrowers, Charles S. Brand, Thomas P.M. Couse, Joanne Couse, and Michael Gaffney, (the "Master Agreement"), EMRISE will also use a portion of the proceeds from the sale of the Company to pay approximately half of the approximately $6.6 million secured debt owed to certain of the Company's previous shareholders, Charles S. Brand, Thomas P.M. Couse, Joanne Couse and Michael Gaffney (collectively, the "Former Shareholders"), which amounts are owed in connection with deferred purchase price obligations, contingent notes and other related payments. Mr. Brand will also accept $450,000 worth of EMRISE's common stock as partial payment on his contingent note, with the per share valuation based on 115% of the volume weighted average price of the shares over a three-day period. The aggregate remaining balance owed to the Former Shareholders will be approximately $2.85 million. The maturity date of the remaining debt has been moved to three years from closing, with quarterly interest payments at prime plus 1% during the first two years and quarterly principal payments of $237,000 each beginning on July 2, 2012 with a balloon payment of principal on the maturity date of approximately $1.9 million.

EMRISE Corporation

Unaudited Pro Forma Consolidated Financial Statements

        The following unaudited pro forma consolidated financial statements give effect to the terms of the Purchase Agreement in the sale of Advanced Control Components, Inc. ("ACC") and Custom Components, Inc. ("CCI") to the Buyer (the "ACC Transaction"), the repayment of debt and the issuance of stock and are based on the unaudited consolidated statements of operations of ACC included within this proxy, our consolidated financial statements for the years ended December 31, 2009 and 2008 (included as Annex C to this proxy) and the quarters ended March 31, 2010 and 2009 (included as Annex D to this proxy) and the related notes, certain estimates, adjustments and assumptions that management believes to be reasonable. The unaudited pro forma consolidated statements of operations for the fiscal years ended December 31, 2009 and 2008 and the quarters ended March 31, 2010 and 2009, respectively, are presented as if the ACC Transaction and the debt repayment were completed as of January 1, 2009 and the unaudited pro forma consolidated balance sheet as of March 31, 2010 is presented as if the ACC Transaction, the debt repayment and the stock issuance were consummated at March 31, 2010.

        The unaudited pro forma consolidated financial statements include adjustments to reflect the effects of the ACC Transaction, the repayment of debt to the Lender under terms of our Credit Agreement and repayment of debt to the former sellers of ACC. These adjustments include the effects of cash proceeds of $20,000,000 (reduced by $1 million to be placed in an escrow account to satisfy any indemnification claims), the repayment of debt obligations to both the Lender and former sellers of ACC and the impact of the ACC Transaction on the line items of the financial statements. The unaudited pro forma consolidated financial statements do not give effect to our receipt of any portion of the $1,000,000 in escrow funds that may be payable to us pursuant to the terms of the Purchase Agreement in the future. In addition, the unaudited pro forma consolidated financial statements do not give effect to any adjustments that are unknown to us at this time or that may arise as the sale is finalized.

        Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the ACC Transaction, the debt repayment and the stock issuance, factually supportable, and expected to have a continuing impact. The unaudited pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

        The unaudited pro forma consolidated financial statements set forth below are not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the ACC Transaction, the debt repayment and the issuance of stock will not differ significantly from those presented below. Accordingly, the unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the ACC Transaction, repayment of debt and issuance of stock occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Therefore, readers of the proxy statement should review the unaudited pro forma consolidated financial statements set forth below with caution.

EMRISE Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Quarter Ended March 31, 2010

(in thousands except share and per share amounts)

EMRISE Corporation
Consolidated Income Statement

	Three Months Ended March 31, 2010
	Historical EMRISE As Reported	Pro Forma Adjustments		Pro Forma
Net Sales	$7,092			$7,092
Cost of Sales	5,141			5,141

Gross profit	1,951	—		1,951
Operating expenses:
Selling, general and administrative	2,534			2,534
Engineering and product development	522			522

Total operating expenses	3,056	—		3,056

Loss from operations	(1,105)	—		(1,105)
Other income (expense):
Interest income	15	—		15
Interest expense	(824)	710	A	(114)
Other, net	144	—		144

Total other income (expense), net	(665)	710		45

Loss before income taxes	(1,770)	710		(1,060)
Income tax provision	(136)	150	B	14

Loss (income) from continuing operations	(1,634)	560		(1,074)

Loss per share from continuing operations:
Basic	$(0.16)			$(0.10)

Diluted	$(0.16)			$(0.10)

Weighted average shares outstanding:
Basic	10,213	750	C	10,963

Diluted	10,213	750	C	10,963

EMRISE Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Quarter Ended March 31, 2009

(in thousands except share and per share amounts)

	Three Months Ended March 31, 2009
	Historical EMRISE As Reported	Pro Forma Adjustments		Pro Forma
Net Sales	$8,521			$8,521
Cost of Sales	5,544			5,544

Gross profit	2,977	—		2,977
Operating expenses:
Selling, general and administrative	3,017			3,017
Engineering and product development	369			369

Total operating expenses	3,386	—		3,386

Loss from operations	(409)	—		(409)
Other income (expense):
Interest income	46	—		46
Interest expense	(1,545)	(693)	A	(2,238)
Other, net	(42)	—		(42)

Total other income (expense), net	(1,541)	(693)		(2,234)

Loss before income taxes	(1,950)	(693)		(2,643)
Income tax provision	150	—		150

Loss from continuing operations	(2,100)	(693)		(2,793)

Loss per share from continuing operations:
Basic	$(0.21)			$(0.25)

Diluted	$(0.21)			$(0.25)

Weighted average shares outstanding
Basic	10,204	750	C	10,954

Diluted	10,204	750	C	10,954

EMRISE Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2009

(in thousands, except share and per share amounts)

	Year Ended December 31, 2009
	Historical EMRISE As Reported	Pro Forma Adjustments		Pro Forma
Net Sales	$34,695	$—		$34,695
Cost of Sales	22,788	—		22,788

Gross profit	11,907	—		11,907
Operating expenses:
Selling, general and administrative	11,948	—		11,948
Engineering and product development	1,796	—		1,796

Total operating expenses	13,744	—		13,744

Income (loss) from operations	(1,837)	—		(1,837)
Other income (expense):
Interest income	98	—		98
Interest expense	(4,054)	1,361	A	(2,693)
Other, net	433	—		433

Total other income (expense), net	(3,523)	1,361		(2,162)

Income (loss) before income taxes	(5,360)	1,361		(3,999)
Income tax provision	(578)	1,171	B	593

Loss (income) from continuing operations	(4,782)	190		(4,592)

Loss per share from continuing operations:
Basic	$(0.47)			$(0.42)

Diluted	$(0.47)			$(0.42)

Weighted average shares outstanding:
Basic	10,209	750	C	10,959

Diluted	10,209	750	C	10,959

EMRISE Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2008

(in thousands, except share and per share amounts)

	Year Ended December 31, 2008
	Historical EMRISE As Reported	Pro Forma Adjustments	Pro Forma
Net Sales	$41,389	$—	$41,389
Cost of Sales	26,968	—	26,968

Gross profit	14,421	—	14,421
Operating expenses:
Selling, general and administrative	12,513	—	12,513
Engineering and product development	1,840	—	1,840
Loss on asset impairment	6,584	—	6,584

Total operating expenses	20,937	—	20,937

Loss from operations	(6,516)	—	(6,516)
Other income (expense):
Interest income	109	—	109
Interest expense	(3,193)	—	(3,193)
Other, net	(734)	—	(734)

Total other income (expense), net	(3,818)	—	(3,818)

Loss before income taxes	(10,334)	—	(10,334)
Income tax provision	(114)	—	(114)

Loss from continuing operations	(10,220)	—	(10,220)

Loss per share from continuing operations:
Basic	$(1.00)		$(1.00)

Diluted	$(1.00)		$(1.00)

Weighted average shares outstanding
Basic	10,204	—	10,204

Diluted	10,204	—	10,204

Note:	ACC and CCI were acquired on August 20, 2008. All reclassifications of 2008 transactions related to ACC and CCI have been reclassified as discontinued operations in the historical reported numbers. There are no additional pro forma adjustments for 2008.

EMRISE Corporation

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2010

(in thousands, except share amounts)

	As of March 31, 2010
	Historical EMRISE As Reported	(D) - Sale of ACC/CCI		+ Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,540			$2,986	E	$5,526
Accounts receivable, net	4,711					4,711
Inventories, net	7,312					7,312
Current deferred tax assets	150					150
Prepaid and other current assets	978			(158)	F	820
Current assets of discontinued and held for sale operations	5,599	(5,599)		—		—

Total current assets	21,290	(5,599)		2,828		18,519
Property, plant and equipment, net	882					882
Goodwill	3,484					3,484
Intangible assets other than goodwill, net	1,073					1,073
Deferred tax assets	1,623					1,623
Other assets	93					93
Noncurrent assets of discontinued and held for sale operations	17,034	(17,034)		—		—

Total assets	$45,479	$(22,633)		$2,828		$25,674

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,941					$2,941
Accrued expenses	4,170			(363)	K	3,807
Line of credit	3,655			(3,655)	G	—
Current portion of long-term debt, net of discount	7,873			(3,906)	H	3,967
Notes payable to stockholders, current portion	300					300
Income taxes payable	390					390
Other current liabilities	357					357
Current liabilities of discontinued and held for sale operations	9,238	(9,238)		—		—

Total current liabilities	28,924	(9,238)		(7,924)		11,762
Long-term debt	62					62
Notes payable to stockholders, less current portion	—	—				—
Deferred income taxes	1,469	—				1,469
Other liabilities	1,516	—				1,516
Noncurrent liabilities of discontinued and held for sale operations	35	(35)		—		—

Total liabilities	32,006	(9,273)		(7,924)		14,809
Commitments and contingencies
Stockholders' equity:
Preferred stock,$0.01 par value. Authorized 10,000,000 shares, zero shares issued and outstanding	—	—		—		—
Common stock,$0.0033 par value. Authorized 150,000,000 shares; 10,213,214 shares issued and outstanding	126	—		—		126
Additional paid-in capital	43,516	—		450	I	43,966
Accumulated deficit	(27,538)	(13,360)	J	10,302	J	(30,596)
Accumulated other comprehensive loss	(2,631)	—		—		(2,631)

Total stockholders' equity	13,473	(13,360)		10,752		10,865

Total liabilities and stockholders' equity	$45,479	$(22,633)		$2,828		$25,674

EMRISE Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements

Description of Transaction and Basis of Presentation

        The historical information in the Unaudited Pro Forma Consolidated Financial Statements is derived from our Unaudited Statements of Operations of ACC included in this proxy, our financial statements for the years ended December 31, 2009 and 2008 (included in Annex C to this proxy) and the unaudited consolidated financial statements for the quarters ended March 31, 2010 and 2009 (included in Annex D to this proxy) and the related notes. The Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2009 and 2008 and the quarters ended March 31, 2010 and 2009 and the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010 are presented to illustrate the estimated effects of the ACC Transaction on EMRISE had the ACC Transaction occurred on January 1, 2009 for purposes of the Unaudited Pro Forma Consolidated Statements of Operations and at March 31, 2010 for purposes of the Unaudited Pro Forma Consolidated Balance Sheet including, but not limited to, the following:

  •
  Approximately $14.6 million of proceeds from the transaction will be used to pay down all of the Company's revolver with its principal lender, a significant portion of its term debt with the same lender and a portion of the Company's obligations to the previous owners of ACC. The Company anticipates retaining approximately $3.9 million in long term debt payable to both its current lender and the previous owners of ACC, all of which has a maturity of at least two years or longer; and

  •
  Each of the other Pro Forma Adjustments described in the notes below.

The Unaudited Pro Forma Consolidated Financial Statements do not give effect to our receipt of any portion of the $1 million escrow accounts that may be payable to us pursuant to the terms of the Purchase Agreement.

Pro Forma Adjustments

        Pro forma information is intended to reflect the impact of the ACC Transaction on our historical financial position and results of operations through adjustments that are directly attributable to the ACC Transaction, factually supportable and expected to have a continuing impact. These Unaudited Pro Forma Consolidated Financial Statements reflect the adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations and financial position set forth above.

  A.
  The adjustments represent interest expense that was recorded during the periods presented that related to the debt to be paid down as part of the ACC Transaction. These amounts include interest on the revolver and term debt owed to our lender. Additionally, these amounts include amortization of deferred financing costs and debt discount recorded during the quarter, which related to the revolver and term debt.

  B.
  The Company previously recorded a tax benefit on domestic losses in continuing operations that were recognized for accounting purposes due to domestic income reported within discontinued operations. As a result of the ACC Transaction, discontinued operations is not present and, thus the amount represents the reversal of the tax benefit recorded.

  C.
  The amount represents the estimated number of shares issued to one of the previous owners of ACC.

EMRISE Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

  D.
  As of March 31, 2010, ACC was classified as held for sale in the Quarterly Report on Form 10-Q. The amounts in the March 31, 2010 Unaudited Pro Forma Consolidated Balance Sheet reflect the amounts associated with the ACC assets that were held for sale, which would not be in the EMRISE balance sheet if ACC had been sold at that date.

  E.
  The following table reflects the components of the ACC transaction on cash and cash equivalents:

Proceeds from the sale of ACC (less escrow)	$19,000
Less cash outflows:
repayment of revolving credit facility	(3,655)
repayment of term loans	(6,897)
repayment of obligations due to former ACC sellers	(3,296)
costs associated with sale	(1,805)
accrued interest on obligations	(361)

Pro forma adjustment to cash and cash equivalents	$2,986

  F.
  The amount represents the write off of the remaining balance of deferred financing costs.

  G.
  The amounts represent the repayment of the revolving credit facility in full.

  H.
  The following table reflects the components of the ACC transaction impacting current portion of long-term debt:

Repayment of term loans	$(6,897)
Balance of debt discount associated with term loans	145
Obligations owed to former ACC sellers	2,846

Pro forma adjustment to current portion of long-term debt	$(3,906)

  I.
  The amount represents the value allocated to the shares issued to one of the previous owners of ACC.

  J.
  The amount represents adjustments associated with the sale of ACC and repayment of debt obligations with proceeds from the sale.

PROPOSAL 2
ELECTION OF CLASS II DIRECTOR

        Our bylaws provide that our Board of Directors shall consist of at least four directors. Our board is divided into three classes of directors: Class I, Class II and Class III. The term of office of each class of directors is three years, with one class expiring each year at our annual meeting of stockholders.

        Our current board consists of one Class II director, Laurence P. Finnegan, Jr., whose term expires at our 2010 annual meeting, two Class III directors, Carmine T. Oliva and Richard E. Mahmarian, whose terms expire at our 2011 annual meeting and one Class I director, Otis W. Baskin, whose term expires at our 2012 annual meeting. Mr. Finnegan, Jr. is named as a nominee for election to serve a three-year term expiring at our 2013 annual meeting or until succeeded by another qualified director who has been duly elected.

        The proxy holders intend to vote all proxies received by them in favor of the election of Mr. Finnegan, Jr. unless instructions to the contrary are marked on the proxy. If Mr. Finnegan, Jr. is unable or declines to serve as a director at the time of the annual meeting, an event not now anticipated, the proxies will be voted for any nominee designated by our present board. However, the proxy holders may not vote proxies for a greater number of persons than the number of nominees named on the proxy.

Required Vote of Stockholders and Board Recommendation

        Directors are elected by a plurality vote of shares present in person or represented by proxy at the meeting. This means that the director nominee with the most votes for a particular slot on the board is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF LAURENCE P. FINNEGAN, JR. AS A CLASS II DIRECTOR.

 PROPOSAL 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

        Our audit committee has selected BDO USA, LLP ("BDO"), independent registered public accountants, to audit our consolidated financial statements for 2010, and our Board of Directors has concurred in this selection. Additional information regarding our relationship with our independent public accountants is contained in this proxy statement under the headings "Audit Committee Report," "Principal Accountant Fees and Services," and "Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Principal Accountants." We anticipate that a representative of BDO will be present at our 2010 annual meeting, will have the opportunity to make a statement if they desire to do so at the meeting, and will be available to respond to appropriate questions at the meeting.

Change in Accountants

        Effective April 30, 2009, we dismissed Hein, the independent registered public accounting firm that was engaged as the principal accountant to audit our consolidated financial statements. Effective the same date, we engaged BDO, an independent registered public accounting firm, as the principal accountant to audit our consolidated financial statements. The decision to change the independent registered public accounting firm was approved by our audit committee. The reason for the change was to allow us to engage an audit firm with a larger international network and one that has an office closer to our then largest U.S. subsidiary, Advanced Control Components, Inc. We believe that BDO is providing us a more cost effective and synergistic audit solution. In addition, we believed that BDO has adequate resources and experience to provide us with the global auditing and tax services we require.

        Hein's reports on our consolidated financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through April 30, 2009, there were no disagreements between us and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the matter in connection with its reports on our financial statements. During the two fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through April 30, 2009, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended ("Regulation S-K").

        We did not consult with BDO during the fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through April 30, 2009 regarding either:

          1.     The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to BDO nor oral advice was provided that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

          2.     Any matter that was either subject of disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees and Services

  Fees and Services for 2009

        The following table sets forth the aggregate fees billed to us by BDO USA, LLP, our principal accountant, for professional services rendered in connection with the audit of our consolidated financial statements for the year ended December 31, 2009. BDO USA, LLP did not bill us for professional services prior to the year ended December 31, 2009.

Fee Category	2009
Audit Fees	$326,838
Audit-Related Fees	30,000
Tax Fees	5,000
All Other Fees	—

Total	$361,838

        Audit Fees. Audit fees consist of fees billed for professional services for (i) audit of our 2009 consolidated financial statements, (ii) review of the interim consolidated financial statements included in our 2009 quarterly reports, and (iii) services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees. Audit related fees in 2009 consisted of fees billed for professional services performed with respect to a disposition completed in 2009 and equity transaction related activities.

        Tax Fees. Tax fees for 2009 consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and Transactions, and international tax planning.

        All Other Fees. No other fees were incurred for 2009.

  Pre-Approval Policies and Procedures

        Our audit committee pre-approves all services provided by our principal accountant. Our audit committee also considers in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the audit committee pursuant to any applicable rules and regulations.

Required Vote of Stockholders and Board Recommendation

        Although stockholder approval is not required, our Board of Directors has directed that this selection be submitted to our stockholders for ratification at our 2010 annual meeting. The affirmative vote of a majority of the shares of our common stock entitled to vote at and present in person or represented by proxy at the meeting will constitute stockholder ratification of the selection. Abstentions but not broker non-votes will be treated as shares present and entitled to vote on this proposal. Applying that standard, an abstention will have the effect of a vote "against" this proposal, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of this proposal. If stockholder approval of this proposal is not obtained, our audit committee and Board of Directors may reconsider our appointment of BDO USA, LLP as our independent registered public accountants.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT TO AUDIT OUR CONSOLIDATED FINANCIAL STATEMENTS FOR 2010.

 STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting need to be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, or                           , in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Proposals intended for inclusion in our proxy statement and proxy card for our 2011 annual meeting must be addressed to our secretary at our corporate headquarters and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the SEC governing stockholder proposals.

        Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our Board of Directors at a special meeting may only be made if our Board of Directors has determined that directors are to be elected at the special meeting.

        To be timely, a stockholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our Secretary at our corporate headquarters not later than:

  •
  Typically in the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders, or                          , 2011. However, if the date of our 2011 annual meeting changes more than 30 days from the date of our 2010 annual meeting, in order for the stockholder's notice to be timely it must be delivered to our secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce.

  •
  In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

        Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

OTHER MATTERS

        The board knows of no matter to come before the annual meeting other than as specified in this proxy statement. If other business should, however, be properly brought before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

DELIVERY OF THIS PROXY STATEMENT

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, known as "householding," potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are our stockholders will be "householding" our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholders sharing an address to which only one copy was mailed. Requests for additional copies should be directed to our proxy solicitor, Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038 or

by toll-free telephone at (866) 295-3782, or to EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724, Attention: Secretary, or by telephone at (732) 389-0355.

        Once a stockholder has received notice from his or her broker that the broker will be "householding" communications to the stockholder's address, "householding" will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request "householding" of communications should contact his or her broker or, if shares are registered in the stockholder's name, our Secretary, at the address or telephone number provided above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

    Public Reference Room
    Station Place
    100 F Street, N.W.
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve this information from our website at www.pngaming.com. Information contained on our website is not incorporated in or made a part of this proxy statement.

        A copy of our annual report on Form 10-K for the year ended December 31, 2009 is being made available with this proxy statement.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724, Attention: Secretary, or by telephone at (732) 389-0355, or by toll-free telephone at (800) 579-1639. If you would like to request documents, please do so by                          , 2010, in order to receive them before the annual meeting.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated June     , 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

Execution Copy

STOCK PURCHASE AGREEMENT

by and between

AEROFLEX INCORPORATED (or its designated Affiliate)

(the "Buyer")

and

EMRISE ELECTRONICS CORPORATION

(the "Seller")

Dated June 7, 2010

A-i

A-ii

A-iii

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is made and entered into as of the 7th day of June, 2010 (the "Effective Date"), by and between Aeroflex Incorporated, a Delaware corporation, or its designated Affiliate (the "Buyer"), and Emrise Electronics Corporation, a New Jersey corporation (the "Seller").

RECITALS

        WHEREAS, the Seller owns, beneficially and of record, all of the issued and outstanding shares of common stock (the "Shares") of Custom Components, Inc. ("CCI"). CCI owns, beneficially and of record, 80% of the issued and outstanding shares of the common stock of Advanced Control Components, Inc., a New Jersey corporation (the "Company"), and the Seller owns, beneficially and of record, 20% of the issued and outstanding shares of the common stock of the Company, (the "Seller's Company Shares", and together with the shares of the Company common stock owned by CCI, collectively, the "Company Common Stock"). The Company and CCI are sometimes referred to herein as the "Acquired Companies");

        WHEREAS, for the purpose of acquiring the Company and the Company Common Stock (the "Purpose"), the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer, the Shares and the Seller's Company Shares on the terms and subject to the conditions set forth herein; and

        WHEREAS, unless specifically indicated or the context otherwise requires, consistent with the Purpose, any reference to the Acquired Companies collectively shall be deemed to constitute a reference as well to each of CCI and the Company individually.

        NOW, THEREFORE, in consideration of the premises, the representations and warranties and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Specific Definitions.     As used in this Agreement, the terms identified on Exhibit A attached hereto shall have the meanings set forth or referred to in such Exhibit A.

        1.2    Other Terms.     Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

        1.3    Other Definitional Provisions.

          (a)   The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b)   Whenever the words "include," "includes" or "including" (or any variation thereof) are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (c)   References herein to "days," unless otherwise indicated, are to consecutive calendar days.

          (d)   References to specific Articles and Sections are to the Articles and Sections of this Agreement, unless specifically stated otherwise.

          (e)   All accounting terms not specifically defined herein shall, to the extent not inconsistent with the express terms of this Agreement, be construed in conformity with GAAP consistently applied.

          (f)    The terms defined in the singular herein shall have a comparable meaning when used in the plural, and vice versa.

          (g)   All references to "dollars" or "$" shall mean "U.S. dollars."

          (h)   All references herein to a particular "Schedule" shall mean such schedule as it is included in the Disclosure Schedules attached hereto.

          (i)    References to any United States legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than the United States be deemed to include what most nearly approximates in that jurisdiction to the United States legal term.

ARTICLE II
PURCHASE AND SALE

        2.1    The Shares; Purpose.     In reliance upon the representations and warranties by Seller and on the terms and subject to the conditions set forth in this Agreement, at the Closing, to effectuate and accomplish the Purpose, the Seller shall sell, assign, transfer and deliver the Shares and the Seller's Company Shares to the Buyer and the Buyer shall purchase and accept the Shares and the Seller's Company Shares from the Seller.

        2.2    Purchase Price; Manner of Payment.

          (a)   The aggregate purchase price for the Shares and the Seller's Company Shares shall be Twenty Million ($20,000,000) Dollars (the "Purchase Price"). The Buyer shall pay the Purchase Price at the Closing by delivering to the Seller (in the amounts and to the bank accounts directed in writing thereby) an amount of cash by wire transfer of immediately available funds equal to the Purchase Price less, to the extent outstanding as of the Closing (i) the aggregate amount of (A) the Indebtedness owed by Parent under a credit facility with GVEC Resource IV Inc. (the "Lender") and all other Indebtedness owed to the Lender (the "Lender Indebtedness"), (B) that amount of the deferred purchase price payments owed by the Seller to the Brand Group Sellers under the Stock Purchase Agreement dated May 23, 2008, as amended (the "May 23, 2008 Agreement"), as set forth on Schedule 2.2(b) (the "Deferred Purchase Price Obligation", and together with the Lender Indebtedness, the "Closing Date Indebtedness") and (ii) the sum of One Million ($1,000,000) Dollars (the "Escrow Deposit"), to be delivered to the Escrow Agent and held and maintained in an interest bearing account (the "Escrow Account") and released, disbursed and/or distributed therefrom by the Escrow Agent in accordance with the terms and provisions of Article X of this Agreement and the Escrow Agreement. The Escrow Account shall serve as a resource for the satisfaction of the Seller's indemnification obligations pursuant to Section 9.2(a) hereof, and, if necessary, at the Buyer's election, the recovery, in whole or in part, of the Deficiency Payment, if any. The Purchase Price less the Closing Date Indebtedness and the Escrow Deposit shall be referred to herein as the "Closing Payment." The Purchase Price (but not the Escrow Deposit correspondingly) is subject to adjustment as provided in Section 2.7.

          (b)   At the Closing, the Buyer will pay the Closing Date Indebtedness to the appropriate Persons by wire transfer of immediately available funds pursuant to the Payoff Letters and wiring instructions furnished by such Persons, as set forth on Schedule 2.2(b).

        2.3    Closing.     The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103-7599, at 10:00 a.m. local time on the second (2nd) Business Day following the date on which all the conditions to Closing in Articles VI and VII are satisfied or waived, or at such other place, such other date or at such other time as may be mutually agreed upon in writing by the Parties (the day on which the Closing takes place being the "Closing Date"). Notwithstanding anything to the contrary herein, the Closing will be deemed to have taken place at 12:01 a.m. on the Closing Date (the "Effective Time").

        2.4    Deliveries of the Seller at Closing.     Subject to satisfaction of the conditions to the obligations of the Seller in Article VII, at the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following:

          (a)   all of the certificates evidencing the Shares and the Seller's Company Shares, each duly endorsed for transfer to the Buyer or accompanied by a stock power duly executed in blank; and

          (b)   all of the certificates, resignations, agreements, resolutions, documents and other instruments set forth in Article VI.

        2.5    Deliveries of Buyer at Closing.     Subject to satisfaction of the conditions to the obligations of the Buyer in Article VI, at the Closing, the Buyer shall:

          (a)   Pay the Closing Payment in accordance with Section 2.2(a);

          (b)   Pay the Closing Date Indebtedness to the appropriate Persons pursuant to the Payoff Letters (as applicable) and wiring instructions furnished by such Persons in accordance with Sections 2.2 (b) and the Escrow Deposit to the Escrow Agent pursuant to Section 2.2 (a); and

          (c)   deliver to the Seller all of the certificates, agreements, documents and other instruments set forth in Article VII hereof.

        2.6    Closing Date Balance Sheet.

          (a)   Within one hundred and twenty (120) days following the Closing Date, the Buyer shall prepare or cause to be prepared, at the Buyer's expense and in good faith, and submit to the Seller an unaudited consolidated balance sheet of the Acquired Companies as of the Effective Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP consistent in all respects (including classification and presentation of line items) with the Company's Past Practices (the "Accounting Principles"). The Seller shall cooperate with the Buyer to the extent reasonably requested so that the Buyer may prepare or cause to be prepared the Closing Date Balance Sheet within the aforementioned 120-day time period.

          (b)   In the event the Seller disputes the Closing Date Balance Sheet as delivered by the Buyer, the Seller shall provide written notice (a "Notice of Dispute") specifying in reasonable detail all points of disagreement with the Closing Date Balance Sheet to the Buyer within forty-five (45) days after receipt of the Closing Date Balance Sheet. If the Seller fails to deliver a Notice of Dispute within such 45-day period, then the Closing Date Balance Sheet as delivered by the Buyer shall be used for purposes of Section 2.7. If the Seller delivers a Notice of Dispute within such 45-day period, the Buyer and the Seller shall endeavor in good faith to resolve all specified points of disagreement within fifteen (15) days after the Buyer's receipt of the Notice of Dispute. If the dispute is not resolved within such 15-day period, either the Buyer or the Seller may refer the dispute to the CPA Firm, which shall act as an expert and not as an arbitrator, to finally determine, as soon as practicable, all points of disagreement with respect to the Closing Date Balance Sheet. For purposes of the foregoing, each of the Buyer and the Seller shall submit a proposed Closing Date Balance Sheet to the CPA Firm and to the other Party, accompanied by such additional information explaining its position with respect to the Closing Date Balance Sheet as it desires to submit within the applicable time period described below. Each of the Buyer and the Seller shall, prior to the time of such submission, be free to revise positions they have maintained in prior drafts of the Closing Date Balance Sheet and related discussions, but the Buyer and the Seller shall not be permitted to further modify their proposed Closing Date Balance Sheet once these are submitted to the CPA Firm. The CPA Firm shall deliver its written determination within twenty (20) days following its receipt of the Seller's revised Closing Date Balance Sheet or such longer period of time as the CPA Firm determines necessary (not to exceed sixty (60) days). In making its determination hereunder, the CPA Firm shall apply the terms of this

  Section 2.6, and shall not make a determination that will result in the Seller or the Buyer receiving an amount greater than the amount sought by the Seller or the Buyer, as the case may be. The CPA Firm shall make its determination based solely on the presentations and supporting material provided by the Parties and not pursuant to any independent review or investigation. The fees and expenses of the CPA Firm incurred in connection with the determination of the Closing Date Balance Sheet in accordance with this Section 2.6 shall be allocated equally between the Buyer and the Seller. Each of the Parties shall bear responsibility for their own outside counsel and accounting fees and expenses. All determinations by the CPA Firm shall be final, conclusive and binding with respect to the Closing Date Balance Sheet.

          (c)   The Buyer and the Seller shall cooperate with each other in attempting to resolve any points of disagreement referred to in Section 2.6(b), including the Buyer making reasonably available to the Seller and its representatives, to the extent reasonably requested, all books, records, work papers related to, or relied upon by the Buyer in connection with, the preparation of the Closing Date Balance Sheet; provided, however, that the Seller and its representatives shall conduct their work in a manner that does not unreasonably interfere with or disrupt the conduct of the Company after the Closing.

        2.7    Adjustment to the Purchase Price.

        The Purchase Price shall be subject to downward adjustment on a dollar for dollar basis in the event the Adjusted Net Working Capital based on the Closing Date Balance Sheet as finally determined (by agreement or otherwise) in accordance with Section 2.6 is less than the Adjusted Net Working Capital Target Amount. The Seller shall pay to the Buyer the amount of any such Purchase Price adjustment (a "Deficiency Payment") under this Section 2.7 within five (5) Business Days after the amount of the Deficiency Payment has been finally determined. Any Deficiency Payment required under this Section 2.7 shall bear interest from the Closing Date to the date of payment at the Closing Date Interest Rate, which interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed and such interest shall be paid on the same date and in the same manner as the Deficiency Payment. The Deficiency Payment shall be treated as an adjustment to the Purchase Price.

        2.8    Excluded Assets.     Prior to the Closing, the Seller shall cause the Company to pay or distribute to the Seller, as contemplated in Section 8.1(a)(v), effective immediately prior to the Closing, all of the cash of the Company (the "Excluded Assets").

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER

        The Seller hereby makes the following representations and warranties to the Buyer:

        3.1    Organization and Qualification.     Each of the Acquired Companies has been duly incorporated or formed, is validly existing and in good standing (or its equivalent under Law) under the laws of the jurisdiction of its incorporation or formation, and has all requisite power (corporate or otherwise) and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted by such Acquired Company. Each Acquired Company is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing (or its equivalent under Law) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or license necessary. A complete and accurate list of the respective jurisdictions in which each of the Acquired Companies is qualified or licensed to do business as a foreign corporation or other entity are set forth on Schedule 3.1. True and complete copies of the certificate of incorporation and bylaws of each of the

Acquired Companies (in each case, as amended to the date of this Agreement), have been made available by the Seller for review by the Buyer.

        3.2    Authorization.     The Seller has all requisite capacity and authority to execute and deliver this Agreement and the Related Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. No other actions on the part of any other Person are necessary to authorize Seller's execution and delivery of this Agreement or any of the Related Documents and the performance of Seller's obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by the Seller, as applicable, and constitutes a legal, valid and binding obligation of the Seller, as applicable, enforceable against the Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or equity (collectively, "Bankruptcy Laws and Equitable Principles").

        3.3    Capitalization of the Acquired Companies.

          (a).  The authorized capital stock of the Company consists of 2,500 shares of common stock, no par value, of which 100 shares are issued and outstanding and constitute the Company Common Stock as defined in the Recitals. The Company Common Stock constitutes all of issued and outstanding Equity Securities of the Company. The Company Common Stock (i) has been duly authorized and validly issued, (ii) is fully paid and nonassessable, (iii) has been issued in accordance with the Articles of Incorporation and bylaws of the Company, (iv) is not subject to any preemptive rights and (v) was issued in accordance with, and not in violation of, the Securities Act or any other applicable Laws (including state "Blue Sky" laws). CCI owns beneficially and of record 80% of the Company Common Stock free and clear of all Liens, and has the right, power and authority to sell and transfer such shares of the Company Common Stock to Buyer in the manner provided herein. Seller owns beneficially and as of record the Seller's Company Shares, representing 20% of the issued and outstanding shares of the Company Common Stock, free and clear of all Liens and has the right, power and authority to sell and transfer the Seller's Company Shares to Buyer in the manner provided herein. None of the Seller, CCI or the Company has issued or granted any outstanding options, warrants, rights, calls or other securities convertible into or exchangeable or exercisable for shares of Company Common Stock or any other Equity Securities of the Company. There are no commitments or obligations of any kind or character providing for the issuance of additional shares of the Company Common Stock or any other Equity Securities of the Company, the sale of treasury shares, or the repurchase, redemption or other acquisition of shares of the Company Common Stock or any other Equity Securities of the Company, or any obligations arising from cancelled stock. There are no agreements or circumstances of any kind which may obligate CCI or the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its Company Common Stock or any other Equity Securities of the Company. There are no voting trusts and no stockholder agreements, proxies or other agreements in effect to which the Seller, CCI or the Company is a party or by which any of them may be bound with respect to the voting or transfer of the shares of the Company Common Stock.

          (b)   The authorized capital stock of CCI consists of 1,000 shares of common stock, of which 50 shares are issued and outstanding and comprise the Shares as defined in the Recitals. The Shares constitute all of the issued and outstanding Equity Securities of CCI. The Shares (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) have been issued in accordance with the Articles of Incorporation and bylaws of CCI, (iv) are not subject to any preemptive rights and (v) were issued in accordance with, and not in violation of, the Securities Act or any other applicable Laws (including state "Blue Sky" laws). The Seller owns beneficially and of record the Shares free and clear of all Liens, and has the right, power an authority to sell and transfer the Shares to Buyer in the manner provided herein. Neither Seller nor CCI has issued or granted any outstanding options, warrants, rights, calls or other securities convertible into or exchangeable or exercisable for shares of common stock of CCI or any other Equity Securities of CCI. There are no commitments or obligations of any kind or character providing for the issuance of additional shares of common stock or any other Equity Securities of CCI, the sale of treasury shares, or the repurchase, redemption or other acquisition of shares of common stock or any other Equity Securities of CCI, or any obligations arising from cancelled stock. There are no agreements or circumstances of any kind which may obligate the Seller or CCI to issue, purchase, register for sale, redeem or otherwise acquire any of its common stock or any other Equity Securities of CCI. There are no voting trusts and no stockholder agreements, proxies or other agreements in effect to which the Seller or CCI is a party or by which any of them may be bound with respect to the voting or transfer of the Shares.

        3.4    Subsidiaries.     The only subsidiary of CCI is the Company. The Company has no subsidiaries.

        3.5    No Conflict.     Neither the execution and delivery of this Agreement or the Related Documents nor the consummation of the transactions contemplated hereby and thereby will, with the passage of time or notice or both, directly or indirectly (i) violate or conflict with any provisions of the incorporation or organizational documents, as applicable, of either of the Acquired Companies or of the Seller, or any resolution adopted and still in force and effect by the board of directors or the stockholders of any of the Seller, CCI, the Company or Parent (ii) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, any Law applicable to the Seller, Parent or the Acquired Companies or any judgment, decree, Order or award of any Governmental Authority or arbitrator to which any one or more of the Seller, Parent or the Acquired Companies is a party or may be bound, (iii) violate, or be in conflict with, or constitute a default under, or result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any liability or obligation, or result in the creation or imposition of any Lien upon the Shares, the Seller's Company Shares, the Company Common Stock or the Assets under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which any one or more of the Seller, CCI, the Company or Parent is a party (including the Material Contracts) or to which any one or more of the Seller, CCI the Company or Parent may be bound or affected or to which the Shares or the Assets may be subject; (iv) cause the Buyer to become subject to, or liable for, the payment of any Tax; (v) violate or conflict with the terms of, or result in the right of a Governmental Authority to terminate, suspend or materially modify any Permit or other authorization of any Governmental Authority relating to the Company's Business or the Assets owned or used by the Company in the conduct of the Business.

        3.6    Consents and Government Approvals.     Except as set forth on Schedule 3.6, no consent, waiver, approval, authorization, license, Order or permit of, or declaration, filing or registration with, novation by, or notification to, any Governmental Authority, or any other Person, is required to be made or obtained by the Seller or either of the Acquired Companies or any of their respective Affiliates in connection with the execution, delivery and performance of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby.

        3.7    Financial Statements.

          (a)   Attached as Schedule 3.7(a) are true and complete copies of the (i) Financial Statements and (ii) Interim Financial Statements. Except as set forth on Schedule 3.7(a), all such financial statements (i) were prepared in accordance with GAAP, applied on a basis consistent with Past Practice for the periods involved, (ii) fairly present the financial condition, results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and (iii) accurately and correctly reflect in all material respects the books of account and other financial records of the Company.

          (b)   Attached as Schedule 3.7(b) are true and complete copies of the (i) CCI Financial Statements and (ii) CCI Interim Financial Statements. Except as set forth on Schedule 3.7(b), all such financial statements (i) were prepared in accordance with GAAP, applied on a basis consistent with Past Practice for the periods involved, (ii) fairly present the financial condition, results of operations of the CCI as of the respective dates thereof and for the respective periods covered thereby, and (iii) accurately and correctly reflect in all material respects the books of account and other financial records of CCI

          (c)   Neither CCI nor the Company has any liabilities of any kind (known or unknown, fixed, accrued, absolute or contingent) other than liabilities: (i) reflected and reserved against in, respectively, the CCI Interim Financial Balance Sheet or the Interim Financial Balance Sheet; or (ii) incurred, in the case of CCI, since the CCI Interim Balance Sheet Date and in the case of the Company, since the Interim Balance Sheet Date, in the Ordinary Course of Business, consistent with CCI's or the Company's Past Practice, as the case may be.

          (d)   The respective books of account and other financial records of the Acquired Companies are complete and accurate in all material respects and have been properly maintained in all material respects in accordance with applicable Law.

        3.8    Absence of Certain Changes or Events.     Since the CCI Interim Balance Sheet Date and the Interim Balance Sheet Date, respectively, except as set forth on Schedule 3.8, each of CCI and the Company has conducted its business and affairs only in the Ordinary Course consistent with Past Practice and with respect to either or both, there has not been any:

          (a)   Material Adverse Effect or any action taken or events or circumstances occurring or existing which could reasonably be expected to have a Material Adverse Effect;

          (b)   (i) except for normal periodic increases in the Ordinary Course of Business consistent with Past Practice, increase in the compensation payable or to become payable by the Acquired Companies to any of their respective Personnel, (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of their respective Personnel, except in the Ordinary Course of Business consistent with Past Practice, (iii) welfare, pension, retirement, profit-sharing, incentive compensation or similar plan, program, payment or arrangement adopted, made or agreed to by the Acquired Companies for any of their respective Personnel except pursuant to the existing Employee Plans described on Schedule 3.21(a) or (iv) new employment, severance or change of control agreements entered into with Personnel to which either of the Acquired Companies is a party or otherwise bound;

          (c)   addition to, or modification of, the Employee Plans, other than contributions to such plans made in accordance with the normal practices of the Acquired Companies;

          (d)   (i) sale, assignment or transfer of any Assets other than sales of finished goods inventory, obsolete Assets or Assets replaced in the Ordinary Course of Business consistent with Past Practice, or (ii) any sale, assignment or transfer of any Assets to the Seller or its Affiliates;

          (e)   waiver of any rights of substantial value to the Acquired Companies;

          (f)    entry into, cancellation, termination or amendment of any Material Contract or other instrument material to the Acquired Companies;

          (g)   capital expenditures (or commitment to make a capital expenditures);

          (h)   failure to operate the business of the Company in the Ordinary Course so as to use reasonable efforts to preserve such business intact, to keep available the services of the Personnel of each, and to preserve the goodwill of the suppliers, customers and others having business relations with the Company;

          (i)    change in accounting methods or practices by the Acquired Companies;

          (j)    revaluation by the Company of any of its Assets, including writing off notes or accounts receivable or revaluing inventory;

          (k)   declaration, setting aside for payment or payment of dividends or distributions in respect of any Equity Securities of the Company or CCI;

          (l)    issuance or reservation for issuance by CCI or the Company of, or commitment (including any stock option or other stock-incentive award) to issue or reserve for issuance of, any Equity Securities of CCI or the Company, respectively;

          (m)  filing of any amended Tax Return, making of any Tax election or entering into any agreement in respect of Taxes, including the settlement of any Tax controversy, adoption or change of any accounting method in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (n)   termination or threatened termination of, or any substantial modification to, the relationship of the Company with any material customer or supplier;

          (o)   creation, incurrence or assumption of any Indebtedness or mortgage on, or pledge of, or action taken which subjects to any lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except Permitted Liens, any of the Assets;

          (p)   material change in the form or manner of the distribution of the Company's products or services or in the manner in which deliveries or performance of services are made or effected in connection with the backlog of the Company's orders other than in the Ordinary Course;

          (q)   material change in the Company's practice of pricing, discounting for sales of finished goods, ordering supplies and raw materials, shipping finished goods, accepting returns and honoring warranty obligations, invoicing customers, and collecting receivables;

          (r)   action taken other than in the Ordinary Course of the business of CCI or the Company; or

          (s)   agreement by CCI or the Company to do any of the foregoing.

        3.9    Absence of Litigation.     (i) Except as set forth on Schedule 3.9(i), there is no Action pending or, to the Seller's Knowledge, threatened against the Company, CCI or the Seller or involving any of the Shares, the Company Common Stock or the Assets; (ii) the Company, CCI or any of the Assets are not subject to any Order; and (iii) the Acquired Companies are not now, and during the past five (5) years have not been, the subject of any pending or, to the Seller's Knowledge, threatened investigation by any Governmental Authority. There is no action pending or, to the Seller's Knowledge, threatened, which is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated herein. There is no Order to which the Company or CCI or any of the assets owned or used by the Company or CCI is subject.

        3.10    Compliance with Law.

          (a)   Each of the Acquired Companies is, and at all times during the three year period prior to the Effective Date, has been, in compliance with all Laws. Neither the Seller nor either of the Acquired Companies has received any notice to the effect that the Company or CCI, as the case may be, is not in compliance with any Law applicable to the Company or CCI or any of their respective operations or Assets. Neither the Company nor CCI has, since its incorporation, conducted any internal investigation in connection with which the Company or CCI retained outside legal counsel for the purpose of conducting or assisting with such investigation with respect to any actual, potential or alleged violation of any Law by the Company or CCI or any of their respective Personnel.

          (b)   Each of the Acquired Companies is, and at all times during the three year period prior to the Effective Date, has been, in compliance with all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.) and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury (collectively, the "Export Control Laws"). Except as set forth on Schedule 3.10(b), the Acquired Companies have not received any communication that alleges that either CCI or the Company is not, or may not be, in compliance with, or has, or may have, any liability under, the Export Control Laws or are there any facts or circumstances or other basis of which the Seller has knowledge which could reasonably be expected to result in such liability or which would have required either of the Acquired Companies (or the Seller or Parent derivatively) to have made a voluntary disclosure thereunder.

          (c)   Neither the Company, CCI nor any of their Affiliates or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions or controls, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws and regulations.

          (d)   Since August 20, 2008, the Company has designed and taken steps to implement a system of internal accounting controls to comply, in all material respects, with all legal and accounting requirements applicable to the Company.

          (e)   Since August 20, 2008, the Acquired Companies have not received any complaints, allegations, assertions or claims that the Company or CCI has engaged in questionable accounting practices.

        3.11    Stock Record and Minute Books; Directors and Officers; Books and Records.     The stock record books and minute books of each of the Acquired Companies are true, correct and complete and have been maintained in all material respects in accordance with applicable Law. True, correct and complete copies of the certificate of incorporation and other organizational documents of the Company and CCI (and all amendments thereto), stockholder and board of directors minutes of meetings (or unanimous consents taken in lieu of meetings) conducted during the last three (3) years and the certificates evidencing the Shares and the Company Common Stock, have been previously furnished to the Buyer. Schedule 3.11 lists the directors and officers of CCI and the Company.

        3.12    Material Contracts; Government Contracts.

          (a)   CCI has no Material Contracts. Schedule 3.12(a) is a true, complete and correct list of the Contracts to which the Company is a party or by which the Assets are bound which are material to the Business (each such Contract required to be disclosed on Schedule 3.12(a), a "Material Contract"):

              (i)  any Contract, other than agreements with vendors and suppliers, that the Company reasonably anticipates will involve aggregate payments by or to the Company of more than $50,000;

             (ii)  any lease, including the Leases, or license of real property;

            (iii)  any lease or license of personal property involving annual lease payments in excess of $50,000;

            (iv)  any Contract containing covenants limiting the freedom of the Company or any of its respective Personnel to engage in any line of business or compete with any Person or to maintain the confidentiality of any confidential information;

             (v)  any distribution, franchise, license, sales, commission, consulting agency or advertising Contract which is not cancelable on thirty (30) calendar days' notice without payment or penalty;

            (vi)  any Contract relating to, or instrument evidencing, any Indebtedness of the Company;

           (vii)  any Contract relating to the sale or disposition of Assets (other than the sale of inventory or obsolete or worn-out Assets or Assets replaced in the Ordinary Course of Business consistent with Past Practice);

          (viii)  any Contract relating to Intellectual Property Rights that are used or held for use in the operation of the Business;

            (ix)  any joint venture Contract, partnership agreement, or limited liability company agreement or other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

             (x)  any Contract providing for capital expenditures after the date hereof;

            (xi)  any written warranty, guaranty or other similar undertaking of payment or performance extended or provided by the Company or CCI with respect to contractual performance or obligations of another Person, and any guarantee or undertaking of payment or performance extended or provided by another Person with regard to the contractual performance or obligations of the Company or CCI;

           (xii)  any Contract with any labor union or other representative of Personnel;

          (xiii)  any Contracts relating to the purchase of any business or Person (or all or any substantial portion of the assets of any business, business unit, facility or Person);

          (xiv)  any Contract for any charitable or political contribution;

           (xv)  any Contract with any present or former stockholder, director, officer, employee or consultant or for the employment of any Person, including any consultant; any Contract providing for the right of any current or former employee to receive benefits of any kind by reason of such employee's employment with the Company;

          (xvi)  any Contract which contains a "change in control" clause which would give rise to severance obligations or termination rights and any Contract that provides for the payment of any monies dependent upon either the consummation of the transactions contemplated herein or the consummation of any prior transaction involving the transfer of ownership of the Company's stock;

         (xvii)  any Contract with "take or pay" provisions, or "requirements" provisions committing a Person to provide the quantity of goods or services required by another Person;

        (xviii)  any Contract with any sales agents or representatives or distributors;

          (xix)  any Contract with any of CCI, Seller, Parent or any other Affiliate of the Company;

            (xx)  (xx) any Contract with any vendor or supplier involving payments in full or on an annual basis in an amount exceeding $200,000; and

          (xxi)  any other Contract which is material to the operation of the Business or ownership of the Assets.

  The Company has delivered to the Buyer true, correct and complete copies of all of the Material Contracts listed or required to be listed on Schedule 3.12(a), including all amendments and supplements and schedules thereto.

          (b)   The Company is not and, to the Seller's Knowledge, no other Person is in breach or violation of, or default under, any of the Material Contracts. Except as set forth on Schedule 3.12(b), each Material Contract is in full force and effect and: (i) is a valid agreement, arrangement or commitment of the Company which is a party thereto, enforceable against the Company, subject to Bankruptcy Laws and Equitable Principles; and (ii) to the Seller's Knowledge, is a valid agreement, arrangement or commitment of each other party thereto, enforceable against such party, subject to Bankruptcy Laws and Equitable Principles. No condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or, to the Seller's Knowledge, any other Person under any Material Contract. Except for those consents or approvals that have been obtained by the Company or are listed on Schedule 3.12(b), the failure of the Company to obtain the consent or approval of any party to any Contract listed or required to be listed on Schedule 3.12(a) will not result in a default, termination, breach, price re-determination, renegotiation or acceleration of any of such Material Contracts.

          (c)   CCI has no Government Contracts. For purposes of this Agreement, the term "Government Contract" means any Contract, bid or proposal between the Company and any (i) Governmental Authority, including any facilities contract for the use of government-owned facilities or (ii) third party relating to a Contract with any Governmental Authority. A true and complete list of the Government Contracts is set forth in Schedule 3.12(c) and the Company has made available to the Buyer as of the date hereof, true and correct copies of each such Government Contract. With respect to each Government Contract (A) the Company has complied with all terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly by reference, or by operation of law therein; (B) the Company has complied with all requirements of all applicable Laws, or agreements pertaining to such Government Contract, including where applicable the "Cost Accounting Standards" disclosure statement of the Company; (C) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective dates and the Company has complied with all such representations and certifications; (D) neither the United States government nor any prime contractor, subcontractor, vendor or other Person who is a party to a Government Contract has notified the Company that the Company has breached or violated any Laws, certification, representation, clause, provision or requirement pertaining to such Government Contract; (E) the Company has not received any notice of termination for convenience, notice of termination for default, cure notice, show cause or notice pertaining to such Government Contract; (F) no cost incurred by the Company pertaining to such Government Contract has been questioned or challenged, is the subject of any audit (other than routine cost incurred audits) or investigation or has been disallowed by any Governmental Authority; and (G) no payments due to the Company pertaining to such Government Contract have been withheld or set off, nor has any claim been made to withhold or set off money, and the Company is entitled to all progress or other payments received with respect thereto.

          (d)   Neither the Company nor any of its current or former directors, officers, or, to the Knowledge of the Seller, its current employees, consultants or agents is or has been under (i) any civil or criminal investigation or indictment by any Governmental Authority or (ii) material administrative investigation or material audit by any Governmental Authority, in either case with respect to any alleged improper act or omission arising under or relating to any Government Contract.

          (e)   There exist (i) no outstanding claims against the Company, either by any Governmental Authority or by any prime contractor, subcontractor or vendor or other Person who is a party to a Government Contract, arising under or relating to any Government Contract, and (ii) no disputes between the Company and the United States government under the Contract Disputes Act, as amended, or any other federal statute, or between the Company and any prime contractor, subcontractor or vendor that is party to a Government Contract arising under or relating to any Government Contract The Company has no liability in respect of any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Government Contract that would or would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (f)    The Company has not been determined to be a responsible party or been debarred or suspended from participation in the award of contracts with the United States government or any other Governmental Authority (excluding, for this purpose, ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Knowledge of the Seller, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of non-responsibility or ineligibility on the part of the Company or any of its directors, officers or employees.

        3.13    Title and Condition of Assets.

          (a)   Except for 80 shares of the Company Common Stock and other than items specifically described on Schedule 3.13(a), CCI does not own any Assets. Except as set forth on Schedule 3.13(a), the Shares are owned by CCI, and the Seller's Company Shares by Seller, respectively, free and clear of all Liens.

          (b)   Except as set forth on Schedule 3.13(b), the Company owns and has good and marketable title to all items of machinery, equipment, lab equipment, office equipment, tools, spare parts, furniture and fixtures, leasehold improvements, automobiles and other fixed assets reflected as owned by the Company on the Interim Balance Sheet (the "Machinery and Equipment"), in each case free and clear of any Liens, except for Permitted Liens. Except as set forth on Schedule 3.13, each item of Machinery and Equipment and each tangible asset that is leased or licensed by the Company is in good operating condition and repair (subject to normal wear and tear), to the extent applicable, has been maintained in accordance with the requirements of any lease or other agreement relating thereto, and is suitable for the purposes for which it is currently or has historically been used. Except as set forth on Schedule 3.13(b), none of Machinery and Equipment is subject to any license or lease or other agreement granting to any Person any right to the use and enjoyment thereof. Except as set forth on Schedule 3.13, the Company owns, or, in the case of leases and licenses, has valid, enforceable and subsisting leasehold interests or licenses in, all of the assets and properties of whatever kind (whether real or personal, tangible or intangible) used in the Business, in each case free and clear of any Liens, except for Permitted Liens. All of the Machinery and Equipment and other tangible assets licensed and leased by the Company are sufficient to carry on the Business as conducted as of the Closing Date including the performance of the Material Contracts and the Government Contracts in effect on the Closing Date.

        3.14    Real Property.

          (a)   The Acquired Companies do not own any interest in real property. The Acquired Companies do not license any real property and CCI does not lease any real property. Schedule 3.14(a) is a true, complete and correct list of the name of the record owner of all real property leased for use by the Company (the "Leased Real Property") and a description of all of the related leases entered into by the Company (the "Leases"). With respect to such Leases, except as set forth on Schedule 3.14(a): (i) the Company does not owe, and will not in the future owe, any brokerage commissions or finder's fees with respect to any such Lease; (ii) the other party to each such Lease is not an Affiliate of, and otherwise does not have any economic interest in the Company; and (iii) the Company has not collaterally assigned or granted any other security interest in such Lease or any interest therein. Except as set forth on Schedule 3.14(a), the Company has a valid leasehold interest in, and enjoys peaceful and undisturbed possession (consistent with historical use and pursuant to the terms of the applicable Lease), of all Leased Real Property, in each case free and clear of all Liens, except for Permitted Liens. All of the Leases are in full force and effect, all rent and other charges payable by the Company as a tenant or subtenant thereunder are and will be current as of the Closing Date, no notice of default or termination is outstanding and to the Knowledge of the Seller, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Except as set forth on Schedule 3.14(a), each Lease will continue to remain in full force and effect on the same terms immediately after the consummation of the transactions contemplated herein. There are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person (other than the Company) the right to use or occupy any of the Leased Real Property or restricting the right of the Company to use any of the Leased Real Property so as to interfere with the operation of the Business. The Leased Real Property is all of the real property used in the Business.

          (b)   All Improvements owned, leased, or used by the Company on the Leased Real Property are in good condition and repair (subject to normal wear and tear), and such Improvements are free from structural defects. The Company has obtained all Permits from any Governmental Authority having jurisdiction over any of the Leased Real Property required for the occupancy and use of any of the Leased Real Property by the Company, and any agreement, easement or other right from any other Person, necessary to permit the lawful use and operation of the Improvements and the Leased Real Property or any driveways, roads and other means of egress and ingress to and from any of the Leased Real Property and each such Permit, agreement, easement or other right is in full force and effect, and there is no pending or, to the Seller's Knowledge, threatened Action which could result in the modification or cancellation thereof. No Improvement, or the operation or maintenance thereof, violates any restrictive covenant, or encroaches on any property owned or leased by any other Person.

          (c)   The Leased Real Property and the Improvements are sufficiently supplied with such water, storm and sanitary sewer, gas, electric, cable, telephone facilities and other utilities and services as are reasonably necessary for the operation of such Leased Real Property and Improvements as currently operated.

          (d)   The Company has not received written notice of any special assessment relating to any Leased Real Property or any portion thereof, and no such special assessment is pending or, to the Seller's Knowledge, threatened. There are no pending or, to the Seller's Knowledge, threatened condemnation or eminent domain Action with respect to any of the Leased Real Property.

          (e)   The Company has delivered or made available to the Buyer true and correct copies of all title reports, title policies and surveys currently in the possession of the Seller or the Company with respect to any of the Leased Real Property.

          (f)    The Company has not received any written notice that, nor to the Seller's Knowledge is, the Leased Real Property, the Improvements or the current uses or operations conducted on the Leased Real Property in violation in any material respect of the Lease or the current zoning, building, fire, safety, health and sanitation Laws (whether in the form of ordinances, regulations, rules or otherwise). There is no pending or, to the Seller's Knowledge, contemplated rezoning of the Leased Real Property.

          (g)   The Company has not filed, and has not retained anyone to file, any notice of protest against, or to commence action to review, any real property Tax assessment against the Leased Real Property or any portion thereof, which protest or action to review continues to be outstanding.

          (h)   There currently are no liabilities greater than $25,000 under any Lease for dilapidations or otherwise to restore the Leased Real Property at the end of the term of such Lease.

        3.15    Intellectual Property Rights.

          (a)   CCI does not own, have or possess the right to use any Intellectual Property Rights, including Trademarks, Patents, Copyrights, Domain Names, Inventions, and Software. Schedule 3.15(a) is a true, complete and correct list of all Patents, registered and unregistered Trademarks, registered Copyrights, Domain Names, Inventions and Software used or held for use by the Company. With respect to each item of the Intellectual Property Rights listed on Schedule 3.15(a) that is identified as owned by the Company and any Trade Secrets used or held for use by the Company (the "Company Trade Secrets"), (i) the Company is the sole owner of, and possesses all right, title and interest in and to, such Intellectual Property Rights, free and clear of any Liens, except for Permitted Liens, (ii) such item is not the subject of any pending or, to the Seller's Knowledge, threatened Action challenging the validity, enforceability, registration, use or ownership of such item in the listed jurisdiction and (iii) no other Person has the right to use any such item, except pursuant to a Material Contract that has been identified and provided. The Company has taken all reasonable security measures (including entering into appropriate confidentiality and nondisclosure agreements with all Personnel and any other Persons with access to the Company Trade Secrets) to protect the secrecy, confidentiality and value of the Company Trade Secrets. To the Seller's Knowledge, there has not been any breach by any party to any such confidentiality or nondisclosure agreement. To the Seller's Knowledge, the Company Trade Secrets have not been disclosed by the Company to any Person other than Personnel who had a need to know and use the Company Trade Secrets in the course of performing services for the Company.

          (b)   To the Seller's Knowledge, the Company's Intellectual Property Rights do not infringe upon, misappropriate or otherwise violate the intellectual property rights of any other Person. No proceedings are pending or notices have been received by the Company since its incorporation alleging that the Company has engaged in any activity or conduct that infringes upon, misappropriates or otherwise violates any Intellectual Property Rights of another Person.

          (c)   With respect to the Intellectual Property Rights that are owned by the Company that are material to the Business (collectively, "Owned Intellectual Property"), to the Knowledge of the Seller, no Person has or is engaged in any activity that has infringed the Owned Intellectual

  Property. The Company has not exclusively licensed any Owned Intellectual Property to any Person.

          (d)   To the Knowledge of the Seller, no Owned Intellectual Property has been developed by any employee or consultant using, in whole or in part, without authorization or in derogation of any contractual restrictions, the Intellectual Property Rights of a third Person, including a former employer, and all current and former employees of, and consultants and subcontractors to, the Company have executed an agreement or are subject to an agreement under which, in accordance with applicable Law, all rights, title and ownership in any of the Owned Intellectual Property have been validly assigned or transferred to the Company.

          (e)   Schedule 3.15(e) is a true, correct and complete list of all (i) licenses by any Person of the Intellectual Property Rights to the Company ("In Licenses"), and (ii) licenses by the Company of the Intellectual Property Rights to any other Person ("Out Licenses" and together with In Licenses, collectively, the "Licenses"). Each such License is a binding agreement and in full force and effect in accordance with its terms except as such enforceability is affected by Bankruptcy Laws and Equitable Principles. Each License will continue to be valid, legally binding and enforceable and in full force and effect on identical terms subsequent to the consummation of the transactions contemplated herein. The Company is currently not in default of any License and there has not occurred any event or circumstance that with the giving of notice or lapse of time or both would constitute such a default on the part of the Company or to the Knowledge of the Seller any other party thereto. To the Knowledge of the Seller, no Person has engaged in any activity that infringes on any exclusive rights granted to the Company under any In License, and, to the Knowledge of the Seller, the Company, by utilizing the Intellectual Property Rights granted to it under any In License, is not infringing on the rights of any Person.

          (f)    Schedule 3.15(f) is a true, complete and correct list of all identifiable Information Technology owned or used by the Company in connection with the Business. All of the Information Technology currently used by the Company and required to carry on the Business and fullfill the Material Contracts and Government Contracts is either owned by, or validly leased or licensed to, the Company, and all such Information Technology is in good working condition and currently has, and after the Closing Date will have, the capability to fulfill the functions and requirements it was intended to, and currently performs, as necessary for the conduct of the Business.

        3.16    Taxes.

          (a)   Each of the Acquired Companies has (i) timely and properly filed with the appropriate Governmental Authority all Tax Returns required to be filed (taking into account any extensions of the time for filing such Tax Returns) and (ii) paid in full all Taxes required to have been paid prior to the date of this Agreement (except where such Taxes are subject to a good faith dispute as identified on Schedule 3.16(a) and an adequate reserve shall have been made therefor in the CCI Financial Statements, the CCI Interim Financial Statements, the Financial Statements and the Interim Financial Statements, and to the extent required by GAAP). The liability of the Company or CCI for any Taxes not yet due does not exceed the reserve for current Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth, respectively, in the Financial Statements and the Interim Financial Statements and the CCI Financial Statements and CCI Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the Past Practice of the Company and CCI in filing their respective Tax Returns. All Tax Returns filed or caused to be filed by the Acquired Companies are true, correct and complete. Except as set forth on Schedule 3.16(a), there are no facts or circumstances which will require the Company or CCI to amend any of its Tax

  Returns for any prior year which will result in the payment of any additional Taxes, including penalties and interest.

          (b)   Each of the Acquired Companies has complied with all Laws relating to the withholding and collecting of Taxes and the payment and remittance thereof and has timely and properly withheld from employee wages and other sources and paid over to the proper Governmental Authority all amounts required to be withheld and paid over under Law. Neither the Company nor CCI currently engages any individuals who have been improperly classified as independent contractors under applicable Tax Laws and the Acquired Companies do not have any liability under the Code or any applicable Tax Laws arising out of the classification of any individual as an independent contractor rather than as an employee.

          (c)   Neither the Company nor CCI has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension has not expired.

          (d)   There is no currently pending examination or audit and the Acquired Companies have not received notice of any potential future examination or audit pertaining to, or claims for, Taxes or assessments against the Company or CCI by any Governmental Authority. No claims have been made by a Governmental Authority in a jurisdiction where the Company or CCI does not file a Tax Return that the Company or CCI may be subject to taxation by that jurisdiction. No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority against the Company or CCI (or, to the Knowledge of the Seller, has been threatened or proposed in writing), except for deficiencies which have been satisfied by payment, settled or withdrawn or which are being contested in good faith and the amount of which is included in accordance with GAAP in the reserves for Taxes on the Interim Balance Sheet or the CCI Interim Balance Sheet.

          (e)   True, correct and complete copies of the federal and New Jersey state income Tax Returns of the Company and CCI set forth on Schedule 3.16(e) and all written communications to or from Governmental Authorities relating to any examinations or statements of deficiencies against or agreed to by the Company or CCI since January 1, 2005 have been furnished to the Buyer prior to the date hereof and, if made on or subsequent to the date hereof, prior to the Closing.

          (f)    No deductions by the Company or CCI for severance payments are or will be subject to limitation based on the "golden parachute provisions" of Code Section 280G in connection with or resulting from the transactions contemplated hereby.

          (g)   Neither of the Acquired Companies has (i) consented at any time under former Section 341(f)(1) of the Code to have the provisions of former Section 341(f)(2) of the Code apply to any disposition of any assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any asset as owned by another Person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired or owns any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) distributed the stock of any corporation or had its stock distributed by another Person in a transaction that was reported in a Tax Return as a transaction satisfying the requirements of Section 355 of the Code or (vii) made any of the foregoing elections, adjustments, acquisitions or distributions or was required to apply any of the foregoing rules under any comparable foreign, state or local Tax provision.

          (h)   Neither of the Acquired Companies is a party to any Tax-sharing agreements or similar arrangements (including indemnity arrangements) pursuant to which it would have any obligation to make payments after the Closing.

          (i)    Neither of the Acquired Companies has been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary state or local return (other than a member of an affiliated group of which the common parent is the Parent or Seller (such affiliated group, the "Group"). Neither of the Acquired Companies has any liability for the Taxes of any other Person under Treasury Regulation Sections 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise (other than for Taxes of other members of the Group).

          (j)    Neither of the Acquired Companies is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (k)   Neither of the Acquired Companies will be required to include in a Post-Closing Tax Period taxable income attributable to income of the Company or CCI that accrued in a Pre-Closing Tax Period but was not recognized in any Pre-Closing Tax Period for any reason, including (i) the installment method of accounting, (ii) the long-term contract method of accounting, (iii) the inclusion of any amounts of income pursuant to Section 951 of the Code or (iv) a "closing agreement" as described in Section 7121 of the Code (or any provision of any foreign, state or local Tax law having similar effect).

          (l)    Neither of the Acquired Companies has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b). Each of the Acquired Companies has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to an understatement of federal income Tax within the meaning of Section 6662 of the Code.

          (m)  The charges, accruals and reserves with respect to Taxes on the books of each of the Acquired Companies are, as determined in accordance with GAAP, at least equal to the liability for Taxes of the Company and CCI.

          (n)   Neither of the Acquired Companies has made or is obligated to make a payment that would not be deductible by reason of Sections 162 and 280G of the Code.

        3.17    Accounts Receivable.     CCI conducts no business operations and, accordingly, does not have any Accounts Receivable. All of the accounts receivable reflected in the December 31, 2009 Balance Sheet and the Interim Balance Sheet (whether shown as billed or unbilled) and any accounts receivable arising between the date of such Interim Balance Sheet and the Closing Date arose or will have arisen in the Ordinary Course of Business and represent (or will represent) bona fide obligations owing to the Company from the applicable account debtor in the booked amounts. Except as set forth on Schedule 3.17, such accounts receivable are not and will not be on the Closing Date subject to any valid counterclaim, set-off, defense or Lien, except for Permitted Liens. The reserve for doubtful accounts set forth on the Interim Balance Sheet is adequate and has been established in accordance with GAAP in a manner consistent with Past Practice. No account receivable is contingent upon the performance of the Company of any obligation or Contract other than normal warranty repair and replacement.

        3.18    Inventories.     CCI does not own or possess any inventory. Schedule 3.18 sets forth the inventory of the Company as of the date of the Interim Balance Sheet, as reflected on the Interim Balance Sheet. Except as set forth on Schedule 3.18, there are no physical inventories held or owned by the Company at any location other than the Leased Real Property and no inventory is held by Company on consignment from others. Any obsolete items and items of below standard quality have been written off or written down to net realizable value in the December 31, 2009 Balance Sheet.

Except for the foregoing, the Company's inventory as described in Schedule 3.18 and all additions thereto and on hand as of the Closing Date (i) is and will be of good and merchantable quality and of such a quality as would satisfy the quality control standards of the Company, (ii) is or will be saleable in the Ordinary Course of Business and fit for the purpose for which it was procured (iii) exists and will exist (whether raw materials, work in process or finished goods) in quantities which do not exceed levels which are reasonable in the present circumstances of the Business. Except as set forth on Schedule 3.18, the Company has good and marketable title to the entire inventory of the Company free and clear of all Liens other than Permitted Liens. All inventory on the December 31, 2009 Balance Sheet not written off has been valued, consistent with Past Practice, as follows: (i) raw materials, on the lower of cost or market, assuming a first in, first out flow of goods, and (ii) work in process and finished goods, at the lower of (A) the actual cost of production (including material, labor and manufacturing overhead expenses) and (B) the current estimated realizable market value of the Inventory. Reserves for inventory on the December 31, 2009 Balance Sheet and in the accounting records of the Company as of the Closing Date are and will have been determined in accordance with GAAP in a manner consistent with Past Practice. The Company has no agreements relating to the sale of inventory at less than the Company's normal gross margin.

        3.19    Environmental Matters.     Except as set forth on Schedule 3.19(a) :

          (a)   Each of the Acquired Companies is, and at all times during the three year period prior to the Effctive Date, has been, in compliance with, and has no liability under, any Environmental Laws. The Company is in compliance with all Permits issued to it under Environmental Laws, and all instances of past noncompliance have been cured, settled, and resolved.

          (b)   All Permits required under Environmental Laws for the ownership and operation of the Company, the Business and the Leased Real Property have been obtained by or on behalf of the Company, are final, and remain in full force and effect, and there are no pending Actions by any Governmental Authority that could reasonably be expected to result in the termination, revocation, or adverse modification of any such Permit.

          (c)   No conditions were created at any facility currently or formerly owned, leased or operated by either of the Acquired Companies prior to or during the period of the ownership, lease or operation of such facility by the Company or CCI, as the case may be, including the Release of Substances, which require Remedial Action to comply with any Environmental Law or to comport with applicable remediation criteria of the applicable Governmental Authorities or otherwise result in liability.

          (d)   Neither of the Acquired Companies has received any notice or demand which is currently pending under any Environmental Law as a result of the transportation, storage or disposal of any Substances by the Company or CCI or, to the Knowledge of the Seller, including the Release of Substances by the Company or CCI into, on or under any properties other than the Leased Real Property or the transportation, storage or disposal of any Substances by the Company or CCI.

          (e)   Neither of the Acquired Companies has placed or caused to be placed on any facilities currently or formerly owned, leased, occupied or operated by the Company or CCI any underground storage tanks. To the Seller's Knowledge, no other Person has placed any underground storage tanks on or underneath any of such facilities at any time.

          (f)    Neither of the Acquired Companies has received any written request for information, or been notified in writing that it is a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state, local or foreign law with respect to any Leased Real Property or any other location used in the Business.

          (g)   Neither of the Acquired Companies has received any notice of any violation or alleged violation of any Environmental Law, or, to the Knowledge of the Seller, are there any facts and circumstances which constitute a material violation of Environmental Law.

          (h)   There are no writs, injunctions, decrees, Orders or judgments to which either of the Acquired Companies is a party that are outstanding, and there are no Actions or investigations to which the Company or CCI is a party that are pending or, to the Seller's Knowledge, threatened, relating to the compliance by the Company or CCI with, or the liability of the Company or CCI under, any Environmental Laws.

          (i)    None of the Leased Real Property or any real property previously owned, leased or operated by the Company or CCI, is listed or, to the Seller's Knowledge, proposed for listing on the "National Priorities List" under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency or any similar list of a Governmental Authority of sites requiring investigation or cleanup.

          (j)    Except for ISRA, the consummation of the transactions contemplated herein will not impose any obligation for site investigation or clean up or to notify or obtain the consent of any Governmental Authority or third parties under applicable Environmental Laws.

          (k)   The Seller has provided the Buyer with true and correct copies of all environmental assessment reports (such as Phase I or Phase II reports) and any other environmental studies in the possession of the Company and CCI relating to the Business, any real property owned, leased or operated by the Company or to any Handling of Substances.

        3.20    Labor Matters.

          (a)   CCI does not have or has it had in the ten year period prior to the Effective Date, any employees. Schedule 3.20(a) sets forth a true and correct list of (i) all collective bargaining agreements and other labor agreements to which the Company is a party and (ii) all written employment or severance agreements to which either the Company is a party with respect to any Personnel (current or former) and which may not be terminated at will, or by giving notice of thirty (30) days or less, without cost or penalty. The Company has not entered into any severance or similar arrangement in respect of any Personnel (current or former) that will result in any obligation (absolute or contingent) of the Company to make any payment to any Personnel (current or former) of the Company following termination of employment or upon a change in control of the Company. The Company has not, within the last three (3) years, engaged in any unfair labor practice and there are no complaints against the Company pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any Personnel (current or former). Except as disclosed on Schedule 3.20(a), there are no arbitration proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to the Seller's Knowledge, threatened with respect to the Personnel, and during the past five (5) years, the Company has not experienced any strike, work stoppage, lock-out, slow-down or other labor dispute. To the Seller's Knowledge, in the prior three (3) year period, no labor organization or group of employees of the Business has filed any representation petition or made any written demand for recognition.

          (b)   Schedule 3.20(b) is a true, correct and complete list of all Personnel and, as applicable, their respective job titles, dates of employment, current rates of compensation (including any increases in compensation since December 31, 2009), accrued paid leave, if any, participation in any Employee Plans and benefits, citizenship, and location. Except as set forth on Schedule 3.20(b), the employment of all employees employed by the Company is terminable at will, without any penalty or severance obligation of any kind on the part of the Company. Except as set forth on Schedule 3.20(b), there are no agreements under which the Company will be required after the

  Closing Date to make any payments based on the successful consummation of the transactions contemplated herein. Neither the Company nor CCI will be obligated to pay, nor will it have any liability for, any earned but unpaid Employee Retention Bonuses.

          (c)   To the Knowledge of the Seller, no key employee and no group of employees of the Company have any plans to terminate their status as an employee or employees of the Company (including upon consummation of the transactions contemplated hereby).

          (d)   The Company currently is in compliance in all material respects with all applicable Laws relating to employment, equal employment opportunity, fair employment practices, nondiscrimination, immigration, wages, hours, benefits, workers' compensation, unemployment compensation, the payment or withholding of social security and similar Taxes; occupational safety and health and working conditions. The Company or CCI is not liable and, to the Knowledge of the Seller, no current or former employee of the Company or CCI has any claim for, the payment of any compensation, damages, taxes, fines penalties, interest or other amounts, however designated, by reason of the failure by the Company or CCI to comply with any of the foregoing Laws.

          (e)   No retired employee or director of the Company or CCI or their dependents receives benefits or is scheduled to receive benefits in the future from the Company or CCI.

          (f)    No offer of employment has been made by the Company or CCI to any individual that has not been accepted yet or if accepted, where the individual's employment has not started.

          (g)   Except as set forth on Schedule 3.20(g), the Company has not failed to pay when due, and there is no outstanding obligation accordingly for, any wages, bonuses, commissions, benefits, penalties, or assessments owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or agent except where the failure to pay is based upon a bona fide dispute regarding the existence of such payment obligation.

        3.21    Employee Benefit Matters.

          (a)   CCI does not sponsor any Employee Plans or is it a party to any Benefit Arrangements. Schedule 3.21(a) contains a complete and correct list of (i) each Employee Plan and (ii) each Benefit Arrangement, in either instance, to which the Company is a party or with respect to which, the Company has, or may be reasonably expected to have, any obligation or which are maintained, contributed to or sponsored by, or enforceable against, the Company for the benefit of any current or former employee, consultant, officer or director of the Company (collectively, the "Company Employee Plans").

          (b)   The Seller has delivered or made available to the Buyer true and complete copies of the following documents which set forth the terms of the Company Employee Plans, as applicable: (i) the most recent plan document and trust agreement (including any amendments thereto and prior plan documents, if amended within the last two years), (ii) the most recent IRS determination letter; (iii) Forms 5500 and certified financial statements for the most recently completed three (3) fiscal years for each Company Employee Plan; and (iv) the current summary plan or plan descriptions furnished to the participants and beneficiaries regarding each Company Employee Plan.

          (c)   The Company has performed in all material respects all of its respective obligations under or in connection with all of the Company Employee Plans. The Company has made appropriate entries in its financial records and financial statements, including the Financial Statements and the Interim Financial Statements, for all obligations and liabilities under such Company Employee Plans and for obligations that currently are not due. Each Company Employee Plan has been administered in accordance with its terms and applicable Law.

          (d)   Intentionally Omitted.

          (e)   Employee Plans.

              (i)  No Employee Plan is a "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) or subject to Section 412 or 430 of the Code, Section 302 of Title I of ERISA or Title IV of ERISA and neither the Company nor any ERISA Affiliate has ever terminated or partially or fully withdrawn from any such plan.

             (ii)  No Employee Plan is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) or a "multiple employer plan" (as described in Section 413 of the Code), and neither the Company nor any ERISA Affiliate has ever contributed to or had an obligation to contribute to, or incurred any liability in respect of a contribution to, any such plan.

            (iii)  Each Employee Plan intended to qualify under Section 401(a) of the Code and each corresponding trust exempt under Section 501 of the Code has received or is the subject of a current favorable determination or opinion letter from the IRS and nothing has occurred which would reasonably be expected to cause the loss of such qualification.

            (iv)  All Employee Plans have been administered in all material respects in accordance with their terms and applicable Laws, including ERISA and the Code.

             (v)  There is no Action, claim, suit, complaint, Order, writ, injunction, judgment or decree outstanding or governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending or, to the Seller's Knowledge, threatened against the Company or any ERISA Affiliate other than routine claims for benefits.

            (vi)  To the Seller's Knowledge, neither the Company, nor any of its ERISA Affiliates, nor any of the Employee Plans, any trust created thereunder, nor any trustee or administrator thereof has either: (i) engaged in a transaction or has taken or failed to take any action in connection with which the Company or any ERISA Affiliate could be subject to any liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code; or (ii) engaged in a breach of any fiduciary obligations set forth in Title I of ERISA, in either case that could reasonably be expected to give rise to any liability of the Company or the Buyer.

          (f)    Company Employee Plans.

              (i)  Each Company Employee Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code complies with Section 409A of the Code and all applicable regulations and Internal Revenue Service guidance promulgated or issued thereunder.

             (ii)  No Company Employee Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any Person for any reason, except as may be required by COBRA or other similar Law.

            (iii)  No Company Employee Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) is funded by a trust or subject to Section 419 or 419A of the Code.

          (g)   Except as provided in Schedule 3.21(g), neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby will result in the acceleration of the time of payment or vesting, or increase the amount of compensation due to any Personnel (including the acceleration of the accrual or vesting of any benefits under any Company Employee Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement or the right to receive any transaction bonus or other similar payment).

          (h)   No payment made as a result of, or in connection with, the transactions contemplated by this Agreement will fail to qualify for a deduction as a result of Section 280G of the Code, or be subject to tax under §4999 of the Code. No payment that is owed or due to any director, officer, employee, or agent of the Company as of the Effective Time is or when paid, will be, subject to Tax under §409A of the Code.

          (i)    With respect to each Company Employee Plan sponsored or maintained by the Company, other than restrictions under the Code and ERISA, and restrictions under the terms of the Employee Plan that preclude amendments that would adversely affect benefits already accrued, credited or granted at the time of the amendment, (A) there are no restrictions on the ability of the sponsor of such Employee Plan to amend or terminate such Employee Plan, (B) the sponsor of the Employee Plan has expressly reserved for itself the right to amend, modify or terminate such Employee Plan or any portion of it, without the payment of any additional contribution amount and without the vesting or acceleration of any benefits promised by such Employee Plan, and the Company has made no material written representations which would conflict with or contradict such reservation or right.

          (j)    All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Company Employee Plan or in accordance with applicable Law, as of the Effective Date and as of the Closing Date have been or will have been made except as otherwise reflected on the Interim Financial Statement in accordance with GAAP. No "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, exists with respect to any Employee Plan and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year for any such Employee Plan.

          (k)   Since the Interim Balance Sheet Date, no new Company Employee Plans have been established and there have been no amendments to any existing Company Employee Plans.

        3.22    Brokers and Finders.     No finder, broker, agent, consultant or other intermediary, acting on behalf of the Company, CCI or the Seller, is entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby for which the Buyer or either of the Acquired Companies will be responsible.

        3.23    Bank Accounts.     Schedule 3.23 contains an accurate and complete list of (i) the names and addresses of each bank or other financial institution in which the Company or CCI has an account; (ii) the account numbers of such accounts; and (iii) the authorized signatories on each such account.

        3.24    Insurance.

          (a)   Schedule 3.24(a) contains a complete and accurate list of all policies of property, fire and casualty, product liability, workers' compensation, and other forms of insurance relating to the Company or CCI or to which either of the Acquired Companies is a party or a named insured. True, correct and complete copies of such insurance policies have been provided to the Buyer.

          (b)   All policies listed on Schedule 3.24(a) (i) are valid, outstanding, and enforceable policies, (ii) provide adequate insurance coverage for the Assets and the operation of the Business for all risks normally insured against by a Person carrying on the same business as the Company and (iii) will not terminate or lapse by reason of the transactions contemplated hereby. All premiums due with respect to such policies have been timely paid.

          (c)   Except for policies replaced in the Ordinary Course of Business, neither of the Acquired Companies has received (i) any notice of cancellation of any policy listed or required to be listed on Schedule 3.24(a) or refusal of coverage thereunder, (ii) notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

          (d)   To the Knowledge of the Seller, there is no basis for any material claim to be made by the Company or CCI under any of the policies listed in Schedule 3.24(a).

          (e)   Schedule 3.24(e) sets forth (i) any self insurance arrangement by, or affecting either of the Acquired Companies, including any reserves estabished thereunder; (ii) any Contract or arrangement, other than a policy of insurance , for the transfer or sharing of any risk by each of the Acquired Companies; and (iii) the obligations of the Acquired Companies to third Persons with respect to insurance (including obligations under Leases and service agreements) and identifies the policy under which such coverage is provided.

          (f)    All policies of insurance to which either of the Acquired Companies is a party or that provide coverage to CCI, the Company or any officer, director or employee of either of the Acquired Companies, are sufficient for compliance with all applicable Laws and Contracts to which either the Company or CCI is a party or by which it is bound and all of the Company Employee Plans for which such insurance coverage is required.

        3.25    Permits.     Schedule 3.25 sets forth a true and correct list of each of the Permits held by the Company or CCI or issued by any Governmental Authority with respect to any of the Assets or the Business. Such Permits constitute all of the Permits required for the conduct of the Business. Each such Permit is valid, binding and in full force and effect and the Company is not in default (or with the giving of notice or lapse of time or both, would not be in default) under any such Permit. To the Knowledge of the Seller, all such Permits will remain valid and in full force and effect immediately after the Closing Date. There are no Actions pending nor, to the Seller's Knowledge, threatened, that seek the revocation, cancellation, suspension or adverse modification of any such Permit. All required filings with respect to such Permits have been timely made and all required applications for renewal thereof have been timely filed.

        3.26    Product Warranties, Defects and Liabilities.     Except as set forth on Schedule 3.26, there exists no pending or, to the Knowledge of the Seller, threatened, Action, inquiry, or investigation by or before any Governmental Authority relating to any product alleged to have been manufactured, distributed or sold by the Company or CCI and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty, and, to the Knowledge of the Seller, there exists no latent defect in the design or manufacture of any of the products of the Business. To the Knowledge of the Seller, there is no factual basis that could result in the recall, withdrawal or suspension by Order of any Governmental Authority of any of the products manufactured and sold by the Business. There exists no pending or, to the Knowledge of the Seller, threatened, product liability or warranty claims against the Company, except to the extent reserved for specifically on the Interim Balance Sheet and to the Knowledge of the Seller, there is no reasonable basis for any such suit, inquiry, Action, proceeding, investigation or claim. Schedule 3.26 sets forth the standard product and service warranties given by the Company in connection with the sale of its products and services, and except as set forth on Schedule 3.26, there are no other express product or service warranties relating to the Company's products or services.

        3.27    Customers and Suppliers.     Schedule 3.27 sets forth, by monetary amount, a list of the ten largest customers and ten largest suppliers of the Business for the twelve months ended December 31, 2009. For the purposes of this Section, "customer" shall mean any Person to whom the Company sold products or services, whether such products were sold under current part numbers or predecessor part numbers. Except as set forth on Schedule 3.27, there exists no actual, and the Seller has no Knowledge of any threatened, termination, cancellation or limitation of, or any material change in, the business relationship of the Business with any material customer or supplier (including as a result of the consummation of the transactions contemplated hereby). To the Knowledge of the Seller, no material customer or supplier has experienced any work stoppage or other material adverse circumstance or condition that is reasonably likely to jeopardize or adversely affect the future relationship of the Business with any such customer or supplier. There are no pending disputes or controversies with any material customer or supplier of the Business which, to the Seller's Knowledge, would materially affect the continuation of business with such customer. To the Knowledge of the Seller, no customer of the Business has any right to any credit or refund for products or services sold by the Company pursuant to any Contract, understanding or practice of the Company other than pursuant to the normal course return policy of the Company. No sales incentives, rebates or trade-ins have been offered to any of the customers of the Business which differ substantially from what have been granted or offered to such customers in the Ordinary Course consistent with Past Practice, and otherwise there are no special post shipment obligations or acceptance provisions that exist with regard to any sales arrangements with the customers of the Business.

        3.28    Affiliate Transactions.     Except as set forth on Schedule 3.28, neither of the Acquired Companies is a party to, or bound by, any Contract with any of its officers, directors, stockholders or other Affiliates, other than on arms-length terms which are no less favorable to the Company or CCI, as the case may be, than those which could be obtained with a third party which is not an Affiliate. Except as set forth on Schedule 3.28, no Affiliate of the Company or CCI owns or otherwise has any rights to or interests in any of the properties and Assets of CCI or the Company.

        3.29    Backlog.     Schedule 3.29 sets forth, truly and accurately, the backlog of orders for the products and services of the Company as of a date five (5) Business Days prior to the Effective Date. The backlog is based on valid and existing orders received from customers of the Company and does not include blanket orders that do not specify a definite quantity and specific delivery dates. None of the orders included in the backlog have been cancelled or materially modified, and, to the Knowledge of the Seller, no customer is intending to cancel or materially modify any of such orders. To the Knowledge of the Seller, each of the orders comprising the backlog, when fully performed is reasonably expected to result in a profit to the Company.

        3.30    Approval of Parent's Lender.     The transactions contemplated herein have been approved by Parent's senior lender (and any Trustee, acting on behalf of such senior lender and with the approval of the pertinent Governmental Authority to the extent necessary), subject only to the satisfaction of the conditions set forth in Article VII.

        3.31.    Indebtedness Free Status of Company at Closing.     Upon the payment of the Closing Date Indebtedness at the Closing in the manner contemplated in Section 2.2, and the elimination of any intercompany account Indebtedness pursuant to Section 8.10, the Company will be free of all Indebtedness, including, without limitation, any residual liability for taxable income resulting from the termination of intercompany accounts contemplated in Section 8.10.

        3.32.    No Prior Indemnification Claims; No Waiver.     Except as set forth on Schedule 3.32, the Seller has not made any claims for indemnification under, or in connection with, the May 23, 2008 Agreement or are there any events or circumstances which, without regard to the Aggregate Basket (as defined therein), individually or in the aggregate, currently constitute, or with notice or the lapse of time or both, would constitute, the predicate for any such claim. The Seller herein did not waive compliance with the conditions set forth in either of Sections 7.1 or 7.2 of the May 23, 2008 Agreement in order to consummate its purchase of the Company Shares and the Parent Shares (as defined therein).

        3.33    Disclosure.     No representation or warranty made by the Seller in this Agreement or any certificate or document contemplated hereby or thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE IV
[Intentionally Omitted]

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

        The Buyer hereby makes the following representations and warranties to the Seller:

        5.1    Incorporation and Authority.     The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Delaware. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Related Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of the Buyer and its parent company, with no other action on the part of the Buyer or its parent company being necessary. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to Bankruptcy Law and Equitable Principles.

        5.2    Investment Representation.     The Buyer is acquiring the Shares for its own account, for investment and without any view to resale or distribution of the Shares or any portion thereof. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

        5.3    Consents and Governmental Approvals.     No consent, waiver, approval, authorization, license, Order or permit of, or declaration, filing or registration with, novation by, or notification to, any Governmental Authority, or any other Person, is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals or authorizations as have been obtained by the Buyer prior to the date hereof.

        5.4    No Conflict.     Neither the execution and delivery of this Agreement or the Related Documents nor the consummation of the transactions contemplated hereby or thereby will (i) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Buyer, (ii) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, any Law applicable to the Buyer or any judgment, decree, Order or award of any Governmental Authority or arbitrator to which the Buyer is a party or may be bound, or (iii) violate, or be in conflict with, or constitute a default under, or result in the termination of, accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation, under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which the Buyer is a party.

        5.5    Brokers and Finders.     No finder, broker, agent, consultant or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Agreement or the Related Documents or any of the transactions contemplated hereby or thereby for which the Seller will be responsible.

        5.6    Financial Capability and Commitment.     Buyer has sufficient funds or binding financing in place to purchase the Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date.

        5.7    Absence of Litigation.     There is no Action pending, or to the Buyer's Knowledge, threatened, which would be reasonably likely to adversely affect the Buyer's ability to consummate the transactions contemplated herein.

 ARTICLE VI
CONDITIONS TO BUYER'S OBLIGATIONS

        The obligations of the Buyer at Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (unless waived in writing by the Buyer):

        6.1    Governmental Consents.     All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit the Buyer and the Seller to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby and thereby shall have occurred.

        6.2    No Law or Action.     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is in effect and has the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions. There shall be no Action brought by any Governmental Authority pending or threatened and seeking to (i) prevent or restrain consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded after the Closing.

        6.3    Representations and Warranties; Covenants.     (i) The representations and warranties of the Seller contained in this Agreement shall be true and correct (without giving effect to any materiality limitations set forth therein) in all material respects, in each case as of the date hereof and as of the Closing, with the same force and effect as if made as of the Closing (except, in the case of representations and warranties of the Seller which address matters only as of a particular date, then as of such date and only such date); (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller at or prior to the Closing shall have been complied with in all material respects; and (iii) the Buyer shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of the Seller as to the matters set forth in clauses (i) and (ii) above and Section 6.6.

        6.4    Third Party Consents.     The consents, approvals, permissions or acknowledgments or notices listed on Schedule 6.4 shall have been obtained or made, and the Buyer shall have received reasonably acceptable written evidence thereof.

        6.5    Resignation of Officers and Directors.     Each officer and member of the board of directors of CCI and the Company shall have resigned effective as of the Closing Date.

        6.6    Material Adverse Effect.     Between the date hereof and the Closing Date, a Material Adverse Effect shall not have occurred.

        6.7    Satisfaction of Closing Date Indebtedness.     The Buyer shall have received confirmation satisfactory to the Buyer that (i) the transactions contemplated herein were approved by the Lender (and the Trustee acting on its behalf with the approval of such Governmental Authority as may be required) (ii) that all of the Lender Indebtedness has been repaid in full in accordance with the Payoff Letters and otherwise and (iii) that with the payment of the Closing Date Indebtedness, all Indebtedness-Securing Liens have been fully released on the Shares, the Company Common Stock and the Assets, or there shall have been delivered to the Buyer such documents and instruments (including, without limitation, UCC-3s) that, when duly recorded or filed as the case may be, will cause all such Indebtedness-Securing Liens to be fully released under applicable Law.

        6.8    FIRPTA Certificate.     The Seller shall have executed and delivered to the Buyer an affidavit of the Seller in form satisfactory to counsel to the Buyer stating, under penalties of perjury, the Seller's United States taxpayer identification number and that the Seller is not a foreign person for purposes of Section 1445 of the Code.

        6.9    Delivery of Other Documents, Certificates and Agreements.     Seller shall have executed and/or delivered to Buyer all such agreements, certificates, instruments, consents and other documents as Buyer's counsel shall reasonably require to effect the transactions contemplated herein, including, without limitation, the Related Documents, good standing certificates, and certificates, in form and substance reasonably satisfactory to the Buyers, signed by the Secretary of each of Parent and the Seller as appropriate, and dated as of the Closing Date, certifying that: (i) in full force and effect as of that date and attached thereto are copies of: resolutions adopted by the respective boards of directors of each of Parent and Seller which (A) authorize and approve this Agreement and the Related Documents and the transactions contemplated hereby and thereby, and (B) ratify and approve all prior transactions engaged in by the Seller and its officers and directors. Seller also shall have delivered to Buyer, in form satisfactory to Buyer, a certification executed by Parent that, to the extent required by applicable Law, Parent duly convened a meeting of its stockholders and obtained the stockholders' approval to consummate the transactions contemplated herein.

        6.10    ISRA.     The Seller shall have made all filings that are required to be made prior to Closing pursuant to ISRA in connection with the Company's New Jersey Leased Real Property and shall have complied with all obligations under ISRA in connection with such filings that are required to be made prior to Closing. In connection therewith, the Seller shall have signed and submitted the necessary forms, including, without limitation, the General Information Notice together with the appropriate funding source and funding amount, if such source is required pursuant to ISRA, and otherwise paid all fees and costs in satisfaction of any such filing requirements to enable the transactions contemplated herein to be consummated.

        6.11    Deferred Purchase Price Obligation; Employee Retention Bonuses.     The Seller shall have paid or cause to be paid in the manner described on Schedule 2.2(b), the Deferred Purchase Price Obligation, including, in connection therewith and otherwise, prior to, or as of, the Closing Date, and all of the Employee Retention Bonuses pursuant to the Employee Retention Bonus Agreements as set forth on Schedule 6.11.

        6.12    Equipment Purchase Agreements.     The Equipment Purchase Agreements between the Company and, respectively, Charles Brand and Erich von Harten, each dated June 4, 2010, and the Equipment Purchase Agreement between the Company and Pascall, dated June 6, 2010, shall have been consummated in all respects, including all payments due thereunder having been made in full.

ARTICLE VII
CONDITIONS TO THE SELLER'S OBLIGATIONS

        The obligations of the Seller at Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions (unless waived in writing by the Seller):

        7.1    Governmental Consents.     All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit the Buyer and the Seller to perform their respective obligations under this Agreement and the Related Documents and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby and under the Related Documents shall have occurred.

        7.2    No Law or Action.     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is in effect and has the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions. There shall be no Action brought by any Governmental Authority pending or threatened and seeking to (i) prevent or restrain consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded after the Closing.

        7.3    Representations and Warranties, Covenants.     (i) The representations and warranties of the Buyer contained in this Agreement shall be true and correct (without giving effect to any materiality limitation set forth therein) in all material respects, in each case as of the date hereof and as of the Closing, with the same force and effect as if made as of the Closing (except, in the case of representations and warranties of the Buyer which address matters only as of a particular date, then as of such date and only such date); (ii) the covenants and agreements contained in this Agreement to be complied with by the Buyer at or prior to the Closing shall have been complied with in all material respects; and (iii) the Seller shall have received a certificate of the Buyer as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Buyer.

        7.4    Closing Payment.     The Buyer shall have paid the Closing Payment to the Seller in accordance with Section 2.2(a).

        7.5    Closing Date Indebtedness.     The Buyer shall have paid the Closing Date Indebtedness in accordance with Sections 2.2(b).

        7.6    Stockholders Meeting.     At a meeting convened for such purpose, Parent shall have obtained by the requisite vote of its stockholders, approval for the transactions contemplated by this Agreement.

ARTICLE VIII
ADDITIONAL COVENANTS OF THE PARTIES

        8.1    Conduct of the Business Prior to the Closing.

          (a)   Between the Effective Date and the Closing Date, the Seller shall cause the Company (or where indicated, CCI) to conduct its business in the Ordinary Course and consistent with Past Practice. Without limiting the foregoing, except for such actions as are expressly contemplated by this Agreement, the Seller shall cause the Company to use commercially reasonable efforts to preserve in all material respects its business organization, to maintain its Assets and properties in good repair and condition (subject to ordinary wear and tear), to maintain capital expenditure levels consistent with Past Practice, to retain the services of its current officers and directors and to preserve and foster in all material respects its current relationships with customers, suppliers, key Personnel and other Persons with whom the Company has material business relations, in each case in the Ordinary Course and in a manner consistent with Past Practice. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement or as otherwise required by applicable Law, from the Effective Date to the Closing Date, the Seller, will not permit the Company (or CCI if applicable) in the conduct of the operations and affairs of its Business, to do or cause to be done or occur or otherwise allow, except with the prior written consent of the Buyer, any of the actions described in Section 3.8 as if such Section were applicable to such period, including, without limitation,

              (i)  change any of the Company's accounting methods, principles or practices;

             (ii)  revalue any of the Assets, including writing off receivables or reserves, other than in the Ordinary Course of Business consistent with Past Practice;

            (iii)  establish or increase the benefits payable under any Employee Plan or establish any new bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan for Personnel, or otherwise increase the compensation payable or to become payable to any Personnel, except in the Ordinary Course of Business consistent with Past Practice or as may be required by Law;

            (iv)  enter into any employment or consulting agreement with any Personnel that would provide for payments to such Personnel in excess of $50,000 in any calendar year;

             (v)  except for cash dividends to the Seller or an Affiliate in a manner consistent with Past Practice as contemplated in Section 2.8, make, pay or declare any dividend or distribution with respect to either the Company Common Stock or the Shares or any other Equity Securities of the Company or CCI, respectively, or redeem or repurchase any of the Company Common Stock or the Shares or any other Equity Securities of, or owned by, the Company or CCI, respectively;

            (vi)  change or amend the articles of incorporation, bylaws, or any other governance document of the Company or CCI;

           (vii)  enter into, extend, materially modify, terminate or renew any Material Contract; provided, however, that the Buyer's consent shall not be unreasonably withheld with respect to the Company's entry into any new Material Contract or any renewal, amendment, modification or termination of any Material Contract;

          (viii)  (A) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any Assets or any interests therein, except for sales of finished goods inventory, obsolete Assets or Assets replaced in the Ordinary Course of Business consistent with Past Practice or (B) sell, assign or transfer any Assets to the Seller or its Affiliates;

            (ix)  acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any Person, business, business unit or division or facility;

             (x)  make any loans or advances to any Person, or, except for expenses incurred in the Ordinary Course of Business, to any Personnel of the Company;

            (xi)  pay accounts payable other than in the Ordinary Course of Business;

           (xii)  except as set forth on Schedule 8.1(a) (xiii), willfully do any other act or fail to take any reasonable action, which act or failure to take reasonable action would cause any representation or warranty of the Seller in this Agreement (without giving effect to any materiality limitations set forth therein) to become untrue in any material respect;

          (xiii)  make or change any election in respect of Taxes, amend any Tax Returns of CCI or the Company, enter into any agreement in respect of Taxes, including the settlement or compromise of any Tax claim, or consent to any extension or waiver of the limitation period applicable to any Tax claim;

          (xiv)  incur, create or otherwise become liable for any Indebtedness; or

           (xv)  enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

          (b)   Nothing in Section 8.1(a) gives or shall be deemed to give the Buyer, directly or indirectly, the right to control or direct the operations or financial affairs of CCI or the Company or its Business prior to the Closing Date, and, accordingly, prior to the Closing Date, the Seller, CCI and the Company, consistent with the terms of this Agreement, shall exercise complete dominion and control over the business operations and financial affairs of CCI and the Company and its Business.

        8.2    Access to Information.     From the Effective Date until the Closing, upon reasonable notice, the Seller shall cause the Personnel, auditors and agents of the Company and CCI to (i) afford the officers, employees and authorized agents and representatives of the Buyer reasonable access, during normal business hours, to the books and records of the Company, (ii) furnish to the officers, employees and authorized agents and representatives of the Buyer such additional financial and operating data and other information regarding the Assets and the Business (including the work papers prepared by the Company and its independent auditor in connection with such auditor's review of the Financial Statements), (iii) permit the officers, employees and authorized agents and representatives of the Buyer reasonable access, during normal business hours to the Company's offices and other facilities for any reasonable business purpose (iv) make available to the Buyer the Personnel, as the Buyer may from time-to-time reasonably request in order to assist the Buyer in fulfilling its obligations under this Agreement and to use commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby, including using commercially reasonable efforts to facilitate introductions and afford the Buyer opportunities for access to customers and suppliers of the Business on terms mutually agreed to by Buyer and Seller; provided, however, that the Buyer shall not unreasonably interfere with any of the businesses or operations of the Company.

        8.3    Public Announcements; Confidentiality.

          (a)   No Party to this Agreement shall issue any press release or make any public statement with respect to the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties, except as required by Law, any Governmental Authority or by the rules and regulations of any national securities exchange or quotation system on which the securities of a Party or their Affiliates are listed; provided, however, that, if a disclosure is determined by a Party to be required by Law, by any Governmental Authority or by the rules and regulations of any national securities exchange or quotation system on which the securities of such Party or its Affiliates are listed, such Party shall notify the other Parties as soon as possible in advance of such disclosure and, to the extent practicable, give the other Parties a reasonable opportunity to review and comment on such disclosure, including, without limitation, Seller's obligation to provide a substantially complete draft of the Preliminary Proxy Statement to the Buyer, for its review and comment, at least two (2) days prior to the filing thereof by Parent with the Securities and Exchange Commission.

          (b)   The Buyer's obligations under the Confidentiality Agreement, dated February 26, 2010 (the "Confidentiality Agreement") shall remain in full force and effect; provided, however, that effective upon the Closing, such Confidentiality Agreement shall terminate with respect to information relating to the Company, the Shares, the Company Common Stock, the Assets and the Business.

        8.4    Regulatory and Other Authorizations, Consents.     Each Party shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby, including without limitation, the approval of the stockholders of the Seller, or that are advisable in order that all agreements, Contracts and commitments of the Company remain in effect after the Closing and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit. In addition, each Party shall otherwise use its reasonable best efforts to consummate the transactions contemplated hereby and shall fulfill their obligations under this Agreement. Each of the Buyer and the Seller shall, and the Seller shall cause the Company to, diligently make and cooperate with the other in using its reasonable best efforts to obtain or cause to be obtained prior to the Closing Date all such consents without any change in the terms or conditions of any Contract or license that could reasonably be expected to be materially less advantageous to Buyer or the Company following the Closing than those pertaining under the Contract or license as in effect on the date of this Agreement. The Seller shall advise, or cause the Company to advise, Buyer of any difficulties experienced in obtaining any of the consents and of any conditions proposed, considered, or requested for any of the consents. The Buyer agrees to use its reasonable best efforts to assist the Company and the Seller in obtaining such consents, and to take such reasonable actions necessary or desirable to obtain such consents, including executing such instruments and other documents as may be required in connection with obtaining such consents.

        8.5    Reasonable Efforts; Further Action.     Between the Effective Date and the Closing Date, each of the Parties shall use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to bring about the satisfaction of all conditions to the other Party's obligations to complete the transactions contemplated hereby. Subject to the terms and conditions herein provided, the Parties shall use their respective reasonable best efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under Law or otherwise to consummate and make effective the transactions contemplated hereby.

        8.6    Notification of Certain Matters.     From the Effective Date through the Closing, the Seller shall give prompt notice to the Buyer and the Buyer shall give prompt notice to the Seller of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause the Seller's or the Buyer's respective representations or warranties contained in this Agreement to be untrue or inaccurate and (b) any failure of the Seller or the Buyer to comply with or satisfy any of its respective covenants, conditions or agreements to be complied with or satisfied by it under this Agreement; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement, or to satisfy any condition or constitute a waiver thereof.

        8.7    Tax Matters.

          (a)   The Seller shall prepare and timely file (taking into account extensions granted), or cause to be prepared and timely filed, all Tax Returns of the Company and CCI required to be filed for any Pre-Closing Tax Period (other than for a Straddle Period) (the "Pre-Closing Returns") and pay, or cause to be paid, any Taxes due and owing in respect of the Pre-Closing Returns; provided, however, that the Buyer shall pay, or cause to be paid, to the Seller no later than five (5) Business Days prior to the due date for the payment of any Taxes with respect to Pre-Closing Returns (giving effect to extensions, if any) any Taxes accrued on the Closing Date Balance Sheet which, to the extent taken into account in determining Adjusted Net Working Capital, results in a Deficiency Payment, but only to the extent of the amount of such Deficiency Payment. The Seller shall make the Pre-Closing Returns available for review sufficiently in advance of the due date for filing the Pre-Closing Returns in order to provide the Buyer with a meaningful opportunity to analyze and comment on such Pre-Closing Returns before filing. The Seller shall be liable to the Buyer for, and shall hold the Buyer, CCI and the Company harmless from and against, (i) any and all Taxes due or payable by the Company or CCI for any Pre-Closing Tax Period, except to the extent such Taxes have been accrued on the Closing Date Balance Sheet and when taken into account in determining Adjusted Net Working Capital, resulted in a Deficiency Payment, to the extent of the amount of such Deficiciency Payment (ii) the Seller's responsibility for the payment of Transfer Taxes pursuant to Section 8.7(j), and (iii) any Losses arising out of, or in connection with, any breach by the Seller of any of the provisions of this Section 8.7.

          (b)   The Buyer shall prepare and timely file (taking into account extensions granted), or cause to be prepared and timely filed, any Tax Return of the Company and CCI for taxable periods other than those covered by the Tax Returns prepared by the Seller as provided in Section 8.7(a). The Buyer shall make any such Tax Returns that relate to Tax for which the Seller could be liable available for review sufficiently in advance of the due date for filing such Tax Returns to provide the Seller with a meaningful opportunity to analyze and comment on such Tax Returns before filing. The Buyer shall make such changes and revisions to such Tax Returns as requested by the Seller to the extent that (i) such changes and revisions relate to Taxes for a Pre-Closing Tax Period, (ii) such changes and revisions are consistent with applicable Law and (iii) such changes could not reasonably be expected to have an adverse effect on the Buyer or the Company in any Post-Closing Tax Period. No later than five (5) Business Days prior to the due date for the payment of any Taxes with respect to any such Tax Return (giving effect to extensions, if any), the Seller shall pay to the Buyer an amount equal to the portion of Taxes attributable to the Pre-Closing Tax Period, except to the extent such Taxes are accrued on the Closing Date Balance Sheet and taken into account in determining Adjusted Net Working Capital. The Buyer shall be liable to the Seller for, and shall hold the Seller harmless from and against, (i) any and all Taxes due or payable by the Company or CCI for any Post-Closing Tax Period and any and all Taxes for any Pre-Closing Tax Period to the extent such Taxes have been accrued on the Closing Date Balance Sheet and, when taken into account in determining Adjusted Net Working Capital, resulted in a Deficiency Payment, to the extent of the amount of such Deficiency Payment, and (ii) any Losses arising out of, or relating to, any breach by the Buyer of any of the provisions of this Section 8.7.

          (c)   In the case of any Straddle Period, subject to the provisions of Section 8.7(a), (b) and (d), the amount of any Taxes for the Pre-Closing Tax Period allocated to the Seller and for which the Seller shall be responsible are to be determined as follows: (i) in the case of corporate income Taxes ("Income Taxes"), based on the actual operations of the Company or CCI during the portion of such period ending on the Closing Date, using an interim closing of the books method and applying the Accounting Principles, with all exemptions, allowances or deductions that are calculated on an annual basis, such as depreciation, apportioned on a per diem basis; (ii) other than Income Taxes, Taxes which are determined on the basis of specific transactions, (including, without limitation, ad valorem, sales, goods and services, payroll and use Taxes) the full amount of the Taxes applicable or attributable to such transactions as have taken place during the period through and including the Closing Date; and (iii) for all other Taxes other than Income Taxes and those Taxes described in (ii) (including, without limitation, license, real and personal property, franchise and doing business Taxes), the full amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period ending on the Closing Date and the denominator of which is the total number of calendar days in the Straddle Period.

          (d)   Any refunds of Taxes that were paid with regard to a Pre-Closing Tax Period (or regarding Taxes for which the Buyer otherwise would be entitled to indemnification in accordance with Section 8.7(a)) ("Seller's Refunds"), shall be held for the account of the Seller (except as set forth in the next sentence of this Section 8.7(d)). The preceding sentence in this Section 8.7(d) shall not apply to any Refunds (or credits) to the extent such Refunds (or credits) were included, in each case, as a current asset on the Closing Date Balance Sheet for purposes of calculating Adjusted Net Working Capital, all of which Refunds or credits shall be for the account of the Buyer. Any refunds of Taxes that were paid in respect of a Post-Closing Tax Period (or regarding Taxes for which the Seller otherwise would be entitled to indemnification pursuant to Section 8.7 (b)) ("Buyer's Refunds", and together with Seller's Refunds, "Refunds"), shall be for the account of the Buyer. The Buyer or the Seller, as applicable, shall pay the amount of any such Refunds to the other Party within five (5) Business Days after receipt thereof.

          (e)   If the Buyer or the Company becomes aware of any assessment, official inquiry, examination or proceeding that could result in an official determination with respect to any Tax for which the Seller could be liable pursuant to Section 8.7(a), the Buyer shall promptly notify the Seller in writing thereof; provided, however, that the failure to notify the Seller shall not relieve the Seller of its obligation under Section 8.7(a) unless, and only to the extent that, such failure results in actual prejudice to the Seller. If the Seller become aware of any official inquiry, examination or proceeding that could result in an official determination with respect to Taxes related to the Company, the Seller shall promptly notify the Buyer in writing thereof; provided, however, that the failure to notify the Buyer shall not relieve the Buyer of its obligation under Section 8.7(b) unless, and only to the extent that, such failure results in actual prejudice to the Buyer.

          (f)    Subject to the penultimate sentence of this Section 8.7(f), the Seller shall have the right to exercise control over the contest and/or settlement of any issue raised in any official inquiry, examination or proceeding that relates only to Taxes for which the Seller is liable to the Buyer under Section 8.7(a) and the Seller shall pay any expenses incurred in connection therewith; provided, however, that the Seller may not settle or compromise any issue that could affect the liability of the Buyer or the Company for any Post-Closing Tax Period without the prior written consent of the Buyer, which such consent shall not be unreasonably withheld, conditioned or delayed. The Buyer shall cooperate with the Seller, as the Seller may reasonably request at Seller's cost, in any such inquiry, examination or proceeding. If the Seller does not notify the Buyer within thirty (30) days after receipt of notice of any such inquiry, examination or proceeding, that the Seller elects to exercise control over the contest and/or settlement thereof (and acknowledge its obligation to indemnify the Buyer with respect thereto pursuant to Section 8.7(a)), the Buyer shall exercise such control, and the Seller shall pay any reasonable expenses in connection therewith. No settlement of any inquiry, examination or proceeding over which the Buyer shall exercise control and with respect to which the Seller has acknowledged its obligation to indemnify the Buyer pursuant to Section 8.7(a)) shall be made without the prior written consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

          (g)   Except as provided in Section 8.7(f), the Buyer shall have the right to exercise control over the contest and/or settlement of any issue raised in any official inquiry, examination or proceeding with respect to Taxes related to the Company; provided; however, that the (i) Buyer shall keep the Seller informed of all material developments with respect to such inquiry, examination or proceeding if it relates to any Tax for which the Seller could be liable under Section 8.7(a) and (ii) Buyer shall not settle or compromise any such inquiry, examination or proceeding that relates to any Tax with respect to which the Seller has acknowledged its obligation to indemnify the Buyer pursuant to Section 8.7(a), except after good faith consultation with the Seller concerning such settlement or compromise. Any reasonable expenses incurred in connection therewith shall (y) be paid by the Seller to the extent that they relate to any Tax for which the Seller could be liable under Section 8.7(a) (including any Tax for a period deemed to be a Tax period under Section 8.7(c)) and (z) shall be paid by the Buyer to the extent that such expenses relate to a Tax for which Buyer could be liable pursuant to Section 8.7(b) (including any Tax for a period deemed to be a Tax period under Section 8.7(c)). The Seller shall cooperate with the Buyer, as the Buyer may reasonably request, in any such inquiry, examination or proceeding.

          (h)   The Seller and the Buyer shall provide each other with any information reasonably necessary to prepare and file complete and accurate Tax Returns and/or to pursue Refunds, as the case may be.

          (i)    In the event of any conflict between the indemnification procedures under this Section 8.7 and the indemnification procedures under Article IX, with respect to any indemnification pursuant to this Section 8.7, the indemnification procedures under this Section 8.7 shall govern.

          (j)    All excise, sales, use, value added, transfer, stamp, documentary, filing, recordation, registration and other similar Taxes which are imposed or arise as a result of this Agreement and the consummation of the transactions contemplated herein, together with any interest, fines, penalties, additions and costs and expenses (collectively, "Transfer Taxes") shall be the responsibilty of, and paid by, the Seller.

          (k)   Tax records in the possession of the Seller with regard to the Company or CCI shall be delivered to the Buyer on or before the Closing Date; provided, however, Seller shall be entitled to make and retain copies of such Tax records.

          (l)    All tax sharing or tax allocation agreements or arrangements with respect to or involving the Company or CCI shall be terminated as of the Closing Date, and all amounts due thereunder, if any, shall be settled as of the Closing Date. After the Closing Date, neither the Company, CCI nor the Buyer shall be bound by or have any liability thereunder.

        8.8    Exclusivity.

          (a)   From the Effective Date through the Closing Date or the date of any termination of this Agreement pursuant to Section 11.1 (whichever first occurs), the Seller shall not, and shall cause the Company and its respective Affiliates, stockholders, officers, directors, employees, representatives and agents not to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person or group of Persons (other than the Buyer or any of its Affiliates) concerning any Acquisition Proposal or enter into any agreement with respect to any Acquisition Proposal; provided, however, that, at any time prior to the Closing, if Parent or Seller receives a bona fide Acquisition Proposal that was not solicited after the date of this Agreement and otherwise did not, directly or indirectly, result from a breach of this Section 8.8, the Company and its Affiliates may furnish, or cause to be furnished, non-public information with respect to the Company to the Person who made such Acquisition Proposal and may participate in discussions and negotiations regarding such Acquisition Proposal if (A) the board of directors of Parent (the "Board"), or any committee thereof to which the power to consider such matters has been delegated, determines in good faith, after consultation with outside counsel, that the failure to do so would be reasonably likely to be inconsistent with the Board's fiduciary duties to Parent's stockholders under applicable Law, (B) prior to taking such action, the Company enters into a confidentiality agreement with respect to such Acquisition Proposal that contains provisions no less restrictive than the Confidentiality Agreement, and (C) the Board determines in good faith, after consultation with its financial advisors, that such Acquisition Proposal is reasonably likely to constitute a Superior Proposal. The Seller shall and shall cause its Affliates to immediately notify the Buyer (orally and in writing) of the material terms of any Acquisition Proposal received by any of the Seller or Parent.

          (b)   Prior to the Closing, the Board may not (i) withdraw, qualify or modify in a manner material and adverse to the Buyer, the Board's approval or recommendation, or if applicable, the approval or recommendation of any committee of the Board, of the transaction contemplated by this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal or (iii) authorize, permit or cause the Company to enter into any definitive agreement with respect to an Acquisition Proposal (clauses (i), (ii) and (iii) collectively, a "Change in Recommendation") unless, in each such case, a Superior Proposal has been made and (x) the Board determines in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Parent's stockholders under applicable Law, and (y) the Seller and its counsel (A) have provided the Buyer with not less than three (3) days notice of the Board's intention to effect a Change in Recommendation, specifying the material terms and conditions of such Superior Proposal and (B) have negotiated with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement as would enable the Seller to proceed with the transactions contemplated hereby without violating the Board's fiduciary obligations to Parent's shareholders. In the event that the Board makes such determination, the Seller (or, in the case of a sale of substantially all of the Assets, the Company) may enter into a definitive agreement to effect a Superior Proposal, but not prior to two (2) Business Days after the Seller has provided the Buyer with written notice that the Seller has elected to terminate this Agreement.

          (c)   For purposes hereof, "Superior Proposal" means an Acquisition Proposal which the Board determines in good faith, after consultation with its counsel and financial advisors, will be more favorable to Parent's stockholders than the transaction contemplated by this Agreement taking into account all legal, financial and regulatory aspects and other terms and conditions of the Acquisition Proposal and the Person making such Acquisition Proposal (including the break up fee payable hereunder, the expense reimbursement provisions and conditions to, and the likelihood of, consummation of such Acquisition Proposal; provided, however, that any proposal to purchase the Company which was presented to, and considered by, Parent and/or the Board or any of Parent's Affiliates prior to the execution by Parent of the Exclusivity Agreement with the Buyer ("Prior Proposals"), shall not be deemed to constitute a Superior Proposal.

          (d)   If (i) the Board effects a Change in Recommendation and this Agreement is terminated thereafter pursuant to Section 11.1(a)(vi), or (ii) the Seller or any of its Affiliates breaches the covenants set forth in Section 8.8(a) and this Agreement is terminated pursuant to Section 11(a)(vi)(B), in either of which events the transactions contemplated in this Agreement are not consummated, then, in consideration of the time and effort expended, the costs incurred, and the opportunity lost, Seller and/or Parent (and/or any successor in interest to either of them), shall pay to Buyer as liquidated damages within ten (10) days after the effective date of such termination, a sum equal to four (4%) percent of the Purchase Price by wire transfer of immediately available funds to an account designated by Buyer (the "Termination Fee"), plus any and all fees, costs and expenses actually incurred out of pocket by Buyer in connection with the structuring of the transaction, the conduct of due diligence and the negotiation, preparation, execution, performance and termination of this Agreement as are reasonable in amount and documented, including, without limitation, all fees and expenses of counsel, financial advisors, accountants and environmental experts in connection with the transactions described in this Agreement in an amount not to exceed Two Hundred Thousand ($200,000) Dollars (the "Termination Expenses").

        8.9    Payoff Letters.     No less than three (3) Business Days prior to the Closing Date, the Seller shall cause the Company to deliver to the Buyer one or more payoff letters (collectively, the "Payoff Letters") signed by the Lenders, lessors and other financing sources with respect to all Closing Date Indebtedness setting forth, in the aggregate, all amounts necessary to be paid in order to fully pay off all of the Closing Date Indebtedness on the Closing Date and providing that, upon such payment, the Closing Date Indebtedness will be extinguished and all Liens (including the Indebtedness-Securing Liens) relating thereto will be released.

        8.10    Termination of Intercompany Accounts.     The Seller hereby agrees that at or immediately prior to the Closing, it shall take all necessary action to cause all Contracts, commitments or transactions, including all amounts payable or receivable resulting therefrom, between the Company or CCI, on the one hand, and the Seller or any of its Affiliates, on the other hand, to be terminated and cancelled and of no further force and effect without any further liability or obligation and without creating any liability on the part of either CCI or the Company for taxable income as a consequence.

        8.11    Covenant Not to Compete.

          (a)   For a period of four (4) years from the Closing Date, neither the Seller nor any of its Affiliates shall, (i) engage in, directly or indirectly, whether independently or in association with any other Person, own any equity or other ownership interest in, be employed by, consult or work as an independent contractor or agent for, any Person engaged in any Covered Business or otherwise participate in any Covered Business or (ii) own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of any business or enterprise that engages in the Covered Business. The restrictions set forth in this Section 8.11 shall not be construed to prohibit or restrict any investment by the Seller in any class of publicly traded debt securities or Equity Securities of any company engaged in a Covered Business so long as (x) the Seller together with its Affiliates does not hold at any time during such period more than one percent (1%) of the issued and outstanding voting securities of such publicly traded company, or one percent (1%) of the aggregate principal amount of such class outstanding and (y) consistent with this Section 8.11, the Seller or its Affiliates does not otherwise engage in any other activities with respect to such company (whether as a director, officer, employee, agent, representative, consultant or otherwise).

          (b)   For a period of two (2) years after the Closing Date, neither the Seller nor its Affiliates shall, directly or indirectly, without the Buyer's prior written consent, solicit or hire, or cause or encourage any other Person to solicit or hire, any officer or employee of the Company or employed by the Buyer with respect to the Business.

          (c)   In the event any of the terms of this Section 8.11 shall be determined in any Action by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such Action.

          (d)   None of the provisions of this Section 8.11 shall operate to prohibit, hinder, impede or restrict any unaffiliated Person, which, by way of takeover, acquisition, merger, combination or similar transaction, acquires a controlling interest in Parent or any of its Affiliates, including Pascall, from engaging in a Covered Business in the same manner as such Person did prior to such acquisition, takeover, merger, combination, or similar transaction; provided, however, in no event or under any circumstance shall such Person be entitled to use any of the Proprietary Information in any manner or for any purpose in connection with its Covered Business operations.

        8.12    Proprietary Information, Confidential Records; Intellectual Property Rights.

          (a)    Proprietary Information.    The Seller acknowledges that it and its Affiliates, including Parent and certain of their respective officers, directors and employees have had access to, and use of, Proprietary Information and Confidential Records (as each such term is defined below). The Seller covenants that subsequent to the Closing Date, without written authorization from the Buyer, it and its respective Affiliates shall not at any time hereafter, directly or indirectly, use for its or their own purpose or for the benefit of any Person other than the Buyer, any Proprietary Information, or disclose any Proprietary Information to any Person. For purposes of this Agreement, the term "Proprietary Information" shall mean all Intellectual Property Rights, as well as all information, that pertains to, is necessary for the operation of, or is used in or by the Business, including: (i) the names and addresses of customers and vendors and information concerning transactions or relations therewith; (ii) information concerning any product, technology or procedure not generally known to its customers, vendors or competitors, or under development by or being tested but not at the time offered generally to its customers or vendors; (iii) information relating to Information Technology, computer software and systems other than off-the-shelf software and systems furnished by third party vendors; (iv) business plans, budgets, advertising and marketing plans, pricing and marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, and borrowing arrangements; (v) information belonging to customers and vendors and any other Person which by agreement is held in confidence; (vi) other information which is generally regarded as confidential or proprietary; and (vii) all written, graphic and other material relating to any of the foregoing. Information that is not novel or copyrighted or patented may nevertheless be Proprietary Information. The term "Proprietary Information" shall not include (A) information which is now or becomes generally available to, or known by, the public or the industry in which the Business operates (other than by reason of a breach of this Agreement), (B) becomes available to the Seller or its Affiliates subsequent to the Closing Date on a non-confidential basis from a source (other than a party to this Agreement or the Related Documents or any Affiliate or representative of such Party) that is not bound by a confidentiality agreement with regard to such information. Nothing in this Section is intended to limit the use of any Proprietary Information which as of the Effective Time is being used by any of Seller's Affiliates in connection with their business from continuing to use such Proprietary Information in the same manner and to the same extent as they do currently in connection with their business but not in any other manner or for any other purpose. The Seller shall be responsible for the breach of this Section 8.12 (a) by any of its Affiliates and its and their officers, directors and employees who have had access to such Proprietary Information. Notwithstanding the foregoing, the restrictions in this Section 8.12(a) shall not prevent the use of the Proprietary Information described in Schedule 8.12(a) by Pascall for the limited purpose indicated in such Schedule.

          (b)    Confidentiality and Surrender of Records.    The Seller and its Affiliates shall not at any time, directly or indirectly, publish, make known or in any fashion disclose any Confidential Records to, or permit any inspection or copying of any Confidential Records by, any Person. For purposes hereof, "Confidential Records" means all records and similar items that relate to or are connected with the Company and its Business and contain any Proprietary Information, including all correspondence, memoranda, files, manuals, books, lists, financial records, operating or marketing records, magnetic tape, or electronic or other media or equipment of any kind which may be in the Seller's possession or under its control or accessible to it. All Confidential Records shall be and remain the sole property of the Buyer from and after the Closing Date.

          (c)    Certain Permitted Disclosures and Uses.    Sections 8.12(a) and (b) shall not prevent any disclosure required by Law or Order of a Governmental Authority or as may be required in connection with the preparation or audit of Seller or its Affiliates Tax returns or financial statements provided that in connection with disclosure pursuant to Law or Order of a Governmental Authority, the Seller or its Affiliates, as the case may be, shall, prior to any such disclosure, give the Buyer prompt notice of any such requirement, and cooperate with the Buyers in obtaining a protective Order or other means of protecting the confidentiality of the Proprietary Information and Confidential Records of the Company and its Business. The Seller (or its Affiliates) shall disclose only that information or provide such documents as are legally required or compelled to be disclosed or provided if the Buyer either fails to obtain such protective Order or a comparable remedy or waive the right to do so. In producing such documents and disclosing such information, the Seller (or its Affiliates), as the case may be, shall exercise, or cause their legal representatives to exercise, reasonable best efforts to obtain assurance that confidential treatment will be accorded such disclosed information and records.

          (d)    Remedies.    It is recognized and acknowledged by the Seller that a breach or threatened breach of the covenants contained in Section 8.11 and this Section 8.12 will cause irreparable damage to the Buyer and the Company, the exact amount of which may be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Seller agrees that in the event of a breach or threatened breach of any of the covenants contained in Section 8.11 or this Section 8.12, in addition to any other remedy which may be available at law or in equity, including damages, the Buyer will be entitled to specific performance and injunctive relief, without the requirement of posting a bond or a deposit in connection therewith.

        8.13    ISRA Compliance.

          (a)   Prior to the Closing, the Seller shall, at its sole cost and expense, undertake to achieve compliance with ISRA with regard to the New Jersey Leased Real Property as described in

  Section 6.10, including, giving the appropriate notice of this transaction if, as and when required to NJDEP, filing all of the requisite documents and certifications, paying applicable fees and oversight costs to NJDEP and, if required pursuant to ISRA, posting of financial assurance or a remediation funding source and executing a remediation agreement such that the Closing may take place in compliance with ISRA.

          (b)   In furtherance of, and consistent with, the foregoing, on and after the Closing, the Seller shall, on a timely basis, make all filings and take all actions required to achieve compliance with ISRA Without limiting the foregoing, the Seller shall, at its sole cost and expense and as may be required to comply with its obligation to achieve compliance with ISRA, pay all ISRA Compliance Costs and prepare, perform, and/or submit, as the case may be, all required preliminary assessments, site investigations, work plans and reports and undertake and complete all Remedial Actions, if any, pursuant to, and in compliance with, ISRA, with respect to the New Jersey Leased Real Property. The Seller shall perform all of the foregoing in a manner consistent with the Lease for the New Jersey Leased Real Property and this Section 8.13(b).

        8.14    Assignment of Non-Disclosure Agreements and Non-Competition Agreements.     The Seller shall assign or cause or arrange for the assignment to Buyer at the Closing of (i) any confidentiality or non-disclosure agreements involving or pertaining to the Proprietary Information that it or any of its Affiliates, including Parent, entered into with a putative purchaser of CCI or the Company or the Business or Assets provided that such confidentiality or non-disclosure agreements may be assigned without the prior consent of such putative purchaser and (ii) the Non-Competition Agreements, provided that such Non-Competition Agreements may be assigned without consideration.

        8.15    Payment of Employee Retention Bonuses.     The Seller shall pay or cause to be paid, all of the Employee Retention Bonuses pursuant to the Employee Retention Bonus Agreements as set forth on Schedule 6.11, and shall obtain from each of the recipients of such Employee Retention Bonuses, a release in favor of the Company with regard to the Company's obligations under the pertinent Employee Retention Bonus Agreement.

        8.16    Assignment of Indemnification Rights.     At the request of the Buyer, upon, and in connection with, the assertion by the Buyer Indemnified Parties of a claim against Seller for indemnification pursuant to Section 9.2(a)(viii) of this Agreement, the Seller shall assign to Buyer (or allow Buyer to enforce the same on its own behalf in the name of Seller) all of its rights to seek indemnification correspondingly therefor, from and against the "Majority Owners" and the "Sellers", as the case may be, under and pursuant to Sections 10.2 and 10.3, respectively, of the May 23, 2008 Agreement.

        8.17    Guarantee of Parent.     Parent guarantees the performance and payment of the Seller's obligation to indemnify, defend and hold the Buyer Indemnified Parties harmless from and against any Losses relating to, or arising out of, the matters described in Section 9.2(a), subject to the Basket Amount and Cap Amount as provided therein.

ARTICLE IX
INDEMNIFICATION

        9.1    Survival.     The representations and warranties contained in this Agreement shall survive the Closing and remain in full force and effect (a) for a period expiring thirty (30) days after the expiration of the statute of limitations (giving effect to any tolling thereof) with respect to the matters covered by Section 3.16 (Taxes) and Section 3.21 (Employee Benefit Matters), (b) for a period of five (5) years after the Closing Date with respect to the matters covered by Section 3.19 (Environmental Matters), (c) subject to clauses (d) and (e) below, for a period of eighteen (18) months after the Closing Date with respect to all other representations and warranties, (d) for an indefinite period with respect to the matters covered by Section 3.1 (Organization and Qualification), Section 3.2 (Authorization), Section 3.3 (Capitalization of the Acquired Companies), Section 3.5 (No Conflict), the first sentence of

Section 3.13 (b) (Title and Condition of Assets), Section 3.22 (Brokers and Finders), Section 5.1 (Incorporation and Authority of Buyer), Section 5.3 (No Conflict) and Section 5.4 (Brokers and Finders) and (e) for an indefinite period with respect to any willful breach of any representation or warranty in this Agreement or for any claim based upon fraud.

        9.2    Indemnification.

          (a)   From and after the Closing Date and subject to Section 9.1, the Seller shall indemnify and hold harmless the Buyer, its Affiliates and their respective directors, officers, employees, agents, stockholders, representatives, successors and assigns (the "Buyer Indemnified Parties") against and in respect of any and all losses, claims, damages, liabilities, demands, actions, causes of action, costs and expenses, dimunition in value, fees, deficiencies, taxes, penalties and fines (including, interest, penalties, damages, costs and expenses, including reasonable legal, accountants', investigators' and experts' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) ("Losses"), whether or not arising out of a third party claim, resulting or arising from, based upon or otherwise relating to (i) any inaccuracies in or breaches of the Seller's representations and warranties set forth in this Agreement or any certificate, schedule or exhibit with respect thereto or (ii) any nonfulfillment of, or failure to comply with, any covenant of the Seller set forth in this Agreement, (iii) all Pre-Closing Export Control Laws Liabilities; (iv) any breach of Section 8.7 (Tax Matters); (v) any additional Taxes, penalties or interest payable by the Company or CCI in connection with, or as a result of, any matters identified on Schedule 3.16(a); (vi) any Tax liability on the part of CCI or the Company in connection with the termination or cancellation of the intercompany accounts; (vii) any liabilities under or in connection with any of the Employee Retention Bonus Agreements, (viii) the Prior Claim and (ix) the Deficiency Payment. The Seller shall not have liability under Section 9.2(a)(i) unless and until the aggregate amount of the Losses of the Buyer Indemnified Parties in respect of all indemnification claims exceeds $250,000 (the "Basket Amount"), in which case the Buyer Indemnified Parties shall be entitled to all of their Losses, including the Basket Amount, up to $5,000,000 (the "Cap Amount"). The Basket Amount and the Cap Amount shall not be applicable to:(A) Losses pursuant to Sections 9.2(a)(ii) through (ix), (B) Losses pursuant to Section 9.2(a)(i) with respect to any of the representations and warranties made in Section 3.16 (Taxes) or with respect to any Fundamental Representation or with respect to the second sentence of Section 3.17 (Accounts Receivable), (C) Losses pursuant to Section 8.7 (Tax Matters), and (D) Losses with respect to any claim for indemnification based on willful misrepresentation or fraud.

          (b)   From and after the Closing Date and subject to Section 9.1, the Buyer shall indemnify and hold harmless the Seller and its Affilliates and their respective heirs, legal representatives, successors and assigns (the "Seller Indemnified Parties") against and in respect of any and all Losses resulting or arising from, based upon or otherwise relating to (i) any inaccuracies in or breaches of the Buyer's representations and warranties set forth in this Agreement or any certificate, schedule or exhibit with respect thereto (ii) any nonfulfillment of, or failure to comply with, any covenant of the Buyer set forth in this Agreement, and (iii) any and all Losses relating to the ownership of the Shares or the Assets or the operation of the Business after the Closing Date; provided, however, that (A) the Buyer shall not have any liability under Section 9.2(b)(i) unless and until the aggregate amount of the Losses of the Seller Indemnified Parties in respect of all indemnification claims exceeds $250,000 in which case the Seller Indemnified Parties shall be entitled to all of their Losses and (B) Buyer's aggregate liability under Section 9.2(b) shall not exceed $5,000,000; provided, further, that the limitations set in the preceding clauses (A) and (B) shall not apply to a breach of a representation and warranty set forth in Section 5.1 (Incorporation and Authority of the Buyer), Section 5.4 (No Conflict) or Section 5.5 (Brokers and Finders) or Losses pursuant to Section 9.2(b)(ii) and (iii).

          (c)   Any payments pursuant to this Article IX shall be treated as an adjustment to the Purchase Price.

          (d)   Any claims for indemnification for Taxes shall be governed by Section 8.7, to the extent indicated therein; provided, however, any claim by the Buyer Indemnified Parties in respect of breaches by the Seller of the representations and warranties contained in Section 3.16 (which shall not be in duplication of any indemnification under Section 8.7), shall be governed exclusively by the provisions of this Article IX.

          (e)   Any indemnification claims for Pre-Closing Export Control Laws Liabilities must be asserted, if at all, not later than the third anniversary of the Closing Date.

          (f)    Each Party shall be entitled to rely upon the representations and warranties of the other Party or Parties set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any Party to complete the Closing.

        9.3    Method of Asserting Claims, etc.

          (a)   All claims for indemnification by any Party seeking indemnification (an "Indemnified Party") against the Buyer or the Seller, as applicable (the "Indemnifying Party"), hereunder shall be asserted and resolved as set forth in this Section 9.3.

          (b)   In order for any Indemnified Party to make a claim for indemnification pursuant to Section 9.2, such Indemnified Party shall notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof (the "Claimed Amount") to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Claim Notice additionally shall set forth a reasonable description of the representation, warranty, or covenant with respect to which the claim is made and the facts giving rise to an alleged basis for the claim.

          (c)   In the case of any claim or demand for indemnification based upon the assertion of a claim or the institution of an action by a third party against the Indemnified Party ("Third Party Claims"), the Indemnified Party shall notify the Indemnifying Party promptly upon receipt of such Third Party Claim; provided, however, the failure to notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have prejudiced the Indemnifying Party. In connection with all Third Party Claims, the Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not it desires to assume the defense of the Indemnified Party against such claim or demand; provided, that the Indemnifying Party shall not have the right to assume control of any defense, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations or (iii) may, in the reasonable belief of the Indemnified Party, be detrimental to or injure the Indemnified Party's relationship with any material customer. The Indemnifying Party shall not be entitled to assume the defense of such claim or demand unless it shall have first entered into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of rights) for all Losses relating to such claims and that it will provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Party for all Losses relating to such claim, with such Losses not being subject to the limitations set forth in this Article IX. In the event an Indemnifying Party assumes control of the defense of such claim, all costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. If any Indemnified Party desires to participate in, but not control, any defense or settlement pursuant to which an Indemnifying Party has assumed control in accordance with this Section 9.3, it may do so at its sole cost and expense. During the Notice Period, the Indemnified Party shall not settle, compromise or offer to settle or compromise any such claim or demand involving monetary damages without the consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, settle, compromise or offer to settle or compromise any claim or demand; provided, however, the Indemnifying Party shall have the right to settle or compromise a claim or demand without the prior written consent of the Indemnified Party if such claim or demand is not subject to the limitations contained in Sections 9.2 or 9.3, involves only the payment of money and provides an unconditional release of the Indemnified Party. If the Indemnifying Party elects not to assume the defense of the Indemnified Party against a claim or demand for which the Indemnifying Party has an indemnification obligation hereunder, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then, in addition tothe amount of any such claim or demand, the Indemnified Party shall recover from the Indemnifying Party the reasonable costs and expenses, including attorneys fees, in connection with such defense, subject to the limitations set forth in this Article IX. To the extent the Indemnifying Party shall control the defense or settlement of any Third Party Claim, the Indemnified Party will give the Indemnifying Party and its counsel reasonable access to, during normal business hours and upon reasonable notice, the relevant business records and other documents relating to the defense of such claim, and shall permit them to consult with the employees and counsel of the Indemnified Party to the extent the same does not unduly interfere with the conduct of the Indemnified Party's business. The Indemnifying Party shall use its best efforts in the defense of all such claims. Notwithstanding anything to the contrary set forth in this Agreement, from and after the time when the aggregate amount of claims paid or potentially payable by an Indemnifying Party under this Agreement, which are subject to the limitations set forth in Sections 9.2 or 9.3, exceeds or could potentially exceed such limitation based upon claims paid and pending in accordance with this Agreement, the Indemnified Party shall have the right, at its own cost and expense, to jointly control the defense and settlement of any pending indemnification claims the liability for which could potentially result in the aggregate claims exceeding such limitation. Any such time as the aggregate amount of claims subject to such limitation which have been paid or settled (subject to being paid) exceeds such limitation, the Indemnifying Party shall no longer have the right to participate in the control or defense of such claims.

        9.4    Losses Net of Insurance, Third Party Recoveries.     The amount of any Losses for which indemnification is provided under Section 9.2 shall be net of any insurance proceeds or third party recoveries, less the reasonable costs of collection thereof, to the extent actually received by the Indemnified Party.

        9.5    No Consequential Damages.     Notwithstanding anything to the contrary contained herein, no Indemnifying Party shall be liable or otherwise responsible to any Indemnified Party for consequential, incidental, unforeseen or punitive damages or for diminution in value or loss of profit that arise out of or relate to this Agreement or the performance or breach thereof or any liability retained or assumed hereunder other than such damages paid to an unaffiliated third party claimant.

ARTICLE X
SETTLEMENT OF CLAIMS AND ESCROW

        10.1.    Priorities of Payment.     Compensation for any claim by the Buyer Indemnified Parties or the Company for breach of any of the warranties, covenants or agreements made or to be performed by the Seller under this Agreement (other than with regard to the Deficiency Payment), shall be paid first from the Escrow Account in accordance with the terms of this Article X and the Escrow Agreement; provided, however, in connection with any claim for indemnification by the Buyer Indemnified Parties pursuant to Section 9.2(a)(viii), the Buyer Indemnified Parties shall have the right, on their own behalf, in the first instance, to enforce all of the Seller's rights to indemnification against the "Majority Owners" and the "Sellers", as the case may be, under and pursuant to Sections 10.2 and 10.3, respectively, of the May 23, 2008 Agreement.

        10.2.    Escrow Claim Payments.

          (a)   If the Buyer has asserted a claim in accordance with Section 9.3 above that is agreed to or not timely disputed by the Seller, the Buyer and the Seller shall jointly instruct the Escrow Agent to pay the Claim Amount, together with appropriate interest, to the Buyer to the extent requisite funds are available in the Escrow Account to cover such claim and interest.

          (b)   The Escrow Agent shall be entitled to act in accordance with any Order made and entered by any Governmental Authority which determines those of the Buyer's claims that have been disputed by the Seller, and to authorize the making or withholding of the Escrow Account in accordance therewith. If Buyer and Seller should settle or resolve, in whole or in part, the dispute with respect to such claim or claims, a memorandum setting forth such accord shall be prepared and signed by each of the Parties and furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and to distribute or deliver the Escrow Account in accordance with the terms thereof.

        10.3    Outstanding Claims.     Once asserted, a claim shall be deemed to be an "Outstanding Claim" until finally resolved in accordance with the terms of this Agreement.

        10.4    Distributions Out of the Escrow Account.

          Upon the later occurrence of (i) September 30, 2011 or (ii) the first anniversary of the Closing Date, the Buyer and the Seller shall jointly instruct the Escrow Agent to pay to the Seller that amount of the remaining portion of the Escrow Account in excess of such amount as may be reasonably required to satisfy all of the Seller's liability with respect to any Outstanding Claims. As soon as all Outstanding Claims have been resolved, the Buyer and the Seller shall jointly instruct the Escrow Agent to pay to the Seller the remaining portion of the Escrow Account not required to satisfy the Seller's liability under Article IX.

ARTICLE XI
MISCELLANEOUS PROVISIONS

        11.1    Termination of the Agreement; Effect of Termination.

          (a)   This Agreement may be terminated at any time prior to the Closing Date:

              (i)  by mutual written agreement of the Parties;

             (ii)  by any Party if the Closing shall not have occurred on or before July 31, 2010; provided that the delay in Closing is not attributable to the fault of the terminating Party;

            (iii)  by any Party if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable, final judgment, injunction, Order or decree of any court or Governmental Authority having competent jurisdiction; or

            (iv)  by (A) the Seller, if the Buyer shall be in breach any of its representations and warranties or fails to perform any of its covenants or agreements contained herein in any material respect and if such failure to perform any of its covenants or agreements herein shall not have been cured within ten (10) days following delivery of a written notice of such violation from the Seller to the Buyer, or (B) the Buyer, if the Seller shall be in breach any of its representations and warranties, or fails to perform any of its covenants or agreements contained herein in any material respect and if such failure to perform any of its covenants or agreements herein shall not have been cured within ten (10) days following delivery of a written notice of such violation from the Buyer to the Seller, as the case may be; provided, however, that the Party seeking termination pursuant to clause (ii), (iii) or (iv) (or any of their Affiliates) is not then in breach of any of its representations and warranties or of its covenants or agreements contained herein as would justify the other Party to terminate this Agreement hereunder;

             (v)  by the Seller if a Change in Recommendation shall have occurred; or

            (vi)  by the Seller if, without a Change in Recommendation, upon a vote at a duly held meeting of the stockholders of Parent held to obtain the stockholder approval for the consummation of the transactions set forth in this Agreement, such approval is not obtained.

          (b)   In the event of termination of this Agreement pursuant to this Section 11.1, (i) written notice thereof shall be given by the Party terminating to each other Party, (ii) this Agreement (other than the provisions of Section 8.3), Section 8.8 (d), Article IX, the pertinent sections of Article XI, and such other of those Sections of this Agreement, which, by their nature are intended to survive, shall survive any such termination) shall forthwith become null, void and of no further force or effect, and (iii) there shall be no liability on the part of any Party or their respective Affiliates to any other Party; provided, however, that no such termination shall relieve the non-terminating Party from liability for any breach of such Party's representations, warranties, covenants or agreements hereunder.

        11.2    Notice.     All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made (i) upon being delivered by hand (with written confirmation of receipt), (ii) when received by the recipient Party if sent by a nationally recognized overnight delivery courier service (receipt requested), (iii) when sent by fax transmission (with confirmation of receipt) for those Parties having a fax number listed below, or (iv) by registered or certified mail (postage prepaid, return receipt requested), and addressed to the applicable address set forth below or such other address as may be designated in writing hereafter by the recipient Party:

If to the Buyer:
Aeroflex Incorporated 35 South Service Road P.O. Box 6022 Plainview, New York 11803 Telecopier No.: 516-694-0658
Attention:	John Adamovich, Senior Vice President and Chief Financial Officer
With a copy to:
Moomjian, Waite, Wactlar & Coleman, LLP 100 Jericho Quadrangle Jericho, New York 11753 Telecopier No.: 516-937-5050 Attention: Edward S. Wactlar, Esq.
If to the Seller:
Emrise Electronics Corporation 611 Industrial Way Eatontown, New Jersey 07224 Telecopier No.: 252-330-2560
Attention: Carmine Oliva, Chief Executive Officer
With a copy to:
Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103-7599 Telecopier No.: 215-864-8999 Attention: Jennifer L. Miller, Esq.

        11.3.    Entire Agreement.     This Agreement, the Schedules and the Exhibits hereto constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

        11.4.    Assignment; Binding Agreement.     This Agreement and the rights and obligations arising hereunder shall be binding upon and shall inure to the benefit of the Parties and to their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by any of the Parties without the prior written consent of the other Parties, except that the Buyer may, without the prior written consent of the Seller, assign its interest, in whole or in part, in this Agreement to one or more Affiliates of the Buyer.

        11.5    Counterparts.     This Agreement may be executed simultaneously by facsimile transmission or electronic mail (including in PDF form) in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

        11.6    Headings; Interpretation.     The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the

Agreement. All of the Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein shall be construed against any Party.

        11.7    Expenses.     Except as set forth in this Agreement, including, without limitation, in Section 8.8(d), or in a Related Document, or as agreed among the Parties, each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants, investment bankers and other financial advisors. Any sales, use, stamp or Transfer Taxes, and any other filing or recording fees, if any, which may be payable with respect to the consummation of the transactions contemplated hereby shall be payable as set forth in this Agreement or in a Related Document or as agreed among the Parties, except if otherwise required by applicable Law.

        11.8    Specific Performance.     The Seller agrees that the Shares and the Company Common Stock represent unique property that cannot be readily obtained on the open market and that the Buyer would be irreparably injured if this Agreement is not specifically enforced after the breach or default by the Seller or any of its Affiliates. Therefore, the Buyer shall have the right to specifically enforce the Seller's performance of its obligations under this Agreement, and the Seller agrees to waive the defense in any such suit that the Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, the Buyer shall be entitled to obtain from the Seller against whom specific performance is granted, court costs and reasonable attorneys' fees incurred by the Buyer in enforcing its rights hereunder. As a condition to seeking specific performance, the Buyer shall not be required to have tendered the Purchase Price but shall be ready, willing and able to do so.

        11.9    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof, except to the extent matters of title, leasing, and similar in rem issues require the application of the laws of jurisdiction in which the property is located and which is the subject matter of the legal dispute The Seller and the Buyer hereby agree and consent to be subject to the exclusive jurisdiction of the New York state courts or, if there is subject matter jurisdiction, the United States District Court for the Southern District of New York, and hereby waive the right to assert the lack of personal jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (iii) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Law. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT SUCH PARTIES MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. FURTHER, EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY RELIED ON THIS WAIVER OF RIGHT TO JURY TRIAL AS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.

        11.10    No Third Party Beneficiaries.     No provision of this Agreement is intended to confer upon any Person other than the Parties, the Buyer Indemnified Parties, the Seller Indemnified Parties and the Company any rights or remedies hereunder.

        11.11    Amendments and Waivers.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against which the waiver is to be effective.

        11.12    Severability.     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signatures on Next Page]

        IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

AEROFLEX INCORPORATED
By:	/s/ JOHN ADAMOVICH, JR.
Name:	John Adamovich, Jr.
Title:	Senior Vice President and Chief Financial Officer
EMRISE ELECTRONICS CORPORATION
By:	/s/ CARMINE T. OLIVA
Name:	Carmine T. Oliva
Title:	President

Solely for the purpose of Sections 6.9, 7.6, 8.3(b), 8.8, 8.14 and 8.17, and as an Affiliate of Seller, pursuant to Sections 8.11 and 8.12.
EMRISE CORPORATION
By:	/s/ CARMINE T. OLIVA
Name:	Carmine T. Oliva
Title:	Chief Executive Officer

[Stock Purchase Agreement]

EXHIBIT A

DEFINITIONS

        "Accounting Principles" shall have the meaning set forth in Section 2.6(a).

        "Acquired Companies" shall have the meaning set forth in the Recitals.

        "Acquisition Proposal" shall mean any inquiry, discussion, negotiation or proposal with respect to any acquisition of (i) all of the capital stock of the Company or CCI , (ii) substantially all of the Assets of the Company or (iii) the Business, whether by means of a stock sale, merger, consolidation, reorganization, business combination or otherwise.

        "Action" shall mean any claim, action, suit, arbitration, mediation or proceeding by or before any Governmental Authority, arbitrator or mediator.

        "Adjusted Net Working Capital" shall mean, as of the applicable date of determination, the difference between the current assets of the Company and CCI and the current liabilities of the Company and CCI, as determined in accordance with the Accounting Principles and the following adjustments: Current assets shall exclude (i) cash, (ii) intercompany receivables and intercompany trade receivables, (iii) prepaid corporate income taxes, and (iv) deferred Tax assets.

        "Adjusted Net Working Capital Target Amount" shall mean Three Million ($3,000,000) Dollars.

        "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition (i) Affiliates include an individual's spouse and minor children and (ii) the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement" shall mean this Stock Purchase Agreement and all exhibits and schedules attached hereto.

        "Assets" shall mean all properties, assets, securities and rights of any kind, whether tangible or intangible, real or personal, owned, leased or licensed by the Company or CCI or in which the Company or CCI has any interest whatsoever (in each case, solely to the extent of the Company's or CCI's interest therein).

        "Bankruptcy Laws and Equitable Principles" shall have the meaning set forth in Section 3.2(a).

        "Basket Amount" shall have the meaning set forth in Section 8.2(a).

        "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including any self-insurance arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (iii) covers any current or former employee, director or consultant of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

        "Board" shall have the meaning set forth in Section 8.8(a).

        "Brand Group Sellers" shall mean Charles Brand, Thomas Couse, Joanne Couse and Michael Gaffney as the "Sellers" under the May 23, 2008 Agreement.

        "Business" shall mean all aspects of the business and operations conducted by the Company as of the date hereof and all related Assets and liabilities.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Wilmington, Delaware are authorized or obligated by law or executive order to not open or remain closed.

        "Buyer" shall have the meaning set forth in the Recitals.

        "Buyer Indemnified Parties" shall have the meaning set forth in Section 9.2(a).

        "Buyer's Refunds" shall have the meaning set forth in Section 8.7(d)

        "Cap Amount" shall have the meaning set forth in Section 9.2(a).

        "CCI Financial Statements" shall mean the unaudited balance sheet of CCI as of December 31, 2009 and the related unaudited statement of income for the twelve month period then ended.

        "CCI Interim Financial Statements" shall mean the unaudited balance sheet of CCI as of March 31, 2010 (the "CCI Interim Balance Sheet") and the related unaudited statement for the three month period then ended.

        "CCI Interim Balance Sheet Date" shall mean March 31, 2010.

        "CERCLA" shall have the meaning set forth in Section 3.19(f).

        "Claim Notice" shall have the meaning set forth in Section 9.3(a).

        "Claimed Amount" shall have the meaning set forth in Section 9.3(b).

        "Closing Date Balance Sheet" shall have the meaning set forth in Section 2.6(a).

        "Closing" shall have the meaning set forth in Section 2.3.

        "Closing Payment" shall have the meaning set forth in Section 2.2(a).

        "Closing Date" shall have the meaning set forth in Section 2.3.

        "Closing Date Indebtedness" shall have the meaning set forth in Section 2.2(a).

        "Closing Date Interest Rate" shall mean the rate per annum equal to the prime commercial lending rate quoted as of the Closing Date by The Wall Street Journal (Eastern Edition).

        "Closing Payment" shall have the meaning set forth in Section 2.2(a).

        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company" shall have the meaning set forth in the Recitals.

        "Company Common Stock" shall have the meaning set forth in the Recitals.

        "Company Employee Plans" shall have the meaning set forth in Section 3.21(a).

        "Company Indebtedness" shall have the meaning set forth in Section 2.2(a).

        "Company Trade Secrets" shall have the meaning set forth in Section 3.15(a).

        "Confidentiality Agreement" shall have the meaning set forth in Section 8.3(b).

        "Confidential Records" shall have the meaning set forth in Section 8.12(b).

        "Contract" shall mean any agreement, contract, lease, note, loan, evidence of Indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete,

employment agreement, license, instrument, obligation, commitment, purchase and sale order, bid, quotation, proposal or other executory agreement to which the Company or CCI is a party or which relates to the Business or any Assets, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

        "Covered Business" shall mean the design and manufacture of the radio frequency ("RF") and microwave devices and products currently produced by the Company, including RF, intermediate frequency ("IF") and microwave limiters, switches, attenuators, detectors, phase shifters, and custom integrated assemblies, provided that "Covered Business" shall not include the design and manufacture by the Parent's subsidiary Pascall Electronics Ltd. ("Pascall"), or any successor to Pascall, of any and all RF and microwave devices, subject to a restriction on RF and IF limiters, switches, attenuators and phase shifters as set forth on Schedule C, which products will be restricted to sales to Pascall's existing customers as set forth on Schedule C, as well as the fulfillment by Pascall, or any successor to Pascall, of other existing legacy programs for such products as may arise from time to time.

        "CPA Firm" shall mean J. H. Cohn, LLP or another nationally recognized firm of independent public accountants upon which the Buyer and the Seller mutually agree.

        "Deferred Purchase Price Obligation" shall have the meaning set forth in Section 2.2(a).

        "Deficiency Payment" shall have the meaning set forth in Section 2.7(a).

        "Effective Date" shall have the meaning set forth in the Recitals.

        "Effective Time" shall have the meaning set forth in Section 2.3.

        "Employee Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) and each other material plan, agreement, program or arrangement providing for compensation, severance benefits, deferred compensation, fringe benefits, pension benefits, insurance benefits, profit sharing, retirement benefits, stock purchases, stock options, equity compensation, incentives, bonuses, vacations, disability benefits, hospitalization benefits, medical insurance, life insurance, retiree medical benefits, retiree life insurance coverage and any other employee benefits maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate is obligated to contribute for its current or former Personnel or their beneficiaries, including any such plan, agreement, program or arrangement that has been terminated in the past six years.

        "Employee Retention Bonus Agreements" shall mean those agreements between the Company and those key employees of the Company who agreed to receive an Employee Retention Bonus in connection with, and predicated upon, the successful consummation of the acquisition of the Company and CCI by Seller pursuant to the May 23, 2008 Agreement.

        "Employee Retention Bonuses" shall have the meaning set forth in Section 8.14.

        "Employment Laws" shall have the meaning set forth in Section 3.21(a).

        "Environment" shall mean any surface water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, air (including indoor air and ambient air) and soil.

        "Environmental Law" shall mean any Law in effect leading up to and as of the Closing Date concerning: (i) the Environment, including related to pollution, contamination, cleanup, preservation, protection, and reclamation of the Environment; (ii) health or safety, including occupational safety and the exposure of employees and other persons to any Substances; (iii) any Release or threatened Release of any Substance, including investigation, monitoring, clean up, removal, treatment, or any other action to address such Release or threatened Release; and (iv) the Handling of Substances.

        "Equity Securities" of any Person shall mean (i) shares of capital stock, limited liability company interests, partnership interests or other equity securities of such Person, including, with respect to the Company, the Company Common Stock, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, limited liability company interests, partnership interests or other equity securities of such Person, (iii) securities convertible into or exercisable or exchangeable for shares of capital stock, limited liability company interests, partnership interests or other equity securities of such Person, and (iv) equity equivalents, interests in the ownership or earnings of, or equity appreciation, phantom stock or other similar rights of, or with respect to, such Person.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean any Person that is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company as set forth in Sections 414(b), (c), (m) or (o) of the Code.

        "Escrow Agent" means JPMorgan Chase & Co. or, if unavailable, such other nationally recognized bank upon which the Buyer and Seller mutually agree.

        "Escrow Account" shall have the meaning set forth in Section 2.2(a).

        "Escrow Agreement" means that certain Escrow Agreement dated as of the Closing Date between and among the Seller, CCI, the Buyer and the Escrow Agent.

        "Escrow Deposit" shall have the meaning set forth in Section 2.2(a).

        "Exclusivity Agreement" shall mean the Exclusivity Agreement entered into between Parent and Buyer dated April 22, 2010, as amended on May 20, 2010.

        "Excluded Assets" shall have the meaning set forth in Section 2.8.

        "Export Control Laws" shall have the meaning set forth in Section 3.10(b).

        "Export Control Laws Costs and Liabilities" shall mean any and all losses, damages, fines, penalties, judgments, actions, claims, Liens, costs and expenses (including fees, disbursements and expenses of legal counsel, experts and consultants and the costs of investigations, audits, implementation of mandatory compliance protocols and voluntary disclosure filings) arising from or under any Export Control Laws.

        "Financial Statements" shall mean the unaudited balance sheet of the Company as of December 31, 2009 (the "December 31, 2009 Balance Sheet"), and the related unaudited statement of income for the twelve month period then ended, and the unaudited balance sheet of the Company as of December 31, 2008, and the related unaudited statement of income for the twelve-month period then ended.

        "Fundamental Representation" shall mean those representations and warranties of the Seller listed in Sections 3.1, 3.2, 3.3, 3.5, 3.16 and 3.22.

        "GAAP" shall mean United States generally accepted accounting principles in effect from time to time.

        "Governmental Authority" shall mean any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

        "Government Contracts" shall have the meaning set forth in Section 3.12(c).

        "Group" shall have the meaning set forth in Section 3.16(i).

        "Handling of Substances" shall mean the production, use, generation, Release, storage, treatment, formulation, processing, labeling, distribution, introduction into commerce, registration, transportation, reclamation, recycling, disposal, discharge, release or other handling or disposition of Substances.

        "Improvements" shall mean any buildings, facilities, other structures and improvements, building systems and fixtures located on or under any real property owned or leased by the Company.

        "Income Tax" shall have the meaning set forth in Section 8.7(c).

        "Indebtedness" shall mean (i) indebtedness for borrowed money (including the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties or other similar amounts payable in connection with the repayment thereof), (ii) obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (iii) obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property (other than customary trade credit), including deferred acquisition costs with respect to past acquisitions, (iv) interest rate and currency obligation swaps, hedges or similar arrangements and (v) all obligations of any to guarantee any of the foregoing types of obligations on behalf of any other Person.

        "Indebtedness-Securing Liens" shall mean the Liens which secure the Closing Date Indebtedness and which are to be released upon payment in full of the Closing Date Indebtedness.

        "Indemnified Party" shall have the meaning set forth in Section 9.3(a).

        "Indemnifying Party" shall have the meaning set forth in Section 9.3(a).

        "Information Technology" shall mean all of the computer hardware, software, networks, systems, microprocessors, firmware and other information technology and communications equipment used in the operation of the information technology systems of the Business.

        "In Licenses" shall have the meaning set forth in Section 3.15(c).

        "Intellectual Property Rights" shall mean all domestic and foreign (i) trademarks, service marks, trade dress, logos, corporate names, trade names, product names, Internet domain names, or other source identifiers of any kind or nature, including all goodwill associated therewith and symbolized thereby, together will all applications, registrations and renewals for any of the foregoing (collectively, "Trademarks"), (ii) patents, utility models, inventors' certificates and other rights in and to inventions and industrial designs and pending applications therefor (collectively, "Patents"), (iii) copyrights, mask works and other rights of authorship, together will all pending applications, registrations and renewals associated therewith (collectively, "Copyrights"), (iv) trade secrets and other confidential and proprietary business information, including, but not limited to, all designs, plans, drawings, flow charts, state diagrams, specifications, technology, methods, designs, concepts and other proprietary rights, whether or not registered ("Trade Secrets"), (v) domain name registrations ("Domain Names"), (vi) novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, machines, designs, expressions, theories and ideas, whether or not patentable ("Inventions"), (vii) computer programs, applications and other computer software including, with respect to each, all processes, scripts and routines used to process data, object code and source code (with respect to third-party software, to the extent rights to source code have been obtained), documentation for any of the foregoing, electronic data and databases, and web sites (including all related computer code and content) (collectively, "Software"); and (viii) rights under any licenses to use any of the intellectual property described in clauses (i) to (viii) above.

        "Interim Financial Statements" shall mean the unaudited consolidated balance sheet of the Company as of March 31, 2010 (the "March 31, 2010 Balance Sheet") and the related unaudited consolidated statement of income for the three month period then ended.

        "Interim Balance Sheet Date" shall mean March 31, 2010.

        "IRS" shall mean the United States Internal Revenue Service.

        "ISRA" shall mean New Jersey's Industrial Site Recovery Act N.J.S.A. 13:1K-6 et. seq. And its accompanying regulations.

        "ISRA Compliance Costs" shall mean all fees, costs and expenses incurred to achieve compliance with ISRA, including without limitation, attorneys', consultants' and engineering fees and disbursements, New Jersey Department of Environmental Protection ("NJDEP") filing fees and oversight charges, any surcharges, costs and expenses associated with securing and maintaining any remediation funding source, laboratory and analytical costs and expenses, equipment charges, industrial or hazardous waste disposal costs and all other fees, costs and expenses incurred in connection with or relating Remedial Actions required by ISRA.

        "Knowledge" shall mean with respect to the Seller, a particular fact or matter that is actually known by Parent, the Seller, CCI, the Company or one or more of the individuals listed on Schedule A, and with respect to the Buyer, a particular fact or matter that actually is known by the Buyer or one or more of the individuals listed on Schedule B, in either case, presuming by way of a representation to such effect, that the identified individuals have made all inquiries that would be reasonable in light of such individual's actual knowledge.

        "Law" shall mean any applicable federal, state, local or foreign statute, law, treaty, ordinance, regulation, rule, code, Order or rule of common law.

        "Lease" shall have the meaning set forth in Section 3.14(a).

        "Leased Real Property" shall have the meaning set forth in Section 3.14(a).

        "Lender" shall have the meaning set forth in Section 2.2(a).

        "Lender Indebtedness" shall have the meaning set forth in Section 2.2(a).

        "Licenses" shall have the meaning set forth in Section 3.15(c).

        "Lien" shall mean a deed of trust, mortgage, security interest, claim, restriction, charge or other encumbrance or collateral interest.

        "Losses" shall have the meaning set forth in Section 9.2(a).

        "Machinery and Equipment" shall have the meaning set forth in Section 3.13.

        "Material Adverse Effect" shall mean any event, circumstance, development, change or effect that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on, or material adverse change with respect to, the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company or CCI taken together as a whole.

        "Material Contract" shall have the meaning set forth in Section 3.12(a).

        "May 23, 2008 Agreement" shall have the meaning set forth in Section 2.2(a).

        "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (i) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six (6) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (ii) covers any current or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

        "Non-Competition Agreements" shall mean those Non-Competition Agreements executed and delivered in connection with the consummation of the transactions contemplated by the May 23, 2008 Agreement.

        "Notice of Dispute" shall have the meaning set forth in Section 2.6(b).

        "Notice Period" shall have the meaning set forth in Section 8.3(a).

        "Order" shall mean any order, judgment, award, ruling, decree, writ, injunction of any court, arbitrator or Governmental Authority.

        "Ordinary Course" or "Ordinary Course of Business" shall mean the ordinary course of business consistent with Past Practice (including, without limitation, with respect to quantity, quality and frequency).

        "Out Licenses" shall have the meaning set forth in Section 3.15(c).

        "Outstanding Claims" shall have the meaning set forth in Section 10.2.

        "Parent" shall mean Emrise Corporation.

        "Party" and "Parties" "Party" shall mean the Buyer or the Seller (and, to the extent applicable, Parent) and "Parties" shall mean the Buyer and the Seller (and to the extent applicable, Parent) collectively.

        "Pascall" shall have the meaning set forth in the definition of "Covered Business".

        "Past Practice" shall mean with respect to the Seller, Company, CCI or the Buyer, as the case may be, the practices and procedures utilized consistently during the three years prior to December 31, 2009.

        "Payoff Letters" shall have the meaning set forth in Section 8.9

        "PBGC" shall mean the Pension Benefit Guaranty Corporation.

        "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (i) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six (6) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability (including any contingent liability) and (ii) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

        "Permits" shall mean all of the permits, licenses, negotiations and other governmental authorizations required for the ownership, leasing or operation of the Assets or the Business.

        "Permitted Liens" shall mean (i) liens for Taxes or governmental charges or claims (A) not yet due and payable or (B) being contested in good faith, in each case if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (ii) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the Ordinary Course of Business for sums (A) not yet due and payable or (B) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (iii) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the Ordinary Course of Business, consistent with Past Practice, and iv) easements, rights-of-way, and other similar restrictions on real property, in each case which do not materially interfere with the ordinary conduct of the Business of the Company.

        "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, a Governmental Authority or any other entity or organization.

        "Personnel" shall mean all employees, officers, directors and independent contractors of, employed by or contracting with, the Company or CCI.

        "Post-Closing Tax Period" shall mean any taxable period that begins after the Closing Date and the portion of any Straddle Period that begins on the day after the Closing Date and ends after the Closing Date.

        "Pre-Closing Export Control Laws Liabilities" shall mean any Export Control Laws costs and liabilities to the extent (i) arising as a result of a breach of any representation or warranty made by Seller and CCI, jointly and severally, in Section 3.10(b) hereof or (ii) resulting from the operation of the Business prior to the Closing Date.

        "Pre-Closing Returns" shall have the meaning set forth in Section 8.7(a).

        "Pre-Closing Tax Period" shall mean any taxable period that ends on or before the Closing Date, or the portion ending on or before the Closing Date of any Straddle Period.

        "Preliminary Proxy Statement" shall mean the Preliminary Proxy Statement that is filed with the SEC in connection with the meeting that is to be held to obtain the approval of Parent's stockholders to the consummation of the transactions contemplated herein.

        "Prior Claim" shall have the meaning set forth in Schedule 3.9(i).

        "Prior Proposals" shall have the meaning set forth in Section 8.8(c).

        "Proprietary Information" shall have the meaning set forth in Section 8.12(a).

        "Purchase Price" shall have the meaning set forth in Section 2.2(a).

        "Refunds" shall have the meaning set forth in Section 8.7(d).

        "Related Documents" shall mean the Escrow Agreement.

        "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration at, into or onto the Environment, including movement or migration through or in the Environment, whether sudden or non-sudden and whether accidental or non-accidental, or any release, emission or discharge as those terms are defined in any applicable Environmental Law.

        "Remedial Action" shall mean all actions required to comply with any Environmental Laws or applicable remediation criteria of the relevant Governmental Authorities to investigate, clean up, remove, treat or otherwise address any Substance located at, on or under real property.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Seller" shall have the meaning set forth in the Recitals.

        "Seller's Company Shares" shall have the meaning set forth in the Recitals.

        "Seller Indemnified Parties" shall have the meaning set forth in Section 9.2(b).

        "Seller's Refunds" shall have the meaning set forth in Section 8.7(d)

        "Shares" shall have the meaning set forth in the Recitals.

        "Straddle Period" shall mean any taxable period that begins before and ends after the Closing Date.

        "Substances" shall mean any wastes, substances, products, contaminants, pollutants or materials, whether solid, liquid or gaseous, that (i) is or contains asbestos, polychlorinated biphenyls, radioactive materials, oil, petroleum or any fraction thereof, (ii) whose release or threatened release may require removal, remediation or reporting under any Environmental Law, or is defined, listed or identified as a "contaminant", "pollutant", "toxic substance", "toxic material", "hazardous waste" or "hazardous substance" or words of similar meaning and regulatory effect thereunder or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated as such by any Governmental Authority under any Environmental Law.

        "Superior Proposal" shall have the meaning set forth in Section 8.8(c).

        "Tax" or "Taxes" shall mean federal, state, local or foreign net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA, or FUTA) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a "transferee"

(within the meaning of Section 6901 of the Code or any other applicable law) of another person or as a result of being a member of an affiliated, consolidated, unitary or combined group.

        "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

        "Termination Fee" shall have the meaning set forth in Section 8.8(d).

        "Termination Expenses" shall have the meaning set forth in Section 8.8(d).

        "Third Party Claims" shall have the meaning set forth in Section 9.3(c).

        "Transfer Taxes" shall have the meaning set forth in Section 8.7(j).

        "Treasury Regulations" shall mean the Regulations promulgated under the Code.

        "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (a) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) which covers any current or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

ANNEX B

June 6, 2010

Board of Directors
EMRISE Corporation
611 Industrial Way
Eatontown, NJ 07724

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to EMRISE Corporation ("EMRISE") of the proposed sale of all of the issued and outstanding shares of its subsidiaries Custom Components, Inc. ("CCI") and Advanced Control Components, Inc. ("ACC"). CCI owns, beneficially and of record, 80% of the issued and outstanding shares of the common stock (the "Shares") of ACC, and Emrise Electronics Corporation (the "Seller") owns, beneficially and of record, 20% of the Shares of ACC. The terms of the proposed sale (the "Proposed Sale") by and between Aeroflex Incorporated ("Aeroflex") and the Seller are set forth in the Stock Purchase Agreement (the "Sale Agreement"), dated as of June 7, 2010, which provides that Aeroflex will purchase all of the outstanding shares of CCI and ACC for a purchase price of $20,000,000 (the "Aggregate Consideration").

        Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, EMRISE, Aeroflex and their respective affiliates. In the ordinary course of our business, we may also actively trade the securities of EMRISE and Aeroflex for our own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

        We have been engaged by EMRISE to act as financial advisor to EMRISE in connection with the Proposed Sale and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Proposed Sale. No portion of our fee is refundable or contingent upon the conclusion expressed in this opinion. We also will be reimbursed for expenses incurred. In addition, EMRISE has agreed to indemnify us against certain liabilities arising out of our engagement. Other than this engagement, during the past two years preceding the date of this opinion, we have not had any material relationship with any party to the Proposed Sale, other than EMRISE, for which compensation has been received or is intended to be received, nor is there any such material relationship or related compensation mutually understood to be contemplated. In arriving at our opinion, we have made such reviews, analyses and inquiries as we have deemed necessary or appropriate under the circumstances. We took into account our assessment of general economic, market and financial conditions, as well as our experience in securities and business valuation in general and with respect to similar transactions in particular our due diligence with regard to the Proposed Sale included:

  •
  reviewing a draft of the Sale Agreement dated June 7, 2010, including without limitation the terms and conditions of the Proposed Sale;

  •
  reviewing certain internal financial analyses, historical and budgeted financials, financial forecasts, reports, operating performance and other information we deemed relevant concerning ACC and CCI, all of which was provided to us by or on behalf of the management of EMRISE;

  •
  holding discussions with certain members of the management of EMRISE, CCI and ACC concerning the historical and current business operations, financial condition and prospects of EMRISE, CCI and ACC and such other matters we deemed relevant;

  •
  analyzing certain financial, market and industry data, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of CCI and ACC and considering, to the extent publicly available, the financial terms of certain other transactions which we deemed relevant in evaluating the Proposed Sale; and

  •
  conducting such other financial analyses, studies and investigations as we deemed appropriate.

        Our opinion is given in reliance on information and representations made or given by or on behalf of EMRISE, CCI and ACC, as well as their respective officers, directors, auditors, counsel and other agents and representatives, and on filings, releases and other information issued by or on behalf of EMRISE including financial statements, financial projections, and stock price data, as well as certain information from recognized independent sources. We have not independently verified any of the information concerning EMRISE, CCI and ACC which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data provided to us. We express no opinion as to any financial projections or the assumptions on which they are based. We have not conducted any independent valuation or appraisal or physical inspection of any assets or liabilities of EMRISE, CCI or ACC or their solvency, nor have any valuations or appraisals been provided to us. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. This opinion should not be construed as a valuation opinion, credit rating, solvency opinion, or liquidation analysis of the creditworthiness of any of EMRISE, CCI or ACC, or otherwise as tax advice or accounting advice. We have assumed that the Proposed Sale is, in all respects, lawful under applicable law.

        With regard to financial and all other information provided to us relating to EMRISE, CCI and ACC (including, without limitation, estimates, evaluations, projections and information related to general prospects), we have assumed, with EMRISE's consent, that such information has been reasonably prepared and reflect the best currently available information and good faith judgment of the persons furnishing the same. We have further relied on the assurances of management of EMRISE, CCI and ACC that such persons are not aware of such information being inaccurate or misleading in any respect, or of any facts or circumstances that would make any of such information inaccurate or misleading in any respect. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that: (i) the final versions of all documents reviewed by us in draft form (including, without limitation, the Sale Agreement) conform in all material respects to the drafts reviewed; (ii) all governmental, regulatory or other consents and approvals necessary or advisable for the consummation of the Proposed Sale will be obtained without any adverse effect on EMRISE, ACC, CCI or on the Proposed Sale; (iii) all of the representations and warranties contained in the Sale Agreement and all related agreements are complete and correct in all respects and that each party to the Sale Agreement and all related agreements will perform all of the covenants required to be performed by such party thereunder; (iv) the conditions precedent set forth in the Sale Agreement and all related agreements to the Proposed Sale will be satisfied and such conditions precedent will not be waived; and (v) the Proposed Sale will be completed in accordance with the terms of the Sale Agreement, without any amendments thereto or any waivers of any terms and conditions thereof. Additionally, we assumed without verification the accuracy and adequacy of the legal advice given by counsel to EMRISE, ACC and CCI on all legal matters related to the Proposed Sale and have assumed that all procedures required by applicable law to be taken in connection with the Proposed Sale have been, or will be, duly, validly and timely taken and that the Proposed Sale will be consummated in a manner that complies in all respects with the all applicable laws, statutes and regulations. We have not made, and assume no responsibility to make, any representation, or render any opinion, as to any legal matter. EMRISE, CCI and ACC have expressly consented to all of the assumptions we have made in this opinion.

        In our analysis and in connection with the preparation of this opinion, we have made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Sale, and our opinion is based on such assumptions.

        Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of, and have been evaluated only as of, the date hereof. We expressly disclaim any undertaking or obligation to update this opinion or to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        Our opinion is for the information of EMRISE's Board of Directors in connection with its evaluation of the Proposed Sale, and does not constitute a recommendation to the Board of Directors in connection with the Proposed Sale. Our opinion should not be construed as creating any fiduciary duty on our part to any party. In addition, we express no opinion or recommendation as to how the stockholders of EMRISE should vote on the Proposed Sale. Further, we have not been requested to opine as to, and the opinion does not in any manner address, the underlying business decision of EMRISE or any other party to engage in the Proposed Sale, nor does it address the relative merits of the Proposed Sale as compared to any alternative business transaction or strategy. Instead, the opinion merely states whether the consideration in the Proposed Sale is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Sale or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this opinion is based. In addition, we are not expressing any opinion as to the market price or value of the capital securities of any party to the Proposed Sale after announcement of the Proposed Sale.

        This opinion only addresses the fairness to EMRISE, from a financial point of view, of the Aggregate Consideration and does not address any other aspect or implication of the Proposed Sale or any agreement, arrangement or understanding entered into in connection therewith or otherwise including, without limitation: (i) the underlying business decision of EMRISE or any other party to proceed with the Proposed Sale; (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Proposed Sale or otherwise (other than the Aggregate Consideration to the extent expressly specified herein) and whether such terms were the best attainable under the circumstances; (iii) the fairness of any portion or aspect of the Proposed Sale to the holders of any class of securities, creditors or other constituencies of EMRISE, or to any other party; (iv) the relative merits of the Proposed Sale as compared to any alternative business strategies that might exist for EMRISE, CCI and/or ACC or the effect of any other transaction in which EMRISE, CCI and/or ACC might engage; (v) the solvency, creditworthiness or fair value of EMRISE, CCI and/or ACC or any other party to the Proposed Sale, or any of such their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any consideration received by EMRISE's, CCI's and/or ACC's officers, directors or employees or any class of such persons relative to the consideration to be received by the shareholders of ACC and CCI in the Proposed Sale, if any, or with respect to the fairness of such compensation. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by EMRISE and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to EMRISE and Proposed Sale. The issuance of this opinion was approved by a committee authorized to approve opinions of this nature.

        Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that this opinion may be included in its entirety in any filing made by EMRISE in respect to the Proposed Sale with the Securities and Exchange Commission.

        Our opinion has been approved by our fairness opinion committee. Based on the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration offered pursuant to the Sale Agreement, is fair, from a financial point of view, to EMRISE.

Sincerely,
/s/ BOENNING & SCATTERGOOD, INC.
BOENNING & SCATTERGOOD, INC.

ANNEX C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (earliest event reported): July 2, 2010

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10346 (Commission file number)	77-0226211 (I.R.S. Employer Identification No.)

611 Industrial Way
Eatontown, NJ 07224
(Address of principal executive offices) (Zip code)

(732) 389-0355
(Registrant's telephone number, including area code)

Not applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01    Other Events

        On June 7, 2010, EMRISE Electronics Corporation ("EEC"), a wholly-owned subsidiary of EMRISE Corporation (the "Company"), entered into a Stock Purchase Agreement by and among Aeroflex Incorporated ("Aeroflex"), as buyer, and EEC, as seller, relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. ("ACC") and all of the issued and outstanding shares of common stock of Custom Components, Inc. ("CCI") (the "ACC Operations"). In accordance with guidance issued by the Financial Accounting Standards Board (the "FASB") related to the accounting for the impairment or disposal of long-lived assets, the ACC Operations have been classified as discontinued operations in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 that was filed with the Securities and Exchange Commission (the "SEC") on May 17, 2010. The Company is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "2009 Form 10-K") for discontinued operations in accordance with financial reporting guidance issued by the SEC.

        Exhibits 99.1 and 99.2 to this Current Report on Form 8-K includes the historical financial information initially presented under Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations and Item 8—Financial Statements and Supplementary Data in the 2009 Form 10-K revised and updated from its previous presentation solely to reflect the reclassifications for discontinued operations described above for the fiscal years ended December 31, 2009 and 2008.

        The information in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K does not reflect events or developments that occurred after April 15, 2010, and does not modify or update the disclosures in the 2009 Form 10-K in any way, other than to reflect the ACC Operations as a discontinued operation as described above. The information in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K should be read in conjunction with the 2009 Form 10-K and any documents filed by EMRISE Corporation under the Securities Exchange Act of 1934, as amended, subsequent to April 15, 2010.

Item 9.01    Financial Statements and Exhibits

  d.
  Exhibits:

23.1	Consent of BDO USA, LLP.
23.2	Consent of Hein and Associates, LLP.
99.1
Consolidated Financial Statements and related Notes to Consolidated Financial Statements for the years ended December 31, 2009 and 2008 (which replaces and supersedes Part II, Item 8 of the 2009 Form 10-K filed with the SEC on April 15, 2010).
99.2
Revised Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2009 (which replaces and supersedes Part II, Item 7 of the 2009 Form 10-K filed with the SEC on April 15, 2010).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMRISE CORPORATION
Dated: July 2, 2010	By:	/s/ D. JOHN DONOVAN D. John Donovan, Chief Financial Officer (principal financial officer)

INDEX TO EXHIBITS ATTACHED TO THIS REPORT

Exhibit No.	Description
23.1	Consent of BDO USA, LLP
23.2	Consent of Hein and Associates, LLP
99.1
Consolidated Financial Statements and related Notes to Consolidated Financial Statements for the years ended December 31, 2009 and 2008 (which replaces and supersedes Part II, Item 8 of the 2009 Form 10-K filed with the SEC on April 15, 2010).
99.2
Revised Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2009 (which replaces and supersedes Part II, Item 7 of the 2009 Form 10-K filed with the SEC on April 15, 2010).

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EMRISE Corporation
Eatontown, NJ

        We hereby consent to the use of our report dated April 15, 2010, except for Note 4, which is dated July 2, 2010, relating to the consolidated financial statements of EMRISE Corporation for the year ended December 31, 2009, which is contained in this Form 8-k as annexed to Schedule 14A.

/s/ BDO USA, LLP, formerly BDO Seidman, LLP
Woodbridge, New Jersey
July 2, 2010

Exhibit 23.2

CONSENT OF HEIN & ASSOCIATES LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (No. 333-152282, 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on Form S-8 of Emrise Corporation of our report dated April 15, 2009, except for note 4, which is dated July 2, 2010, relating to our audit of the consolidated financial statements Emrise Corporation for the year ended December 31, 2008, included in this Current Report on Form 8-K.

/s/ Hein & Associates LLP

Irvine, California
July 2, 2010

Exhibit 99.1

EMRISE CORPORATION

Item 8—Financial Statements

        On June 7, 2010, EEC, a wholly-owned subsidiary of the Company, entered into a Stock Purchase Agreement by and among Aeroflex, as buyer, and EEC, as seller, relating to the sale of all of the issued and outstanding shares of common stock of ACC and all of the issued and outstanding shares of common stock of CCI. In accordance with guidance issued by the Financial Accounting Standards Board related to the accounting for the impairment and disposal of long-lived assets, the ACC Operations have been classified as discontinued operations in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 that was filed with the SEC on May 17, 2010. Because the ACC Operations have not previously been presented as a discontinued operation in the Company's Item 8 Financial Statements included with its Annual Report on Form 10-K for the years ended December 31, 2009 and 2008, respectively, the accompanying revised Item 8 Financial Statements reflect adjustments to present the ACC Operations as a discontinued operation.

        The accompanying restated consolidated financial information includes all material adjustments necessary to reflect the ACC Operations as a discontinued operation and have been presented for illustrative purposes only. They are not necessarily indicative of the future financial position or future results of operations of the Company or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
EMRISE Corporation
Eatontown, New Jersey

        We have audited the accompanying consolidated balance sheet of EMRISE Corporation (the "Company") as of December 31, 2009 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EMRISE Corporation at December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 13 to the consolidated financial statements, the Company adopted an update issued by the Financial Accounting Standards Board related to the accounting for instruments (or embedded features) indexed to an entity's own stock.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company requires additional funding to achieve profitable operations and repay its current debt obligations beyond its anticipated cash flows from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(Signed BDO USA, LLP, formerly BDO Seidman, LLP)

Woodbridge, New Jersey
April 15, 2010, except for Note 4, which is dated July 2, 2010

Report of Independent Registered Public Accounting Firm

Board of Directors
and Stockholders of EMRISE Corporation

        We have audited the accompanying consolidated balance sheet of EMRISE Corporation, a Delaware corporation, as of December 31, 2008, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EMRISE Corporation as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

(Signed Hein & Associates LLP)

Irvine, California
April 15, 2009, except for Note 4, which is dated July 2, 2010

EMRISE CORPORATION

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$3,994	$3,001
Accounts receivable, net of allowances for doubtful accounts of $160 at December 31, 2009 and $229 at December 31, 2008	6,059	7,297
Inventories, net	8,031	8,569
Current deferred tax assets	158	271
Prepaid and other current assets	841	1,178
Current assets of discontinued and held for sale operations	6,368	10,038

Total current assets	25,451	30,354
Property, plant and equipment, net	987	1,209
Goodwill	2,878	5,584
Intangible assets other than goodwill, net	1,107	1,243
Deferred tax assets	308	198
Other assets	121	618
Noncurrent assets of discontinued and held for sale operations	19,425	14,417

Total assets	$50,277	$53,623

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,734	$3,379
Accrued expenses	5,232	5,889
Line of credit	5,156	4,084
Current portion of long-term debt, net of discount of $290 at December 31, 2009	8,109	4,938
Notes payable to stockholders, current portion	348	542
Income taxes payable	604	401
Other current liabilities	370	357
Current liabilities of discontinued and held for sale operations	9,840	3,194

Total current liabilities	32,393	22,784
Long-term debt, net of discount of $980 at December 31, 2008	92	13,276
Notes payable to stockholders, less current portion	—	250
Deferred income taxes	144	81
Other liabilities	688	502
Noncurrent liabilities of discontinued and held for sale operations	1,572	2,726

Total liabilities	34,889	39,619
Commitments and contingencies
Stockholders' equity:
Preferred stock,$0.01 par value. Authorized 10,000,000 shares, no shares issued and outstanding	—	—
Common stock,$0.0033 par value. Authorized 150,000,000 shares; 10,213,000 and 10,204,000 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	126	126
Additional paid-in capital	43,480	44,806
Accumulated deficit	(26,586)	(28,101)
Accumulated other comprehensive income	(1,632)	(2,827)

Total stockholders' equity	15,388	14,004

Total liabilities and stockholders' equity	$50,277	$53,623

The accompanying Notes are an integral part of these Consolidated Financial Statements

EMRISE CORPORATION

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended December 31,
	2009	2008
Net sales	$34,695	$41,389
Cost of sales	22,788	26,968

Gross profit	11,907	14,421
Operating expenses:
Selling, general and administrative	11,948	12,513
Engineering and product development	1,796	1,840
Loss on asset impairment	—	6,584

Total operating expenses	13,744	20,937

Loss from operations	(1,837)	(6,516)
Other income (expense):
Interest income	98	109
Interest expense	(4,054)	(3,193)
Other, net	433	(734)

Total other expense, net	(3,523)	(3,818)

Loss before income taxes	(5,360)	(10,334)
Income tax provision	(578)	(114)

Loss from continuing operations	(4,782)	(10,220)
Discontinued and held for sale operations:
Income from discontinued and held for sale operations including gain on sale in 2009	7,528	3,214
Tax provision on discontinued and held for sale operations	1,704	434

Net income on discontinued and held for sale operations	5,824	2,780

Net Income (loss)	$1,042	$(7,440)

Weighted average shares outstanding
Basic	10,209	10,204

Diluted	10,209	10,204

Earnings per share:
Basic
Continuing operations	$(0.47)	$(1.00)

Discontinued operations	$0.57	$0.27

Net earnings	$0.10	$(0.73)

Diluted
Continuing operations	$(0.47)	$(1.00)

Discontinued operations	$0.57	$0.27

Net earnings	$0.10	$(0.73)

The accompanying Notes are an integral part of these Consolidated Financial Statements

EMRISE CORPORATION

Consolidated Statements of Stockholders' Equity

(in thousands)

	Common Stock				Accumulated Other Comprehensive Income
			Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount				Total
Balance at December 31, 2007	10,204	$126	$44,527	$(20,661)	$1,054	$25,046
Stock option exercises	—	—	—	—	—	—
Stock-based compensation expense	—	—	88	—	—	88
Warrants issued related to debt financing	—	—	183	—	—	183
Warrants issued for services	—	—	8	—	—	8
Net loss and comprehensive loss	—	—	—	(7,440)	(3,881)	(11,321)

Balance at December 31, 2008	10,204	126	44,806	(28,101)	(2,827)	14,004
Cumulative effect of change in accounting principle due to adoption of updated derivative guidance	—	—	(1,483)	473	—	(1,010)
Stock option exercises	9	—	7	—	—	7
Stock-based compensation	—	—	148	—	—	148
Warrants issued for services	—	—	2	—	—	2
Net income and comprehensive income	—	—	—	1,042	1,195	2,237

Balance at December 31, 2009	10,213	$126	$43,480	$(26,586)	$(1,632)	$15,388

The accompanying Notes are an integral part of these Consolidated Financial Statements

EMRISE CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$1,042	$(7,440)
Adjustments to arrive at net loss from continuing operations	(5,824)	(3,073)

Net loss from continuing operations	(4,782)	(10,513)
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	564	688
Provision for doubtful accounts	71	(140)
Provision (credit) for inventory obsolescence	603	(704)
Provision (credit) for warranty reserve	103	(147)
Deferred taxes	(66)	93
Gain on sale of assets	—	41
Amortization of deferred issuance costs	753	462
Amortization of debt discount	690	466
Stock-based compensation expense	150	96
Change in fair value of common stock warrant	(718)	—
Loss on impairment of assets	—	6,584
Changes in assets and liabilities:
Accounts receivable	1,332	612
Inventories	(332)	2,308
Prepaid and other assets	96	(1,785)
Accounts payable and accrued expenses	(3,547)	890

Operating cash flow used in continuing operations	(5,083)	(1,049)
Operating cash flow provided by discontinued operations	4,937	2,468

Net cash (used in) provided by operating activities	(146)	1,419

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(44)	(34)
Payments received on notes receivable	—	40

Investing cash flow provided by (used in) continuing operations	(44)	6
Investing cash flow provided by (used in) discontinued operations including proceeds from sale of subsidiary operations, net of cash	10,691	(12,494)

Net cash provided by (used in) investing activities	10,647	(12,488)

EMRISE CORPORATION

Consolidated Statements of Cash Flows (Continued)

(in thousands)

	Year Ended December 31,
	2009	2008
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	$—	$13,000
Borrowings from lines of credit	56,045	36,021
Repayments of lines of credit	(54,973)	(35,894)
Repayments of long-term debt	(10,721)	(223)
Payments of notes to stockholders	(443)	(479)
Proceeds from exercise of stock options and warrants	7	—

Financing cash flow (used in) provided by continuing operations	(10,085)	12,425
Financing cash flow used in discontinued operations	(298)	(99)

Net cash (used in) provided by financing activities	(10,383)	12,326

Effect of exchange rate changes on cash	875	(3,020)

Net increase (decrease) in cash and cash equivalents	993	(1,763)
Cash and cash equivalents at beginning of period	3,001	4,764

Cash and cash equivalents at end of period	$3,994	$3,001

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$2,804	$1,602

Income taxes	$1,403	$706

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of equipment through capital lease	$119	$511

Cumulative effect of change in accounting principle—reclassification of common stock warrants to liability upon adoption of updates to derivative guidance	$473	$—

Fair value of warrants issued	$—	$183

Issuance of notes and accruals related to ACC purchase adjustment	$6,262	$—

The accompanying Notes are an integral part of these Consolidated Financial Statements

EMRISE CORPORATION

Notes to Consolidated Financial Statements

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

        EMRISE Corporation (the "Company") designs, manufactures and markets proprietary electronic devices and communications equipment for aerospace, defense, industrial, and communications applications. The Company has operations in the United States ("U.S."), England and France. The Company conducts its business through two operating segments: electronic devices and communications equipment. The subsidiaries within the electronic devices segment design, develop, manufacture and market electronic devices for defense, aerospace and industrial markets and operate out of facilities located in the U.S. and England. The subsidiaries within the communications equipment segment design, develop, manufacture and market network access equipment, including network timing and synchronization products and operate out of facilities located in the U.S. and France.

Basis of Presentation

        The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the accounts of the Company and each of its subsidiaries, after elimination of intercompany accounts and transactions. Certain prior years' amounts have been reclassified to conform to the current year presentation.

        In March of 2009, the Company sold substantially all the assets related to the Digitran division of the Company's wholly-owned subsidiary, EMRISE Electronics Corporation's ("EEC"), and all of the issued and outstanding equity interests of EEC's wholly-owned subsidiary, XCEL Japan, Ltd. (collectively the "Digitran Operations"). The accompanying financial statements include the Digitran Operations as a discontinued operation for all periods presented.

        On March 22, 2010, EMRISE completed the sale of substantially all the assets of EEC's subsidiary, RO Associates to Massachusetts based Astrodyne Corporation. See Note 22. In this Report, we refer to the businesses of RO Associates as the "RO Operations," and we refer to the sale of the RO Associates assets as the "RO Transaction." Our RO Associates subsidiary, located in San Jose, California, manufactured, marketed and sold standard power supplies to the defense and industrial markets. The RO Associates operation was classified within our electronic devices business segment. The accompanying financial statements include the RO Operations as discontinued operations and assets held for sale for all periods presented.

        On June 7, 2010, Aeroflex Incorporated ("Buyer") and EMRISE Electronics Corporation ("Seller") entered into a Stock Purchase Agreement (the "Purchase Agreement") relating to the sale of all of the issued and outstanding shares of common stock of ACC and all of the issued and outstanding shares of common stock of CCI. The accompanying financial statements include the ACC Operations as discontinued operations and assets held for sale for all periods presented.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

        The Company considers cash and cash equivalents to include cash in banks, commercial paper and deposits with financial institutions that can be liquidated without prior notice or penalty. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Trade Accounts Receivable

        Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer payment history, and current economic data. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Fair Value of Financial Instruments

        The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items. The Company believes the carrying amounts of its notes payable and long-term debt approximate fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

Inventories

        The Company's finished goods electronic devices inventories generally are built to order. The Company's communications equipment inventories generally are built to forecast, which requires production of a larger amount of finished goods in the communications equipment business so that customers can be served promptly. The Company's products consist of numerous electronic parts and other materials, which necessitates the exercise of detailed inventory management. The Company values its inventory at the lower of the actual cost to purchase or manufacture the inventory (first-in, first-out) or the current estimated market value of the inventory (net realizable value). The Company performs cycle counts of inventories using an ABC inventory methodology, which groups inventory into cycle counting categories, or conducts physical inventories at least once a year. The Company regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on its estimated forecast of product demand and production requirements for the next 12 to 24 months. Additionally, to determine inventory write-down provisions, the Company reviews product line inventory levels and individual items as necessary and periodically reviews assumptions about forecasted demand and market conditions. Any inventory that the Company determines to be obsolete, either in connection with the physical count or at other times of observation, are reserved for and subsequently written-off. As of December 31, 2009, total inventory reserves amounted to $4 million of which $2.4 million, or 20% of total inventory, related to the electronic devices segment and $1.6 million, or 14% of total inventory, related to the communications equipment segment. As of December 31, 2008, total inventory reserves amounted to $3.6 million of which $2 million, or 16% of

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

total inventory, related to the electronic devices segment and $1.6 million, or 13% of total inventory, related to the communications equipment segment.

        The electronics devices and communications equipment industries are characterized by rapid technological change, frequent new product development, and rapid product obsolescence that could result in an increase in the amount of obsolete inventory quantities on hand. Also, estimates of future product demand may prove to be inaccurate, in which case the Company may have understated or overstated the provision required for excess and obsolete inventory. Although the Company makes every effort to ensure the accuracy of its forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of the Company's inventory and its reported operating results.

Property, Plant and Equipment

        Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally using the straight-line method over the useful lives of the assets (or lease term, if shorter) as follows:

Buildings	50 years
Machinery, equipment and fixtures	3 - 7 years
Leasehold improvements	5 years

        Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Research and development costs are expensed as incurred.

Debt Issuance Costs

        Deferred financing costs, which are included in other assets, are costs incurred to obtain debt financing, including all related fees, and are included in the accompanying consolidated balance sheets and are amortized as interest expense over the term of the related financing using the straight-line method which approximates the interest rate method. Total deferred financing costs amortized to interest expense were $0.8 million and $0.5 million in 2009 and 2008, respectively.

Long-Lived Assets

        The Company reviews the carrying amount of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        As a result of the current expectation that RO would be sold before the end of the estimated useful lives of its long-lived assets, the Company performed an assessment of recoverability associated with the long-lived assets of RO. In connection with that assessment, an impairment loss of $0.6 million was recognized in 2009, which is included in the Company's statement of operations within income from discontinued and held for sale operations.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Other Intangible Assets

        Financial Accounting Standards Board ("FASB") guidance for goodwill and other intangible assets disallows the amortization of goodwill and provides for impairment testing of goodwill carrying values on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company's reporting units have been identified as electronic devices and communications equipment. The Company performed its annual required tests of impairment as of December 31, 2009 and 2008 for goodwill in the electronic devices and the communications equipment reporting units. As a result of this annual test, in 2008 the Company incurred a loss on the impairment of goodwill and indefinite lived intangible assets of $6.6 million within the Company's communications equipment segment. As a result, the 2008 impairment charge reflects the write down of substantially all of the carrying value of the goodwill and other intangible assets for the communications equipment segment. In performing the valuation in 2009, we used cash flows that reflected management's forecasts and discount rates that reflect the risks associated with the current market. We consider the results of an income approach and a market approach in determining the fair value of the reporting units. For the income approach we assumed growth of 4.0% as a result of expected shipments on existing contracts and future opportunities. We discounted the projected cash flows at 14% to determine the fair value for the electronic devices reporting unit. For the market approach, we used the guideline public company method, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly traded ownership interests. From these "guideline" companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value.

        At December 31, 2009, our reported goodwill totaled $2.9 million, all of which belonged to the electronic devices reporting unit. Based on the results of our testing, the fair values of the electronic devices reporting unit exceeded its book values. However, as a result of the sale of our RO Operations, we recorded a non-cash charge for the impairment of goodwill and indefinite-lived intangibles of $0.9 million. The write down is reflected within income from discontinued and held for sale operations in the Consolidated Statement of Operations.

        Intangible assets with identifiable useful lives are amortized using the straight-line method over their useful lives. Definite-lived intangible assets are stated at cost, less accumulated amortization, and are amortized on the straight-line method over their estimated useful lives ranging from two to twenty years. The Company periodically reviews the original estimated useful lives of long-lived assets and makes adjustments when appropriate. Intangible assets with finite useful lives are tested for impairment whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. The Company evaluates its intangible assets for impairment by comparing the future undiscounted cash flows of the underlying assets to their respective carrying amounts. As a result of the current expectation that RO would be sold before the end of the estimated useful lives of its intangible assets with identifiable useful lives, the Company performed an assessment of recoverability associated with the intangible assets of RO. In connection with that assessment, an impairment loss of $0.5 million was recognized in 2009, which is included in the Company's consolidated statement of operations within income from discontinued and held for sale operations.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Product Warranty Liabilities

        Generally, the Company's products carry a standard one-year, limited parts and labor warranty. In certain circumstances, the Company provides a two-year limited parts and labor warranty on communications test instruments and network access products. The Company offers extended warranties beyond two years for an additional cost to its customers. Products returned under warranty typically are tested and repaired or replaced at the Company's option. Historically, the Company has not experienced significant warranty costs or returns.

        The Company records a liability for estimated costs that it expects to incur under the basic limited warranties when product revenue is recognized. Factors affecting the warranty liability include the number of units sold, historical and anticipated rates of claim and costs per claim. The Company periodically assesses the adequacy of its warranty liability accrual based on changes in these factors.

Reverse Stock Split

        On November 19, 2008, the Company completed a board of directors approved 1-for-3.75 reverse split of its common stock. All common stock, stock options and warrants to purchase common stock and earnings per share amounts have been retroactively restated as if the reverse stock split occurred at the beginning of the periods presented.

Stock-Based Compensation

        The Company estimates the fair value of its stock option plans using the Black-Scholes option pricing model (the "Option Model"). The Option Model requires the use of subjective and complex assumptions, including the option's expected term and the estimated future price volatility of the underlying stock, which determine the fair value of the stock-based awards. In accordance with FASB guidance on fair value, stock-based compensation expense recognized during a period is based on the value of the portion of the stock-based awards that are expected to vest with employees. Accordingly, the recognition of stock-based compensation expense has been reduced for estimated future forfeitures. FASB guidance requires forfeitures to be estimated at the time of grant with adjustments recorded in subsequent period compensation expense if actual forfeitures differ from those estimates.

        The following weighted average assumptions were used for stock options granted during the year ended December 31:

	2009	2008
Dividend yield	None	None
Expected volatility	89%	63%
Risk-free interest rate	0.89%	2.53%
Expected term	7 years	6 years
Weighted average fair value per share at grant date	$1.10	$1.25

Loss Per Share

        Loss per share is calculated according to FASB guidance which requires that basic loss per share includes no dilution and is computed by dividing net income available to common stockholders by the

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

weighted average number of shares outstanding during the year. Diluted loss per share reflects the potential dilution of securities that could share in the earnings of the Company.

Foreign Currency Translation

        The accounts of foreign subsidiaries have been translated using the local currency as the functional currency. Accordingly, foreign currency denominated assets and liabilities have been translated to U.S. dollars at the current rate of exchange on the balance sheet date and at the average for the period reported for the statement of operations. The effects of translation are recorded either within our statement of operations under the caption "other income (expense)" or as a separate part of our net equity under the caption "accumulated other comprehensive income (loss)." Exchange gains and losses arising from transactions denominated in foreign currencies are translated at the exchange rates applicable on the dates of the transactions and are included in operations.

Concentration of Credit Risk

        Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash and accounts receivable. The Company places its cash with high quality financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

        The Company's accounts receivable result from sales to a broad customer base. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. Accounts receivable are generally due within 30 days in the Company's U.S., England and France operations and are stated net of an allowance for doubtful accounts. Accounts outstanding for longer than the contractual payment terms are considered past due. Provisions for uncollectible accounts are made based on the Company's specific assessment of the collectibility of all past due accounts. Credit losses are provided for in the financial statements and consistently have been within management's expectations. One customer represented 10% of the Company's total net sales during 2009. No customer represented 10% or more of the Company's total net sales during 2008.

Revenue Recognition

        The Company derives revenues from sales of electronic devices and communications equipment products and services. The Company's sales are based upon written agreements or purchase orders that identify the type and quantity of the item and/or services being purchased and the purchase price. The Company recognizes revenues when shipment of products has occurred or services have been rendered, no significant obligations remain on the part of the Company, and collectability is reasonably assured based on the Company's credit and collections practices and policies.

        The Company recognizes revenues from sales of its U.S. communications equipment business units at the point of shipment of those products. An estimate of warranty cost is recorded at the time the revenue is recognized. Product returns are infrequent and require prior authorization because sales are final and the Company quality tests its products prior to shipment to ensure products meet the specifications of the binding purchase orders under which those products are shipped. Normally, when a customer requests and receives authorization to return a product, the request is accompanied by a purchase order for a repair or for a replacement product.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Revenue recognition for products and services provided by the Company's subsidiaries in England and its U.S. subsidiary, ACC, depends upon the type of contract involved. Engineering/design services contracts generally entail design and production of a prototype over a term of up to several years, with revenue deferred until each milestone defined in the contract is reached. Production contracts provide for a specific quantity of products to be produced over a specific period of time. Customers issue binding purchase orders or enter into binding agreements for the products to be produced. The Company recognizes revenues on these orders as the products are shipped. Returns are infrequent and permitted only with prior authorization because these products are custom made to order based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        The Company recognizes revenues for products sold by its subsidiary in France at the point of shipment. Customer discounts are included in the product price list provided to the customer. Returns are infrequent and permitted only with prior authorization because these products are shipped based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        Revenues from services such as repairs and modifications are recognized when the service is completed and invoiced. For repairs that involve shipment of a repaired product, the Company recognizes repair revenues when the product is shipped back to the customer. Service revenues contribute less than 5% of total revenue and, therefore, are considered to be immaterial to overall financial results.

Shipping and Handling Costs

        Shipping and handling costs recorded in cost of goods sold were $364,000 and $118,000 in 2009 and 2008, respectively. Shipping and handling costs recorded in selling, general and administrative expenses were $13,000 and $15,000 in 2009 and 2008, respectively.

Advertising Costs

        Advertising costs are charged to expense as incurred. Advertising costs for 2009 and 2008 were immaterial.

Income Taxes

        Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are the Company's forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company's effective tax rate on future earnings. The provision for income taxes represents the tax payable for the year and the change

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

during the year in deferred tax assets and liabilities. As of December 31, 2009 and 2008, the Company had recorded no net unrecognized tax benefits associated with uncertain income tax positions.

Comprehensive Income (Loss)

        Comprehensive income (loss) includes all changes in equity during a period except those that resulted from investments by or distributions to the Company's stockholders. Other comprehensive income refers to revenues, expenses, gains and losses that, under GAAP, are included in comprehensive income, but excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders' equity. The Company's other comprehensive income consists of foreign currency translation adjustments. The following table reflects the components of comprehensive income (loss),in thousands:

	Year Ended December 31,
	2009	2008
Net income (loss)	$1,042	$(7,440)
Other comprehensive income (loss):
Foreign currency translation adjustment	1,195	(3,881)

Comprehensive income (loss)	$2,237	$(11,321)

NOTE 2—GOING CONCERN

        The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplate the continuation of the Company as a going concern. The Company reported net income for the year ended December 31, 2009 of $1.0 million. Included in net income was $7.5 million in income/gain (net of taxes of $0.8 million) from discontinued operations related to the disposition of the Company's Digitran and RO Operations and the anticipated disposition of ACC (see Note 4). Absent this income/gain, the Company would have incurred a $6.5 million net loss for the year ended December 31, 2009. Primarily as a result of the reclassification of the majority of its debt from long to short term during 2009, the Company also reported negative working capital from continuing operations of $3.5 million at December 31, 2009 and positive working capital from continuing operations of $0.7 million at December 31, 2008. The Company's current business plan for the next 12 months requires additional funding beyond its anticipated cash flows from operations. These and other factors described in more detail below raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        The ability of the Company to continue as a going concern is dependent upon its ability to (i) achieve the milestones related to sale of a significant portion of its assets as required by the Credit Agreement between now and June 30, 2010, (ii) repay the credit facility in full on or prior to its maturity on June 30, 2010, (iii) obtain alternate financing to fund operations after June 30, 2010 and (iv) achieve profitable operations.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 2—GOING CONCERN (Continued)

        If the Company's net losses continue, it may experience negative cash flow, which may prevent the Company from continuing operations. If the Company is not able to attain, sustain or increase profitability on a quarterly or annual basis, it may not be able to continue operations.

        Upon the occurrence and during the continuation of an event of default, the lender may also elect to increase the interest rate applicable to the outstanding balance of the Term Loans A and B by four percentage points above the per annum interest rate that would otherwise be applicable. Additionally, if the lender terminates the credit facility during a default period then the Company is subject to a penalty equal to 2% of the outstanding principal balance of the Revolver and the Term Loans.

        If the Company (i) defaults under the Credit Facility for any reason, including missing a milestone, (ii) is unable to timely sell assets at sufficient prices, (iii) cannot borrow funds under the terms of the Revolver, for any reason, through June 30, 2010, or (iv) fails to obtain alternate financing to replace its credit facility prior to June 30, 2010 or a new revolving facility once the current credit facility is paid in full, the Company does not believe that current and future capital resources, revenues generated from operations and other existing sources of liquidity will be adequate to meet its anticipated short term, working capital and capital expenditures needs for the next 12 months. Further, if any of these occur for any reason, or if the Company experiences a significant loss of revenue or increase in costs, then its cash flow would be negatively impacted resulting in a cash flow deficit. A cash flow deficit will require the Company to seek additional or alternate financing, with little or no notice which would be difficult to obtain in these economic conditions and the Company's anticipated financial condition in such circumstances. To address these potential financing needs the Company may have to explore a revised debt structure with its current lender; additional or new financing with another lender or lenders; the sale of assets to generate cash; or the sale of equity to raise capital. Successfully executing these strategies is uncertain and there are many risks associated with attempting to execute each, in addition to the risks and uncertainties of the short and long term impact of executing on any of these strategies. Failure to meet the Company's financing requirements, if and when needed, would have an adverse effect on the Company's operations and/or ability to do business after that date or could restrict its growth, limit the development of new products, hinder its ability to fulfill existing or future orders or negatively affect its ability to secure new customers or product orders.

        If the Company is unsuccessful in securing the necessary financing to continue operations, when needed, then it may be forced to seek protection under the U.S. Bankruptcy Code or be forced into liquidation or substantially restructuring or altering its business operations and/or debt obligations.

NOTE 3—ACQUISITION OF ADVANCED CONTROL COMPONENTS

        On May 23, 2008, the Company and its wholly-owned subsidiary, EEC entered into the Purchase Agreement, as amended, pursuant to which EEC agreed to acquire CCI and its operating subsidiary, ACC.

        The closing of the Purchase Agreement occurred on August 20, 2008. Under the terms of the Purchase Agreement, EEC acquired all of the issued and outstanding shares of common stock of CCI and all of the issued and outstanding shares of common stock of ACC not owned by CCI (the "Acquisition"). In addition to the purchase price, the Company is obligated to pay up to an additional $5 million if ACC meets certain operating income targets for one or both of the two 12 month periods following the closing. Additionally, pursuant to the Purchase Agreement, there are provisions for a working capital adjustment to the purchase price as well as an adjustment to net cash.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 3—ACQUISITION OF ADVANCED CONTROL COMPONENTS (Continued)

        In connection with the Acquisition of ACC, EEC issued Subordinated Secured Contingent Promissory Notes (the "Notes"), as amended, to each of the Sellers. The Notes bear interest at a rate per annum equal to the prime rate as reported in The Wall Street Journal plus 1%. On November 20, 2009, EEC entered into Amendment No. 1 to the Notes with each of the Sellers (collectively, the "Note Amendments") pursuant to which each of the Notes were amended to (a) add $1.3 million (the sum of the closing net cash adjustment and the first earnout payment) to the aggregate principal balance of the Notes, (b) double the original interest rate of each of the Notes (the prime rate as reported in The Wall Street Journal plus 1%) until the aggregate principal balance of the Notes attributable to the closing net cash adjustment and the first earnout payment is repaid, at which time the interest rate shall be reduced back to the prime rate as reported in The Wall Street Journal plus 1%, and (c) revise the payment terms such that no payments are due until July 1, 2010, at which time EEC will make principal payments in the aggregate amount of $1.3 million plus payments of interest accrued on such amount from the issuance date through the date of payment of such aggregate principal amount. The remaining balance of the notes is due in November 2010.

        The following table summarizes the components of the Notes at December 31, 2009 (in thousands):

Aggregate contingent consideration related to original Notes	$2,000
Working capital adjustment	959
Net cash adjustment	302
Aggregate contingent consideration related to Note Amendments	1,036

Balance of Notes at December 31, 2009	$4,297

        In addition to the Notes, the remaining cash contingent consideration of $2.0 million was accrued at December 31, 2009 in current liabilities of discontinued and held for sale operations in the accompanying consolidated balance sheet. This amount is also due in November 2010.

        In determining the purchase price for the Acquisition, the Company took into account the historical and expected earnings and cash flow of ACC, as well as the value of companies of a size and in an industry similar to ACC, comparable transactions and the market for such companies generally. The initial purchase price represented a premium of approximately $4.1 million over the recorded net worth of ACC's assets. As a result of the contingent consideration accrued, as discussed above, the total goodwill recorded related to the purchase of ACC was $10.2 million.

        In conjunction with the Acquisition, the Company considered whether the Acquisition included various types of identifiable intangible assets, including trade names, trademarks, patents, covenants not to compete, customers, backlog, workforce, technology and software. As a result of the procedures performed and the evaluation of management, the Company determined and recorded the value of the tangible and intangible assets in its Condensed Consolidated Balance Sheets in accordance with the purchase price allocation. The Company has estimated and recorded the identified intangible assets as follows: trade name of $1,570,000; covenant not to compete of $60,000; backlog of $570,000; and customer relationships of $2,550,000.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 3—ACQUISITION OF ADVANCED CONTROL COMPONENTS (Continued)

        The following table summarizes the assets and liabilities assumed in connection with the Acquisition (in thousands):

Accounts receivable	$2,185
Inventories	1,848
Property and equipment	1,545
Intangible assets, net	4,750
Goodwill	4,073
Other assets	244

Total assets acquired	14,645
Accounts payable and accrued liabilities	(1,678)
Other liabilities	(611)

Total liabilities assumed	(2,289)

Net assets acquired	$12,356

        Subsequent to August 20, 2008, the Company recorded contingent consideration in the amount of $6.3 million ($4.3 million recorded as a Note and $2.0 million recorded as other accrued liability), which represented an increase to goodwill. Additional purchase price adjustments reducing goodwill by $0.3 million were also recorded subsequent to the acquisition. In addition, at December 31, 2009 as a result of the sale of the RO Operations the remaining goodwill was reallocated among the remaining business units within the electronic devices reporting unit resulting in an increase to ACC goodwill of $2.6 million. Total goodwill associated with ACC at December 31, 2009 was $12.8 million and is recorded as a component of noncurrent assets of discontinued and held for sale operations in the consolidated balance sheets.

NOTE 4—DISCONTINUED OPERATIONS

Digitran Operations

        On March 20, 2009, the Company and EEC entered into an Asset and Stock Purchase Agreement (the "Digitran Purchase Agreement") with Electro Switch Corp., a Delaware corporation (the "Buyer") and ESC Worldwide, Inc., a Massachusetts corporation and subsidiary of Buyer (the "Stock Buyer"). At the closing of the Digitran Purchase Agreement on March 20, 2009, (i) the Buyer purchased from the Company and EEC substantially all the assets related to EEC's Digitran division, and (ii) the Stock Buyer purchased from EEC all of the issued and outstanding equity interests of its wholly-owned subsidiary, XCEL Japan, Ltd., for an aggregate purchase price of approximately $11,560,000 (the "Disposition"). Under the terms of the Purchase Agreement, the Buyer is obligated to pay up to an additional $500,000 in cash to EEC if net sales for the fiscal year ending December 31, 2009 related to the businesses that were sold pursuant to the Digitran Purchase Agreement exceeds $6,835,120.

        The Buyer acquired all of the intellectual property, cash, accounts receivable, inventory, customer support and relationships, software and product development, and real property lease related to the Digitran division, which, prior to its acquisition, was in the business of manufacturing a line of electromechanical switches comprised of digital and rotary switches used for routing electronic signals. The Stock Buyer acquired XCEL Japan, Ltd., which, prior to its acquisition, was engaged in the business of selling and distributing Digitran division products in the Asia Pacific market. EEC retained

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 4—DISCONTINUED OPERATIONS (Continued)

all accounts payable and certain other assets and liabilities related to the Digitran division. The Company continues to operate its communications equipment segment and the power systems radio frequency ("RF") and microwave devices product lines in its electronic devices segment.

        The Digitran Purchase Agreement contains five year noncompetition and non-solicitation provisions covering the Company, EEC and each of their respective affiliates. In addition, the Company and EEC provided customary indemnification rights to the Buyer and Stock Buyer in connection with the Disposition.

        In connection with the Company's divestiture of its Digitran division, which comprised a portion of the Company's electronic devices segment, the Company incurred approximately $900,000 in cash charges that were paid at closing. At December 31, 2009, the Company estimates future cash expenditures related to the sale to be approximately $60,000 primarily for employee termination costs and transaction related employee bonuses, which were accrued within "Accrued expenses" except for income taxes, which were accrued within income taxes payable in the accompanying consolidated balance sheets. In addition, the Company has recorded a net $18,000 related to purchase price adjustments owed to the Buyer in connection with the transaction.

        The Company has classified the Digitran Operations, which was a component of its electronic devices segment, as a discontinued operation in the accompanying consolidated financial statements for all periods presented.

RO Associates

        In June, 2009, the Company engaged an investment banking firm to evaluate the feasibility of selling the capital stock or substantially all of the assets of RO and to determine possible values ascribed to RO by potential buyers in connection with a potential sale of RO. In November 2009, the Company received more than one bona fide offer to purchase substantially all of the assets of RO. Based on the receipt of these offers, the Company pursued negotiations for the sale of substantially all of the assets of RO with the intent of consummating a sale of RO during first half of 2010.

        As a result of the current expectation that substantially all of the assets of RO would be sold before the end of the estimated useful lives of RO's long-lived assets, the Company performed an assessment of recoverability associated with the long-lived assets of RO. In connection with that assessment, a total impairment loss of $1.8 million was recognized, which is comprised of $0.6 million related to long-lived assets and definite-lived intangibles, $0.9 million related to goodwill and indefinite-lived intangible assets and $0.3 million related to the decline in fair value of inventory and is included in the Company's consolidated statement of operations a within income from discontinued and held for sale operations for the year ended December 31, 2009

        The Company has classified RO, which is a component of its electronic devices segment, as discontinued operations and assets held for sale in the accompanying consolidated financial statements for all periods presented.

Advanced Control Components

        On June 7, 2010, EEC, a wholly-owned subsidiary of the Company, entered into the Purchase Agreement by and among Aeroflex, as buyer, and EEC, as seller, relating to the sale of all of the issued and outstanding shares of common stock of ACC and all of the issued and outstanding shares of

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 4—DISCONTINUED OPERATIONS (Continued)

common stock of CCI. Pursuant to the Purchase Agreement, EEC will sell to Aeroflex (a) all of the outstanding shares of common stock of CCI, which currently owns 80% of the issued and outstanding shares of common stock of ACC, and (b) the remaining 20% of the issued and outstanding shares of ACC (collectively, the "Shares"), which are currently owned by EEC (the "Transaction").

        In exchange for the Shares, Aeroflex has agreed to pay EEC an aggregate purchase price of $20,000,000 in cash (the "Purchase Price"). An amount equal to $1,000,000 will be placed in an escrow account to satisfy any indemnification claims. Approximately $14.6 million of proceeds from the transaction will be used to pay down all of the Company's revolver with its principal lender, a significant portion of its term debt with the same lender and a majority of the Company's obligations to the previous owners of ACC. The Company anticipates retaining approximately $3.9 million in long term debt payable to both its current lender and the previous owners of ACC, all of which has a maturity of at least two years or longer. The Purchase Price may also be adjusted based on the level of adjusted net working capital of ACC at the closing of the Transaction.

        The closing of the Transaction is subject to stockholder approval, compliance with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., including, without limitation, the General Information Notice, with respect to its New Jersey Properties, obtaining the consent of the Company's senior lender and the Former Shareholders, as defined herein, (both of which have been received) and other customary closing conditions. The closing of the Transaction will satisfy the final milestone under the Credit Agreement. The Purchase Agreement also contains customary representations, warranties, covenants, agreements and indemnities for both EEC and Aeroflex. The Company has agreed to guarantee EEC's indemnification obligations under the Purchase Agreement.

        The Company has classified these assets, which are a component of its electronic devices segment, as discontinued and held for sale operations in the accompanying condensed consolidated financial statements for all periods presented.

        The following table summarizes certain components of the statements of operations for discontinued and held for sale operations, which are associated with the electronic devices segment, for the years ended December 31, 2009 and 2008 (in thousands):

	2009				2008
	Digitran	RO	ACC	Total	Digitran	RO	ACC	Total
Net Sales	$1,478	$2,558	$19,055	$23,091	$8,649	$3,625	$5,844	$18,118

Income (loss) from operations	$172	$(3,084)	$3,240	$328	$2,998	$(528)	$556	$3,026

Other expense, net	—	9	(196)	(187)	205	(3)	(14)	188
Gain on sale of assets	7,387	—	—	7,387	—	—	—	—
Tax provision on gain from gain on sale of assets	(1,307)	129	(526)	(1,704)	(323)	—	(111)	(434)

Net gain on sale of assets	6,080	129	(526)	5,683	(323)	—	(111)	(434)
Net income (loss)	$6,252	$(2,946)	$2,518	$5,824	$2,880	$(531)	$431	$2,780

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 4—DISCONTINUED OPERATIONS (Continued)

        The following table reflects the major classes of assets and liabilities for discontinued and held for sale operations for the periods presented (in thousands):

	December 31, 2009				December 31, 2008
	Digitran	RO	ACC	Total Held For Sale	Digitran	RO	ACC	Total Held For Sale
Cash and cash equivalents	$—	$(24)	$52	$28	$179	$(44)	$285	$420
Accounts receivable, net	—	431	2,189	2,620	1,307	409	2,507	4,223
Inventory, net	—	1,059	2,494	3,553	1,191	1,960	1,996	5,147
Prepaids and other current assets	—	31	136	167	150	5	93	248

Total current assets	—	1,497	4,871	6,368	2,827	2,330	4,881	10,038
Property, plant and equipment, net	—	—	1,326	1,326	200	211	1,570	1,981
Goodwill	—	—	12,755	12,755	—	—	4,073	4,073
Intangible assets other than goodwill, net	—	—	3,774	3,774	169	917	4,458	5,544
Other noncurrent assets	—	—	1,570	1,570	768	210	1,841	2,819

Total assets	$—	$1,497	$24,296	$25,793	$3,964	$3,668	$16,823	$24,455

Accounts payable and accrued expenses	$—	$745	$2,681	3,426	$711	$429	$1,778	2,918
Current portion of long-term debt	—	—	4,449	4,449	43	11	172	226
Other current liabilities	—	—	1,965	1,965	—	—	50	50
Long-term debt and other noncurrent liabilities	—	—	1,572	1,572	401	339	1,986	2,726

Total liabilities	$—	$745	$10,667	$11,412	$1,155	$779	$3,986	$5,920

NOTE 5—INVENTORIES

        Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value) and consisted of the following at December 31 (in thousands):

	2009	2008
Raw materials	$6,690	$6,349
Work-in-process	2,122	2,410
Finished goods	3,273	3,377
Reserves	(4,054)	(3,567)

Total inventories, net	$8,031	$8,569

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 6—PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consisted of the following as of December 31 (in thousands):

	2009	2008
Land and buildings	$427	$403
Machinery, equipment and fixtures	2,422	2,394
Leasehold improvements	500	496
Capital leases	208	208

	3,557	3,501
Accumulated depreciation	(2,570)	(2,292)

Total property, plant and equipment	$987	$1,209

        The Company recorded depreciation expense associated with its property, plant and equipment of $0.4 million for each of the years ended December 31, 2009 and 2008.

NOTE 7—DEBT ISSUANCE COSTS

        On November 30, 2007, the Company and its direct subsidiaries, EEC, CXR Larus Corporation and RO Associates Incorporated (collectively, the "Borrowers") entered into a credit facility (see Note 10 and 11). In connection with the credit facility, the Company incurred $1.4 million of debt issuance costs, which is included in Other assets in the accompanying consolidated balance sheets and is being amortized over the term of the related financing, using the straight-line method, which approximates the interest rate method. Deferred debt issuance costs amortized to interest expense were $0.8 million and $0.5 million in 2009 and 2008, respectively. The remaining debt issuance costs of $0.3 million will be amortized over the six months ending June 30, 2010, the maturity date of the credit facility.

NOTE 8—GOODWILL AND INTANGIBLE ASSETS

        Goodwill for the Company's reporting units consisted of the following at December 31 (in thousands):

	2009	2008
Electronic Devices	$2,878	$5,584
Communications Equipment	—	—

	$2,878	$5,584

        The Company performed its annual impairment test for goodwill at all of our reporting units as of December 31, 2009 and 2008. In performing the valuations, the Company used cash flows that reflected management's forecasts and discount rates that reflect the risks associated with the current market. The Company considers the results of an income approach and a market approach in determining the fair value of the reporting units. In 2009, For the income approach a growth rate of 4.0% was assumed as a result of expected shipments on existing contracts and future opportunities. The Company discounted the projected cash flows at 14% to determine the fair value for the electronic devices reporting unit. For the market approach, the guideline public company method was used, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly traded

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 8—GOODWILL AND INTANGIBLE ASSETS (Continued)

ownership interests. From these "guideline" companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value. At December 31, 2009, the Company's reported goodwill totaled $2.9 million, all of which belonged to the electronics devices reporting unit. Based on the results of this testing, the fair values of the electronic devices reporting unit exceeded its book values. However, as a result of the sale of our RO Operations, we recorded a non-cash charge for the impairment of goodwill and indefinite-lived intangibles of $0.9 million. This write down is reflected within income from discontinued and held for sale operations in the Consolidated Statement of Operations.

        During 2009, the Company reduced its goodwill as a result of purchase price adjustments associated with its acquisition of ACC in 2008. Additionally, the Company's annual test of goodwill reflected an impairment of goodwill for its communications equipment reporting unit of $5.8 million and indefinite-lived intangible assets of $0.8 million. The Company incurred a total impairment charge of $6.6 million associated with this valuation in 2008.

        The following table reflects changes in the Company's goodwill balances for continuing operations, by segment, for the year ended December 31, 2009 and 2008 (in thousands):

	Electronic Devices	Communications Equipment	Total
Balance at December 31, 2007	$7,295	$5,834	$13,129
Impairment of goodwill	—	(5,834)	(5,834)
Foreign currency translation	(1,711)	—	(1,711)

Balance at December 31, 2008	5,584	—	5,584
Allocation and impairment of goodwill due to discontinued operations	(3,151)	—	(3,151)
Foreign currency translation	445	—	445

Balance at December 31, 2009	$2,878	$—	$2,878

        Other changes to goodwill balances were related to foreign currency translation adjustments on foreign goodwill amounts.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 8—GOODWILL AND INTANGIBLE ASSETS (Continued)

        Other intangible assets consist primarily of trademarks, trade names and technology acquired. The original cost and accumulated amortization of these intangible assets consisted of the following at December 31 (in thousands):

	2009			2008
	Electronic Devices	Communications Equipment	Total	Electronic Devices	Communications Equipment	Total
Intangibles with definite lives:
Technology acquired	$—	$1,150	$1,150	$—	$1,150	$1,150
Customer relationships	—	200	200	—	200	200
Trade name	—	—	—	—	—	—
Covenant-not-to-compete	200	—	200	200	—	200
Backlog	200	—	200	200	—	200

	400	1,350	1,750	400	1,350	1,750
Accumulated amortization	(400)	(743)	(1,143)	(399)	(608)	(1,007)

Carrying Value	—	607	607	1	742	743
Intangibles with indefinite lives:
Trademarks and trade names	500	—	500	500	—	500

Total intangible assets, net	$500	$607	$1,107	$501	$742	$1,243

        In accordance with FASB guidance for accounting for the impairment or disposal of long-lived assets, the Company reevaluates the carrying value of identifiable intangible and long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. As a result of the expectation that substantially all of the assets of RO would be sold before the end of the estimated useful lives of RO's long-lived assets, the Company performed an assessment of recoverability in 2009 associated with the long-lived assets of RO. In connection with that assessment and in addition to the goodwill impairment discussed above, an impairment loss of $1.2 million was recognized, which is included in the Company's statement of operations in income from discontinued and held for sale operations for the year ended December 31, 2009, representing the write-off of $0.6 million related to long-lived assets and definite-lived intangible assets, $0.3 million related to indefinite lived intangible assets, and $0.3 million related to the decline in fair value of inventory. No events or changes in circumstances occurred during 2008 that would have required an impairment analysis to be performed.

        Assuming no additions, disposals or adjustments are made to the carrying values and/or useful lives of the assets, annual amortization expense on intangible assets is estimated to be approximately $115,000 in 2010 and $115,000 in 2011 through 2014. The Company's current intangible assets have a weighted average remaining useful life of approximately 10 years.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 9—ACCRUED LIABILITIES

        Accrued expenses as of December 31 consisted of the following (in thousands):

	2009	2008
Accrued payroll and benefits	$1,279	$1,364
Advance payments from customers	697	1,034
Warranty reserve	271	158
Bank overdrafts	1,020	685
Foreign currency exposure provision	—	869
Accrued interest	556	500
Other accrued expenses	1,409	1,279

Total accrued expenses	$5,232	$5,889

        No other individual item represented more than 5% of total current liabilities.

NOTE 10—LINES OF CREDIT

        The Company and certain of its subsidiaries, including EEC and CXR Larus Corporation, CCI, ACC and RO Associates Incorporated (collectively, the "Borrowers"), are parties to a Credit Agreement (as amended from time to time the "Credit Agreement") with GVEC Resource IV Inc. (the "Lender") providing for a credit facility which includes term loans and a revolving credit facility and is secured by accounts receivable, other rights to payment and general intangibles, inventories and equipment. The credit facility includes a revolving credit facility for up to $7,000,000 that expires on June 30, 2010 (the "Revolver").

        The Revolver is formula-based and generally provides that the outstanding borrowings under the line of credit may not exceed an aggregate of 85% of eligible accounts receivable, plus 10% of the value of eligible raw materials not to exceed $600,000, plus 50% of the value of eligible finished goods inventory not to exceed $1,500,000, minus the aggregate amount of reserves that may be established by the Lender.

        Interest on the Revolver is payable monthly. The interest rate is variable and is adjusted monthly based on the prime rate as published in the "Money Rates" column of The Wall Street Journal (the "Base Rate") plus 1.25%, subject to a minimum rate of 9.5% per annum. The interest rate in effect as of December 31, 2009 was the minimum rate of 9.5%. The Revolver is subject to the Borrowers not incurring capital expenditures (a) in excess of $600,000 for the fiscal year ending December 31, 2009, and (b) in excess of $1,800,000 for the fiscal year ending December 31, 2010. Additionally, the Revolver is subject to the Borrowers not incurring unfinanced capital expenditures in excess of $62,500 in any fiscal quarter and the Borrowers not incurring purchase money commitments in excess of $2 million over the life of the facility. However, if the Borrowers incur unfinanced capital expenditures of less than $62,500 in any fiscal quarter, the difference between the amount incurred in a certain fiscal quarter and $62,500 maybe incurred in the two fiscal quarters immediately following such fiscal quarter. The Company was in compliance with all covenants at December 31, 2009, as amended. See Note 22.

        As of December 31, 2009, the Company had outstanding borrowings of $5.2 million under the Revolver with remaining availability under the formula-based calculation of $1.8 million.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 10—LINES OF CREDIT (Continued)

        In connection with entering into the Credit Agreement, the Borrowers issued a Revolver Loan Note dated November 30, 2007 (the "Revolver Note") to the Lender in the principal amount of $7,000,000. The Revolver Note is governed by the terms of the Credit Agreement.

        See related Note 2 "Going Concern" and Note 11 "Debt" regarding additional terms and conditions associated with the overall credit facility and risks associated with this credit facility.

NOTE 11—DEBT

        The credit facility, as described in Note 10, consists of (i) the Revolver (see Note 10—"Lines of Credit"), (ii) a term loan in the original principal amount of $6 million, of which $5.6 million was outstanding as of December 31, 2009 and is due June 30, 2010 ("Term Loan A"), (iii) a term loan in the original principal amount of $10 million, of which $2.7 million was outstanding as of December 31, 2009 and is due on June 30, 2010 ("Term Loan B"), and (iv) Term Loan C, which originally provided for a principal amount of $3 million and has since been retired. Term Loan A was fully funded on November 30, 2007 while Term Loans B and C were fully funded on August 20, 2008 in connection with the acquisition of ACC. $6.8 million of Term Loan B and all of Term Loan C was repaid in March 2009, in connection with the sale of the Company's Digitran Operations. Term Loan A and Term Loan B require an aggregate scheduled principal payment of $75,000 bi-weekly beginning on February 1, 2010 through the maturity date of June 30, 2010. The facility also requires monthly interest payments and a final balloon payment of $7.4 million upon maturity on June 30, 2010. As a result of the partial repayment on Term Loan B in March 2009, a pro-rata portion of the balance of deferred financing costs and debt discount were accelerated and are reflected in interest expense in the accompanying Consolidated Statements of Operations for the year ended December 31, 2009.

        The Term Loans A and B bear interest at the Base Rate plus 4.25%, subject to a minimum rate of 12.5% per annum, and required interest only payments in the first year, scheduled principal plus interest payments in years two and three, and a final balloon payment at June 30, 2010. Interest on the Term Loans is payable monthly.

        As part of the consideration for entering into the Credit Agreement, the Company issued warrants to purchase 788,000 shares of the Company's common stock with a fair value of $1.5 million, which is accounted for as a discount to the Credit Facility and is amortized over the term of the Credit Agreement. See Note 13.

        Upon the sale or disposition by the Borrowers or any of their subsidiaries of property or assets, the Borrowers may be obligated to prepay the Revolver and the term loans with the net cash proceeds received in connection with such sales or dispositions to the extent that the aggregate amount of net cash proceeds received, and not paid to the Lender as a prepayment, for all such sales or dispositions exceed $150,000 in any fiscal year. However, in order to repay its obligations, the Borrowers agreed to sell a significant portion of its assets in 2010. As discussed further in Note 22 "Subsequent Events" in our December 31, 2009 financial statements, these assets contributed approximately $20 million of net sales or 37% of the Company's net sales and operating income of approximately $3 million of the Company's total operating income from continuing operations of $1.4 million for 2009. The Company will retain a percentage of the proceeds of some of such sales for working capital and pursuant to the agreement, will use the remaining proceeds to pay down the obligations owed to the Lender.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 11—DEBT (Continued)

        If the Lender terminates the credit facility during a default period then the Company is subject to a penalty equal to 2% of the outstanding principal balance of the Revolver and the Term Loans. The Revolver is subject to an unused line fee of 0.5% per annum, payable monthly, on any unused portion of the revolving credit facility.

        In the event of a default and continuation of a default, the Lender may accelerate the payment of the principal balance requiring the Company to pay the entire indebtedness outstanding on that date. Upon the occurrence and during the continuation of an event of default, the Lender may also elect to increase the interest rate applicable to the outstanding balance by four percentage points above the per annum interest rate that would otherwise be applicable.

        Pursuant to a January 2010 amendment to the Credit Facility, the Borrowers have agreed with the Lender that it has the right to appoint an outside observer to review the Borrower's books and records and business operations, with certain limitations designed to minimize disruption to the business operations of the Borrowers. In addition, pursuant to that amendment, certain fees (including a $200,000 advisory fee arising in connection with that amendment, which is recorded in accrued expenses in the accompanying consolidated balance sheet) and certain expenses owed by Borrowers have been deferred until the Maturity Date of June 30, 2010. In connection with that recent amendment, Borrowers agreed to sell a significant portion of its assets by June 30, 2010 and committed to certain milestone events associated with the sales process. Failure to achieve these milestones and/or failure to sell the required assets by the agreed upon dates, all of which are prior to June 30, 2010, can result in a default under the Credit Agreement. Borrowers are also obligated to provide financial information and status reports to the Lender on a regular basis.

        See Note 2, Note 10, and Note 14 regarding additional terms and conditions associated with the Company's credit facility and risks associated with this credit facility.

        In connection with the acquisition of Larus Corporation, the Company issued promissory notes, dated July 13, 2004, to two former stockholders of CXR Larus Corporation (formerly Larus Corporation) totaling $3.0 million. These notes are subordinated to the Company's bank debt. The notes bear interest at 6% and mature in December 2010. The balance of the notes was $0.8 million at December 31, 2008, of which $0.5 million was current. The balance of the notes was $0.3 million at December 31, 2009, all of which was current.

        The Company has capital leases relating to capital equipment. The leases generally contain bargain purchase options and expire at various dates through December 31, 2017. Capitalized lease obligations are calculated using interest rates appropriate at the inception of the lease and range from 6% to 18%. Leases are amortized over the lease term using the effective interest method.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 11—DEBT (Continued)

        The following table is a summary of long-term debt, as of December 31 (in thousands):

	2009	2008
Term Loan A	$5,605	$5,950
Term Loan B	2,667	10,000
Term Loan C	—	3,000
Term notes payable to U.S. commercial lenders	—	66
Capitalized lease obligations	219	178

	8,491	19,194
Unamortized discount on debt	(290)	(980)

	8,201	18,214
Current portion of long-term debt	(8,109)	(4,938)

Long-term debt	$92	$13,276

        Principal maturities related to debt, including loans from stockholders, as of December 31, 2009, were as follows (in thousands):

	Term Loan A	Term Loan B	Capitalized Lease Obligations	Stockholder Notes (Note 18)
Year ending December 31,
2010	$5,605	$2,667	$127	$348
2011	—	—	65	—
2012	—	—	25	—
2013	—	—	2	—
Thereafter	—	—	—	—

	$5,605	$2,667	$219	$348

NOTE 12—STOCK-BASED COMPENSATION

        At December 31, 2009, a variety of the Company's stock-based compensation grants or awards were outstanding for employees (including executive officers) and members of the board of directors. All stock-based compensation plans were approved by the Company's board of directors.

Description of Stock Option Plans

        The Company has five stock option plans:

  •
  Employee Stock and Stock Option Plan, effective July 1, 1994, provides for non-qualified stock options as well as restricted and non-restricted stock awards to both employees and outside consultants. Up to 520,000 shares were authorized for issuance under this plan. Terms of related grants under the plan are at the discretion of the board of directors. The board of directors does not intend to issue any additional options or make any additional stock grants under this plan.

  •
  1993 Stock Option Plan, provides for the grant of up to 300,000 incentive and non-qualified stock options to purchase stock at not less than the current market value on the date of grant.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 12—STOCK-BASED COMPENSATION (Continued)

    Options granted under this plan vest ratably over three years and expire 10 years after date of grant. The board of directors does not intend to issue any additional options under this plan.

  •
  The 1997 Stock Incentive Plan (the "1997 Plan") provides that options granted may be either qualified or nonqualified stock options and are required to be granted at fair market value on the date of grant. Subject to termination of employment, options may expire up to ten years from the date of grant and are nontransferable other than in the event of death, disability or certain other transfers that the committee of the board of directors administering the 1997 Plan may permit. Up to 1,600,000 stock options were authorized to be granted under the 1997 Plan. The board of directors does not intend to issue any additional options under this plan.

  •
  The 2000 Stock Option Plan was adopted by the board of directors in November 2000 and approved by the stockholders on January 16, 2001. The board of directors adopted the Amended and Restated 2000 Stock Option Plan (the "2000 Plan") effective as of August 3, 2001. Under the 2000 Plan, options granted may be either incentive or nonqualified options. Incentive options must have an exercise price of not less than the fair market value of a share of common stock on the date of grant. Nonqualified options must have an exercise price of not less than 85% of the fair market value of a share of common stock on the date of grant. Up to 2,000,000 options may be granted under the 2000 Plan. No option may be exercised more than ten years after the date of grant. The board of directors does not intend to issue any additional options under this plan.

  •
  The 2007 Stock Incentive Plan (the "2007 Plan") was adopted by the board of directors in November 2007 and approved by the stockholders on December 12, 2007. Under the 2007 Plan, the administrator may grant or issue stock options (incentive or nonqualified), stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance awards and stock payments, or any combination thereof.. Up to 5,000,000 shares of common stock may be granted pursuant to awards under the 2007 Plan. Incentive and nonqualified options must have an exercise price of not less than the fair market value of a share of common stock on the date of grant and may not be exercised more than ten years after the date of grant. However, incentive options granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all class of EMRISE stock must have an exercise price of not less than 110% of the fair market value of a share of common stock on the date of grant and may not be exercised more than five years after the date of grant. The base price of any SAR granted under the 2007 Plan must be at least 100% of the fair market value of a share of common stock on the date of grant. SARs will be settled in shares of common stock. Restricted stock may have a price as determined by the administrator. Restricted stock units entitle the holder to receive vested shares of common stock. Neither restricted stock or restricted stock units may be sold or otherwise hypothecated or transferred. Performance awards will be paid in shares of common stock and may be granted to employees, consultants or independent directors based on specific performance criteria. Stock payments may be issued to employees, independent directors or consultants in the form of common stock or an option or other right to purchase common stock and may be issued as part of a deferred compensation arrangement that would otherwise be paid in cash.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 12—STOCK-BASED COMPENSATION (Continued)

        On November 19, 2008, the Company completed a board of directors approved 1-for-3.75 reverse split of its common stock. All common stock, stock options and warrants to purchase common stock and earnings per share amounts have been retroactively restated as if the reverse stock split occurred at the beginning of the periods presented.

        Stock option activity for the years ended December 31, 2009 and 2008 was as follows:

	2009		2008
	Shares (in 000's)	Weighted Average Exercise Price	Shares (in 000's)	Weighted Average Exercise Price
Outstanding, beginning of year	695	$3.47	482	$4.20
Granted	90	$1.53	265	$2.58
Exercised	(9)	$0.75	—	$—
Forfeited (including expirations)	(93)	$2.85	(52)	$4.71

Outstanding, end of year	683	$3.34	695	$3.47

Exercisable, end of year	478	$3.81	432	$4.01

        As of December 31, 2009, the Company had 478,000 fully-vested stock options, with a weighted average exercise price of $3.81 and remaining term of 9.3 years. The Company expects that 205,000 stock options (after forfeitures), with a weighted-average exercise price of $2.24 and remaining term of 14.2 years, will vest in the future. The aggregate intrinsic value is approximately $0.9 million for unvested and vested options at December 31, 2009 based on the Company's average common stock closing price in 2009.

        The following table summarizes information about stock options outstanding at December 31, 2009:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Options (in 000's)	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Options (in 000's)	Weighted Average Exercise Price
$1.01 to $3.00	336	6.2	$1.82	194	$1.79
$3.01 to $5.00	222	6.4	$3.38	159	$3.51
$5.01 to $7.50	125	5.9	$7.32	125	$7.32

Total options	683			478

        Total stock-based compensation expense included in wages, salaries and related costs was $148,000 and $88,000 for the year ended December 31, 2009 and 2008, respectively. These compensation expenses were charged to selling, general and administrative expenses. As of December 31, 2009, the Company had $235,000 of total unrecognized compensation expense related to stock option grants, which will be recognized over the remaining weighted average period of 1.5 years.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 13—WARRANTS

        In connection with entering into the credit facility (discussed in Note 11), the Company issued a seven year warrant to Private Equity Management Group, Inc., ("PEM Group"), an affiliate of the Lender, to purchase up to 775,758 shares of the Company's common stock on a cash or cashless basis at an original exercise price of $4.13 per share, (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008). The estimated fair value of the warrants was $1.5 million, which was calculated using the Black-Scholes pricing model. The warrants were originally accounted for as debt discount and the adjustment resulting from the repricing of the warrants increased the debt discount, which is being amortized over the remaining life of the credit facility. The warrants were previously recorded in stockholder's equity.

        In February 2009, the warrants were amended and reissued in conjunction with an amendment to the credit facility. Pursuant to the Second Amendment to Loan Documents, the original warrant was divided into two warrants (each, a "Second Amended and Restated Warrant" and collectively, the "Second Amended and Restated Warrants"). Each Second Amended and Restated Warrant covers 387,879 shares of the Company's common stock (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008). One of the Second Amended and Restated Warrants provides for an exercise price of $1.99 per share (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008). The other Second Amended and Restated Warrant provides for an exercise price of $1.80 per share (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008 and a reduction from a post-split exercise price of $3.06 per share).

        The exercise price and/or number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to less than the then current exercise price, subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon issuance of certain assets or securities to holders of the Company's common stock, as applicable. On January 1, 2009, the Company adopted FASB updates which affected how instruments indexed to an entity's own stock are accounted for. The adoption of the revised FASB guidance resulted in the reclassification of the PEM Group warrants from stockholders' equity to liabilities, and now requires that the warrants to be fair valued pursuant to "mark to market" provisions at each reporting period, with the changes in fair value recognized in the Company's consolidated statement of operations.

        At January 1, 2009 and December 31, 2009, the Company had warrants subject to "mark to market" provisions outstanding to purchase 775,758 shares of common stock. The Company computed the fair value of the warrants using a Black-Scholes valuation model. The fair value of these warrants on the date of adoption of January 1, 2009 and on December 31, 2009 was determined using the following assumptions:

	January 1, 2009	December 31, 2009
Dividend yield	None	None
Expected volatility	105%	71%
Risk-free interest rate	0.88%	1.14%
Expected term	7 years	7 years
Stock price	$1.58	$0.76

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 13—WARRANTS (Continued)

        On January 1, 2009, in connection with the adoption of this treatment for the warrant, the Company recorded a cumulative effect of change in accounting principle adjustment to its accumulated deficit of $473,000 and a corresponding reclassification of these outstanding warrants from stockholders' equity to warrant liability. As of and for the year ended December 31, 2009, the change in fair value of the warrants resulted in a $718,000 income adjustment to other income (expense) in the consolidated statement of operations and a corresponding increase or decrease to the warrant liability. The following table reflects warrants outstanding and related activity for warrants authorized for issuance by the board of directors to certain officers, directors, stockholders, key employees and other parties:

	Number of Shares (in 000's)	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Average Intrinsic Value (in-the-money) Warrants
Balance outstanding at December 31, 2007	1,834	$6.41
Warrants issued	—	$—
Warrants cancelled	(36)	$6.58

Balance outstanding at December 31, 2008	1,798	$4.76
Warrants issued	—	$—
Warrants exercised	—	$—
Warrants cancelled	(7)	$4.54

Balance outstanding at December 31, 2009	1,791	$4.76	2.2	$—

        There were no warrants outstanding at December 31, 2009 where the exercise price was below the market price for the Company's shares (in-the-money).

NOTE 14—NET INCOME (LOSS) PER SHARE

        Basic income (loss) per share is computed by dividing net income (loss) by the weighted average common shares outstanding during a period. Diluted income (loss) per share is based on the treasury stock method and includes the dilutive effect of stock options and warrants outstanding during the period. Common share equivalents have been excluded where their inclusion would be anti-dilutive. As a result of the loss incurred by the Company in 2008, the potentially dilutive common shares have been excluded because their inclusion would have been anti-dilutive. The following table illustrates the

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 14—NET INCOME (LOSS) PER SHARE (Continued)

computation of basic and diluted income (loss) per share for the years ended December 31, 2009 and 2008 (in thousands, except per share amounts):

	2009	2008
NUMERATOR:
Net income (loss)	$1,042	$(7,440)

DENOMINATOR:
Basic weighted average common shares outstanding	10,209	10,204
Effect of dilutive securities:
Dilutive stock options and warrants	—	—

Diluted weighted average common shares outstanding	10,209	10,204

Basic income (loss) per share	$0.10	$(0.73)

Diluted income (loss) per share	$0.10	$(0.73)

        The following table shows the common stock equivalents that were outstanding as of December 31, 2009 and 2008, but were not included in the computation of diluted earnings per share as a result of the loss incurred by the Company or because the options' or warrants' exercise price was greater than the average market price of the common shares and, therefore, the effect would have been anti-dilutive:

	Number of Shares	Range of Exercise Price Per Share
Anti-dilutive common stock options:
As of December 31, 2009	630,000	$1.53 - $7.50
As of December 31, 2008	531,000	$2.18 - $7.50
Anti-dilutive common stock warrants:
As of December 31, 2009	1,791,000	$4.31 - $6.49
As of December 31, 2008	1,410,000	$4.31 - $6.49

NOTE 15—INCOME TAXES

        The Company files a consolidated U.S. federal income tax return. State tax returns are filed on a consolidated, combined or separate basis depending on the applicable laws relating to the Company and its domestic subsidiaries. Additionally, the Company files tax returns in England and France.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 15—INCOME TAXES (Continued)

        The Company's income from continuing operations before provision for income taxes was generated from the U.S. and foreign operations for the years ended December 31 as follows (in thousands):

	2009	2008
Earnings (loss) before income taxes:
U.S.	$(6,783)	$(12,563)
Foreign	1,423	2,229

Earnings (loss) before income taxes	$(5,360)	$(10,334)

        The Company's provision for income taxes on continuing operations consisted of the following for the years ended December 31 (in thousands):

	2009	2008
Current
Federal	$(868)	$(200)
State	(252)	(17)
Foreign	608	138

Total current	(512)	(79)

Deferred
Federal	—	(277)
State	—	—
Foreign	(66)	242

Total deferred	(66)	(35)

Total provision for income taxes	$(578)	$(114)

        Income tax expense (benefit) on continuing operations differed from the amount obtained by applying the statutory federal income tax rate of 34% to income before income taxes as follows for the years ended December 31 (in thousands):

	2009	2008
Federal income tax at statutory rates	$(1,822)	$(3,513)
State income taxes, net of federal benefit	(167)	(11)
Foreign income taxes	56	(378)
Changes in valuation allowances	783	580
Foreign income inclusion—IRC 956	1,340	1,216
Permanent differences	89	2,192
Tax benefit from income of discontinued operations	(918)	(200)
Other	61	—

	$(578)	$(114)

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 15—INCOME TAXES (Continued)

        Tax benefit from income of discontinued operations represents the tax benefit of domestic losses in continuing operations that were recognized for accounting purposes due to domestic income reported within discontinued operations.

        The Company's business is subject to regulation under a wide variety of U.S. federal, state and foreign tax laws, regulations and policies. The majority of the Company's foreign subsidiaries have earnings and profits that are reinvested indefinitely. However, under the credit facility described in Notes 10 and 11, the foreign subsidiaries have issued guarantees on the credit facility and, as a result, under IRC §956, have been deemed to have distributed these earnings to fund U.S. operations. This has resulted in U.S. federal taxable income and an increase in U.S. tax liability, which has been reduced through utilization of available net operating loss carryforwards and foreign tax credits.

        The Company had federal and state net operating loss carryforwards of approximately $5.1 million and $12.9 million as of December 31, 2009 and 2008, respectively, which expire at various dates beginning in 2012 through 2018. As of December 31, 2009 and 2008, the Company recorded a valuation allowance on the deferred tax asset. Management believes sufficient uncertainty exists regarding the realizability of the deferred tax asset items and that a valuation allowance is required. Management considers projected future taxable income and tax planning strategies in making this assessment. The amount of the deferred tax assets considered realizable, however, could materially change in the near future if estimates of future taxable income during the carryforward period are changed.

        Utilization of the Company's net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration or elimination of the net operating loss and tax credit carryforwards before utilization. As a result of a merger in 1997, the Company experienced a more than 50% ownership change for federal income tax purposes. Of the pre-1997 net operating loss carryforwards subject to limitation, approximately $276,000 per year is available to offset future federal taxable income.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 15—INCOME TAXES (Continued)

purposes. Significant components of the Company's deferred tax assets and liabilities were as follows as of December 31 (in thousands):

	2009	2008
Current deferred tax assets:
Allowance for doubtful accounts	$(22)	$(2)
Inventory reserves and uniform capitalization	380	307
Other accrued liabilities	491	644

	849	949
Valuation allowance-current deferred tax assets	(691)	(678)

Total current deferred tax assets	158	271
Long-term deferred tax assets:
Depreciation on property, plant & equipment	132	343
Deferred compensation	235	222
Deferred income	(3)	—
Business tax credit	260	142
Alternative minimum tax credit carryforwards	273	115
Foreign tax credit carryforwards	1,068	823
Net operating loss carryforwards	1,060	513
Other, net	13	—

	3,038	2,158
Valuation allowance-long-term deferred tax assets	(2,730)	(1,960)

Total long-term deferred tax assets	308	198

Deferred tax liabilities:
Intangible assets other than goodwill	(144)	(81)

Total deferred tax liabilities (long-term)	(144)	(81)

Net deferred tax asets (liabilities)	$322	$388

        The Company adopted FASB guidance for accounting for uncertainty in income taxes on January 1, 2007. The implementation of this guidance did not result in a material adjustment to the Company's liability for unrecognized income tax benefits. At the time of adoption and as of December 31, 2009, the Company had recorded no net unrecognized tax benefits. The Company currently has no open matters with tax authorities nor is it engaged in an examination by any tax authority. The Company recognizes interest and penalties related to uncertain tax positions in interest expense and selling, general and administrative expense, respectively, in the condensed consolidated statements of operations and comprehensive income. No interest or penalties were recognized during 2009. As of December 31, 2009, the Company had nothing accrued for interest and penalties.

        The Company files income tax returns in the United States federal jurisdiction, the United Kingdom and France, and in the state jurisdictions of California, Texas, Pennsylvania and New Jersey. The Company is no longer subject to United States federal and state tax examinations for years before 2006 and 2005, respectively, and is no longer subject to tax examinations for the United Kingdom and Japan for years prior to 2008, and for France for years prior to 2006.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 16—OPERATING SEGMENTS

        The Company has two reportable operating segments: electronic devices and communications equipment. The electronic devices segment manufactures and markets electronic power supplies, RF and microwave devices and subsystem assemblies. The electronic devices segment consists of the Company's three electronic device subsidiaries, one located in the U.S. and two located in England, all of which offer the same or similar products to the same or similar customers. The communications equipment segment designs, manufactures and distributes network access products and timing and synchronization products. The communications equipment segment consists of operating entities CXR Larus Corporation located in the U.S. and CXR Anderson Jacobson located in France, both of which offer the same or similar products to similar customers. Both segments operate primarily in the U.S. and European markets, but they have distinctly different customers, design and manufacturing processes and marketing strategies. Each segment has discrete financial information and a separate management structure.

        The Company evaluates performance based upon contribution margin of the segments and also upon profit or loss from operations before income taxes exclusive of nonrecurring gains and losses. The Company accounts for intersegment sales at pre-determined prices negotiated between the individual segments.

        During the first quarter of 2009, the Company sold its Digitran Operations (see Note 4), which were part of its electronic devices segment. During the first quarter of 2010, the Company sold its RO Operations (see Note 4), which were part of its electronic devices segment. In June 2010, the Company entered into a definitive agreement to sell its ACC Operations, (see Note 4) which were part of the electronic devices segment. In this report, the Digitran Operations are classified as a discontinued operation and the RO and the ACC Operations are reported as discontinued and held for sale operations for all periods presented. All three operations were excluded from the electronics devices segment. Therefore, prior period amounts have been adjusted to conform to this presentation.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 16—OPERATING SEGMENTS (Continued)

        Included in the Company's reconciliation of segment financial data to the consolidated amounts is unallocated corporate expenses. Selected financial data for each of the Company's operating segments reconciled to the consolidated totals is shown below (in thousands):

	Year ended December 31,
	2009	2008
Net sales
Electronic devices	$22,763	$26,621
Communications equipment	11,932	14,768

Total	$34,695	$41,389

Gross profit
Electronic devices	$7,563	$8,444
Communications equipment	4,344	5,977

Total	$11,907	$14,421

Depreciation and amortization
Electronic devices	$317	$363
Communications equipment	233	311
All other	14	14

Total	$564	$688

Operating income (loss)
Electronic devices	$3,864	$3,977
Communications equipment	(1,507)	(6,563)
Corporate and other	(4,194)	(4,223)

Total	$(1,837)	$(6,809)

	December 31, 2009	December 31, 2008
Total assets
Electronic devices	$12,313	$10,461
Communications equipment	8,439	10,260
Discontinued and held for sale assets	25,753	24,134
Corporate and other	3,772	8,768

Total	$50,277	$53,623

        Two customers in the electronic devices segment accounted for 12% and 10%, respectively, of the Company's total net sales in 2009. No customer in either segment accounted for 10% or more of net sales during 2008.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 16—OPERATING SEGMENTS (Continued)

        The Company's segments operate in different geographic areas. The following table is a summary of the Company's net sales by geographic area for the year ended December 31 (in thousands):

	2009		2008
	Electronic Devices	Communications Equipment	Electronic Devices	Communications Equipment
United States	$—	$5,441	$—	$5,599
England	22,763	—	26,621	—
France	—	6,491	—	9,169

Total net sales	$22,763	$11,932	$26,621	$14,768

Sales and purchases between geographic areas have been accounted for on the basis of prices set between the geographic areas, general at cost plus 40%. Net sales by geographic area have been determined based upon the country from which the product was shipped.

        The following table is a summary of the Company's total assets by geographic area for the year ended December 31 (in thousands):

	2009	2008
United States	$5,961	$7,906
England	13,855	15,680
France	4,708	5,903
Discontinued Operations and Held for Sale	25,753	24,134

Total net sales	$50,277	$53,623

NOTE 17—RETIREMENT PLANS

        The Company maintains certain defined contribution retirement plans covering substantially all U.S. domestic employees. The Company's contributions to these retirement plans were $44,000 and $38,000 in the years ended December 31, 2009 and 2008, respectively.

        The Company's subsidiary in France has a defined benefit pension plan. The plan is an unfunded plan. As such, no contributions were made in either of the periods presented. The plan does not have plan assets. Employee benefits are based on years of service and the employees' compensation during their employment. The actuarially computed components of net periodic benefit cost included the following components for the years ended December 31, (in thousands):

	2009	2008
Service costs	$16	$14
Interest costs	16	14

Net periodic pension expense	$32	$28

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 17—RETIREMENT PLANS (Continued)

        The following table sets forth the funded status and amounts recognized in the Company's consolidated statement of operations for the years ended December 31, (in thousands):

	2009	2008
Change in benefit obligation:
Projected benefit obligation, beginning of year	$305	$261
Service cost	16	14
Interest cost	16	14
Benefits paid	—	—
Actuarial loss/(gain)	(54)	17
Effect of foreign currency translation	—	(1)

Projected benefit obligation, end of year	$283	$305

Unfunded status	$283	$305
Unrecognized (gain)/loss	60	(5)

Net amount recognized	$343	$300

        The weighted average assumptions used to determine pension benefit obligations at December 31, were as follows:

	2009	2008
Discount rate	4.50%	5.00%
Rate of compensation increase	2.00%	2.00%

NOTE 18—COMMITMENTS AND CONTINGENCIES

Leases

        The Company conducts most of its operations from leased facilities under operating leases that expire at various dates through 2014. The leases generally require the Company to pay all maintenance, insurance, property tax costs, and contain provisions for rent increases. Total rent expense, net of sublease income, was $1.2 million for 2009 and $1.4 million for 2008.

        The future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year ending December 31,	Amount
2010	$1,211
2011	979
2012	724
2013	531
2014	463
Thereafter	—

Total	$3,908

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 18—COMMITMENTS AND CONTINGENCIES (Continued)

Litigation

        The Company is not currently a party to any material legal proceedings. However, the Company and its subsidiaries are, from time to time, involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

NOTE 19—RELATED PARTIES

        In connection with the acquisition of Larus Corporation, the Company issued promissory notes, dated July 13, 2004, to two former stockholders of CXR Larus Corporation (formerly Larus Corporation) totaling $3.0 million. These notes are subordinated to the Company's bank debt and were originally payable in 72 equal monthly payments of principal plus interest at the 30-day LIBOR plus 5% with a maximum interest rate of 7% during the first two years of the term of the notes, 8% during the third and fourth years, and 9% thereafter. Pursuant to a recent amendment, the notes now bear interest at the fixed rate of 6% and principal payments have been modified to varying monthly payments between $11,000 and $42,000, per month with the final payments scheduled for December, 2010. Future maturities of notes payable to stockholders are $348,000 in 2010. Interest paid on these notes was $30,000 and $84,000 for the year ended December 31, 2009 and 2008, respectively.

        Additionally, the Company entered into an above-market real property lease with the two former stockholders of CXR Larus Corporation. The lease represented an obligation that exceeded the fair market value by approximately $756,000. The lease term is for 7 years and expires on June 30, 2011. It is renewable for a 5-year term priced under market conditions. The base rent is based on a minimum rent of $.90 per square foot per month, which is $27,000 monthly or $324,000 per year, subject to monthly adjustments of the interest rate based on the Federal Reserve Discount Rate that match the lessor's variable interest rate mortgage payments on the building. The maximum increase in any year is 1.5%, with a cumulative maximum increase of 8% over the life of the lease. The increases apply to that portion of the rent that corresponds to the interest portion of the lessor's mortgage. Lease payments paid to the related parties during 2009 and 2008 totaled $410,000 and $390,000, respectively. Future minimum lease payments under the operating lease payable to the stockholders are included in Note 18.

        In connection with the Acquisition of ACC, EEC issued Subordinated Secured Contingent Promissory Notes (the "Notes"), as amended, to each of the Sellers. See Note 3. Two of the sellers are still employed by ACC and, therefore, are deemed related parties and hold a majority of the balance of the Notes. The total balance of the notes at December 31, 2009 was $4.3 million. On July 1, 2010, all accrued interest at that date and $1.3 million of principal payments are due. The remaining balance of the Notes is due in November 2010. In addition to the Notes, the remaining cash contingent consideration of $2.0 million was accrued at December 31, 2009 in current liabilities of discontinued and held for sale operations in the accompanying consolidated balance sheet, the majority of which relates to the individuals still employed by ACC. This amount is due in November 2010.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 19—RELATED PARTIES (Continued)

        The Company obtains consulting services from Jason Oliva, a related party. Services rendered by Mr. Oliva include artistic design associated with the Company's promotional materials and website, evaluation and recommendations for best practices of public companies, including research related to market matters and access to key relationships that he maintains with NYSE Arca and other exchanges. Payments made to Mr. Oliva for these services were $12,000 and $58,000 during the year ended December 31, 2009 and 2008, respectively.

        There are no guarantees by officers or fees paid to officers or loans to or from officers of the Company.

NOTE 20—FAIR VALUE MEASUREMENTS

        FASB guidance for fair value measurements defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants and also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between three levels of inputs that may be utilized when measuring fair value as follows:

          Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

          Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

          Level 3—Inputs that are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

        As of December 31, 2009, the Company was required to apply updated FASB guidance to the derivative that is within the warrant that was issued as consideration for the Company's credit facility, which is discussed in Note 13 and included as a discount on the Company's long-term debt. The derivative was valued using the Black-Scholes model. The key inputs in the model are as follows:

December 31, 2009
Dividend yield	None
Expected volatility	71%
Risk-free interest rate	1.14%
Expected term	7 years
Stock price	$0.76

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 20—FAIR VALUE MEASUREMENTS (Continued)

        The derivative is measured at fair value on a recurring basis using significant observable inputs (Level 2). The amount of total gain in earnings for the period is as follows (in thousands):

Warrant Liability
Beginning balance at January 1, 2009	$1,010
Total gain realized in earnings	(718)

Ending balance at December 31, 2009	$292

NOTE 21—RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

        FASB Accounting Standards Codification.™    On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board ("FASB") to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification™ ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company's consolidated financial statements.

        Fair Value Measurements and Disclosure.    In January 2009, the Company adopted changes issued by the FASB to fair value accounting and reporting as it relates to non-financial assets and non-financial liabilities that are not recognized or disclosed at fair value in the financial statements on at least an annual basis. These changes define fair value, establish a framework for measuring fair value under GAAP and expand disclosures about fair value measurements. This guidance applies to other GAAP that require or permit fair value measurements and is to be applied prospectively with limited exceptions. The adoption of these changes, as it relates to non-financial assets and liabilities, had no impact on the Company's financial statements.

        In August 2009, the FASB issued an update to the fair value measurement guidance to clarify how an entity should measure liabilities at fair value. The update reaffirms fair value is based on an orderly transaction between market participants, even though liabilities are infrequently transferred due to contractual or other legal restrictions. However, identical liabilities traded in the active market should be used when available. When quoted prices are not available, the quoted price of the identical liability traded as an asset, quoted prices for similar liabilities or similar liabilities traded as an asset, or another valuation approach should be used. This update also clarifies that restrictions preventing the transfer of a liability should not be considered as a separate input or adjustment in the measurement of fair value. The adoption of this update for fair value measurements of liabilities had no impact on the Company's financial statements.

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 21—RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        Business Combinations.    On January 1, 2009, the Company adopted an update to existing accounting standards for business combinations. The update, which retains the underlying concepts of the original standard in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting, changes the method of applying the acquisition method. Acquisition costs are no longer considered part of the fair value of an acquisition and will generally be expensed as incurred, non-controlling interests are valued at fair value at the acquisition date, in-process research and development is recorded at fair value as an indefinite-lived intangible asset at the acquisition date, restructuring costs associated with a business combination are generally expensed subsequent to the acquisition date, and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

        In April 2009, the FASB issued a further update in relation to accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies, which amends the previous guidance to require contingent assets acquired and liabilities assumed in a business combination to be recognized at fair value on the acquisition date if fair value can be reasonably estimated during the measurement period. If fair value cannot be reasonably estimated during the measurement period, the contingent asset or liability would be recognized in accordance with standards and guidance on accounting for contingencies and reasonable estimation of the amount of a loss. Further, this update eliminated the specific subsequent accounting guidance for contingent assets and liabilities without significantly revising the original guidance. However, contingent consideration arrangements of an acquiree assumed by the acquirer in a business combination would still be initially and subsequently measured at fair value. These updates are applicable prospectively to business combinations for which the acquisition date is on or after January 1, 2009. The adoption of these provisions will have an impact on accounting for any business acquired after January 1, 2009.

        Derivatives and Hedging.    On January 1, 2009, the Company adopted changes issued by the FASB to disclosures about derivative instruments and hedging activities. These changes require enhanced disclosures about an entity's derivative and hedging activities, including (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedged items are accounted for, and (iii) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. Other than the required disclosures, the adoption of these changes had no impact on the Company's consolidated financial statements.

        On January 1, 2009, the Company adopted an update issued by the FASB to the accounting for instruments (or embedded features) indexed to an entity's own stock. These changes clarify the determination of whether an instrument (or embedded feature) is indexed to an entity's own stock, which would qualify as a scope exception under previously issued guidance. The adoption of these changes resulted in the reclassification of certain of the Company's outstanding warrants from stockholders' equity to liabilities, which requires the warrants to be fair valued at each reporting period, with the changes in fair value recognized in the Company's consolidated statement of operations. See Note 13—Warrants.

        Intangibles—Goodwill and Other.    On January 1, 2009, the Company adopted changes issued by the FASB to account for intangible assets. These changes amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset outside of a business combination and the period of expected cash flows used to measure the fair

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 21—RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

value of an intangible asset in a business combination. The adoption of these changes did not have an impact on the Company's consolidated financial statements.

        Financial Instruments.    On June 30, 2009, the Company adopted an update to accounting standards for disclosures about the fair value of financial instruments, which requires publicly-traded companies to provide disclosures on the fair value of financial instruments in the interim financial statements. Other than the required disclosures, the adoption of this update had no impact on the Company's consolidated financial statements.

        Subsequent Events.    On June 30, 2009, the Company adopted changes issued by the FASB to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued, otherwise known as "subsequent events." Specifically, these changes set forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements: (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financials statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of these changes did not have a material impact on the Company's financial statements.

Issued, but not adopted

        Revenue Recognition.    In October 2009, the FASB issued an update to existing guidance on revenue recognition for arrangements with multiple deliverables. This update will allow companies to allocate consideration received for qualified separate deliverables using estimated selling prices for both delivered and undelivered items when vendor-specific objective evidence or third-party evidence is unavailable. Additional disclosures discussing the nature of multiple element arrangements, the types of deliverables under the arrangements, the general timing of their delivery, and significant factors and estimates used to determine estimated selling prices are required. The Company will adopt this update for new revenue arrangements entered into or materially modified beginning January 1, 2011. The Company is still evaluating the impact, if any, of the adoption of this new revenue recognition guidance on its consolidated financial statements.

NOTE 22—SUBSEQUENT EVENTS

Disposition of Assets

        On March 22, 2010, EEC, a wholly-owned subsidiary of the Company, entered into and consummated the closing under an asset purchase agreement by and among Astrodyne Corporation ("Astrodyne"), RO, and EEC dated March 22, 2010 (the "Purchase Agreement") pursuant to which Astrodyne purchased substantially all of the assets, properties, and business as a going concern of RO (the "RO Sale"). The assets of RO that were sold and transferred to Astrodyne include, but are not limited to, the following: (i) machinery and equipment; (ii) raw materials, work-in-process, and finished goods relating to RO; (iii) tangible personal property, such as office furniture and equipment; (iv) advance payments, rental deposits, and other similar assets; (v) rights to payments from customers; (vi) books and records; (vii) rights under certain contracts; (viii) intangible rights and property, such as goodwill and rights in and to the name "RO Associates," product names, trade names, trademarks,

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 22—SUBSEQUENT EVENTS (Continued)

fictitious names and service marks; (ix) information and data; (x) unfilled purchase and sale orders; (xi) governmental authorizations relating to RO's business and pending applications in connection with such authorizations; (xii) RO's rights to its business of manufacturing and selling standard, high-density AC to DC, and DC to DC converters (the "Business"); and (xiii) all claims, causes of action, and judgments relating to the Business. Such sale and transfer was deemed to be a disposition of an insignificant amount of assets by the Company and EEC. RO retained certain rights, as fully described in the Purchase Agreement, including certain records, rights to benefits plans and insurance policies and proceeds, and certain assets.

        As part of the transactions contemplated by the Purchase Agreement, Astrodyne assumed certain specified liabilities of RO pursuant to an Assignment and Assumption Agreement by and between Astrodyne and RO (the "Assignment and Assumption Agreement"). Pursuant to the Purchase Agreement, EEC also agreed to guarantee the full, complete, and timely compliance with and performance of all agreements, covenants and obligations of RO in connection with the RO Sale.

        Astrodyne paid RO an aggregate purchase price for the RO Sale of $1,000,000, plus the assumption of certain assumed liabilities pursuant to the Assignment and Assumption Agreement, subject to a purchase price adjustment. As additional consideration for Astrodyne's entry into the Purchase Agreement and consummation of the contemplated transactions under such agreement, EEC and RO agreed that, for a certain period immediately following the closing date, they would not compete with the Business, perform services for any person in competition with the Business or solicit certain specified customers of the Business, or hire any employees of Astrodyne or its affiliates.

        In connection with the Company's divestiture of RO, which comprised a portion of the Company's electronic devices segment, the Company incurred approximately $250,000 in cash charges that were paid at closing or just subsequent to closing relating to legal, accounting and investment banking fees. The Company does not expect to incur any additional costs associated with this transaction. The Company estimates that it will incur a loss on the sale of the RO assets of approximately $0.4 million, which could increase or decrease as closing costs and other matters are finalized.

Assets Held for Sale

        As discussed in Note 4, on June 7, 2010, Aeroflex Incorporated and EMRISE Electronics Corporation entered into a Stock Purchase Agreement relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. and all of the issued and outstanding shares of common stock of Custom Components, Inc. The Company has classified the ACC Operations as held for sale in the accompanying consolidated financial statements.

Amendments to Credit Facility

        On January 25, 2010, EMRISE and the Lender entered into Amendment Number 8 to Loan Documents, which amends EMRISE's Credit Agreement as of December 31, 2009. All references to the Credit Facility herein refer to the Credit Agreement as amended from time to time. The Credit Facility requires the sale of a significant portion of the Company's assets by June 30, 2010 (the "Maturity Date"). The Company is required to achieve certain milestones in connection with these sale activities and the maintenance of maximum capital expenditure financial covenants. The Lender has the current right to appoint an outside observer to review the Company's books and records and business operations, with certain limitations designed to minimize disruption to the business operations. In

EMRISE CORPORATION

Notes to Consolidated Financial Statements (Continued)

NOTE 22—SUBSEQUENT EVENTS (Continued)

addition, the Company must make bi-weekly payments of $75,000 through the Maturity Date. Upon the sale of the assets the Company agreed to sell, the Company will retain a percentage of the proceeds of some of such sales for working capital and are obligated to use the remaining proceeds to pay down the obligations owed to the Lender. The Company is also obligated to provide financial information and status reports to the Lender on a regular basis.

        The practical effect of Amendment 8 was to provide a forbearance by the Lender through the Maturity Date on the equity raise default and the possible financial covenant defaults that was and may have been otherwise triggered under the Credit Agreement as of December 31, 2009 and allows the Company time to sell the specified assets in order to pay down the obligations to the Lender. The Company believes that net proceeds from the sales of assets contemplated by the Credit Facility will be sufficient to pay the obligations owed to Lender in full.

        In April, 2010, the Borrowers and the Lender entered into Amendment Number 9 to Loan Documents, which removes the obligation to sell certain assets while retaining the obligation to sell other assets, and provides some clarity that the Lender will not charge fees for making adjustments to the milestones required to be met before the maturity date, provided certain conditions are satisfied. In May 2010, the Borrowers and the Lender entered into Amendments Number 10 and 11 to Loan Documents, which adjusted certain milestones required to be met before the maturity date. In June 2010, the Borrowers and the Lender entered into Amendment Number 12 to Loan Documents, which modified the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers and provides for the Lender's consent to the sale of such assets. On June 17, 2010, the Borrowers and the Lender entered into Amendment Number 13 to Loan Documents, which extends the maturity date of the Credit Agreement from June 30, 2010 to July 16, 2010 and modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers.

        If a new event of default were to occur, including the failure to achieve any of the milestones, the Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement, which could include a foreclosure on the Company's assets before the contemplated asset sales could be completed. There can be no assurance that the Company will be able to successfully sell the contemplated assets in the agreed time frames and/or at prices sufficient to satisfy the debt owed to Lender, if at all. Even if the Company does successfully sell the contemplated assets and pay the obligations owed to the Lender in full, the Company's ongoing revenues will be substantially reduced which could have a material adverse affect on its operations and financial condition.

Exhibit 99.2

EMRISE CORPORATION
Revised Management's Discussion and Analysis of
Financial Condition and Results of Operations

        On June 7, 2010, EEC, a wholly-owned subsidiary of EMRISE Corporation, entered into a Stock Purchase Agreement by and among Aeroflex, as buyer, and EEC, as seller, relating to the sale of all of the issued and outstanding shares of common stock of ACC and all of the issued and outstanding shares of common stock of CCI. In accordance with guidance issued by the Financial Accounting Standards Board related to the accounting for the impairment and disposal of long-lived assets, the ACC Operations have been classified as discontinued operations in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 that was filed with the SEC on May 17, 2010. Because the ACC Operations have not previously been presented as a discontinued operation in the Company's management's discussion and analysis included with its annual report on Form 10-K for the year ended December 31, 2009, the accompanying revised Management's Discussion and Analysis reflects adjustments to present the ACC Operations as a discontinued operation.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

        The following discussion should be read in conjunction with our consolidated financial statements and the related notes thereto contained elsewhere in this report. This report and the following discussion contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate, expenses we might incur and profits we might earn if we are successful in implementing our business and growth strategies. The forward-looking statements and associated risks may include, the risk factors described in detail in this Annual Report and relate to or be qualified by other important factors, including, without limitation:

  •
  our ability to continue to borrow funds under the revolver terms of our credit facility (see "—Liquidity and Capital Resources");

  •
  our ability to sell assets and achieve the milestones for such transactions, as required by our Lender under the terms of the credit facility;

  •
  the ongoing revenues and profitability of the Company will be substantially reduced as a result of our sale a significant portion of the Company's assets in order to satisfy our debt obligations. This could have a material adverse effect on the Company's operations, financial condition and ability to continue operations;

  •
  our ability to find and secure alternate financing to our current credit facility on or before June 30, 2010, including a replacement revolver facility in the event the obligations under the current facility are paid in full;

  •
  exposure to and impacts of various international risks including legal, business, political and economic risks associated with our international operations, also including the impact of foreign currency translation (see "—Foreign Currency Translation");

  •
  the projected growth or contraction in the electronic devices and communications equipment markets in which we operate;

  •
  our strategies for expanding, maintaining or contracting our presence in these markets;

  •
  anticipated trends in our financial condition and results of operations;

  •
  our ability to meet our working capital and other financing needs;

  •
  our ability to distinguish ourselves from our current and future competitors;

  •
  our ability to secure long term purchase orders;

  •
  our ability to deliver against existing or future backlog;

  •
  technical or quality issues experienced by us, our suppliers and/or our customers;

  •
  failure to comply with existing or future government or industry standards and regulations;

  •
  our ability to successfully locate, acquire and integrate any possible future acquisitions;

  •
  our ability to successfully support the working capital needs of our company;

  •
  the impact of current and/or future economic conditions, including but not limited to the overall condition of the stock market, the overall credit market, the global recession, political, economic and/or other constraints which are or may negatively impact the industries in which we participate and/or the ability for us to market the products which we sell; and

  •
  our ability to successfully compete against competitors that in many cases are larger than we, have access to significantly more working capital than we and have significant resources in comparison to us.

        We do not undertake to update, revise or correct any forward-looking statements.

        Any of the factors described above or in the "Risk Factors" sections contained in this report could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Recent Transactions

Discontinued and Held for Sale Operations

        On June 7, 2010, Aeroflex Incorporated and EMRISE Electronics Corporation entered into the Purchase Agreement relating to the sale of all of the issued and outstanding shares of common stock of ACC and all of the issued and outstanding shares of common stock of CCI. This business is part of our electronic devices business segment. For purposes of the following discussion and analysis, the ACC Operations have been removed from the comparisons and are reported in the Consolidated Financial Statements as a discontinued and held for sale operation for all periods presented.

        On March 22, 2010, EMRISE completed the sale of substantially all the assets of its subsidiary, RO Associates to Massachusetts based Astrodyne Corporation. In this Report, we refer to the businesses of RO Associates as the "RO Operations," and we refer to the sale of the RO Associates assets as the "RO Transaction." Our RO Associates subsidiary, located in San Jose, California, manufactured, marketed and sold standard power supplies to the defense and industrial markets. The RO Associates operation was classified within our electronic devices business segment. For purposes of the following discussion and analysis, the RO Operations have been removed from the comparisons and are reported in the Consolidated Financial Statements as a discontinued and held for sale operation for all periods presented.

        On March 20, 2009, we completed the sale of substantially all the assets of the Digitran division of our wholly-owned subsidiary, EMRISE Electronics Corporation, or EEC, and all the capital stock of ECC's wholly-owned subsidiary, XCEL Japan Ltd., which primarily acted as a sales office for the Digitran division, to Electro Switch Corp. In this report we refer to the businesses of the Digitran Division and XCEL Japan, Ltd. as the "Digitran Operations," and we refer to the sale of the Digitran division and XCEL Japan, Ltd. as the "Digitran Transaction." Within our Digitran division we manufactured, marketed and sold electro-mechanical digital and new patented technology very low profile TM rotary switches for the worldwide aerospace, defense and industrial markets. Tokyo-based XCEL Japan Ltd. primarily sold Digitran's switch product lines in Japan and other countries in Asia. These businesses were part of our electronic devices business segment. For purposes of the following discussion and analysis, the Digitran Operations have been removed from the prior period comparisons and the quarterly results of the Digitran Operations are reported in our Consolidated Statements of Operations for all periods presented as a discontinued operation.

Credit Facility and Obligation to Sell Additional Assets

        On January 25, 2010, EMRISE and its Lender entered into Amendment Number 8 to Loan Documents, which amended EMRISE's Credit Agreement as of December 31, 2009. All references to the Credit Facility herein refer to the Credit Agreement as amended. The Credit Facility requires the sale of a significant portion of our assets by June 30, 2010 (the "Maturity Date"). As discussed further in Note 3 in our March 31, 2010 financial statements, these assets contributed approximately $20 million or 37% of the Company's net sales from continuing operations and operating income of approximately $3 million of the Company's total operating income from continuing operations of $1.4 million for 2009. The Company is required to achieve certain milestones in connection with these sale activities and the maintenance of maximum capital expenditure financial covenants. Lender has the current right to appoint an outside observer to review our books and records and business operations, with certain limitations designed to minimize disruption to our business operations. Upon the sale of the assets we agreed to sell, we will retain a percentage of the proceeds of some of such sales for working capital and are obligated to use the remaining proceeds to pay down the obligations owed to the Lender. We are also obligated to provide financial information and status reports to the Lender on a regular basis. The practical effect of the January 25th amendment was to provide a forbearance by the Lender through the Maturity Date on the equity raise default and the possible financial covenant defaults that was and may have been otherwise triggered under the Credit Agreement as of December 31, 2009 and allow us time to sell certain assets in order to pay down the obligations to the Lender.

        In April, 2010, the Borrowers and the Lender entered into Amendment Number 9 to Loan Documents, which removes the obligation to sell certain assets while retaining the obligation to sell other assets, and provides some clarity that the Lender will not charge fees for making adjustments to the milestones required to be met before the maturity date, provided certain conditions are satisfied. In May 2010, the Borrowers and the Lender entered into Amendments Number 10 and 11 to Loan Documents, which adjusted certain milestones required to be met before the maturity date. In June 2010, the Borrowers and the Lender entered into Amendment Number 12 to Loan Documents, which modified the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers and provides for the Lender's consent to the sale of such assets. On June 17, 2010, the Borrowers and the Lender entered into Amendment Number 13 to Loan Documents, which extends the maturity date of the Credit Agreement from June 30, 2010 to July 16, 2010 and modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers.

        If an event of default were to occur, the Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement. An acceleration of the principal, deferred fees and accrued interest due on the date of a declared event of default would be a significant amount that would be due on such date. If such an acceleration were declared, we do not have the ability to pay such amount from currently available sources at this time. The rights and remedies available to the Lender under the Credit Agreement in the event of a declared event of default include a foreclosure on our assets before the contemplated asset sales could be completed. The Lender may also elect to increase the interest rate applicable to the outstanding balance of the Term Loans A and B by four percentage points above the per annum interest rate that would otherwise be applicable. Additionally, if the lender terminates the credit facility during a default period then we are subject to a penalty equal to 2% of the outstanding principal balance of the Revolver and the Term Loans.

Business Description

        We design, manufacture and market proprietary electronic devices and communications equipment for aerospace, defense, industrial, and communications applications. We have operations in the U.S., England, and France. We organize our business in two operating segments: electronic devices and communications equipment. In 2009, our electronic devices segment contributed approximately 66% of overall net sales while the communications segment contributed approximately 34% of overall net sales. Our subsidiaries within our electronic devices segment design, develop, manufacture and market power supplies, radio frequency, or RF, and microwave devices for defense, aerospace and industrial markets. Our subsidiaries within our communications equipment segment design, develop, manufacture and market network access equipment, including network timing and synchronization products, for communications applications in public and private networks, defense and industrial markets, including utilities and transportation.

        Within our electronic devices segment, we produce a range of power systems and RF and microwave devices. This segment is primarily "project" driven with the majority of revenues being derived from custom products with long life cycles and high barriers to entry. The majority of manufacturing and testing is performed in-house or through sub-contract manufacturers. Our electronic devices are used in a wide range of military airborne, seaborne and land-based systems, and in-flight entertainment systems, including the latest next generation in-flight entertainment and connectivity, or IFE&C, systems, such as applications for mobile phone, e-mail and internet communications and real time, on-board satellite and broadcast TV, which are being installed in new commercial aircraft as well as being retrofitted into existing commercial aircraft.

        Within our communications equipment segment, we produce a range of network access equipment, including network timing and synchronization products, for public and private communications networks. This segment is "end user product" based with a traditional cycle of internally funded development and marketing prior to selling via direct and indirect sales channels. Manufacturing is primarily outsourced. Our communications equipment is used in a broad range of network applications primarily for private communications networks, public communications carriers, and also for utility companies and military applications, including homeland security.

Critical Accounting Policies

        Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

        We derive revenues from sales of electronic devices and communications equipment products and services. Our sales are based upon written agreements or purchase orders that identify the type and quantity of the item and/or services being purchased and the purchase price. We recognize revenues when shipment of products has occurred or services have been rendered, no significant obligations remain on our part, and collectibility is reasonably assured based on our credit and collections practices and policies.

        We recognize revenues from domestic sales of our electronic devices and communications equipment at the point of shipment of those products. An estimate of warranty cost is recorded at the time the revenue is recognized. Product returns are infrequent and require prior authorization because our sales are final and we quality test our products prior to shipment to ensure the products meet the specifications of the binding purchase orders under which those products are shipped. Normally, when a customer requests and receives authorization to return a product, the request is accompanied by a purchase order for a repair or for a replacement product.

        Revenue recognition for products and services provided by ACC and our subsidiaries in England depends upon the type of contract involved. Engineering/design services contracts generally entail design and production of a prototype over a term of up to several years, with revenue deferred until each milestone defined in the contract is reached. Production contracts provide for a specific quantity of products to be produced over a specific period of time. Customers issue binding purchase orders or enter into binding agreements for the products to be produced. We recognize revenues on these orders as the products are shipped. Returns are infrequent and permitted only with prior authorization because these products are custom made to order based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        We recognize revenues for products sold by our subsidiary in France at the point of shipment. Customer discounts are included in the product price list provided to the customer. Returns are infrequent and permitted only with prior authorization because these products are shipped based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        Revenues from services such as repairs and modifications are recognized when the service is completed and invoiced. For repairs that involve shipment of a repaired product, we recognize repair revenues when the product is shipped back to the customer. Service revenues contribute less than 5% of total revenue and, therefore, are considered to be immaterial to overall financial results.

Product Warranty Liabilities

        Generally, our products carry a standard one-year, limited parts and labor warranty. In certain circumstances, we provide a two-year limited parts and labor warranty. We offer extended warranties beyond two years for an additional cost to our customers. Products returned under warranty typically are tested and repaired or replaced at our option. Historically, we have not experienced significant warranty costs or returns.

        We record a liability for estimated costs that we expect to incur under our basic limited warranties when product revenue is recognized. Factors affecting our warranty liability include the number of units sold, the types of products involved, historical and anticipated rates of claim and historical and anticipated costs per claim. We periodically assess the adequacy of our warranty liability accrual based on changes in these factors.

Inventory Valuation

        Our finished goods electronic devices inventories generally are built to order. Our communications equipment inventories generally are built to forecast, which requires us to produce a larger amount of finished goods in our communications equipment business so that our customers can be served promptly. Our products consist of numerous electronic and other materials, which necessitate that we exercise detailed inventory management. We value our inventory at the lower of the actual cost to purchase or manufacture the inventory (first-in, first-out) or the current estimated market value of the inventory (net realizable value). We perform cycle counts of inventories using an ABC inventory methodology, which groups inventory items into prioritized cycle counting categories, or we conduct physical inventories at least once a year. We regularly review inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and production requirements for the next 12 to 24 months. Additionally, to determine inventory write-down provisions, we review product line inventory levels and individual items as necessary and periodically review assumptions about forecasted demand and market conditions. Any inventory that we determine to be obsolete, either in connection with the physical count or at other times of observation, are reserved for and subsequently written-off. As of December 31, 2009, our total inventory reserves amounted to $4 million of which $2.4 million, or 20.0% of total inventory, related to our electronic devices segment and $1.6 million, or 14% of total inventory, related to our communications equipment segment.

        The electronic devices and communications equipment industries are characterized by rapid technological change, frequent new product development, and rapid product obsolescence that could result in an increase in the amount of obsolete inventory quantities on hand. Also, our estimates of future product demand may prove to be inaccurate, in which case we may have understated or overstated the provision required for excess and obsolete inventory. Although we make every effort to ensure the accuracy of our forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of our inventory and our reported operating results.

Foreign Currency Translation

        We have foreign subsidiaries that together accounted for approximately 84.3% and 86.5% of our net revenues, 75.7% and 73.2% of our total assets and 30.3% and 29.5% of our total liabilities as of and for the years ended December 31, 2009 and 2008, respectively. In preparing our consolidated financial statements, we are required to translate the financial statements of our foreign subsidiaries from the functional currencies in which they keep their accounting records into U.S. dollars. This process results in exchange gains and losses which, under relevant accounting guidance, are included either within our statement of operations under the caption "other income (expense)" or as a separate part of our net equity under the caption "accumulated other comprehensive income (loss)."

        Under relevant accounting guidance, the treatment of these translation gains or losses depends upon management's determination of the functional currency of each subsidiary. This determination involves consideration of relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency. However, management must also consider any dependency of the subsidiary upon the parent and the nature of the subsidiary's operations.

        If management deems any subsidiary's functional currency to be its local currency, then any gain or loss associated with the translation of that subsidiary's financial statements is included as a separate component of stockholders' equity in accumulated other comprehensive income (loss). However, if management deems the functional currency to be U.S. dollars, then any gain or loss associated with the translation of these financial statements would be included in other income (expense) within our statement of operations.

        If we dispose of any of our subsidiaries, any cumulative translation gains or losses would be realized into our statement of operations. If we determine that there has been a change in the functional currency of a subsidiary to U.S. dollars, then any translation gains or losses arising after the date of the change would be included within our statement of operations.

        Based on our assessment of the factors discussed above, we consider the functional currency of each of our international subsidiaries to be each subsidiary's local currency. Accordingly, we had cumulative translation losses of $1.6 million and $2.8 million that were included as part of accumulated other comprehensive loss within our balance sheets at December 31, 2009 and December 31, 2008, respectively. During the year ended December 31, 2009 and 2008, we included translation gains of $1.2 million and losses of $3.9 million, respectively, under accumulated other comprehensive income.

        The magnitude of these gains or losses depends upon movements in the exchange rates of the foreign currencies in which we transact business as compared to the value of the U.S. dollar. During 2009, these currencies include the euro and the British pound sterling. Any future translation gains or losses could be significantly higher or lower than those we recorded for these periods.

        A 2.5 million British pound sterling loan payable from one of our subsidiaries in England to EMRISE was outstanding as of December 31, 2009 ($4.0 million based on the exchange rate at

December 31, 2009). Exchange rate losses and gains on the long-term portion of this loan are recorded in cumulative translation gains or losses in the equity section of the balance sheet.

Intangibles, Including Goodwill

        We periodically evaluate our intangibles, including goodwill, for potential impairment. Our judgments regarding the existence of impairment are based on many factors including market conditions and operational performance of our acquired businesses. In assessing potential impairment of goodwill, we consider these factors as well as forecasted financial performance of the acquired businesses. If forecasts are not met, we may have to record additional impairment charges not previously recognized. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of those respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets that were not previously recorded. If that were the case, we would have to record an expense in order to reduce the carrying value of our goodwill. Under the Codification guidance for Goodwill and Other Intangible Assets, we are required to analyze our goodwill for impairment issues at least annually or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. We performed our annual impairment test for goodwill at all of our reporting units as of December 31, 2009. In performing the valuations, we used cash flows that reflected management's forecasts and discount rates that reflect the risks associated with the current market. We consider the results of an income approach and a market approach in determining the fair value of the reporting units. For the income approach we assumed growth 4.0% as a result of expected shipments on existing contracts and future opportunities. We discounted the projected cash flows at 14% to determine the fair value for the electronic devices reporting unit. For the market approach, we used the guideline public company method, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly traded ownership interests. From these "guideline" companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value.

        At December 31, 2009, our reported goodwill totaled $2.9 million, all of which belonged to the electronics devices reporting unit. Based on the results of our testing, the fair values of the electronic devices reporting unit exceeded its book values. However, as a result of the sale of our RO Operations, we recorded a non-cash charge for the impairment of goodwill and indefinite-lived intangibles of $0.9 million and amortized intangible assets of $0.5 million, which amounts reflect the write down of all of the intangible assets of the RO Operations. These write downs are reflected within income from discontinued and held for sale operations in the Consolidated Statement of Operations.

Overview

        The majority of our products are customized to the unique specifications of our customers and are subject to variable timing of delivery. Shipments of products can be accelerated or delayed due to many reasons including, but not limited to, exceeding or not meeting customer contract requirements, a change in customer timing or specifications, technology related issues, delays in acquiring raw materials, and other production related issues. Comparability of our revenues and gross profit is difficult from period to period as we typically do not have recurring orders. Exceptions to this include certain long-term military contracts and certain long-term telecommunications contracts.

        Overall net sales from continuing operations decreased 16% in 2009 as compared to 2008. The decrease is the result of U.S. dollar declines in sales at all of our subsidiaries, although such businesses experienced slight increases in net sales in 2009 on a local currency basis. While our French communication subsidiary experienced a decline in sales due to the impact of the global economic crisis, the declines at our other foreign units were largely due to the impact of exchange rates between the U.S. dollar and the British pound sterling and the euro.

        Overall gross profit, as a percentage of sales, ("gross margin"), decreased slightly to 34.3% in 2009 from 34.8% in 2008. The decrease in gross margin was due primarily to a decrease in gross margin within our communication segment primarily as a result of lower sales volumes within that segment.

        The following is a detailed discussion of our results of operations by business segment. As a result of the sale of our Digitran Operations in March 2009 and the classification of our RO Operations and ACC Operations as held for sale at December 31, 2009, for purposes of the following discussion and analysis, the Digitran Operations, RO Operations and ACC Operations, all in the electronic devices segment, have been removed from the prior period comparisons. The results of the Digitran Operations, RO Operations and ACC Operations are reported as a held for sale operation for all periods presented.

Results of Operations

Comparison of the Year Ended December 31, 2009 to the Year Ended December 31, 2008

Net Sales

	Year Ended December 31,		Variance Favorable (Unfavorable)
(in thousands)	2009	2008	Dollar	Percent
Electronic devices	$22,763	$26,621	$(3,858)	(14.5)%
as % of net sales	65.6%	64.3%
Communications equipment	11,932	14,768	(2,836)	(19.2)%
as % of net sales	34.4%	35.7%

Total net sales from continuing operations	34,695	41,389	(6,694)	(16.2)%

Electronic Devices

        The approximately 15% decrease in sales of our electronic devices in 2009 as compared to 2008 was primarily the result of a decrease in net sales at our U.K. subsidiaries, primarily due to the impact of exchange rates on those operation's U.S. dollar results. On a local currency basis, net sales at our U.K. electronic device companies were slightly higher in 2009 as compared to 2008. However, exchange rates between the U.S. dollar and the British pound sterling negatively impacted the consolidated results of our U.K. subsidiaries when translated into U.S. dollars in 2009 as compared to 2008. Our electronic devices subsidiaries in the U.K. experienced a 2% increase in sales in local currency, the British pound sterling, for 2009 compared to 2008. However, when translated into U.S. dollars, these subsidiaries experienced a 14% decline in net sales for the same period with the difference from an increase of 2% to a decrease of 14% being due to the impact of exchange rates.

        We expect overall minor reductions of around 10% in net sales of our electronic device segment in 2010 as compared to 2009, in part due to the impact of the economy, which resulted in lower bookings for our electronic device segment throughout most of 2009 as compared to 2008, but also due to the timing of production requirements for certain long term contracts, which has resulted in expected reductions in shipments during 2010, but which we expect will result in higher shipments in 2011 and beyond.

Communications Equipment

        The approximately 19% decrease in sales of our communications equipment in 2009 as compared to 2008 is due to an overall decrease in orders and shipments for network access products, especially at our French subsidiary. Net sales at our French subsidiary were down $2.7 million in 2009 compared to 2008 due largely to the impact of the global economic crisis and spending reductions, especially by the French government including the French Defense Ministry. Net sales at our French subsidiary were also slightly impacted by the unfavorable effects of exchange rates in 2009 as compared to 2008 between the U.S. dollar and the euro on the translation of the financial results of our European operations into U.S. dollars. Our French subsidiary experienced a 24% decrease in sales in local currency, the euro, for 2009 compared to 2008. However, when translated into U.S. dollars, our French subsidiary experienced a 29% decline in net sales for the same period with the difference from 24% to 29% being due to the impact of exchange rates. Net sales at our U.S. communications equipment subsidiary remained relatively flat from 2009 as compared to 2008.

        Excluding the impact of Future Asset Sales, we expect net sales in our communications equipment segment to increase slightly in 2010 as compared to 2009.

Gross Profit

	Year Ended December 31,		Variance Favorable (Unfavorable)
(in thousands)	2009	2008	Dollar	Percent
Electronic devices	$7,563	$8,444	$(881)	(10.4)%
as % of net sales	33.2%	31.7%
Communications equipment	4,344	5,977	(1,633)	(27.3)%
as % of net sales	36.4%	40.5%

Total gross profit from continuing operations	11,907	14,421	(2,514)	(17.4)%
Total gross margin from continuing operations	34.3%	34.8%

Electronic Devices

        The decrease in gross profit in 2009 of approximately $0.1 million was primarily the result of a decrease in gross profit at our European subsidiaries primarily due to changes in product mix and the impact of exchange rates between the U.S. dollar and the British pound sterling. This increase was partially offset by approximately $0.1 million of severance costs incurred in the second quarter of 2009 associated with our cost reduction efforts.

        Overall segment gross margins improved from 31.7% to 33.2%, primarily due to the favorable product mix and the impacts of our cost reduction efforts at our European subsidiaries, which has resulted in lower fixed overhead manufacturing costs.

        During 2010, we expect gross profit and gross margin to decline within our electronic devices segment, primarily due to expected reductions in sales volume as discussed under Net Sales, but also due to expected changes in product mix in 2010 as compared to 2009, including the expectation of more customer development projects in 2010 as compared to 2009, which typically generate lower gross margins.

Communications Equipment

        The decrease in gross profit within our communications equipment segment by $1.6 million is primarily due to the decline in sales and a related decline in gross margin at our French subsidiary, where gross profit declined $1.4 million as compared to the prior year. For primarily the same reasons, gross margin within our communications equipment segment declined from 40.5% in 2008 to 36.4% in 2009. Gross profit at our French subsidiary was unfavorably impacted as a result of the changes in foreign currency exchange rates between the U.S. dollar and the euro in 2009 as compared to 2008 as well. Gross profit at our U.S. communication subsidiary decreased slightly in 2009 as compared to 2008, due primarily to changes in product mix.

Operating Expenses

	Year Ended December 31,		Variance Favorable (Unfavorable)
(in thousands)	2009	2008	Dollar	Percent
Selling, general and administrative	$11,948	$12,513	$565	4.5%
as % of net sales	34.4%	30.2%
Engineering and product development	1,796	1,840	44	2.4%
as % of net sales	5.2%	4.4%
Loss on asset impairment	—	6,584	6,584	100.0%

Total operating expenses from continuing operations	13,744	20,937	7,193	34.4%

Selling, General and Administrative

        The decrease in selling, general and administrative expenses ("SG&A") is primarily the result of significant decreases in SG&A, primarily at our corporate headquarters, as a result of cost reduction activities, partially offset by $0.4 million in severance related costs associated with our general and administrative cost reduction efforts.

        We expect SG&A expenses to decline significantly due, in part, to lower overall sales (which impacts commissions and other variable selling related expenses), but also largely due to our cost reduction efforts in 2009, which we expect to result in approximately $1 million in annualized savings during 2010 as compared to 2009.

Engineering and Product Development

        The decrease in engineering and product development costs is primarily due to a slight reduction in engineering costs at our European business units as compared to the prior year.

        During 2010, engineering and product development expenses are expected to remain at or slightly below 2009 levels.

Loss on Asset Impairment

        In 2008, we incurred a loss on the impairment of our goodwill and indefinite lived intangible assets of $6.6 million, due to a decline in the forecasted financial performance of our communications segment, the estimated fair market value of that segment's intangible assets declined as compared to the carrying value of such assets on our balance sheet. As a result, the 2008 impairment charge reflects the write down of substantially all of the carrying value of the goodwill and other intangible assets for our communications segment.

Interest Expense

        Interest expense was $4.1 million for 2009 compared to $3.2 million for 2008. Included in interest expense in 2009 were $0.5 million in fees paid to our Lender or accrued in connection with modifications to our credit facility and $1.4 million of non-cash amortization of deferred financing costs and non-cash amortization of debt discount, including $0.5 million due to the acceleration of deferred financing costs and debt discount amortization associated with the partial repayment of our Term Loan B in the first quarter of 2009, compared to $0.9 million of non-cash amortization in 2008.

        We expect interest expense in 2010 to be significantly lower than 2009 levels as a result of actual and expected overall debt level reductions in 2010 as compared to 2009, in part due to the reduction of acquisition related debt by approximately $10 million in March 2009, but also because we expect to repay all of our existing debt obligation with our current lender by mid-2010. This reduction in debt may be offset by replacement revolver financing on our remaining operations; however, we expect that the fees associated with such debt would be substantially less in amount than current debt levels due to a significantly lower balance and also due to an expected reduction in interest rates since the risk associated with such revolving debt would be much lower than our current credit facility.

Other Income (Expense)

        We recorded other income of $433,000 in 2009 compared to other expense of $734,000 in 2008. Other income (expense) consists primarily of (i) short-term exchange rate gains and losses associated with the volatility of the U.S. dollar to the British pound sterling and euro on the current portion of certain assets and liabilities and (ii) fair value adjustments on warrants. The change in the fair value of warrants during 2009 resulted in income of $718,000, which was not present in 2008. The remaining expense of $285,000 for 2009 was predominantly related to short-term exchange rate losses.

Income tax expense

        Income tax benefit amounted to $0.6 million for 2009 compared to $0.1 million for 2008. The company recorded an income tax benefit as the result of losses incurred in the periods. We recorded income tax expense primarily as a result of foreign income tax on foreign earned profits in Europe.

        The Company has exhausted a significant portion of its net operating losses available to be carried forward into future periods and, as a result, any income from operations and/or gain on sales of assets could result in significant tax obligations in 2010.

Income from Discontinued and Held For Sale Operations

        Income from discontinued and held for sale operations was $5.8 million, net of $1.7 million in taxes, for the year ended December 31, 2009 compared to $2.8 million, net of $0.4 million in taxes, for the year ended December 31, 2008. In connection with the sale of our Digitran Operations on March 20, 2009, we reported income from discontinued and held for sale operations of $6.3 million (net of $1.3 million in taxes) during 2009, which includes a $7.4 million gain on the sale of our Digitran Operations. In 2008, these operations contributed comparative income of $2.9 million. Additionally, at December 31, 2009, we classified our RO Operations as assets held for sale in the consolidated balance sheets and statements of operations, which resulted in reclassification of a loss of $2.9 million and $0.5 million in 2009 and 2008, respectively, to income from discontinued and held for sale operations. The 2009 loss from RO operations included a write down of $1.8 million in assets comprised of $0.9 million of goodwill and indefinite-lived intangible assets; $0.6 million of long-lived assets and definite lived intangible assets; and $0.3 million of fair value adjustments. Finally, at December 31, 2009, we classified our ACC Operations as held for sale in the consolidated balance sheets and statements of operations, which resulted in reclassification of income of $2.5 million and $0.4 million, respectively to income from discontinued and held for sale operations.

Net Loss

        We reported net income of $1.0 million in 2009 and a net loss of $7.4 million in 2008. Included in the net loss for 2008 was a $6.6 million impairment charge associated with the impairment of goodwill and indefinite lived intangible assets of our communications equipment reporting unit. Included in net income in 2009 was a $6.9 million (net of $0.5 million in taxes) income/gain on discontinued and held for sale operations associated with the sale of our Digitran Operations and approximately $3.1 million loss related to the operations of RO. Additionally, included in net income for 2009 was $0.5 million in accelerated non-cash amortization of deferred financing costs and debt discount associated with the partial repayment of our Term Loan B in March 2009, $0.5 million of overall employee termination costs associated with the cost reduction efforts at several of our facilities, $0.5 million in fees associated with waivers and amendments of our credit facility with our Lender in 2009 and $0.1 million of expenses incurred in connection with various refinancing efforts.

Liquidity and Capital Resources

        In making an assessment of our liquidity, we believe that the items in our financial statements that are most relevant to our ongoing operations are working capital, cash generated from operating activities and cash available from financing activities. During 2009, we funded our daily cash flow requirements through funds provided by operations and through borrowings under our credit facility with GVEC Resource IV Inc. ("GVEC" or the "Lender"). Working capital from continuing operations was a negative $3.5 million at December 31, 2009 as compared to a positive $0.7 million at December 31, 2008, primarily due to the reclassification of all of our debt with our primary lender from long term to short term during 2009 and, to a lesser extent, a decrease in accounts receivable of $1.7 million due to improved collections. At December 31, 2009 and 2008, we had accumulated deficits of $26.6 million and $28.1 million, respectively, and cash and cash equivalents of $4.0 million and $3.0 million, respectively. Our cash balances are often significantly higher at the end of the month than at other times throughout the remainder of the month as a result of borrowings under our credit facility generally occurring toward the end of the month and timing of payments to vendors in the form of accounts payable, payroll and interest payments generally occurring at the beginning of the month.

        Net cash used in operating activities during 2009 totaled $0.1 million. Our reported net income of $1.0 million included a gain on the sale of the Digitran Operations of $7.4 million, net of taxes of $0.5 million and a net income from Digitran, RO and ACC Operations of $6.7 million. Significant non-cash adjustments to our net income from continuing operations for 2009 include (i) the amortization of debt discount and amortization of deferred financing costs which, on a combined basis, totaled $1.4 million, both of which are non-cash components of interest expense associated with our credit facility, (ii) depreciation and amortization expense which totaled $1.7 million, and (iii) a change in fair value of common stock warrants which contributed $0.7 million as non-cash component of net income. Significant uses of cash associated with operating activities during 2009 included a decrease in accounts payable and accrued liabilities by approximately $1.0 million, in part due to payments made on previously accrued amounts related to the sale of the Digitran Operations and also due to timing of vendor payments. The primary source of cash associated with operating activities during 2009 was a decrease in accounts receivable, which decreased by approximately $1.7 million, due primarily to increased efforts to collect outstanding balances on a more timely basis.

        Cash generated from our investing activities during 2009 totaled $10.6 million. This amount consisted primarily of net cash proceeds generated by the March 2009 sale of our Digitran Operations, all of which was used to partially repay the $13 million in term debt that we incurred in connection with our purchase of ACC in August 2008.

        Cash used in financing activities during 2009 totaled $10.4 million, which consisted of $11.2 million in repayments of principal owed on long term debt and notes to stockholders, offset by $1.1 million in net borrowings on our revolving credit facility.

        As of December 31, 2009, we had outstanding borrowings of $5.2 million under the revolving loan portion of our credit facility. At December 31, 2009, we had remaining actual availability under a formula-based calculation of $1.8 million under the credit facility. Actual remaining availability represents the additional amount we were eligible to borrow as of December 31, 2009 pursuant to our $7.0 million revolving line of credit. The availability under our revolving line of credit fluctuates periodically throughout each month depending on timing of borrowings and repayments. At March 31, 2010, our eligible collateral was $7.1 million (compared to the maximum of $7 million) and our outstanding borrowings at that date were $4.1 million. Therefore, our actual availability was $2.9 million.

        In addition to the revolving line of credit, at December 31, 2009, we had debt obligations of $8.6 million, which includes term loans from our Lender, capitalized lease and equipment loan obligations and notes payable to shareholders, the current portion of which loans and obligations totaled $8.5 million.

        Our backlog from continuing operations decreased to $16.9 million as of December 31, 2009 as compared to $20.7 million as of December 31, 2008. The decrease is due to the reduction of backlog at all of our electronic devices business units associated with lower bookings in 2009 and has declined as we satisfied existing contracts during the year. We experienced an increase in backlog at our U.S. communications equipment business unit associated with new orders for telecommunications test equipment. The amount of backlog orders represents revenue that we anticipate recognizing in the future, as evidenced by purchase orders and other purchase commitments received from customers, but on which work has not yet been initiated or with respect to which work is currently in progress. Our backlog as of December 31, 2009 was approximately 91% related to our electronic devices business, which business tends to provide us with long lead-times for our manufacturing processes due to the custom nature of the products, and approximately 9% related to our communications equipment business, which business tends to deliver standard or modified standard products from stock as orders are received. We believe that the majority of our current backlog will be shipped within the next 12 months. However, there can be no assurance that we will be successful in fulfilling such orders and commitments in a timely manner or that we will ultimately recognize as revenue the amounts reflected as backlog.

Credit Facility

        EMRISE (including each of its direct subsidiaries), are parties to a Credit Agreement, as amended, with the Lender, providing for a credit facility in the aggregate amount of $26 million. As of December 31, 2009, we owed a total of $13.4 million under the terms of the credit facility.

        On January 25, 2010, EMRISE and its Lender entered into Amendment Number 8 to Loan Documents, which amends EMRISE's Credit Agreement as of December 31, 2009. All references to the Credit Facility herein refer to the Credit Agreement as amended. The Credit Facility requires the sale of a significant portion of our assets by June 30, 2010 (the "Maturity Date"). As discussed further in Note 22 "Subsequent Events" in our December 31, 2009 financial statements, these assets contributed approximately $20 million or 37% of the Company's net sales from continuing operations and operating income of approximately $3 million of the Company's total operating income from continuing operations of $1.4 million for 2009. The Company is required to achieve certain milestones in connection with these sale activities and the maintenance of maximum capital expenditure financial covenants. Lender has the current right to appoint an outside observer to review our books and records and business operations, with certain limitations designed to minimize disruption to our business operations. Upon the sale of the assets we agreed to sell, we will retain a percentage of the proceeds of some of such sales for working capital and are obligated to use the remaining proceeds to pay down the obligations owed to the Lender. We are also obligated to provide financial information and status reports to the Lender on a regular basis. The practical effect of the January 25th amendment was to provide a forbearance by the Lender through the Maturity Date on the equity raise default and the possible financial covenant defaults that was and may have been otherwise triggered under the Credit Agreement as of December 31, 2009 and allow us time to sell certain assets in order to pay down the obligations to the Lender.

        On April 13, 2010, the Borrowers and the Lender entered into Amendment Number 9 to Loan Documents, which removes the obligation to sell certain assets while retaining the obligation to sell other assets, and provides some clarity that the Lender will not charge fees for making adjustments to the milestones required to be met before the maturity date, provided certain conditions are satisfied.

        The credit facility currently consists of (i) a revolving loan for up to $7 million that expires on June 30, 2010 (the "Revolver"), and (ii) two term loans (Term Loan A and Term Loan B) with an aggregate net outstanding principal amount of $4.1 million as of March 31, 2010. The term loans require remaining combined scheduled principal payments of $75,000 bi-weekly, which began on February 1, 2010 and continue through maturity. The facility also requires monthly interest payments and a final balloon payment of principal upon maturity on June 30, 2010 of approximately $7.4 million in term debt plus the outstanding balance of the revolver, which at December 31, 2009 was $5.2 million.

        The Revolver is formula-based and generally provides that the outstanding borrowings under the line of credit may not exceed an aggregate of 85% of eligible accounts receivable, plus 10% of the value of eligible raw materials not to exceed $600,000, plus 50% of the value of eligible finished goods inventory not to exceed $1,500,000, minus the aggregate amount of reserves that may be established by the Lender.

        Interest on the Revolver is payable monthly. The interest rate is variable and is adjusted monthly based on the prime rate as published in the "Money Rates" column of The Wall Street Journal (the "Base Rate") plus 1.25%, subject to a minimum rate of 9.5% per annum. The Revolver contains a capital expenditures covenant, prohibiting any such expenditures (a) in excess of $600,000 for the fiscal year ended December 31, 2009, and (b) in excess of $1,800,000 through June 30, 2010. Additionally, the Revolver prohibits us from incurring unfinanced capital expenditures in excess of $62,500 in any fiscal quarter and from incurring purchase money commitments in excess of $2 million over the life of the facility. However, if we incur unfinanced capital expenditures of less than $62,500 in any fiscal quarter, the difference between the amount incurred in a certain fiscal quarter and $62,500 maybe incurred in the two fiscal quarters immediately following such fiscal quarter. The Company was in compliance with all covenants at December 31, 2009.

        The term loans bear interest at the Base Rate plus 4.25%, subject to a minimum rate of 12.5% per annum. Under the credit facility, we may make full or partial prepayment of the term loans provided that any such prepayment is accompanied by the applicable prepayment premium discussed below.

        To secure payment of the indebtedness under the credit facility, we irrevocably pledged and assigned to, and granted to the Lender a continuing security interest in all the personal property of the Company and its direct subsidiaries including our interest in any deposit accounts, the stock of each of our direct and indirect subsidiaries, the intellectual property owned by each of the Company and its direct subsidiaries, and the proceeds of the intellectual property owned by each of these entities. In an event of default, the Lender may, at its option, exercise any or all remedies available to it with respect to the collateral. In addition, certain of our foreign subsidiaries have agreed to guarantee our performance under the credit facility.

        There can be no assurance that we will be able to successfully sell the contemplated assets that we are obligated to sell, pursuant to the credit facility, in the agreed time frames, achieve the related milestones on a timely basis, and/or sell the assets at prices sufficient to satisfy the debt owed to Lender, if at all. Even if we do successfully sell the contemplated assets and pay the obligations owed to the Lender in full, our ongoing revenues will be substantially reduced which could have a material adverse affect on our operations and financial condition.

        If an event of default were to occur, including the failure to achieve any of the milestones related to asset sales required by the Credit Facility, the Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement. An acceleration of the principal, deferred fees and accrued interest due on the date of a declared event of default would be a significant amount that would be due on such date. If such an acceleration were declared, we do not have the ability to pay this amount from currently available sources at this time. The rights and remedies available to the Lender under the Credit Agreement in the event of a declared event of default include a foreclosure on our assets before the contemplated asset sales could be completed. The lender may also elect to increase the interest rate applicable to the outstanding balance of the Term Loans A and B by four percentage points above the per annum interest rate that would otherwise be applicable. Additionally, if the lender terminates the credit facility during a default period then we are subject to a penalty equal to 2% of the outstanding principal balance of the Revolver and the Term Loans.

Liquidity

        Our current business plan requires additional funding beyond our anticipated cash flows from operations. These and other factors described in more detail below raise substantial doubt about our ability to continue as a going concern. In its Report of Independent Registered Public Accounting Firm, our principal accountants, BDO USA, LLP, has also stated that the Company requires additional funding to achieve profitable operations and repay its current debt obligations beyond its anticipated cash flows from operations, which raises a substantial doubt about its ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to (i) sell the assets as required in the Credit Facility, (ii) repay our credit facility on or prior to its maturity on June 30, 2010, (iii) obtain alternate revolver financing to fund operations after June 30, 2010 and (iv) achieve profitable operations.

        If our net losses continue, we may experience negative cash flow, which may prevent us from continuing operations. If we are not able to attain, sustain or increase profitability on a quarterly or annual basis, we may not be able to continue operations and our stock price may decline.

        If we (i) default under the Credit Facility for any reason, including missing a milestone, (ii) are unable to timely sell assets at sufficient prices, (iii) cannot borrow funds under the terms of the Revolver, for any reason, through June 30, 2010, or (iv) fail to obtain alternate financing to replace our credit facility prior to June 30, 2010 or a new revolving facility once the current credit facility is paid in full, we do not believe that current and future capital resources, revenues generated from operations and other existing sources of liquidity will be adequate to meet our anticipated short term, working capital and capital expenditures needs for the next 12 months. Further, if any of these occur for any reason, or if we experience a significant loss of revenue or increase in costs, then our cash flow would be negatively impacted resulting in a cash flow deficit. A cash flow deficit will require us to seek additional or alternate financing, with little or no notice which would be difficult to obtain in these economic conditions and our anticipated financial condition in such circumstances. To address these potential financing needs, we may have to explore revised debt structure with our current lender, seek additional or new financing with another lender or lenders, sell additional assets to generate cash, sell equity to raise capital. Successfully executing these strategies is uncertain and there are many risks associated with attempting to execute each, in addition to the risks and uncertainties of the short and long term impact of executing on any of these strategies. Failure to meet our financing requirements, if and when needed, would have an adverse effect on our operations and/or ability to do business after that date or could restrict our growth, limit the development of new products, hinder our ability to fulfill existing or future orders or negatively affect our ability to secure new customers or product orders.

        If we are unsuccessful in securing the necessary financing to continue operations, when needed, then we may be forced to seek protection under the U.S. Bankruptcy Code or be forced into liquidation or substantially restructuring or altering our business operations and/or debt obligations.

Effects of Inflation

        The impact of inflation and changing prices has not been significant on the financial condition or results of operations of either our company or our operating subsidiaries.

Impacts of New Accounting Pronouncements

        FASB Accounting Standards Codification.™    On September 30, 2009, we adopted changes issued by the Financial Accounting Standards Board ("FASB") to the authoritative hierarchy of Generally Accepted Accounting Principles ("GAAP"). These changes establish the FASB Accounting Standards Codification™ ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our consolidated financial statements.

        Fair Value Measurements and Disclosure.    In January 2009, we adopted changes issued by the FASB to fair value accounting and reporting as it relates to non-financial assets and non-financial liabilities that are not recognized or disclosed at fair value in the financial statements on at least an annual basis. These changes define fair value, establish a framework for measuring fair value in GAAP and expend disclosures about fair value measurements. This guidance applies to other GAAP that require or permit fair value measurements and is to be applied prospectively with limited exceptions. The adoption of these changes, as it relates to non-financial assets and liabilities, had no impact on our financial statements.

        In August 2009, the FASB issued an update to the fair value measurement guidance to clarify how an entity should measure liabilities at fair value. The update reaffirms fair value is based on an orderly transaction between market participants, even though liabilities are infrequently transferred due to contractual or other legal restrictions. However, identical liabilities traded in the active market should be used when available. When quoted prices are not available, the quoted price of the identical liability traded as an asset, quoted prices for similar liabilities or similar liabilities traded as an asset, or another valuation approach should be used. This update also clarifies that restrictions preventing the transfer of a liability should not be considered as a separate input or adjustment in the measurement of fair value. The adoption of this update for fair value measurements of liabilities had no impact on our financial statements.

        Business Combinations.    On January 1, 2009, we adopted an update to existing accounting standards for business combinations. The update, which retains the underlying concepts of the original standard in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting, changes the method of applying the acquisition method. Acquisition costs are no longer considered part of the fair value of an acquisition and will generally be expensed as incurred, non-controlling interests are valued at fair value at the acquisition date, in-process research and development is recorded at fair value as an indefinite-lived intangible asset at the acquisition date, restructuring costs associated with a business combination are generally expensed subsequent to the acquisition date, and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

        In April 2009, the FASB issued a further update in relation to accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies, which amends the previous guidance to require contingent assets acquired and liabilities assumed in a business combination to be recognized at fair value on the acquisition date if fair value can be reasonably estimated during the measurement period. If fair value cannot be reasonably estimated during the measurement period, the contingent asset or liability would be recognized in accordance with standards and guidance on accounting for contingencies and reasonable estimation of the amount of a loss. Further, this update eliminated the specific subsequent accounting guidance for contingent assets and liabilities without significantly revising the original guidance. However, contingent consideration arrangements of an acquiree assumed by the acquirer in a business combination would still be initially and subsequently measured at fair value. These updates are applicable prospectively to business combinations for which the acquisition date is on or after January 1, 2009. The adoption of these provisions will have an impact on accounting for any business acquired after January 1, 2009.

        Derivatives and Hedging.    On January 1, 2009, we adopted changes issued by the FASB to disclosures about derivative instruments and hedging activities. These changes require enhanced disclosures about an entity's derivative and hedging activities, including (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedged items are accounted for, and (iii) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. Other than the required disclosures, the adoption of these changes had no impact on our consolidated financial statements.

        On January 1, 2009, we adopted an update issued by the FASB to the accounting for instruments (or embedded features) indexed to an entity's own stock. These changes clarify the determination of whether an instrument (or embedded feature) is indexed to an entity's own stock, which would qualify as a scope exception under previously issued guidance. The adoption of these changes resulted in the reclassification of certain of our outstanding warrants from stockholders' equity to liabilities, which requires the warrants to be fair valued at each reporting period, with the changes in fair value recognized in our consolidated statement of operations.

        Intangibles—Goodwill and Other.    On January 1, 2009, we adopted changes issued by the FASB to account for intangible assets. These changes amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset outside of a business combination and the period of expected cash flows used to measure the fair value of an intangible asset in a business combination. The adoption of these changes did not have an impact on our consolidated financial statements.

        Financial Instruments.    On June 30, 2009, we adopted an update to accounting standards for disclosures about the fair value of financial instruments, which requires publicly-traded companies to provide disclosures on the fair value of financial instruments in the interim financial statements. Other than the required disclosures, the adoption of this update had no impact on our consolidated financial statements.

        Subsequent Events.    On June 30, 2009, we adopted changes issued by the FASB to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued, otherwise known as "subsequent events." Specifically, these changes set forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements: (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financials statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of these changes did not have a material impact on our financial statements.

        Revenue Recognition.    In October 2009, the FASB issued an update to existing guidance on revenue recognition for arrangements with multiple deliverables. This update will allow companies to allocate consideration received for qualified separate deliverables using estimated selling prices for both delivered and undelivered items when vendor-specific objective evidence or third-party evidence is unavailable. Additional disclosures discussing the nature of multiple element arrangements, the types of deliverables under the arrangements, the general timing of their deliver, and significant factors and estimates used to determine estimated selling prices are required. We will adopt this update for new revenue arrangements entered into or materially modified beginning January 1, 2011. We are still evaluating the impact, if any, this update may have on our consolidated financial statements.

ANNEX D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2010
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 1-10346

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0226211 (I.R.S. Employer Identification No.)
611 Industrial Way Eatontown, New Jersey 07224 (Address of principal executive offices) (Zip code)
(732) 389-0355 (Registrant's telephone number, including area code)
Not applicable (Former name, former address and former fiscal year, if changed since last report)

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the registrant submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐    No ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (do not check if Smaller Reporting Company)	Smaller Reporting Company ☒

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        The number of shares outstanding of the Registrant's common stock, $0.0033 par value, as of May 12, 2010 was 10,213,214.

EMRISE CORPORATION

FORM 10-Q
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2010

PART I—FINANCIAL INFORMATION

ITEM 1.    FINANCIAL STATEMENTS

EMRISE CORPORATION

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,540	$3,994
Accounts receivable, net of allowances for doubtful accounts of $220 at March 31, 2010 and $262 at December 31, 2009	4,711	6,059
Inventories, net	7,312	8,030
Current deferred tax assets	150	158
Prepaid and other current assets	978	841
Current assets of discontinued and held for sale operations	5,599	6,369

Total current assets	21,290	25,451
Property, plant and equipment, net	882	987
Goodwill	3,484	2,878
Intangible assets other than goodwill, net	1,073	1,108
Deferred tax assets	1,623	1,818
Other assets	93	121
Noncurrent assets of discontinued and held for sale operations	17,034	17,914

Total assets	$45,479	$50,277

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,941	$2,734
Accrued expenses	4,170	5,232
Line of credit	3,655	5,156
Current portion of long-term debt, net of discount of $145 and $290	7,873	8,110
Notes payable to stockholders, current portion	300	348
Income taxes payable	390	604
Other current liabilities	357	370
Current liabilities of discontinued and held for sale operations	9,238	9,839

Total current liabilities	28,924	32,393
Long-term debt	62	92
Deferred income taxes	1,469	1,654
Other liabilities	1,516	688
Noncurrent liabilities of discontinued and held for sale operations	35	62

Total liabilities	32,006	34,889
Commitments and contingencies
Stockholders' equity:
Preferred stock,$0.01 par value. Authorized 10,000,000 shares, no shares issued and outstanding	—	—
Common stock,$0.0033 par value. Authorized 150,000,000 shares; 10,213,000 issued and outstanding at March 31, 2010 and December 31, 2009	126	126
Additional paid-in capital	43,516	43,480
Accumulated deficit	(27,538)	(26,586)
Accumulated other comprehensive loss	(2,631)	(1,632)

Total stockholders' equity	13,473	15,388

Total liabilities and stockholders' equity	$45,479	$50,277

The accompanying Notes are an integral part of these Condensed Consolidated Financial Statements

EMRISE CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
		(Restated)
Net Sales	$7,092	$8,521
Cost of Sales	5,141	5,544

Gross profit	1,951	2,977
Operating expenses:
Selling, general and administrative	2,534	3,017
Engineering and product development	522	369

Total operating expenses	3,056	3,386

Loss from operations	(1,105)	(409)
Other income (expense):
Interest income	15	46
Interest expense	(824)	(1,545)
Other, net	144	(42)

Total other expense, net	(665)	(1,541)

Loss before income taxes	(1,770)	(1,950)
Income tax (benefit) provision	(136)	150

Loss from continuing operations	(1,634)	(2,100)
Discontinued and held for sale operations:
Income from discontinued and held for sale operations including gain on sale in 2009	912	7,644
Tax provision on discontinued and held for sale operations	230	707

Net income on discontinued and held for sale operations	682	6,937

Net (loss) income	$(952)	$4,837

Earnings (loss) per share from continuing operations:
Basic	$(0.16)	$(0.21)

Diluted	$(0.16)	$(0.21)

Weighted average shares outstanding
Basic	10,213	10,204

Diluted	10,213	10,204

The accompanying Notes are an integral part of these Condensed Consolidated Financial Statements

EMRISE CORPORATION

Condensed Consolidated Statements of Stockholders' Equity

(Unaudited)

(in thousands)

	Common Stock				Accumulated Other Comprehensive Loss
			Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount				Total
Balance at December 31, 2009	10,213	$126	$43,480	$(26,586)	$(1,632)	$15,388
Stock-based compensation	—	—	36	—	—	36
Warrants issued for services	—	—	—	—	—	—
Net loss and comprehensive loss	—	—	—	(952)	(999)	(1,951)

Balance at March 31, 2010	10,213	$126	$43,516	$(27,538)	$(2,631)	$13,473

The accompanying Notes are an integral part of these Condensed Consolidated Financial Statements

EMRISE CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(952)	$4,837
Adjustments to arrive at net loss from continuing operations	(682)	(6,937)

Net loss from continuing operations	(1,634)	(2,100)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	119	133
Provision for doubtful accounts	10	13
Provision for inventory obsolescence	83	145
Provision for warranty reserve	17	7
Deferred taxes	18	14
Amortization of deferred issuance costs	158	405
Amortization of debt discount	145	386
Stock-based compensation expense	36	36
Change in fair value of common stock warrant	208	(130)
Changes in assets and liabilities:
Accounts receivable	1,345	1,474
Inventories	823	(170)
Prepaid and other assets	(262)	118
Accounts payable and accrued expenses	(493)	510

Operating cash flow provided by continuing operations	573	841
Operating cash flow provided by discontinued operations	(20)	372

Net cash provided by operating activities	553	1,213

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(28)	(4)

Investing cash flow used in continuing operations	(28)	(4)
Investing cash flow provided by discontinued operations including proceeds from sale of subsidiary operations, net of cash	850	10,050

Net cash provided by investing activities	822	10,046

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from lines of credit	10,622	14,269
Repayments of lines of credit	(12,123)	(14,285)
Repayments of long-term debt	(401)	(10,119)
Payments of notes to stockholders	(48)	(168)

Financing cash flow used in continuing operations	(1,950)	(10,303)
Financing cash flow used in discontinued operations	(39)	(81)

Net cash used in financing activities	(1,989)	(10,384)

Effect of exchange rate changes on cash	(892)	(545)

Net (decrease) increase in cash and cash equivalents	(1,506)	330
Cash and cash equivalents at beginning of period	4,046	3,137

Cash and cash equivalents at end of period	$2,540	$3,467

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of equipment through capital lease	$—	$22
Cumulative effect of change in accounting principle—reclassification of common stock warrants to liability upon adoption of EITF 07-5	$—	$473

The accompanying Notes are an integral part of these Condensed Consolidated Financial Statements

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

        EMRISE Corporation (the "Company") designs, manufactures and markets proprietary electronic devices and communications equipment for aerospace, defense, industrial, and communications applications. The Company has operations in the United States ("U.S."), England and France. The Company conducts its business through two operating segments: electronic devices and communications equipment. The subsidiaries within the electronic devices segment design, develop, manufacture and market electronic devices for defense, aerospace and industrial markets and operate out of facilities located in the U.S. and England. The subsidiaries within the communications equipment segment design, develop, manufacture and market network access equipment, including network timing and synchronization products and operate out of facilities located in the U.S. and France.

Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and therefore do not include all information and footnotes necessary for a complete presentation of the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the U.S. ("GAAP"). The year end balance sheet was derived from the audited financial statements at that date, but does not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited condensed consolidated financial statements do, however, reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary to state fairly the financial position as of March 31, 2010 and the results of operations and cash flows for the related interim periods ended March 31, 2010 and 2009. However, these results are not necessarily indicative of results for any other interim period or for the year. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2009 as filed with the Commission.

        In March of 2009, the Company sold substantially all the assets related to the Digitran division of the Company's wholly-owned subsidiary, EMRISE Electronics Corporation's ("EEC"), and all of the issued and outstanding equity interests of EEC's wholly-owned subsidiary, XCEL Japan, Ltd. (collectively the "Digitran Operations"). The accompanying financial statements include the Digitran Operations as a discontinued operation for all periods presented.

        In January of 2010, the Company entered into Amendment Number 8 to Loan Documents ("Amendment 8"). In connection with Amendment 8 and the associated Amendments Number 9 and 10, entered into in April and May, 2010, respectively, the Company is required to sell a significant portion of its assets in order to repay the debt obligations owed to Lender. The Company has identified certain assets it intends to market for sale. The assets identified represent a substantial portion of the Company's assets in primarily the electronic devices segment. The accompanying financial statements include the identified assets as discontinued operations and assets held for sale for all periods presented.

        On March 22, 2010, EMRISE completed the sale of substantially all the assets of EEC's subsidiary, RO Associates, to Massachusetts based Astrodyne Corporation. In this Quarterly Report on

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Form 10-Q, we refer to the businesses of RO Associates as the "RO Operations" or "RO," and we refer to the sale of the RO Associates' assets as the "RO Transaction." The accompanying financial statements include the RO Operations as a discontinued operation for all periods presented.

Comprehensive Income (Loss)

        Comprehensive income (loss) includes all changes in equity during a period except those that resulted from investments by or distributions to the Company's stockholders. Other comprehensive income refers to revenues, expenses, gains and losses that, under GAAP, are included in comprehensive income, but excluded from net loss as these amounts are recorded directly as an adjustment to stockholders' equity. The Company's other comprehensive income consists of foreign currency translation adjustments. The following table reflects the components of comprehensive income (loss) (in thousands):

	Three Months Ended March 31,
	2010	2009
		(Restated)
Net (loss) income	$(952)	$4,837
Other comprehensive loss:
Foreign currency translation adjustment	(999)	(418)

Comprehensive (loss) income	$(1,951)	$4,419

Revenue Recognition

        The Company derives revenues from sales of electronic devices and communications equipment products and services. The Company's sales are based upon written agreements or purchase orders that identify the type and quantity of the item and/or services being purchased and the purchase price. The Company recognizes revenues when shipment of products has occurred or services have been rendered, no significant obligations remain on the part of the Company, and collectability is reasonably assured based on the Company's credit and collections practices and policies.

        The Company recognizes revenues from its U.S. communications equipment business unit at the point of shipment of those products. An estimate of warranty cost is recorded at the time the revenue is recognized. Product returns are infrequent and require prior authorization because sales are final and the Company tests its products for quality prior to shipment to ensure products meet the specifications of the binding purchase orders under which those products are shipped. Normally, when a customer requests and receives authorization to return a product, the request is accompanied by a purchase order for a repair or for a replacement product.

        Revenue recognition for products and services provided by the Company's subsidiaries in England and its U.S. subsidiary, Advanced Control Components ("ACC"), depends upon the type of contract involved. Engineering/design services contracts generally entail design and production of a prototype over a term of up to several years, with revenue deferred until each milestone defined in the contract is reached. Production contracts provide for a specific quantity of products to be produced over a specific

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

period of time. Customers issue binding purchase orders or enter into binding agreements for the products to be produced. The Company recognizes revenues on these orders as the products are shipped. Returns are infrequent and permitted only with prior authorization because these products are custom made to order based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        The Company recognizes revenues for products sold by its subsidiary in France at the point of shipment. Customer discounts are included in the product price list provided to the customer. Returns are infrequent and permitted only with prior authorization because these products are shipped based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        Revenues from services such as repairs and modifications are recognized when the service is completed and invoiced. For repairs that involve shipment of a repaired product, the Company recognizes repair revenues when the product is shipped back to the customer. Service revenues contribute less than 5% of total revenue and, therefore, are considered to be immaterial to overall financial results.

Loss Per Share from Continuing Operations

        Basic loss per share from continuing operations is computed by dividing net loss from continuing operations by the weighted average common shares outstanding during a period. Diluted loss per share from continuing operations is based on the treasury stock method and includes the dilutive effect of stock options and warrants outstanding during the period. Common share equivalents have been excluded where their inclusion would be anti-dilutive. As a result of the losses from continuing operations incurred by the Company for the first quarter of 2010 and 2009, the potentially dilutive common shares have been excluded from the loss per share computation because their inclusion would have been anti-dilutive. The following table illustrates the computation of basic and diluted loss per share from continuing operations (in thousands, except per share amounts):

	Three Months Ended March 31,
	2010	2009
		(Restated)
NUMERATOR:
Net (loss) income	$(952)	$4,837
Net income from discontinued and held for sale operations	682	6,937

Net loss from continuing operations	$(1,634)	$(2,100)

DENOMINATOR:
Basic weighted average common shares outstanding	10,213	10,204
Effect of dilutive securities:
Dilutive stock options and warrants	—	—

Diluted weighted average common shares outstanding	10,213	10,204

Basic and diluted loss per share from continuing operations	$(0.16)	$(0.21)

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table shows the common stock equivalents that were outstanding as of March 31, 2010 and 2009, but were not included in the computation of diluted earnings per share because the options' or warrants' exercise price was greater than the average market price of the common shares and, therefore, the effect would have been anti-dilutive:

	Number of Shares	Range of Exercise Price Per Share
Anti-dilutive common stock options:
As of March 31, 2010	683,425	$1.31 - $7.50
As of March 31, 2009	584,000	$1.88 - $7.50
Anti-dilutive common stock warrants:
As of March 31, 2010	784,092	$4.13 - $4.31
As of March 31, 2009	1,804,000	$4.31 - $6.49

Recent Accounting Pronouncements

Adopted

        None.

Issued, but not adopted

        Revenue Recognition.    In October 2009, the FASB issued an update to existing guidance on revenue recognition for arrangements with multiple deliverables. This update will allow companies to allocate consideration received for qualified separate deliverables using estimated selling prices for both delivered and undelivered items when vendor-specific objective evidence or third-party evidence is unavailable. Additional disclosures discussing the nature of multiple element arrangements, the types of deliverables under the arrangements, the general timing of their delivery, and significant factors and estimates used to determine estimated selling prices are required. The Company will adopt this update for new revenue arrangements entered into or materially modified beginning January 1, 2011. The Company is still evaluating the impact, if any, of the adoption of this new revenue recognition guidance on its consolidated financial statements.

NOTE 2—GOING CONCERN

        The accompanying condensed consolidated financial statements have been prepared in conformity with GAAP, which contemplate the continuation of the Company as a going concern. The Company reported a net loss for the three months ended March 31, 2010 of $1.0 million. Included in net loss was a $0.5 million loss from discontinued operations related to the disposition of the Company's RO Operations (see Note 3). Absent this loss, the Company still would have incurred a $0.5 million net loss for the three months ended March 31, 2010. Primarily as a result of the reclassification of the majority of its debt from long to short term during 2009, the Company also reported negative working capital from continuing operations of $4.0 million at March 31, 2010 and negative working capital from continuing operations of $3.5 million at December 31, 2009. The Company's current business plan for the next 12 months requires additional funding beyond its anticipated cash flows from operations.

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2—GOING CONCERN (Continued)

These and other factors described in more detail below raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        The ability of the Company to continue as a going concern is dependent upon its ability to (i) achieve the milestones related to sale of a significant portion of its assets as required by the Credit Agreement between now and June 30, 2010, (ii) repay the credit facility in full on or prior to its maturity on June 30, 2010, (iii) obtain alternate financing to fund operations after the credit facility is paid in full and (iv) achieve profitable operations.

        The Company is working on an amendment to extend certain of the milestones to have been achieved the week of this filing with an indication from the lender such extension will be acceptable. The Company expects to sign a formal amendment this week, but there can be no guarantees that such amendment will be successfully or timely completed.

        If the Company's net losses continue, it may experience negative cash flow, which may prevent the Company from continuing operations. If the Company is not able to attain, sustain or increase profitability on a quarterly or annual basis, it may not be able to continue operations.

        Upon the occurrence and during the continuation of an event of default, the lender may also elect to increase the interest rate applicable to the outstanding balance of the Term Loans A and B by four percentage points above the per annum interest rate that would otherwise be applicable. Additionally, if the lender terminates the credit facility during a default period then the Company is subject to a penalty equal to 2% of the outstanding principal balance of the Revolver and the Term Loans.

        If the Company (i) defaults under the Credit Facility for any reason, including failing to successfully amend the Credit Agreement to extend sale related milestones or missing a milestone, (ii) is unable to timely sell assets at sufficient prices to repay its obligations in full, (iii) cannot borrow funds under the terms of the Revolver, for any reason, or (iv) fails to obtain alternate financing to replace its credit facility or a new revolving facility once the current credit facility is paid in full, then the Company does not believe that current and future capital resources, revenues generated from operations and other existing sources of liquidity will be adequate to meet its anticipated short term, working capital and capital expenditure needs for the next 12 months. Further, if any of these occur for any reason, or if the Company experiences a significant loss of revenue or increase in costs, then its cash flow would be negatively impacted resulting in a cash flow deficit. A cash flow deficit will require the Company to seek additional or alternate financing, with little or no notice which would be difficult to obtain in these economic conditions and the Company's anticipated financial condition in such circumstances. To address these potential financing needs the Company may have to explore a revised debt structure with its current lender; additional or new financing with another lender or lenders; expedite the sale of assets to generate cash; or expedite the sale of equity to raise capital. Successfully executing these strategies is uncertain and there are many risks associated with attempting to execute each, in addition to the risks and uncertainties of the short and long term impact of executing on any of these strategies. Failure to meet the Company's financing requirements, if and when needed, would have an adverse effect on the Company's operations and/or ability to do business after that date or could restrict its growth, limit the development of new products, hinder its ability to fulfill existing or future orders or negatively affect its ability to secure new customers or product orders.

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2—GOING CONCERN (Continued)

        If the Company is unsuccessful in securing the necessary financing to continue operations, when needed, then it may be forced to seek protection under the U.S. Bankruptcy Code or be forced into liquidation or substantially restructuring or altering its business operations and/or debt obligations.

NOTE 3—DISCONTINUED OPERATIONS

RO Associates

        On March 22, 2010, EEC, a wholly-owned subsidiary of the Company, entered into and consummated the closing under an asset purchase agreement by and among Astrodyne Corporation ("Astrodyne"), RO, and EEC dated March 22, 2010 (the "Purchase Agreement") pursuant to which Astrodyne purchased substantially all of the assets, properties, and business as a going concern of RO. The assets of RO that were sold and transferred to Astrodyne include, but are not limited to, the following: (i) machinery and equipment; (ii) raw materials, work-in-process, and finished goods relating to RO; (iii) tangible personal property, such as office furniture and equipment; (iv) advance payments, rental deposits, and other similar assets; (v) rights to payments from customers; (vi) books and records; (vii) rights under certain contracts; (viii) intangible rights and property, such as goodwill and rights in and to the name "RO Associates," product names, trade names, trademarks, fictitious names and service marks; (ix) information and data; (x) unfilled purchase and sale orders; (xi) governmental authorizations relating to RO's business and pending applications in connection with such authorizations; (xii) RO's rights to its business of manufacturing and selling standard, high-density AC to DC, and DC to DC converters (the "Business"); and (xiii) all claims, causes of action, and judgments relating to the Business. Such sale and transfer was deemed to be a disposition of an insignificant amount of assets by the Company and EEC. RO retained certain rights, as fully described in the Purchase Agreement, including certain records, rights to benefits plans and insurance policies and proceeds, and certain assets.

        As part of the transactions contemplated by the Purchase Agreement, Astrodyne assumed certain specified liabilities of RO pursuant to an Assignment and Assumption Agreement by and between Astrodyne and RO (the "Assignment and Assumption Agreement"). Pursuant to the Purchase Agreement, EEC also agreed to guarantee the full, complete, and timely compliance with and performance of all agreements, covenants and obligations of RO in connection with the RO Transaction.

        Astrodyne paid RO an aggregate purchase price for the RO Transaction of $1,000,000, plus the assumption of certain assumed liabilities pursuant to the Assignment and Assumption Agreement, subject to a purchase price adjustment. As additional consideration for Astrodyne's entry into the Purchase Agreement and consummation of the contemplated transactions under such agreement, EEC and RO agreed that, for a certain period immediately following the closing date, they would not compete with the Business, perform services for any person in competition with the Business or solicit certain specified customers of the Business, or hire any employees of Astrodyne or its affiliates.

        In connection with the Company's divestiture of RO, which comprised a portion of the Company's electronic devices segment, the Company incurred approximately $0.4 million in charges relating to legal, accounting and investment banking fees. The Company does not expect to incur any additional costs associated with this transaction. The Company incurred a loss on the sale of the RO assets of approximately $0.5 million.

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3—DISCONTINUED OPERATIONS (Continued)

        The Company has classified RO, which is a component of its electronic devices segment, as discontinued operations in the accompanying consolidated financial statements for all periods presented.

        The following table summarizes the results from discontinued operations for the three months ended March 31, 2010 and 2009 (in thousands):

	2010	2009
		(Restated)
Net Sales	$442	$643

Income (loss) from operations	$211	$(535)
Other income (expense)	—	(1)
Loss on sale of RO Operations	(450)	—

Net loss	$(239)	$(536)

Loss per share:
Basic	$(0.02)	$(0.05)

Diluted	$(0.02)	$(0.05)

Weighted average shares outstanding
Basic	10,213	10,204

Diluted	10,213	10,204

        The following table reflects the major classes of assets and liabilities of the RO Operations at the balance sheet date for the periods presented (in thousands):

	March 31, 2010	December 31, 2009
Cash and cash equivalents	$—	$(24)
Accounts receivable, net	—	431
Inventory, net	—	1,059
Prepaids and other current assets	—	31

Total current assets	$—	$1,497

Total current liabilities	$—	$745

Assets Held for Sale

        In connection with Amendment 8 and the associated Amendments Number 9 and 10, entered into in April, 2010 and May, 2010, respectively, as discussed above, the Company is required to sell a significant portion of its assets in order to repay the debt obligations owed to Lender. The Company has identified multiple assets it intends to market for sale. The assets identified as held for sale represent a substantial portion of the Company's assets in primarily the electronic devices segment. These assets contributed approximately $20 million of net sales or 37% of the Company's net sales and

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3—DISCONTINUED OPERATIONS (Continued)

operating income of approximately $3 million of the Company's total operating income from continuing operations of $1.4 million for 2009.

        The Company has classified these identified assets, which are a component of its electronic devices segment, as discontinued and held for sale operations in the accompanying condensed consolidated financial statements for all periods presented.

        The following table summarizes the results from the identified assets held for sale for the three months ended March 31, 2010 and 2009 (in thousands):

	2010	2009
		(restated)
Net Sales	$5,210	$5,049

Income from operations	$1,259	$832
Other expense	(108)	(10)
Provision for income taxes	230	44

Net income	$921	$778

Earnings per share:
Basic	$0.09	$0.08

Diluted	$0.09	$0.08

Weighted average shares outstanding
Basic	10,213	10,204

Diluted	10,213	10,204

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3—DISCONTINUED OPERATIONS (Continued)

        The following table reflects the major classes of assets and liabilities, by segment, classified as held for sale for the periods presented (in thousands):

	Electronic Devices Segment
	March 31, 2010	December 31, 2009
Cash and cash equivalents	$8	$52
Accounts receivable, net	2,961	2,189
Inventory, net	2,501	2,495
Prepaids and other current assets	129	136

Total current assets	5,599	4,872
Property, plant and equipment, net	1,256	1,326
Goodwill	12,020	12,755
Intangible assets other than goodwill, net	3,698	3,773
Other	60	60

Total assets	$22,633	$22,786

Total current liabilities	$9,238	$9,094

Total long-term liabilities	$35	$62

NOTE 4—STOCK-BASED COMPENSATION

        The Company has five stock option plans:

  •
  Employee Stock and Stock Option Plan, effective July 1, 1994;

  •
  1993 Stock Option Plan;

  •
  1997 Stock Incentive Plan;

  •
  Amended and Restated 2000 Stock Option Plan; and

  •
  2007 Stock Incentive Plan.

        The board of directors does not intend to issue any additional options under the Employee Stock and Stock Option Plan, 1993 Stock Option Plan, 1997 Stock Incentive Plan or Amended and Restated 2000 Stock Option Plan.

        Total stock-based compensation expense included in wages, salaries and related costs was $36,000 and $34,000 for the three months ended March 31, 2010 and 2009, respectively. These compensation expenses were charged to selling, general and administrative expenses. As of March 31, 2010, the Company had $198,000 of total unrecognized compensation expense related to stock option grants, which will be recognized over the remaining weighted average period of two years.

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 5—INVENTORIES

        Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value) and consisted of the following (in thousands):

	March 31, 2009	December 31, 2009
Raw materials	$6,230	$6,690
Work-in-process	1,820	2,121
Finished goods	3,201	3,273
Reserves	(3,939)	(4,054)

Total inventories	$7,312	$8,030

NOTE 6—OPERATING SEGMENTS

        The Company has two reportable operating segments: electronic devices and communications equipment. The electronic devices segment manufactures and markets electronic power supplies, RF and microwave devices and subsystem assemblies. The electronic devices segment consists of the Company's three electronic device subsidiaries, one located in the U.S. and two located in England, all of which offer the same or similar products to the same or similar customers. The communications equipment segment designs, manufactures and distributes network access products and timing and synchronization products. The communications equipment segment consists of operating entities CXR Larus Corporation located in the U.S. and CXR Anderson Jacobson located in France, both of which offer the same or similar products to similar customers. Both segments operate primarily in the U.S. and European markets, but they have distinctly different customers, design and manufacturing processes and marketing strategies. Each segment has discrete financial information and a separate management structure.

        The Company evaluates performance based upon contribution margin of the segments and also upon profit or loss from operations before income taxes exclusive of nonrecurring gains and losses. The Company accounts for intersegment sales at pre-determined prices negotiated between the individual segments.

        During the first quarter of 2010, the Company sold its RO Operations (see Note 3), which were part of its electronic devices segment. This transaction resulted in differences in the basis of segmentation from the amounts disclosed in the Company's unaudited condensed consolidated financial statements included in its quarterly report on Form 10-Q for the three months ended March 31, 2009. The RO Operations were included as discontinued and held for sale operations at December 31, 2009. Additionally, at March 31, 2010, the Company had classified certain additional assets within its electronic devices segment as assets held for sale in the accompanying consolidated financial statements. In this report, the RO Operations and the certain identified assets held for sale are reported as discontinued and held for sale operations and are excluded from the electronics devices segment. Therefore, prior period amounts have been adjusted to conform to this presentation.

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 6—OPERATING SEGMENTS (Continued)

        Selected financial data for each of the Company's operating segments reconciled to the consolidated totals is shown below (in thousands):

	Three Months Ended March 31,
	2010	2009
		(restated)
Net sales
Electronic devices	$4,437	$5,903
Communications equipment	2,655	2,618

Net sales from continuing operations	7,092	8,521
Discontinued and held for sale operations	5,652	5,692

Total net sales	$12,744	$14,213

Operating income (loss)
Electronic devices	$476	$1,265
Communications equipment	(478)	(452)
Corporate and other	(1,103)	(1,222)

Operating loss from continuing operations	(1,105)	(409)
Discontinued and held for sale operations	1,470	297

	$365	$(112)

	March 31, 2010	December 31, 2009
Total assets
Electronic devices	$12,045	$13,783
Communications equipment	7,446	8,439
Corporate and other	3,355	3,772

Total assets from continuing operations	22,846	25,994
Discontinued and held for sale operations	22,633	24,283

Total assets	$45,479	$50,277

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 7—GOODWILL

        The following table reflects changes in our goodwill balances, by segment, for the three months ended March 31, 2010 (in thousands):

	Electronic Devices	Communications Equipment	Total
Balance at December 31, 2009	$2,878	$—	$2,878
Allocation of goodwill to continuing operations	655	—	655
Foreign currency translation	(49)	—	(49)

Balance at March 31, 2009	$3,484	$—	$3,484

NOTE 8—INCOME TAXES

        The effective tax rate for the three month period ended March 31, 2010 was different than the 34% U.S. statutory rate primarily because the Company's foreign entities generate a tax obligation and related tax expense as a result of their net income, which cannot be offset by U.S. tax loss carryforwards.

        The Company's business is subject to regulation under a wide variety of U.S. federal, state and foreign tax laws, regulations and policies. The majority of the Company's foreign subsidiaries have earnings and profits that are reinvested indefinitely. However, under the credit facility described in Notes 9 and 10, the foreign subsidiaries have issued guarantees on the credit facility and, as a result, under IRC §956, have been deemed to have distributed these earnings to fund U.S. operations. This has resulted in U.S. federal taxable income and an increase in U.S. tax liability, which has been reduced through utilization of available net operating loss carryforwards and foreign tax credits.

        The Company adopted FASB guidance for accounting for uncertainty in income taxes on January 1, 2007. The implementation of this guidance did not result in a material adjustment to the Company's liability for unrecognized income tax benefits. At the time of adoption and as of December 31, 2009, the Company had recorded no net unrecognized tax benefits. The Company currently has no open matters with tax authorities nor is it engaged in an examination by any tax authority. The Company recognizes interest and penalties related to uncertain tax positions in interest expense and selling, general and administrative expense, respectively, in the condensed consolidated statements of operations and comprehensive income. No interest or penalties were recognized during the first quarter of 2010. As of March 31, 2010, the Company had nothing accrued for interest and penalties.

        The Company files income tax returns in the United States federal jurisdiction, the United Kingdom and France, and in the state jurisdictions of California, Texas, Pennsylvania and New Jersey. The Company is no longer subject to United States federal and state tax examinations for years before 2006 and 2005, respectively, and is no longer subject to tax examinations for the United Kingdom and Japan for years prior to 2008, and for France for years prior to 2006.

NOTE 9—LINE OF CREDIT

        The Company and certain of its subsidiaries, including EEC and CXR Larus Corporation, CCI, ACC and EMRISE Power Systems, Incorporated (collectively, the "Borrowers"), are parties to a Credit

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 9—LINE OF CREDIT (Continued)

Agreement (as amended from time to time, the "Credit Agreement") with GVEC Resource IV Inc. (the "Lender") providing for a credit facility which includes term loans and a revolving credit facility and is secured by accounts receivable, other rights to payment and general intangibles, inventories and equipment. The credit facility includes a revolving credit facility for up to $7,000,000 that expires on June 30, 2010 (the "Revolver").

        The Revolver is formula-based and generally provides that the outstanding borrowings under the line of credit may not exceed an aggregate of 85% of eligible accounts receivable, plus 10% of the value of eligible raw materials not to exceed $600,000, plus 50% of the value of eligible finished goods inventory not to exceed $1,500,000, minus the aggregate amount of reserves that may be established by the Lender.

        Interest on the Revolver is payable monthly. The interest rate is variable and is adjusted monthly based on the prime rate as published in the "Money Rates" column of The Wall Street Journal (the "Base Rate") plus 1.25%, subject to a minimum rate of 9.5% per annum. The interest rate in effect as of December 31, 2009 was the minimum rate of 9.5%. The Revolver is subject to the Borrowers not incurring capital expenditures in excess of $1,800,000 for the fiscal year ending December 31, 2010. Additionally, the Revolver is subject to the Borrowers not incurring unfinanced capital expenditures in excess of $62,500 in any fiscal quarter and the Borrowers not incurring purchase money commitments in excess of $2 million over the life of the facility. However, if the Borrowers incur unfinanced capital expenditures of less than $62,500 in any fiscal quarter, the difference between the amount incurred in a certain fiscal quarter and $62,500 maybe incurred in the two fiscal quarters immediately following such fiscal quarter. The Company was in compliance with these covenants at March 31, 2010.

        As of March 31, 2010, the Company had outstanding borrowings of $3.7 million under the Revolver with remaining availability under the formula-based calculation of $3.3 million.

        In connection with entering into the Credit Agreement, the Borrowers issued a Revolver Loan Note dated November 30, 2007 (the "Revolver Note") to the Lender in the principal amount of $7,000,000. The Revolver Note is governed by the terms of the Credit Agreement.

        See related Note 2 "Going Concern" and Note 10 "Debt" regarding additional terms and conditions associated with the overall credit facility and risks associated with this credit facility.

NOTE 10—DEBT

        The credit facility, as described in Note 9, consists of (i) the Revolver (see Note 10—"Lines of Credit"), (ii) a term loan in the original principal amount of $6 million, of which $5.4 million was outstanding as of March 31, 2010 and is due June 30, 2010 ("Term Loan A"), (iii) a term loan in the original principal amount of $10 million, of which $2.5 million was outstanding as of December 31, 2009 and is due on June 30, 2010 ("Term Loan B"), and (iv) Term Loan C, which originally provided for a principal amount of $3 million and has since been retired. Term Loan A was fully funded on November 30, 2007 while Term Loans B and C were fully funded on August 20, 2008 in connection with the acquisition of ACC. $6.8 million of Term Loan B and all of Term Loan C was repaid in March 2009, in connection with the sale of the Company's Digitran Operations. Term Loan A and Term Loan B require an aggregate scheduled principal payment of $75,000 bi-weekly beginning on February 1, 2010

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 10—DEBT (Continued)

through the maturity date of June 30, 2010. The facility also requires monthly interest payments and a final balloon payment of $7.4 million upon maturity on June 30, 2010.

        The Term Loans A and B bear interest at the Base Rate plus 4.25%, subject to a minimum rate of 12.5% per annum, and required interest only payments in the first year, scheduled principal plus interest payments in years two and three, and a final balloon payment at June 30, 2010. Interest on the Term Loans is payable monthly.

        As part of the consideration for entering into the Credit Agreement, the Company issued warrants to purchase 788,000 shares of the Company's common stock with a fair value of $1.5 million, which is accounted for as a discount to the Credit Facility and is amortized over the term of the Credit Agreement. See Note 11.

        Upon the sale or disposition by the Borrowers or any of their subsidiaries of property or assets, the Borrowers may be obligated to prepay the Revolver and the term loans with the net cash proceeds received in connection with such sales or dispositions to the extent that the aggregate amount of net cash proceeds received, and not paid to the Lender as a prepayment, for all such sales or dispositions exceed $150,000 in any fiscal year. However, in order to repay its obligations, the Borrowers agreed to sell a significant portion of its assets in 2010. As discussed further in Note 3, these assets contributed approximately $20 million of net sales or 37% of the Company's net sales and operating income of approximately $3 million of the Company's total operating income from continuing operations of $1.4 million for 2009. The Company will retain a percentage of the proceeds of some of such sales for working capital and pursuant to the agreement, will use the remaining proceeds to pay down the obligations owed to the Lender.

        If the Lender terminates the credit facility during a default period, then the Company is subject to a penalty equal to 2% of the outstanding principal balance of the Revolver and the Term Loans. The Revolver is subject to an unused line fee of 0.5% per annum, payable monthly, on any unused portion of the revolving credit facility.

        In the event of a default and continuation of a default, the Lender may accelerate the payment of the principal balance requiring the Company to pay the entire indebtedness outstanding on that date. Upon the occurrence and during the continuation of an event of default, the Lender may also elect to increase the interest rate applicable to the outstanding balance by four percentage points above the per annum interest rate that would otherwise be applicable.

        Pursuant to a January 2010 amendment to the Credit Facility, the Borrowers have agreed with the Lender that it has the right to appoint an outside observer to review the Borrower's books and records and business operations, with certain limitations designed to minimize disruption to the business operations of the Borrowers. In addition, pursuant to that amendment, certain fees (including a $200,000 advisory fee arising in connection with that amendment, which is recorded in accrued expenses in the accompanying consolidated balance sheet) and certain expenses owed by the Borrowers have been deferred until the Maturity Date. In connection with a recent amendment, and the associated Amendments Number 9 and 10, entered into in April, 2010 and May, 2010, respectively, the Borrowers agreed to sell a significant portion of its assets by June 30, 2010 and committed to certain milestone events associated with the sales process. Failure to achieve these milestones and/or failure to sell the required assets by the agreed upon dates, can result in a default under the Credit Agreement.

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 10—DEBT (Continued)

The Borrowers are also obligated to provide financial information and status reports to the Lender on a regular basis.

        The Company is working on an amendment to extend certain of the milestones to have been achieved the week of this filing with an indication from the lender such extension will be acceptable. The Company expects to sign a formal amendment this week, but there can be no guarantees that such amendment will be successfully or timely completed.

        See Note 2 and Note 9 regarding additional terms and conditions associated with the Company's credit facility and risks associated with this credit facility.

NOTE 11—WARRANTS

        In connection with entering into the credit facility (discussed in Note 11), the Company issued a seven year warrant to Private Equity Management Group, Inc. ("PEM Group"), an affiliate of the Lender, to purchase up to 775,758 shares of the Company's common stock on a cash or cashless basis at an original exercise price of $4.13 per share, (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008). The estimated fair value of the warrants was $1.5 million, which was calculated using the Black-Scholes pricing model. The warrants were originally accounted for as debt discount and the adjustment resulting from the repricing of the warrants increased the debt discount, which is being amortized over the remaining life of the credit facility. The warrants were previously recorded in stockholder's equity.

        In February 2009, the warrants were amended and reissued in conjunction with an amendment to the credit facility. Pursuant to the Second Amendment to Loan Documents, the original warrant was divided into two warrants (each, a "Second Amended and Restated Warrant" and collectively, the "Second Amended and Restated Warrants"). Each Second Amended and Restated Warrant covers 387,879 shares of the Company's common stock (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008). One of the Second Amended and Restated Warrants provides for an exercise price of $1.99 per share (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008). The other Second Amended and Restated Warrant provides for an exercise price of $1.80 per share (which amount reflects the Company's 1-for-3.75 reverse split of its common stock effective November 18, 2008 and a reduction from a post-split exercise price of $3.06 per share).

        The exercise price and/or number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to less than the then current exercise price, subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon issuance of certain assets or securities to holders of the Company's common stock, as applicable. On January 1, 2009, the Company adopted FASB updates which affected how instruments indexed to an entity's own stock are accounted for. The adoption of the revised FASB guidance resulted in the reclassification of the PEM Group warrants from stockholders' equity to liabilities, and now requires that the warrants to be fair valued pursuant to "mark to market" provisions at each reporting period, with the changes in fair value recognized in the Company's consolidated statement of operations.

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 11—WARRANTS (Continued)

        At March 31, 2010 and December 31, 2009, the Company had warrants subject to "mark to market" provisions outstanding to purchase 775,758 shares of common stock. The Company computed the fair value of the warrants using a Black-Scholes valuation model. The fair value of these warrants on the date of adoption of March 31, 2010 and on December 31, 2009 was determined using the following assumptions:

	March 31, 2010	December 31, 2009
Dividend yield	None	None
Expected volatility	78%	71%
Risk-free interest rate	1.02%	1.14%
Expected term	7 years	7 years
Stock price	$1.05	$0.76

        As of and for the quarter ended March 31, 2010, the change in fair value of the warrants resulted in a $208,000 adjustment to other income (expense) in the condensed consolidated statement of operations and a corresponding increase to the warrant liability.

NOTE 12—FAIR VALUE MEASUREMENTS

        FASB guidance for fair value measurements defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants and also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between three levels of inputs that may be utilized when measuring fair value as follows:

          Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

          Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

          Level 3—Inputs that are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

        As of January 1, 2009 the Company was required to apply updated FASB guidance to the derivative that is within the warrant that was issued as consideration for the Company's credit facility, which is discussed in Note 10 and included as a discount on the Company's long-term debt. The

EMRISE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 12—FAIR VALUE MEASUREMENTS (Continued)

derivative was valued using the Black-Scholes model. The key inputs in the model at March 31, 2010 are as follows:

March 31, 2010
Dividend yield	None
Expected volatility	78%
Risk-free interest rate	1.02%
Expected term	7 years
Stock price	$1.05

        The derivative is measured at fair value on a recurring basis using significant observable inputs (Level 2). The amount of total gain in earnings for the period is as follows:

Warrant Liability
Beginning balance at December 31, 2009	$292
Total loss realized in earnings	208

Ending balance at March 31, 2010	$500

NOTE 13—SUBSEQUENT EVENTS

Amendment to Credit Facility

        The Borrowers and the Lender entered into Amendment Number 10 to Loan Documents ("Amendment 10"), which amends the Credit Agreement as of May 3, 2010. Among other things, Amendment 10 modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers.

ITEM 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Cautionary Statement

        The following discussion should be read in conjunction with our unaudited condensed consolidated financial statements and the related notes thereto contained in Part I, Item 1 of this Quarterly Report on Form 10-Q. The information contained in this report is not a complete description of our business or the risks associated with an investment in our common stock. We urge you to carefully review and consider the various disclosures made by us in this Quarterly Report on Form 10-Q and in our other reports filed with the U.S. Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports on Forms 10-Q and 8-K, which discuss our business in greater detail. This report and the following discussion contain forward-looking statements, which generally include the plans, objectives and expectations of management for future operations, including plans, objectives and expectations relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business and growth strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

  •
  our ability to continue to borrow funds under the revolver terms of our credit facility (see "—Liquidity and Capital Resources");

  •
  our ability to sell assets and achieve the milestones for such transactions, as required by our Lender under the terms of the credit facility;

  •
  the ongoing revenues and profitability of the Company will be substantially reduced as a result of our sale of a significant portion of the Company's assets in order to satisfy our debt obligations. This could have a material adverse effect on the Company's operations, financial condition and ability to continue operations;

  •
  our ability to find and secure alternate financing to our current credit facility on or before June 30, 2010, including a replacement revolver facility in the event the obligations under the current facility are paid in full;

  •
  exposure to and impacts of various international risks including legal, business, political and economic risks associated with our international operations, also including the impact of foreign currency translation (see "—Foreign Currency Translation");

  •
  the projected growth or contraction in the electronic devices and communications equipment markets in which we operate;

  •
  our strategies for expanding, maintaining or contracting our presence in these markets;

  •
  anticipated and unanticipated trends in our financial condition and results of operations;

  •
  our ability to meet our working capital and other financing needs;

  •
  our ability to distinguish ourselves from our current and future competitors;

  •
  our ability to secure long term purchase orders;

  •
  our ability to deliver against existing or future backlog;

  •
  technical or quality issues experienced by us, our suppliers and/or our customers;

  •
  failure to comply with existing or future government or industry standards and regulations;

  •
  our ability to successfully locate, acquire and integrate any possible future acquisitions;

  •
  our ability to successfully support the working capital needs of our company;

  •
  the impact of current and/or future economic conditions, including but not limited to the overall condition of the stock market, the overall credit market, the global recession, political, economic and/or other constraints which are or may negatively impact the industries in which we participate and/or the ability for us to market the products which we sell; and

  •
  our ability to successfully compete against competitors that in many cases are larger than we, have access to significantly more working capital than we and have significant resources in comparison to us.

        We do not undertake to update, revise or correct any forward-looking statements.

        Any of the factors described above or in the "Risk Factors" sections contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and in this report could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Business Description

        We design, manufacture and market proprietary electronic devices and communications equipment for aerospace, defense, industrial, and communications applications. We have operations in the U.S., England, and France. We organize our business in two operating segments: electronic devices and communications equipment. In the first quarter of 2010, our electronic devices segment contributed approximately 63% of overall net sales while the communications segment contributed approximately 37% of overall net sales. Our subsidiaries within our electronic devices segment design, develop, manufacture and market power supplies, radio frequency, or RF, and microwave devices for defense, aerospace and industrial markets. Our subsidiaries within our communications equipment segment design, develop, manufacture and market network access equipment, including network timing and synchronization products, for communications applications in defense, public and private networks and industrial markets.

        Within our electronic devices segment, we produce a range of power systems and RF and microwave devices. This segment is primarily "project" driven with the majority of revenues being derived from custom products with long life cycles and high barriers to entry. The majority of manufacturing and testing is performed in-house or through sub-contract manufacturers. Our electronic devices are used in a wide range of military airborne, seaborne and land-based systems, and in-flight entertainment systems, including the latest next generation in-flight entertainment and communications, or IFE&C, systems—such as applications for mobile phone, e-mail and internet communications and real time, on-board satellite and broadcast TV—which are being installed in new commercial aircraft as well as being retrofitted into existing commercial aircraft.

        Within our communications equipment segment, we produce a range of network access equipment, including network timing and synchronization products, for public and private communications networks. This segment is "end user product" based with a traditional cycle of internally funded development and marketing prior to selling via direct and indirect sales channels. Manufacturing is primarily outsourced. Our communications equipment is used in a broad range of network applications primarily for private communications networks, public communications carriers, and also for utility companies and military applications, including homeland security.

Critical Accounting Policies

        Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

        We derive revenues from sales of electronic devices and communications equipment products and services. Our sales are based upon written agreements or purchase orders that identify the type and quantity of the item and/or services being purchased and the purchase price. We recognize revenues when shipment of products has occurred or services have been rendered, no significant obligations remain on our part, and collectability is reasonably assured based on our credit and collections practices and policies.

        We recognize revenues from domestic sales of our electronic devices and communications equipment at the point of shipment of those products. An estimate of warranty cost is recorded at the time the revenue is recognized. Product returns are infrequent and require prior authorization because our sales are final and we quality test our products prior to shipment to ensure the products meet the specifications of the binding purchase orders under which those products are shipped. Normally, when a customer requests and receives authorization to return a product, the request is accompanied by a purchase order for a repair or for a replacement product.

        Revenue recognition for products and services provided by ACC and our subsidiaries in England depends upon the type of contract involved. Engineering/design services contracts generally entail design and production of a prototype over a term of up to several years, with revenue deferred until each milestone defined in the contract is reached. Production contracts provide for a specific quantity of products to be produced over a specific period of time. Customers issue binding purchase orders or enter into binding agreements for the products to be produced. We recognize revenues on these orders as the products are shipped. Returns are infrequent and permitted only with prior authorization because these products are custom made to order based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        We recognize revenues for products sold by our subsidiary in France at the point of shipment. Customer discounts are included in the product price list provided to the customer. Returns are infrequent and permitted only with prior authorization because these products are shipped based on binding purchase orders and are quality tested prior to shipment. An estimate of warranty cost is recorded at the time revenue is recognized.

        Revenues from services such as repairs and modifications are recognized when the service is completed and invoiced. For repairs that involve shipment of a repaired product, we recognize repair revenues when the product is shipped back to the customer. Service revenues contribute less than 5% of total revenue and, therefore, are considered to be immaterial to overall financial results.

Product Warranty Liabilities

        Generally, our products carry a standard one-year, limited parts and labor warranty. In certain circumstances, we provide a two-year limited parts and labor warranty. We offer extended warranties beyond two years for an additional cost to our customers. Products returned under warranty typically are tested and repaired or replaced at our option. Historically, we have not experienced significant warranty costs or returns.

        We record a liability for estimated costs that we expect to incur under our basic limited warranties when product revenue is recognized. Factors affecting our warranty liability include the number of units sold, the types of products involved, historical and anticipated rates of claim and historical and anticipated costs per claim. We periodically assess the adequacy of our warranty liability accrual based on changes in these factors.

Inventory Valuation

        Our electronic devices segment finished goods inventories generally are built to order. Our communications equipment inventories generally are built to forecast, which requires us to produce a larger amount of finished goods in our communications equipment business so that our customers can be served promptly. Our products consist of numerous electronic and other materials, which necessitate that we exercise detailed inventory management. We value our inventory at the lower of the actual cost to purchase or manufacture the inventory (first-in, first-out) or the current estimated market value of the inventory (net realizable value). We perform cycle counts of inventories using an ABC inventory methodology, which groups inventory items into prioritized cycle counting categories, or we conduct physical inventories at least once a year. We regularly review inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and production requirements for the next 12 to 24 months. Additionally, to determine inventory write-down provisions, we review product line inventory levels and individual items as necessary and periodically review assumptions about forecasted demand and market conditions. Any inventory that we determine to be obsolete, either in connection with the physical count or at other times of observation, are reserved for and subsequently written-off.

        The electronic devices and communications equipment industries are characterized by rapid technological change, frequent new product development, and rapid product obsolescence that could result in an increase in the amount of obsolete inventory quantities on hand. Also, our estimates of future product demand may prove to be inaccurate, in which case we may have understated or overstated the provision required for excess and obsolete inventory. Although we make every effort to ensure the accuracy of our forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of our inventory and our reported operating results.

Foreign Currency Translation

        We have foreign subsidiaries that together accounted for approximately 81.8% and 87.1% of our net revenues from continuing operations, 33.1% and 34.7% of our assets and 19.7% and 27.5% of our total liabilities as of and for the three months ended March 31, 2010 and 2009, respectively. In preparing our consolidated financial statements, we are required to translate the financial statements of our foreign subsidiaries from the functional currencies in which they keep their accounting records into U.S. dollars. This process results in exchange gains and losses which, under relevant accounting guidance, are included either within our statement of operations under the caption "other income (expense)" or as a separate part of our net equity under the caption "accumulated other comprehensive income (loss)."

        Under relevant accounting guidance, the treatment of these translation gains or losses depends upon management's determination of the functional currency of each subsidiary. This determination involves consideration of relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency. However, management must also consider any dependency of the subsidiary upon the parent and the nature of the subsidiary's operations.

        If management deems any subsidiary's functional currency to be its local currency, then any gain or loss associated with the translation of that subsidiary's financial statements is included as a separate component of stockholders' equity in accumulated other comprehensive income (loss). However, if management deems the functional currency to be U.S. dollars, then any gain or loss associated with the translation of these financial statements would be included in other income (expense) within our statement of operations.

        If we dispose of any of our subsidiaries, any cumulative translation gains or losses would be realized into our statement of operations. If we determine that there has been a change in the functional currency of a subsidiary to U.S. dollars, then any translation gains or losses arising after the date of the change would be included within our statement of operations.

        Based on our assessment of the factors discussed above, we consider the functional currency of each of our international subsidiaries to be each subsidiary's local currency. Accordingly, we had cumulative translation losses of $2.6 million and $1.6 million that were included as part of accumulated other comprehensive loss within our balance sheets at March 31, 2010 and December 31, 2009, respectively. During the three months ended March 31, 2010 and 2009, we included translation losses of $1.0 million and $0.4 million, respectively, under accumulated other comprehensive loss.

        The magnitude of these gains or losses depends upon movements in the exchange rates of the foreign currencies in which we transact business as compared to the value of the U.S. dollar. During the first quarter of 2010 and 2009, these currencies primarily included the euro and the British pound sterling and, to a lesser extent, the Japanese yen in the period ended March 31, 2009. Any future translation gains or losses could be significantly higher or lower than those we recorded for these periods.

        A 2.5 million British pound sterling loan payable from one of our subsidiaries in England to EMRISE was outstanding as of March 31, 2010 ($3.8 million based on the exchange rate at March 31, 2010). Exchange rate losses and gains on the long-term portion of this loan are recorded in cumulative translation gains or losses in the equity section of the balance sheet.

Intangibles, Including Goodwill

        We periodically evaluate our intangibles, including goodwill, for potential impairment. Our judgments regarding the existence of impairment are based on many factors including market conditions and operational performance of our acquired businesses.

        In assessing potential impairment of goodwill, we consider these factors as well as forecasted financial performance of the acquired businesses. If forecasts are not met, we may have to record additional impairment charges not previously recognized. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of those respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets that were not previously recorded. If that were the case, we would have to record an expense in order to reduce the carrying value of our goodwill. Under FASB guidance related to goodwill and other intangible assets, we are required to analyze our goodwill for impairment issues at least annually or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. At March 31, 2010, our reported goodwill totaled $15.5 million of which $12.0 million had been allocated to assets held for sale. We evaluated the fair value of the electronic devices reporting unit at March 31, 2010 and determined that no impairment of goodwill existed at that date. In assessing the potential impairment of goodwill, we consider forecasted financial performance of the acquired businesses to determine the fair value of the respective assets.

Results of Operations

Overview

        The majority of our products are customized to the unique specifications of our customers and are subject to variable timing of delivery. Shipments of products can be accelerated or delayed due to many reasons including, but not limited to, exceeding or not meeting customer contract requirements, a change in customer timing or specifications, technology related issues and production related issues. Comparability of our revenues and gross profit is difficult from period to period due to this product variability. Exceptions to this include certain long-term military contracts and certain long-term telecommunications contracts.

        Overall sales from continuing operations decreased 16.8% in the first quarter of 2010 as compared to the first quarter of 2009. Our overall net sales of $7.1 million for the first quarter of 2010 reflected declines in net sales at our electronic devices subsidiaries, offset slightly by increases in our communications equipment subsidiaries. The declines in our electronic devices subsidiary were further affected by the negative impact of exchange rates between the U.S. dollar and the British pound sterling.

        Overall gross profit as a percentage of sales from continuing operations decreased to 27.5% in the first quarter of 2010 from 34.9% in the first quarter of 2009. The decrease in gross profit as a percentage of sales from continuing operations was due to the decline in gross margins within our electronic devices segment and our French communications equipment subsidiary associated with lower sales volumes, which was partially offset by improvements in gross profit as a percentage of sales within our U.S. communications equipment subsidiary.

        The following is a detailed discussion of our results of operations by business segment. As a result of the sale of our RO Operations in March of 2009, for purposes of the following discussion and analysis, the RO Operations have been removed from the prior period comparisons and the quarterly results of the RO Operations are reported as a discontinued operation for all periods presented. Additionally, the certain assets identified for sale as a result of Amendment 8 and the associated Amendments Number 9 and 10, entered into in April and May, 2010, respectively, of our credit facility have been reported as a discontinued and held for sale operation for all periods presented.

        As required under the Credit Facility, we plan to sell a significant portion of our total assets during 2010 (See Notes 2, 9 and 10 in the accompanying notes to consolidated financial statements). We may sell additional assets for strategic or other reasons (together with the significant assets we agreed to sell under the Credit Facility, the "Future Asset Sales"). As a result of the Future Asset Sales, we are expecting overall declines in net sales, gross profit, operating income and net income within all of our reporting segments and on a consolidated basis as a Company. However, the magnitude of such declines will largely depend on which assets we actually sell and the timing of such sales, all of which are uncertain at this time. Where applicable, we will discuss possible future impacts of Future Assets Sales herein; however, we will not attempt to address all potential impacts or to quantify the magnitude of such sales on our future results due to the significant uncertainties associated with doing so.

Comparison of the Three Months Ended March 31, 2010 to the Three Months Ended March 31, 2009

Net Sales

	Three Months Ended March 31,		Variance Favorable (Unfavorable)
(in thousands)	2010	2009	Dollar	Percent
Electronic devices	$4,437	$5,903	$(1,466)	(24.8)%
as % of net sales	34.8%	41.5%
Communications equipment	2,654	2,618	36	1.4%
as % of net sales	20.8%	18.4%

Total net sales from continuing operations	7,091	8,521	(1,430)	(16.8)%
Discontinued operations	5,653	5,692

Total net sales	$12,744	$14,213

Electronic Devices Segment

        The decrease in sales of our electronic devices in the first quarter of 2010 as compared to the first quarter of 2009 was primarily due to delays in the awarding of foreign military contracts as a result of the global economic conditions and one large contract at one of our U.K. subsidiaries concluding in the first quarter of 2009. Additionally, a significant portion of our business at U.K. subsidiaries is transacted in U.S. dollars and was negatively impacted by exchange rate fluctuations, as the subsidiary's local currency is the British pound sterling. The translation impact of exchange rates remains an uncertainty and could negatively or positively impact our overall results in future periods.

Communications Equipment Segment

        First quarter 2010 net sales within our communications equipment segment remained consistent with the 2009 first quarter. We experienced an increase in sales to the Federal Aviation Administration and the U.S. military at our U.S. communications equipment subsidiary as a result of a substantial increase in test equipment sales offset by a decrease in orders and shipments for network access and timing products at our French subsidiary due largely to economic impacts and spending reductions by the French Defense Ministry.

        Net sales in our French communications equipment subsidiary have been, and are likely to continue to be, negatively impacted by the recent economic conditions, as the French government continues to defer discretionary spending due to current economic conditions.

Gross Profit

	Three Months Ended March 31,		Variance Favorable (Unfavorable)
(in thousands)	2010	2009	Dollar	Percent
Electronic devices	$1,105	$2,097	$(992)	(47.3)%
as % of net sales	24.9%	35.5%
Communications equipment	846	880	(34)	(3.9)%
as % of net sales	31.9%	33.6%

Total gross profit from continuing operations	1,951	2,977	(1,026)	(34.5)%
Total gross margin from continuing operations	27.5%	34.9%
Discontinued operations	2,813	1,980

Total gross profit	$4,764	$4,957

Electronic Devices Segment

        The decrease in gross profit, as a percentage of net sales, for our electronic devices segment from 35.5% in the first quarter of 2009 to 24.9% in the first quarter of 2010 is primarily due to the decrease in volume of sales as discussed above, which resulted in a larger portion of fixed production overhead being absorbed, and changes in product mix.

Communications Equipment Segment

        The decrease in gross margin for our communications equipment segment from 33.6% in the first quarter of 2009 to 31.9% in the first quarter of 2010 is primarily the result of unfavorable impacts as a result of the changes in foreign currency exchange rates between the U.S. dollar and the euro in the first quarter of 2010 as compared to the first quarter of 2009 and the lower sales volume at our French subsidiary, partially offset by increases in gross margins at our U.S. communications equipment subsidiary as a result of changes in pricing strategy.

Operating Expenses

	Three Months Ended March 31,		Variance Favorable (Unfavorable)
(in thousands)	2010	2009	Dollar	Percent
Selling, general and administrative	$2,494	$2,617	$123	4.7%
as % of net sales	35.2%	30.7%
Engineering and product development	522	369	(153)	(41.5)%
as % of net sales	7.4%	4.3%

Total operating expenses from continuing operations	3,016	2,986	(30)	(1.0)%
Discontinued operations	1,383	2,083

Total operating expenses	$4,399	$5,069

Selling, general and administrative expenses

        The decrease in selling, general and administrative expenses is primarily the result of the significant decreases in SG&A, primarily at our corporate headquarters, as a result of cost reduction activities.

        During 2010, we expect selling, general and administrative expense to be lower than the 2009 comparative periods as we see the affects of the cost reduction actions taken in 2009 and due to the sale of our RO Operations.

Engineering and product development

        The increase in engineering and product development costs is primarily due to U.S. communications equipment subsidiary related to development of new products and enhancements of existing products.

        During the remainder of 2010, engineering and product development expenses are expected to remain at or slightly below 2009 levels.

Interest expense

        Interest expense was $0.8 million for the three months ended March 31, 2010 compared to $1.5 million for the three months ended March 31, 2009 due to lower outstanding loan balances. Additionally, in the first quarter of 2009, we accelerated the amortization of deferred financing costs and debt discount in the amount of $0.5 million associated with the partial repayment of our Term Loan B, which was absent in the first quarter of 2010. Included in interest expense in the first quarter of 2010 were $0.3 million of non-cash amortization of deferred financing costs and non-cash amortization of debt discount compared to $0.8 million in the first quarter of 2009. We expect quarterly interest expense for the remainder of 2010 to decrease significantly from the comparable prior year periods as a result of the lower outstanding loan balances and as we make scheduled principal payments and use the proceeds from the sales of assets to pay down outstanding loan balances.

Other, net

        We recorded other income of $144,000 in the first quarter of 2010 compared to expense of $42,000 in the first quarter of 2009. Other, net consists primarily of (i) short-term exchange rate gains and losses associated with the volatility of the U.S. dollar to the British pound sterling and euro on the current portion of certain assets and liabilities and (ii) fair value adjustments on warrants. The change in the fair value of warrants during the first quarter of 2010 resulted in expense of $208,000 compared to income of $130,000 in the first quarter of 2009. The remaining income of $352,000 for the first quarter of 2010 was predominantly related to short-term exchange rate gains.

Income tax expense

        Income tax benefit amounted to $0.1 million for the first quarter of 2010 compared to expense of $0.2 million for the first quarter of 2009. We recorded income tax expense primarily as a result of foreign income tax on foreign earned profits in Europe and New Jersey state income taxes on income generated by ACC. The income tax benefit in the first quarter of 2010 was related to the losses we incurred during the quarter.

        Future Asset Sales may trigger additional income tax obligations in 2010. The Company has exhausted a significant portion of its net operating losses available to be carried forward into future periods and, as a result, any income from operations and/or gain on sales of assets could result in significant tax obligations in 2010.

Income (Loss) from Discontinued and Held For Sale Operations

        In connection with the sale of our RO Operations on March 20, 2010 and the classification of certain of our assets as held for sale, we reported income from discontinued and held for sale operations of $0.7 million (net of $0.2 million in taxes) during the first quarter of 2010, which includes a $0.5 million loss on the sale of our RO Operations. Additionally, in connection with the sale of our Digitran Operations on March 20, 2009, we reported income from discontinued and held for sale operations of $6.7 million (net of $0.7 million in taxes) during the first quarter of 2009, which includes a $7.4 million gain on the sale of our Digitran Operations.

Net income (loss)

        We reported a net loss of $1.0 million in the first quarter of 2010 and net income of $4.8 million in the first quarter of 2009. Included in net loss in the first quarter of 2010 was a $0.5 million loss on the sale of RO and an overall decline in net sales and gross profit from continuing operations. Excluding any impact from the sale of assets in the remaining quarters of 2010, we anticipate net income (loss) to improve in future quarters as compared to prior year quarters, due in large part to the cost reduction efforts completed in 2009, and also due to lower anticipated interest expense in future quarters.

Liquidity and Capital Resources

        In making an assessment of our liquidity, we believe that the items in our financial statements that are most relevant to our ongoing operations are working capital, cash generated from operating activities and cash available from financing activities. We fund our daily cash flow requirements through funds provided by operations and through borrowings under our credit facility with GVEC Resource IV Inc. ("GVEC" or the "Lender"). Working capital from continuing operations was negative $4.0 million at March 31, 2010 as compared to negative $3.5 million at December 31, 2009, primarily due to lower accounts receivable and inventory balances at March 31, 2010 as a result of lower sales levels during the first quarter of 2010. At March 31, 2010 and December 31, 2009, we had accumulated deficits of $27.5 million and $26.6 million, respectively, and cash and cash equivalents of $2.5 million and $4.0 million, respectively. Cash balances fluctuate and are dependent upon timing of advances and repayments on the Revolver. Our cash balances are often significantly higher at the end of the month than at other times throughout the remainder of the month as a result of borrowings under our credit facility generally occurring toward the end of the month and timing of payments to vendors in the form of accounts payable, payroll and interest payments generally occurring at the beginning of the month.

        Net cash provided by operating activities during the first quarter of 2010 totaled $0.6 million. Significant non-cash adjustments to our net income for 2009 include (i) the amortization of debt discount and amortization of deferred financing costs which, on a combined basis, totaled $0.3 million, both of which are non-cash components of interest expense associated with our credit facility, (ii) depreciation and amortization expense which totaled $0.3 million, and (iii) a change in fair value of common stock warrants which expensed $0.2 million as a non-cash component of net income. The primary significant use of cash associated with operating activities during the first quarter of 2010 was a decrease in accounts payable and accrued liabilities by approximately $1.2 million, in part due to payments made on previously accrued amounts related to the sale of the RO Operations and also due to timing of vendor payments. The primary sources of cash associated with operating activities during the first quarter of 2010 included a decrease in accounts receivable, which decreased by $0.8 million, due primarily to increased collections on higher sales in the fourth quarter of 2009 and a decrease in inventory of $0.8 million as a result of an effort to more effectively use existing inventory.

        Cash generated from our investing activities during the first quarter of 2010 totaled $0.8 million. This amount consisted primarily of net cash proceeds generated by the March 2010 sale of our RO Operations.

        Cash used in financing activities during the first quarter of 2010 totaled $2.0 million, which consisted of $0.5 million in repayments of principal owed on long term debt and notes to stockholders and $1.5 million in net repayments on our revolving credit facility.

        As of March 31, 2010, we had outstanding borrowings of $3.7 million under the revolving loan portion of our credit facility. At March 31, 2010, we had remaining actual availability under a formula-based calculation of $3.3 million under the credit facility. Actual remaining availability represents the additional amount we were eligible to borrow as of March 31, 2010 pursuant to our $7.0 million revolving line of credit. The availability under our revolving line of credit fluctuates periodically throughout each month depending on timing of borrowings and repayments. At May 7, 2010, our eligible collateral was $5.9 million (compared to the maximum of $7 million) and our outstanding borrowings at that date were $5.2 million. Therefore, our actual availability was $0.6 million.

        In addition to the revolving line of credit, at March 31, 2010, we had debt obligations of $8.2 million, which includes term loans from our Lender, capitalized lease and equipment loan obligations and notes payable to shareholders, the current portion of which loans and obligations totaled $8.1 million. We also have debt obligations associated with assets held for sale of $4.3 million that has been classified as current liabilities of discontinued and held for sale operations in our condensed consolidated balance sheets. These debt obligations are due in November 2010.

        Our backlog from continuing operations increased to $17.6 million as of March 31, 2010 as compared to $15.9 million as of December 31, 2009. The increase from December 31, 2009 is primarily due to the increase of additional orders at our U.K. RF devices subsidiary and our French communications equipment subsidiary offset by declines at our other subsidiaries. The amount of backlog orders represents revenue that we anticipate recognizing in the future, as evidenced by purchase orders and other purchase commitments received from customers, but on which work has not yet been initiated or with respect to which work is currently in progress. Our backlog as of March 31, 2010 was approximately 91% related to our electronic devices business, which business tends to provide us with long lead-times for our manufacturing processes due to the custom nature of the products, and approximately 9% related to our communications equipment business, which business tends to deliver standard or modified standard products from stock as orders are received. We believe that the majority of our current backlog will be shipped within the next 12 months. However, there can be no assurance that we will be successful in fulfilling such orders and commitments in a timely manner or that we will ultimately recognize as revenue the amounts reflected as backlog.

Credit Facility

        EMRISE (including each of its direct subsidiaries), are parties to a Credit Agreement, as amended, with the Lender, providing for a credit facility in the aggregate amount of $26,000,000. As of March 31, 2010, we owed a total of $11.6 million under the terms of the credit facility.

        On January 25, 2010, EMRISE and its Lender entered into Amendment Number 8 to Loan Documents, which amended EMRISE's Credit Agreement as of December 31, 2009. All references to the Credit Facility herein refer to the Credit Agreement as amended. The Credit Facility requires the sale of a significant portion of our assets by June 30, 2010 (the "Maturity Date"). As discussed further in Note 3 in our March 31, 2010 financial statements, these assets contributed approximately $20 million or 37% of the Company's net sales from continuing operations and operating income of approximately $3 million of the Company's total operating income from continuing operations of $1.4 million for 2009. The Company is required to achieve certain milestones in connection with these sale activities and the maintenance of maximum capital expenditure financial covenants. Lender has the current right to appoint an outside observer to review our books and records and business operations, with certain limitations designed to minimize disruption to our business operations. Upon the sale of the assets we agreed to sell, we will retain a percentage of the proceeds of some of such sales for working capital and are obligated to use the remaining proceeds to pay down the obligations owed to the Lender. We are also obligated to provide financial information and status reports to the Lender on a regular basis. The practical effect of the January 25th amendment was to provide a forbearance by the Lender through the Maturity Date on the equity raise default and the possible financial covenant defaults that was and may have been otherwise triggered under the Credit Agreement as of December 31, 2009 and allow us time to sell certain assets in order to pay down the obligations to the Lender.

        In April, 2010, the Borrowers and the Lender entered into Amendment Number 9 to Loan Documents, which removes the obligation to sell certain assets while retaining the obligation to sell other assets, and provides some clarity that the Lender will not charge fees for making adjustments to the milestones required to be met before the maturity date, provided certain conditions are satisfied. In May 2010, the Borrowers and the Lender entered into Amendment Number 10 to Loan Documents, which adjusted certain milestones required to be met before the maturity date.

        We are working on an amendment to extend certain of the milestones to have been achieved the week of this filing with an indication from the lender such extension will be acceptable. We expect to sign a formal amendment this week, but there can be no guarantees that such amendment will be successfully or timely completed.

        The credit facility currently consists of (i) a revolving loan for up to $7 million that expires on June 30, 2010 (the "Revolver"), and (ii) two term loans (Term Loan A and Term Loan B) with an aggregate net outstanding principal amount of $7.9 million as of March 31, 2010. The term loans require remaining combined scheduled principal payments of $75,000 bi-weekly, which began on February 1, 2010 and continue through maturity. The facility also requires monthly interest payments and a final balloon payment of principal upon maturity on June 30, 2010 of approximately $7.4 million in term debt plus the outstanding balance of the revolver, which at March 31, 2010 was $3.7 million.

        The Revolver is formula-based and generally provides that the outstanding borrowings under the line of credit may not exceed an aggregate of 85% of eligible accounts receivable, plus 10% of the value of eligible raw materials not to exceed $600,000, plus 50% of the value of eligible finished goods inventory not to exceed $1,500,000, minus the aggregate amount of reserves that may be established by the Lender.

        Interest on the Revolver is payable monthly. The interest rate is variable and is adjusted monthly based on the prime rate as published in the "Money Rates" column of The Wall Street Journal (the "Base Rate") plus 1.25%, subject to a minimum rate of 9.5% per annum. The Revolver contains a capital expenditures covenant, prohibiting any such expenditures in excess of $1,800,000 through June 30, 2010. Additionally, the Revolver prohibits us from incurring unfinanced capital expenditures in excess of $62,500 in any fiscal quarter and from incurring purchase money commitments in excess of $2 million over the life of the facility. However, if we incur unfinanced capital expenditures of less than $62,500 in any fiscal quarter, the difference between the amount incurred in a certain fiscal quarter and $62,500 may be incurred in the two fiscal quarters immediately following such fiscal quarter. The Company was in compliance with these covenants at March 31, 2010.

        The term loans bear interest at the Base Rate plus 4.25%, subject to a minimum rate of 12.5% per annum. Under the credit facility, we may make full or partial prepayment of the term loans provided that any such prepayment is accompanied by the applicable prepayment premium discussed below.

        To secure payment of the indebtedness under the credit facility, we irrevocably pledged and assigned to, and granted to the Lender a continuing security interest in, all the personal property of the Company and its direct subsidiaries, including our interest in any deposit accounts, the stock of each of our direct and indirect subsidiaries, the intellectual property owned by each of the Company and its direct subsidiaries, and the proceeds of the intellectual property owned by each of these entities. In an event of default, the Lender may, at its option, exercise any or all remedies available to it with respect to the collateral. In addition, certain of our foreign subsidiaries have agreed to guarantee our performance under the credit facility.

        There can be no assurance that we will be able to successfully amend the Credit Agreement to extend sale related milestones, we will be able to successfully sell the contemplated assets that we are obligated to sell, pursuant to the credit facility, in the agreed time frames, achieve the related milestones on a timely basis, and/or sell the assets at prices sufficient to satisfy the debt owed to the Lender, if at all. Even if we do successfully amend the Credit Agreement to extend sale related milestones and sell the contemplated assets and pay the obligations owed to the Lender in full, our ongoing revenues will be substantially reduced, which could have a material adverse affect on our operations and financial condition.

        If an event of default were to occur, including the failure to successfully amend the Credit Agreement to extend sale related milestones or failure to achieve any of the milestones related to asset sales required by the Credit Facility, the Lender could accelerate the debt and exercise its rights and remedies under the Credit Agreement. An acceleration of the principal, deferred fees and accrued interest due on the date of a declared event of default would be a significant amount that would be due on such date. If such an acceleration were declared as of May 7, 2010, the amount would equal $13.2 million. We do not have the ability to pay this amount from currently available sources at this time. The rights and remedies available to the Lender under the Credit Agreement in the event of a declared event of default include a foreclosure on our assets before the contemplated asset sales could be completed. The Lender may also elect to increase the interest rate applicable to the outstanding balance of the Term Loans A and B by four percentage points above the per annum interest rate that would otherwise be applicable. Additionally, if the lender terminates the credit facility during a default period then we are subject to a penalty equal to 2% of the outstanding principal balance of the Revolver and the Term Loans.

Liquidity

        Our current business plan requires additional funding beyond our anticipated cash flows from operations. These and other factors described in more detail below raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to (i) sell the assets as required in the Credit Facility, (ii) repay our credit facility on or prior to its maturity date, (iii) obtain alternate revolver financing to fund operations after the credit facility is paid in full and (iv) achieve profitable operations.

        If our net losses continue, we may experience negative cash flow, which may prevent us from continuing operations. If we are not able to attain, sustain or increase profitability on a quarterly or annual basis, we may not be able to continue operations and our stock price may decline.

        If we (i) default under the Credit Facility for any reason, including missing a milestone, (ii) are unable to timely sell assets at sufficient prices, (iii) cannot borrow funds under the terms of the Revolver, for any reason, or (iv) fail to obtain alternate financing to replace our credit facility or a new revolving facility once the current credit facility is paid in full, we do not believe that current and future capital resources, revenues generated from operations and other existing sources of liquidity will be adequate to meet our anticipated short term, working capital and capital expenditures needs for the next 12 months. Further, if any of these occur for any reason, or if we experience a significant loss of revenue or increase in costs, then our cash flow would be negatively impacted resulting in a cash flow deficit. A cash flow deficit will require us to seek additional or alternate financing, with little or no notice, which would be difficult to obtain in these economic conditions and our anticipated financial condition in such circumstances. To address these potential financing needs, we may have to explore revised debt structure with our current lender, seek additional or new financing with another lender or lenders, sell additional assets to generate cash, or sell equity to raise capital. Successfully executing these strategies is uncertain and there are many risks associated with attempting to execute each. Failure to meet our financing requirements, if and when needed, would have an adverse effect on our operations and/or ability to do business after that date or could restrict our growth, limit the development of new products, hinder our ability to fulfill existing or future orders or negatively affect our ability to secure new customers or product orders.

        If we are unsuccessful in securing the necessary financing to continue operations, when needed, then we may be forced to seek protection under the U.S. Bankruptcy Code or be forced into liquidation or substantially restructuring or altering our business operations and/or debt obligations.

Effects of Inflation

        The impact of inflation and changing prices has not been significant on the financial condition or results of operations of either the Company or our operating subsidiaries.

Impacts of New Accounting Pronouncements

        None.

ITEM 3.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

        Not applicable.

ITEM 4.    CONTROLS AND PROCEDURES.

        Not applicable.

ITEM 4T.    CONTROLS AND PROCEDURES.

  Evaluation of Disclosure Controls and Procedures

        Management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company's reports pursuant to the Securities aExchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

        Under the supervision and with the participation of management, including the Company's Principal Executive Officer and Principal Financial Officer, the Company conducted an evaluation of the effectiveness of its internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. This evaluation included an assessment of the design of the Company's internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded as of March 31, 2010 that our disclosure controls and procedures and internal controls over financial reporting were not effective at the reasonable assurance level due to the material weaknesses discussed below.

        In light of the four material weaknesses described below, we performed additional analysis and other post-closing procedures to ensure that our consolidated financial statements were prepared in accordance with GAAP. Accordingly, we believe that the consolidated financial statements included in this report fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented.

        Our Chief Executive Officer and Chief Financial Officer concluded that as of March 31, 2010, the following four material weaknesses existed:

  (1)
  We did not effectively implement comprehensive entity-level internal controls.

  (2)
  We did not maintain effective controls over changes to critical financial reporting applications and over access to these applications and related data.

  (3)
  We did not maintain a sufficient level of information technology personnel to execute general computing controls over our information technology structure.

  (4)
  We did not maintain a sufficient level of resources within our accounting department.

        If not remediated, these material weaknesses could result in one or more material misstatements in our reported financial statements in a future annual or interim period.

  Inherent Limitations on the Effectiveness of Controls

        Management does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control systems are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in a cost-effective control system, no evaluation of internal control over financial reporting can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, have been or will be detected.

        These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of a simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.

  Material Weaknesses and Related Remediation Initiatives

        Set forth below is a summary of the various significant deficiencies which caused management to conclude that we had the four material weaknesses identified above. Through the efforts of management, external consultants and our Audit Committee, we are currently in the process of executing specific action plans to remediate the material weaknesses identified above and discussed more fully below. We expect to complete these various action plans during 2010. If we are able to complete these actions in a timely manner, we anticipate that all control deficiencies and material weaknesses will be remediated in 2011.

        (1)   We did not effectively implement comprehensive entity-level internal controls, as evidenced by the following control deficiencies:

  •
  Entity Level Internal Control Evaluation. We did not formally consider entity-wide controls that are pervasive across our company when considering whether control activities are sufficient to address identified risks.

  •
  Fraud Considerations. We did not conduct regular formalized assessments to consider risk factors that influence the likelihood of someone committing a fraud and the impact of a fraud on our financial reporting.

  •
  Objective Evaluation of Internal Controls. We did not use an internal audit function or other objective party to provide an objective perspective on key elements of the internal control system.

  •
  Assessment of Information Technology. We did not formally evaluate the extent of the needed information technology controls in relation to our assessment of processes and systems supporting financial reporting.

  •
  Information Technology. We did not have sufficient information technology controls, where applicable, designed and implemented to support the achievement of financial reporting objectives.

  •
  Ongoing and Separate Evaluations. We did not effectively create and maintain effective evaluations on the progress of our remediation efforts nor the constant evaluations of the operating effectiveness of our internal controls over financial reporting.

  •
  Reporting Deficiencies. We did not perform timely and sufficient internal or external reporting of our progress and evaluation of prior year material weaknesses or the current fiscal year internal control deficiencies.

        (2)   We did not maintain effective controls over changes to critical financial reporting applications and over access to these applications and related data, as evidenced by the fact that certain of our personnel had unrestricted access to various financial application programs and data beyond the requirements of their individual job responsibilities. This control deficiency could result in a material misstatement of significant accounts or disclosures, including those described above, that could result in a material misstatement of our interim or annual consolidated financial statements that would not be prevented or detected.

        (3)   We did not maintain a sufficient level of information technology personnel to execute general computing controls over our information technology structure, which include the implementation and assessment of information technology policies and procedures. This control deficiency did not result in an audit adjustment to our 2008 interim or annual consolidated financial statements, but could result in a material misstatement of significant accounts or disclosures, which would not have been prevented or detected.

        (4)   We are a relatively complex company with operations conducted in multiple countries, multiple currencies and multiple languages. We have divested four separate operations in the past 18 months, acquired a large subsidiary during the same time, and we are in the process of divesting additional assets in order to repay our current obligations. All of these transactions give rise to complex accounting and tax treatments. Most recently, we have been concentrating our efforts in securing amendments to our current credit facility and ensuring adherence to milestones set forth in our most recent credit facility amendment. Our finance team is a relatively small but experienced staff. Although we believe the accounting staff are qualified to perform their functions, due to reasons above, the quantity of staff may be insufficient to deal with the work load and complexities created, which could result in material misstatements to our financial statements.

  Remediation of Internal Control Deficiencies and Expenditures

        It is reasonably possible that, if not remediated, one or more of the material weaknesses described above could result in a material misstatement in our reported financial statements that might result in a material misstatement in a future annual or interim period.

        We are developing specific action plans for each of the above material weaknesses. In addition, our audit committee has authorized the hiring of additional temporary staff and/or the use of financial and information technology consultants, as necessary, to ensure that we have the depth and experience to remediate the above listed material weaknesses, including the implementation and monitoring of the appropriate level of control procedures related to all of our manufacturing locations and our corporate offices. The audit committee will also work directly with management and outside consultants, as necessary, to ensure that board level deficiencies are addressed. We are uncertain at this time of the costs to remediate all of the above listed material weaknesses, however, we anticipate the cost to be in the range of $200,000 to $400,000 (including the cost of the consolidation software described above), most of which costs we expect to incur during 2010. We cannot guarantee that the actual costs to remediate these deficiencies will not exceed this amount.

        Through these steps, we believe that we are addressing the deficiencies that affected our internal control over financial reporting as of March 31, 2010. Because the remedial actions require hiring of additional personnel, upgrading certain of our information technology systems, and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weaknesses have been remediated. We intend to continue to evaluate and strengthen our internal control over financial reporting systems. These efforts require significant time and resources. If we are unable to establish adequate internal control over financial reporting systems, we may encounter difficulties in the audit or review of our financial statements by our independent registered public accounting firm, which in turn may have a material adverse effect on our ability to prepare financial statements in accordance with GAAP and to comply with our SEC reporting obligations.

  Changes in Internal Control over Financial Reporting

        There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

 PART II—OTHER INFORMATION

ITEM 6.    EXHIBITS.

Number	Description
2.11	Asset Purchase Agreement by and among Astrodyne Corporation, RO Associates Incorporated and EMRISE Electronics Corporation dated March 22, 2010. The schedules to the Asset Purchase Agreement in this exhibit 2.11 have been omitted pursuant to Item 601(b) of Regulation S-K. A description of the omitted schedules is contained within the Asset Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.(1)
31.1	Certification of Principal Executive Officer required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
31.2	Certification of Principal Financial Officer required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

*
Filed herewith.

(1)
Filed as an exhibit to the Registrant's current report on Form 8-K for March 22, 2010 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMRISE CORPORATION
Dated: May 17, 2010	By:	/s/ CARMINE T. OLIVA Carmine T. Oliva, Chief Executive Officer (Principal Executive Officer)
Dated: May 17, 2010	By:	/s/ D. JOHN DONOVAN D. John Donovan, Chief Financial Officer (Principal Financial and Accounting Officer)

ANNEX E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q/A

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2010
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 1-10346

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0226211 (I.R.S. Employer Identification No.)
611 Industrial Way Eatontown, New Jersey 07224 (Address of principal executive offices) (Zip code)
(732) 389-0355 (Registrant's telephone number, including area code)
Not applicable (Former name, former address and former fiscal year, if changed since last report)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark whether the registrant submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐    No ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (do not check if Smaller Reporting Company)	Smaller Reporting Company ☒

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

         The number of shares outstanding of the Registrant's common stock, $0.0033 par value, as of May 12, 2010 was 10,213,214.

EXPLANATORY NOTE

        The purpose of this Amendment No. 1 to Form 10-Q (this "Amendment") is to amend our original filing of a Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the U.S. Securities and Exchange Commission (the "SEC") on May 17, 2010 (the "Initial Filing").

        EMRISE Corporation (the "Company") is amending the Initial Filing to modify the discussion that the Company completed an evaluation of internal control over financial reporting as of March 31, 2010 in Item 4T (Controls and Procedures) of the Initial Filing.

        Unless specified, the disclosures provided in this document have not been updated for more current information. Therefore, this Amendment should be read in conjunction with our other filings made with the SEC subsequent to the date of the initial filing.

ITEM 4T.    CONTROLS AND PROCEDURES.

  Evaluation of Disclosure Controls and Procedures

        Management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

        Based on an evaluation of our disclosure controls and procedures required by paragraph (b) of Rule 13a-15 or Rule 15d-15, as of March 31, 2010, our Principal Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures were not effective, because of the material weaknesses set forth below that were identified as part of our evaluation of the effectiveness of our internal controls over financial reporting at December 31, 2009.

  Summary of Material Weaknesses

        Set forth below is a summary of the various significant deficiencies which caused management to conclude that we had four material weaknesses.

        (1)   We did not effectively implement comprehensive entity-level internal controls, as evidenced by the following control deficiencies:

  •
  Entity Level Internal Control Evaluation. We did not formally consider entity-wide controls that are pervasive across our company when considering whether control activities are sufficient to address identified risks.

  •
  Fraud Considerations. We did not conduct regular formalized assessments to consider risk factors that influence the likelihood of someone committing a fraud and the impact of a fraud on our financial reporting.

  •
  Objective Evaluation of Internal Controls. We did not use an internal audit function or other objective party to provide an objective perspective on key elements of the internal control system.

  •
  Assessment of Information Technology. We did not formally evaluate the extent of the needed information technology controls in relation to our assessment of processes and systems supporting financial reporting.

  •
  Information Technology. We did not have sufficient information technology controls, where applicable, designed and implemented to support the achievement of financial reporting objectives.

  •
  Ongoing and Separate Evaluations. We did not effectively create and maintain effective evaluations on the progress of our remediation efforts nor the constant evaluations of the operating effectiveness of our internal controls over financial reporting.

  •
  Reporting Deficiencies. We did not perform timely and sufficient internal or external reporting of our progress and evaluation of prior year material weaknesses or the current fiscal year internal control deficiencies.

        (2)   We did not maintain effective controls over changes to critical financial reporting applications and over access to these applications and related data, as evidenced by the fact that certain of our personnel had unrestricted access to various financial application programs and data beyond the requirements of their individual job responsibilities. This control deficiency could result in a material misstatement of significant accounts or disclosures, including those described above, that could result in a material misstatement of our interim or annual consolidated financial statements that would not be prevented or detected.

        (3)   We did not maintain a sufficient level of information technology personnel to execute general computing controls over our information technology structure, which include the implementation and assessment of information technology policies and procedures. This control deficiency did not result in an audit adjustment to our 2008 interim or annual consolidated financial statements, but could result in a material misstatement of significant accounts or disclosures, which would not have been prevented or detected.

        (4)   We are a relatively complex company with operations conducted in multiple countries, multiple currencies and multiple languages. We have divested four separate operations in the past 18 months, acquired a large subsidiary during the same time, and we are in the process of divesting additional assets in order to repay our current obligations. All of these transactions give rise to complex accounting and tax treatments. Most recently, we have been concentrating our efforts in securing amendments to our current credit facility and ensuring adherence to milestones set forth in our most recent credit facility amendment. Our finance team is a relatively small but experienced staff. Although we believe the accounting staff are qualified to perform their functions, due to reasons above, the quantity of staff may be insufficient to deal with the work load and complexities created, which could result in material misstatements to our financial statements.

  Remediation of Internal Control Deficiencies

        Through the efforts of management, external consultants and our Audit Committee, we are currently in the process of executing specific action plans to remediate the material weaknesses identified above. If we are able to complete these actions in a timely manner, we anticipate that all control deficiencies and material weaknesses will be remediated in 2011.

        We are developing specific action plans for each of the above material weaknesses. In addition, our audit committee has authorized the hiring of additional temporary staff and/or the use of financial and information technology consultants, as necessary, to ensure that we have the depth and experience to remediate the above listed material weaknesses, including the implementation and monitoring of the appropriate level of control procedures related to all of our manufacturing locations and our corporate offices. The audit committee will also work directly with management and outside consultants, as necessary, to ensure that board level deficiencies are addressed. We are uncertain at this time of the costs to remediate all of the above listed material weaknesses, however, we anticipate the cost to be in the range of $200,000 to $400,000 (including the cost of the consolidation software described above), most of which costs we expect to incur during 2010. We cannot guarantee that the actual costs to remediate these deficiencies will not exceed this amount.

        Through these steps, we believe that we are addressing the deficiencies that affected our internal control over financial reporting. Because the remedial actions require hiring of additional personnel, upgrading certain of our information technology systems, and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weaknesses have been remediated. We intend to continue to evaluate and strengthen our internal control over financial reporting systems. These efforts require significant time and resources. If we are unable to establish adequate internal control over financial reporting systems, we may encounter difficulties in the audit or review of our financial statements by our independent registered public accounting firm, which in turn may have a material adverse effect on our ability to prepare financial statements in accordance with GAAP and to comply with our SEC reporting obligations.

  Changes in Internal Control over Financial Reporting

        There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

ITEM 6.    EXHIBITS.

Number	Description
31.1	Certification of Principal Executive Officer required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
31.2	Certification of Principal Financial Officer required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMRISE CORPORATION
Dated: July 27, 2010	By:	/s/ CARMINE T. OLIVA Carmine T. Oliva, Chief Executive Officer (Principal Executive Officer)
Dated: July 27, 2010	By:	/s/ D. JOHN DONOVAN D. John Donovan, Chief Financial Officer (Principal Financial and Accounting Officer)

 INDEX TO EXHIBITS ATTACHED TO THIS REPORT

Number	Description
31.1	Certification of Principal Executive Officer required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Principal Financial Officer required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

EXHIBIT 31.1

        CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER REQUIRED BY RULE 13A-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Carmine T. Oliva, certify that:

1.
I have reviewed EMRISE Corporation's Quarterly Report on Form 10-Q;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

          (a)   Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b)   Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          (c)   Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (d)   Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          (a)   All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          (b)   Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: July 27, 2010

/s/ CARMINE T. OLIVA Carmine T. Oliva Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

        CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER REQUIRED BY RULE 13A-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, D. John Donovan, certify that:

1.
I have reviewed EMRISE Corporation's Quarterly Report on Form 10-Q;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

          (a)   Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b)   Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          (c)   Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (d)   Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          (a)   All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          (b)   Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: July 27, 2010

/s/ D. JOHN DONOVAN D. John Donovan Chief Financial Officer (Principal Financial Officer)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 017IUC 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please mark, date, sign and return this proxy card promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. To approve and adopt the Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 7, 2010, by and among Aeroflex Incorporated (the “Buyer”) and EMRISE Electronics Corporation (the “Seller”) relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. (“ACC”) and all of the issued and outstanding shares of common stock of Custom Components, Inc. (“CCI”), an 80% owner of ACC. 2. Election of Director: To elect Laurence P. Finnegan, Jr. as a Class II director to serve a three-year term on the Company’s Board of Directors. NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 3. To consider and vote upon a proposal to ratify the selection of BDO Seidman LLP, our independent registered public accountant, to audit our consolidated financial statements for 2010. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Laurence P. Finnegan, Jr. (Class II Director) For Withhold For Against Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1234 5678 9012 345 MMMMMMM 0 2 5 9 5 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July __, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/ERI • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. Notice of 2010 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — July __, 2010 Carmine T. Oliva and D. John Donovan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Emrise Corporation to be held on July __, 2010 or at any postponement or adjournment thereof. (Items to be voted appear on reverse side.) Proxy — Emrise Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 017IVC 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please mark, date, sign and return this proxy card promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. To approve and adopt the Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 7, 2010, by and among Aeroflex Incorporated (the “Buyer”) and EMRISE Electronics Corporation (the “Seller”) relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. (“ACC”) and all of the issued and outstanding shares of common stock of Custom Components, Inc. (“CCI”), an 80% owner of ACC. 2. Election of Director: To elect Laurence P. Finnegan, Jr. as a Class II director to serve a three-year term on the Company’s Board of Directors. NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 3. To consider and vote upon a proposal to ratify the selection of BDO Seidman LLP, our independent registered public accountant, to audit our consolidated financial statements for 2010. 01 - Laurence P. Finnegan, Jr. (Class II Director) For Withhold For Against Abstain MMMMMMMMMMMM 0 2 5 9 5 5 2 MMMMMMMMM

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Notice of 2010 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — July __, 2010 Carmine T. Oliva and D. John Donovan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Emrise Corporation to be held on July __, 2010 or at any postponement or adjournment thereof. (Items to be voted appear on reverse side.) Proxy — Emrise Corporation